      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 2, 1995


                                                       REGISTRATION NO. 33-59561

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                   AMENDMENT
                                     NO. 1
                                       TO

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                         HORIZON HEALTHCARE CORPORATION
             (Exact name of registrant as specified in its charter)

            DELAWARE                            8050                           91-1346899
(State or other jurisdiction of     (Primary Standard Industrial            (I.R.S. Employer
 incorporation or organization)     Classification Code Number)          Identification Number)

                                                                   SCOT SAUDER
                                                          SECRETARY AND GENERAL COUNSEL
                                                         HORIZON HEALTHCARE CORPORATION
   6001 INDIAN SCHOOL ROAD, N.E., SUITE 530         6001 INDIAN SCHOOL ROAD, N.E., SUITE 530
         ALBUQUERQUE, NEW MEXICO 87110                    ALBUQUERQUE, NEW MEXICO 87110
                (505) 881-4961                                   (505) 881-4961
  (Address, including zip code, and telephone        (Name, address, including zip code, and
        number, including area code, of                 telephone number, including area
   registrant's principal executive offices)               code, of agent for service)

                                   Copies to:

      WILLIAM E. JOOR III                  BARRY A. BRYER                F. DOUGLAS RAYMOND III
     VINSON & ELKINS L.L.P.        WACHTELL, LIPTON, ROSEN & KATZ        DRINKER BIDDLE & REATH
    1001 FANNIN, SUITE 2300             51 WEST 52ND STREET         PHILADELPHIA NATIONAL BANK BLDG.
   HOUSTON, TEXAS 77002-6760       NEW YORK, NEW YORK 10019-6150          1345 CHESTNUT STREET
         (713) 758-2222                    (212) 403-1000             PHILADELPHIA, PA 19107-3496
                                                                             (215) 988-2700

    APPROXIMATE  DATE OF COMMENCEMENT OF PROPOSED  SALE OF THE SECURITIES TO THE
PUBLIC: As soon as practicable following the effectiveness of this Registration Statement.

    If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /
                            ------------------------


    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.


- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                         HORIZON HEALTHCARE CORPORATION

                             CROSS REFERENCE SHEET

ITEM OF FORM S-4                                                                        LOCATION IN PROSPECTUS
- ------------------------------------------------------------------------  ---------------------------------------------------
A.         INFORMATION ABOUT THE TRANSACTION
                  1.  Forepart of Registration Statement and Outside
                       Front Cover Page of Prospectus...................  Outside Front Cover Page of Prospectus
                  2.  Inside Front and Outside Back Cover Pages of
                       Prospectus.......................................  Inside Front Cover Page of Prospectus; Available
                                                                           Information; Incorporation of Certain Documents by
                                                                           Reference; Table of Contents
                  3.  Risk Factors and other Information................  Outside Front Cover Page of Prospectus; Summary
                  4.  Terms of the Transaction..........................  Outside Front Cover Page of Prospectus; Summary;
                                                                           The Special Meetings; The Merger; Certain Terms of
                                                                           the Merger Agreement; Stock Option Agreement;
                                                                           Voting Agreement; Description of Horizon Capital
                                                                           Stock; Comparative Rights of Horizon and CMS
                                                                           Stockholders
                  5.  Pro Forma Financial Information...................  Unaudited Pro Forma Condensed Financial Information
                  6.  Material Contacts with the Company Being
                       Acquired.........................................  The Merger; Certain Terms of the Merger Agreement;
                                                                           Stock Option Agreement; Voting Agreement;
                                                                           Description of Horizon Capital Stock
                  7.  Additional Information Required for Reoffering by
                       Persons and Parties Deemed to be Underwriters....  *
                  8.  Interests of Named Experts and
                       Counsel..........................................  Legal Matters
                  9.  Disclosure of Commission Position on
                       Indemnification For Securities Act Liabilities...  *
B.         INFORMATION ABOUT THE REGISTRANT
                 10.  Information with Respect to S-3 Registrants.......  The Companies
                 11.  Incorporation of Certain Information by
                       Reference........................................  Incorporation of Certain Documents by Reference;
                                                                           Description of Horizon Capital Stock; Outside
                                                                           Front Cover Page of Pros-pectus; Summary; The
                                                                           Special Meetings; The Merger; Certain Terms of the
                                                                           Merger Agreement
                 12.  Incorporation with Respect to S-2 or S-3
                       Registrants......................................  *
                 13.  Incorporation of Certain Information by
                       Reference........................................  *
                 14.  Information with Respect to Registrants other than
                       S-3 or S-2 Registrants                             *

ITEM OF FORM S-4                                                                        LOCATION IN PROSPECTUS
- ------------------------------------------------------------------------  ---------------------------------------------------
C.         INFORMATION ABOUT THE COMPANY BEING ACQUIRED
                 15.  Information with Respect to S-3 Companies.........  Incorporation of Certain Documents by Reference;
                                                                           Outside Front Cover Page of Prospectus; Summary;
                                                                           The Companies; The Special Meetings; The Merger;
                                                                           Certain Terms of the Merger Agreement
                 16.  Information with Respect to S-2 or S-3
                       Companies........................................  *
                 17.  Information with Respect to Companies other than
                       S-3 or S-2 Companies.............................  *
D.         VOTING AND MANAGEMENT INFORMATION
                 18.  Information if Proxies, Consents or Authorizations
                       are to be Solicited..............................  Outside Front Cover Page of Prospectus; Summary;
                                                                           The Special Meetings; The Merger; Certain Terms of
                                                                           the Merger Agreement; Principal Stockholders of
                                                                           Horizon and CMS; Stockholder Proposals
                 19.  Information if Proxies, Consents or Authorizations
                       are not to be Solicited in an Exchange Offer.....  *

- ------------------------
* Not applicable or answer is negative.

                         HORIZON HEALTHCARE CORPORATION
                    6001 INDIAN SCHOOL ROAD, N.E., SUITE 530
                         ALBUQUERQUE, NEW MEXICO 87110
                                 June   , 1995


To Our Stockholders:


    You are cordially invited to attend a Special Meeting of Stockholders of Horizon Healthcare Corporation at the Albuquerque Marriott Hotel, 2102 Louisiana Avenue, N.E., Albuquerque, New Mexico on July 6, 1995, at 10:00 a.m., local time (the "Special Meeting").


    At the Special Meeting, you will be asked to consider and vote upon a proposal to approve and adopt the Amended and Restated Agreement and Plan of Merger dated as of May 23, 1995 (the "Merger Agreement") providing for the merger (the "Merger") of a wholly owned subsidiary of Horizon Healthcare Corporation with and into Continental Medical Systems, Inc. ("CMS"). The Merger Agreement provides that, upon consummation of the Merger, each issued and outstanding share of common stock of CMS would be converted into .5397 shares of Horizon Common Stock and CMS would become a wholly owned subsidiary of Horizon. The Merger Agreement and the Merger are discussed in more detail in the accompanying Joint Proxy Statement/Prospectus. Please review and consider the enclosed materials carefully.

    For the reasons set forth in the accompanying Joint Proxy Statement/Prospectus, your Board of Directors believes that the Merger is fair to, and in the best interests of, the stockholders of Horizon and recommends that you vote in favor of approval and adoption of the Merger Agreement. In making that determination, the Board of Directors received and took into account the opinion dated March 31, 1995 of Salomon Brothers Inc ("Salomon Brothers"), an investment banking firm retained by Horizon for that purpose, that, as of such date, the consideration to be paid by Horizon in the Merger was fair to the stockholders of Horizon from a financial point of view. Salomon Brothers subsequently delivered its written opinion dated the date of this Joint Proxy Statement/Prospectus (the "Salomon Brothers Opinion") that, as of such date, the consideration to be paid by Horizon in the Merger was fair to the stockholders of Horizon from a financial point of view. A copy of the Salomon Brothers Opinion is included in the accompanying Joint Proxy Statement/Prospectus as Appendix B thereto.

    At the Special Meeting, stockholders will also be asked to approve, subject to consummation of the transactions contemplated by the Merger Agreement, an amendment to Horizon's Restated Certificate of Incorporation to change Horizon's name to Horizon/CMS Healthcare Corporation upon the effectiveness of the Merger.

    If you have any questions prior to the Special Meeting or need further assistance, please call Georgeson & Company Inc., who will be assisting in connection with the Special Meeting, at (800) 223-2064.

    Whether or not you plan to be at the Special Meeting, please be sure to sign, date and return the enclosed proxy or voting instruction card in the enclosed envelope as promptly as possible so that your shares may be represented at the Special Meeting and voted in accordance with your wishes. Your vote is important regardless of the number of shares you own.

                                          Sincerely,

                                          NEAL M. ELLIOTT
                                          CHAIRMAN AND CHIEF EXECUTIVE OFFICER

                         HORIZON HEALTHCARE CORPORATION
                    6001 INDIAN SCHOOL ROAD, N.E., SUITE 530
                         ALBUQUERQUE, NEW MEXICO 87110


                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JULY 6, 1995


To the Stockholders of Horizon Healthcare Corporation:


    A Special Meeting of Stockholders (the "Horizon Special Meeting") of Horizon Healthcare Corporation, a Delaware corporation ("Horizon"), will be held on Thursday, July 6, 1995 at 10:00 a.m., local time, at the Albuquerque Marriott Hotel, 2102 Louisiana Avenue, N.E., Albuquerque, New Mexico for the following purposes:


    1. To consider and vote upon a proposal to approve and adopt the Amended and Restated Agreement and Plan of Merger (the "Merger Agreement") dated as of May 23, 1995 among Horizon, CMS Merger Corporation, a wholly owned subsidiary of Horizon ("Merger Sub"), and Continental Medical Systems, Inc. ("CMS"), the terms of which require the issuance and reservation for issuance of up to 25,244,662 shares of common stock, par value $.001 per share ("Horizon Common Stock"), of Horizon. Pursuant to the Merger Agreement, Merger Sub would merge with and into CMS (the "Merger") and, among other things, each issued and outstanding share of common stock, par value $.01 per share, of CMS would be converted in the Merger into .5397 shares of Horizon Common Stock, all as more fully set forth in the accompanying Joint Proxy Statement/Prospectus and in the Merger Agreement, a copy of which is included as Appendix A thereto;

    2. To consider and vote upon a proposal, subject to consummation of the Merger, to amend Horizon's Restated Certificate of Incorporation to change Horizon's name to Horizon/CMS Healthcare Corporation upon the effectiveness of the Merger; and

    3. To transact such other business as may properly come before the Horizon Special Meeting or any adjournment thereof.

    The Board of Directors has fixed the close of business on May 19, 1995 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Horizon Special Meeting or any adjournment thereof. Only holders of record of shares of Horizon Common Stock at the close of business on the record date are entitled to notice of, and to vote at, the meeting. A complete list of such stockholders will be available for examination at the offices of Horizon in Albuquerque, New Mexico during normal business hours by any Horizon stockholder, for any purpose germane to the Special Meeting, for a period of 10 days prior to the Special Meeting.

    Stockholders are urged, whether or not they plan to attend the Horizon Special Meeting, to sign, date and mail the enclosed proxy or voting instruction card in the postage-paid envelope provided. If a stockholder who has returned a proxy attends the Horizon Special Meeting in person, such stockholder may revoke the proxy and vote in person on all matters submitted at the Horizon Special Meeting.

                                          By Order of the Board of Directors

                                          SCOT SAUDER
                                          SECRETARY

Albuquerque, New Mexico

June   , 1995

                       CONTINENTAL MEDICAL SYSTEMS, INC.
                         600 WILSON LANE, P.O. BOX 715
                       MECHANICSBURG, PENNSYLVANIA 17055
                                  June  , 1995


To Our Stockholders:


    You are cordially invited to attend a Special Meeting of Stockholders to be held at 11:00 a.m., local time, on Thursday, July 6, 1995 at the executive offices of Continental Medical Systems, Inc. ("CMS") at 600 Wilson Lane, Mechanicsburg, Pennsylvania (the "Special Meeting").


    At the Special Meeting, you will be asked to consider and vote upon a proposal to approve and adopt the Amended and Restated Agreement and Plan of Merger dated as of May 23, 1995 (the "Merger Agreement") providing for the merger (the "Merger") of a wholly owned subsidiary of Horizon Healthcare Corporation into CMS. Under the terms of the Merger Agreement, each outstanding share of CMS common stock would be converted into .5397 shares of common stock of Horizon Healthcare Corporation and CMS would become a wholly owned subsidiary of Horizon. Horizon will thereupon change its name to Horizon/CMS Healthcare Corporation.

    The Board of Directors of CMS has received an opinion dated March 31, 1995 from its financial advisor, Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), that, as of such date, the exchange ratio contemplated by the Merger Agreement was fair to the stockholders of CMS from a financial point of view. Merrill Lynch subsequently delivered its written opinion dated the date of this Joint Proxy Statement/Prospectus (the "Merrill Lynch Opinion") that, as of such date, the Exchange Ratio was fair to the stockholders of CMS from a financial point of view. A copy of the Merrill Lynch Opinion is included as Appendix C to the Joint Proxy Statement/Prospectus.

    For the reasons set forth in the accompanying Joint Proxy Statement/Prospectus, your Board of Directors believes that the Merger is fair to and in the best interests of CMS and its stockholders, and recommends that stockholders vote FOR approval and adoption of the Merger Agreement.

    The Merger Agreement, the Merrill Lynch Opinion and financial and other information concerning the business of Horizon Healthcare Corporation and CMS are included in the enclosed Joint Proxy Statement/Prospectus. Please review the Joint Proxy Statement/Prospectus carefully.

    If you have any questions prior to the Special Meeting or need further assistance, please call Corporate Investor Communications, Inc., who will be assisting in connection with the Special Meeting, at (800) 242-4410.

    The affirmative vote of the holders of a majority of the outstanding shares of CMS common stock is required to approve and adopt the Merger Agreement, so failure to vote will have the same effect as a vote against the Merger Agreement. Accordingly, we urge you to complete, sign and date the enclosed proxy or voting instruction card and return it in the enclosed return envelope, whether or not you plan to attend the meeting. Your vote is important, regardless of the number of shares you own.

                                          Sincerely,

                                          ROCCO A. ORTENZIO
                                          CHAIRMAN AND CHIEF EXECUTIVE OFFICER

                       CONTINENTAL MEDICAL SYSTEMS, INC.
                         600 WILSON LANE, P.O. BOX 715
                       MECHANICSBURG, PENNSYLVANIA 17055

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON JULY 6, 1995


To the Stockholders of Continental Medical Systems, Inc.:


    A Special Meeting of Stockholders (the "CMS Special Meeting") of Continental Medical Systems, Inc., a Delaware corporation ("CMS"), will be held on Thursday, July 6, 1995 at 11:00 a.m., local time, at the executive offices of CMS at 600 Wilson Lane, Mechanicsburg, Pennsylvania, for the following purposes:


    1. To consider and vote upon a proposal to approve and adopt the Amended and Restated Agreement and Plan of Merger, dated as of May 23, 1995 (the "Merger Agreement"), among Horizon Healthcare Corporation ("Horizon"), CMS Merger Corporation, a wholly owned subsidiary of Horizon ("Merger Sub"), and CMS. Pursuant to the Merger Agreement, Merger Sub would be merged with and into CMS (the "Merger") and, among other things, each outstanding share of common stock, par value $.01 per share, of CMS ("CMS Common Stock") would be converted into .5397 shares of common stock, par value $.001 per share, of Horizon and CMS would become a wholly owned subsidiary of Horizon, all as more fully set forth in the accompanying Joint Proxy Statement/Prospectus and in the Merger Agreement, a copy of which is included as Appendix A thereto; and

    2. To transact such other business as may properly come before the CMS Special Meeting or any adjournment thereof.

    The Board of Directors has fixed the close of business on May 12, 1995 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Special Meeting or any adjournment thereof. Only holders of record of shares of CMS Common Stock at the close of business on the record date are entitled to notice of, and to vote at, the CMS Special Meeting. Stockholders of CMS are not entitled to any appraisal or dissenter's rights under the Delaware General Corporation Law in respect of the Merger.

    Your vote is important. The affirmative vote of the holders of a majority of the outstanding shares of CMS Common Stock is required for approval and adoption of the Merger Agreement. Even if you plan to attend the CMS Special Meeting in person, we request that you sign and return the enclosed proxy or voting instruction card and thus ensure that your shares will be represented at the CMS Special Meeting if you are unable to attend. If you do attend the CMS Special Meeting and wish to vote in person, you may withdraw your proxy and vote in person.

                                          By Order of the Board of Directors

                                          DAVID G. NATION
                                          SECRETARY

Mechanicsburg, Pennsylvania
May   , 1995

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                   SUBJECT TO COMPLETION, DATED JUNE 2, 1995


HORIZON HEALTHCARE CORPORATION                 CONTINENTAL MEDICAL SYSTEMS, INC.

                        JOINT PROXY STATEMENT/PROSPECTUS

    This Joint Proxy Statement/Prospectus relates to the proposed merger of CMS Merger Corporation ("Merger Sub"), a Delaware corporation and wholly owned subsidiary of Horizon Healthcare Corporation, a Delaware corporation ("Horizon"), with and into Continental Medical Systems, Inc., a Delaware corporation ("CMS"), pursuant to the Amended and Restated Agreement and Plan of Merger dated as of May 23, 1995 among Horizon, Merger Sub and CMS (the "Merger Agreement"). The merger contemplated by the Merger Agreement is referred to herein as the "Merger."

    As a result of the Merger, (i) each share of common stock, par value $.01 per share, of CMS ("CMS Common Stock") outstanding immediately prior to the effective time of the Merger (other than CMS Common Stock held directly or indirectly by Horizon or CMS) will be converted into .5397 shares of common stock, par value $.001 per share, of Horizon ("Horizon Common Stock") and (ii) CMS will become a wholly owned subsidiary of Horizon.


    This Joint Proxy Statement/Prospectus is being furnished to holders of Horizon Common Stock and CMS Common Stock in connection with the solicitation of proxies by the respective Boards of Directors of Horizon and CMS for use at special meetings of stockholders of each company to be held on July 6, 1995. This Joint Proxy Statement/Prospectus and the accompanying forms of proxy are
first being mailed to stockholders of Horizon and CMS on or about              ,
1995.


    At the CMS Special Meeting, holders of CMS Common Stock will be asked to approve and adopt the Merger Agreement. At the Horizon Special Meeting, holders of Horizon Common Stock will be asked to approve and adopt (i) the Merger Agreement, the terms of which require the issuance and reservation for issuance of up to 25,244,662 shares of Horizon Common Stock and (ii) an amendment to Horizon's Restated Certificate of Incorporation to change Horizon's name to Horizon/CMS Healthcare Corporation, subject to the effectiveness of the Merger.

    This Joint Proxy Statement/Prospectus also constitutes a prospectus of Horizon with respect to up to 25,244,662 shares of Horizon Common Stock to be issued pursuant to the Merger Agreement in exchange for currently outstanding shares of CMS Common Stock and any additional shares of CMS Common Stock that may become outstanding prior to the Merger upon the exercise of outstanding options to purchase CMS Common Stock ("CMS Options") or of warrants expiring on October 22, 1996 to purchase shares of CMS Common Stock (the "CMS Warrants"), upon conversion of $2,000,000 in principal amount of 7 3/4% Subordinated Convertible Debenture due May 1, 2002 of CMS (the "CMS Convertible Debenture") or upon the satisfaction of certain conditions pursuant to earnout agreements entered into by CMS in connection with certain acquisitions (the "CMS Earnout Agreements"). The shares of Horizon Common Stock issued pursuant to the Merger will be listed on the New York Stock Exchange ("NYSE").


    On June 1, 1995, the closing prices of Horizon Common Stock and CMS Common Stock, as reported on the NYSE Composite Tape, were $18.25 and $9.25, respectively.


THESE  SECURITIES HAVE NOT  BEEN APPROVED OR DISAPPROVED  BY THE SECURITIES AND
 EXCHANGE COMMISSION OR  ANY OTHER  STATE SECURITIES COMMISSION  NOR HAS  THE
   SECURITIES  AND EXCHANGE  COMMISSION OR ANY  STATE SECURITIES COMMISSION
     PASSED  UPON  THE  ACCURACY  OR  ADEQUACY  OF  THIS  PROSPECTUS.  ANY
                REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


       THE DATE OF THIS JOINT PROXY STATEMENT/PROSPECTUS IS JUNE __, 1995

    NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS JOINT PROXY STATEMENT/PROSPECTUS IN CONNECTION WITH THE SOLICITATION OF PROXIES OR THE OFFERING OF SECURITIES MADE HEREBY AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY HORIZON OR CMS. NEITHER THE DELIVERY OF THIS JOINT PROXY STATEMENT/PROSPECTUS NOR ANY DISTRIBUTION OF THE SECURITIES OFFERED HEREBY SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE AFFAIRS OF HORIZON OR CMS SINCE THE DATE HEREOF OR THAT THE INFORMATION SET FORTH OR INCORPORATED BY REFERENCE HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE. THIS JOINT PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO PURCHASE, ANY SECURITIES, OR THE SOLICITATION OF A PROXY, IN ANY JURISDICTION IN WHICH, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION OF AN OFFER OR PROXY SOLICITATION.


    THIS JOINT PROXY STATEMENT/PROSPECTUS INCORPORATES CERTAIN DOCUMENTS BY REFERENCE THAT ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. HORIZON AND CMS EACH UNDERTAKES TO PROVIDE COPIES OF SUCH DOCUMENTS (OTHER THAN EXHIBITS TO SUCH DOCUMENTS UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE), WITHOUT CHARGE, TO ANY PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM THIS JOINT PROXY STATEMENT/PROSPECTUS IS DELIVERED, UPON WRITTEN OR ORAL REQUEST TO, IN THE CASE OF DOCUMENTS RELATING TO HORIZON, MICHAEL H. SEELIGER, VICE PRESIDENT OF INVESTOR AND PUBLIC RELATIONS, HORIZON HEALTHCARE CORPORATION, 6001 INDIAN SCHOOL ROAD, N.E., SUITE 530, ALBUQUERQUE, NEW MEXICO 87110 (TELEPHONE
(505) 881-4961), AND, IN THE CASE OF DOCUMENTS RELATING TO CMS, LISA CASE, INVESTOR RELATIONS DEPARTMENT, CONTINENTAL MEDICAL SYSTEMS, INC., 600 WILSON LANE, P.O. BOX 715, MECHANICSBURG, PENNSYLVANIA 17055 (TELEPHONE (717) 790-8300). IN ORDER TO ENSURE DELIVERY OF DOCUMENTS PRIOR TO THE APPLICABLE STOCKHOLDERS MEETING, REQUESTS SHOULD BE RECEIVED BY JUNE 28, 1995.


                             AVAILABLE INFORMATION

    Horizon and CMS are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, file reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by Horizon and CMS can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices at Seven World Trade Center, 13th Floor, New York, New York 10048 and CitiCorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can be obtained by mail from the Public Reference Section of the Commission at 450 West Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, reports, proxy statements and other information concerning Horizon and CMS may be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

    Horizon has filed with the Commission a Registration Statement on Form S-4 (together with all amendments, supplements and exhibits thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Horizon Common Stock to be issued pursuant to the Merger Agreement, of which this Joint Proxy Statement/Prospectus constitutes a part. The information contained herein with respect to Horizon and its affiliates, including Merger Sub, has been provided by Horizon, and the information contained herein with respect to CMS and its affiliates has been provided by CMS. This Joint Proxy Statement/Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which were omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement. Any statements contained herein concerning the provisions of any document filed as an exhibit to the Registration Statement or otherwise filed with the Commission are not necessarily complete, and in each instance reference is made to the copy of such document so filed. Each such statement is qualified in its entirety by such reference.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The following documents, which have been filed with the Commission pursuant to the Exchange Act, are incorporated herein by reference:

    1.  For Horizon, its:


        (a) Annual Report on Form 10-K for the fiscal year ended May 31, 1994, as amended by Amendment No. 1 on Form 10-K/A dated October 25, 1994, Amendment No. 2 on Form 10-K/A dated April 10, 1995 and Amendment No. 3 on Form 10-K/A dated June 2, 1995 (the "Horizon 1994 Form 10-K");



        (b) Quarterly Report on Form 10-Q for the quarter ended August 31, 1994, as amended by Amendment No. 1 on Form 10-Q/A dated June 2, 1995;



        (c) Quarterly Report on Form 10-Q for the quarter ended November 30, 1994, as amended by Amendment No. 1 on Form 10-Q/A dated June 2, 1995;



        (d) Quarterly Report on Form 10-Q for the quarter ended February 28, 1995, as amended by Amendment No. 1 on Form 10-Q/A dated May 18, 1995, Amendment No. 2 on Form 10-Q/A dated May 19, 1995 and Amendment No. 3 on Form 10-Q/A dated June 2, 1995;



        (e) Current Reports on Form 8-K dated August 12, 1994, (as amended by Amendment No. 1 on Form 8-K/A dated October 10, 1994); September 16, 1994; and March 31, 1995;



        (f) Exhibits 99.1 and 99.3 to its Current Report on Form 8-K dated February 25, 1994 (consolidated balance sheets of Greenery Rehabilitation Group, Inc. as of September 30, 1993 and 1992 and the related consolidated statements of income, shareholders' equity and cash flows for each of the three years in the period ended September 30, 1993 and the report of Ernst & Young LLP thereon);



        (g) Registration Statement on Form 8-A dated March 17, 1987, as amended by Amendment No. 1 on Form 8-A/A dated June 23, 1994 and Amendment No. 2 on Form 8-A/A dated September 22, 1994; and



        (h) Registration Statement on Form 8-A dated September 16, 1994.


    2.  For CMS, its:


        (a) Annual Report on Form 10-K for the fiscal year ended June 30, 1994, as amended by Amendment No. 1 on Form 10-K/A dated June 2, 1995 (the "CMS 1994 Form 10-K");



        (b) Quarterly Reports on Form 10-Q for the quarters ended September 30, 1994 (as amended by Amendment No. 1 on Form 10-Q/A dated June 2, 1995), December 31, 1994 (as amended by Amendment No. 1 on Form 10-Q/A dated June 2, 1995) and March 31, 1995 (as amended by Amendment No. 1 on Form 10-Q/A dated June 2, 1995);


        (c) Current Report on Form 8-K dated March 31, 1995; and

        (d) Registration Statement on Form 8-A dated June 17, 1991.

    All documents filed by Horizon or CMS pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Joint Proxy Statement/Prospectus and prior to the date of the special meetings of the stockholders of each company shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Joint Proxy Statement/Prospectus to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Joint Proxy Statement/Prospectus.

                               TABLE OF CONTENTS

                                                      PAGE
                                                      -----
AVAILABLE INFORMATION............................           2
INCORPORATION OF CERTAIN DOCUMENTS BY
 REFERENCE.......................................           3
SUMMARY..........................................           5
  The Companies..................................           5
  The Special Meetings...........................           5
  The Merger and the Merger Agreement............           6
  Stock Option...................................          11
  Voting Agreement...............................          11
  Certain Federal Income Tax
   Consequences..................................          11
  Anticipated Accounting Treatment...............          11
  No Appraisal Rights............................          11
  Exchange of CMS Common Stock Certificates......          11
  Interests of Certain Persons in the
   Merger........................................          11
  Comparative Rights of CMS and Horizon
   Stockholders..................................          12
  Special Considerations.........................          12
  Market Price Data..............................          13
  Horizon Dividend Policy........................          13
  Horizon Selected Historical and Unaudited Pro
   Forma Financial Information...................          14
  CMS Selected Historical Consolidated Financial
   Information...................................          16
  Selected Unaudited Pro Forma Financial
   Information...................................          18
  Historical and Pro Forma Comparative Per Share
   Data..........................................          20
SPECIAL CONSIDERATIONS...........................          21
THE COMPANIES....................................          23
  Horizon........................................          23
  Recent Developments............................          25
  Merger Sub.....................................          26
  CMS............................................          26
THE SPECIAL MEETINGS.............................          27
  Date, Time and Place...........................          27
  Purposes of the Special Meetings...............          27
  Record Date and Outstanding Shares.............          27
  Voting and Revocation of Proxies...............          27
  Vote Required..................................          28
  Solicitation of Proxies........................          28
  Other Matters..................................          29
THE MERGER.......................................          29
  General Description of the Merger..............          29
  Background.....................................          29
  Certain Information Provided...................          32
  Horizon's Reasons for the Merger;
   Recommendation of Horizon Board of
   Directors.....................................          33
  CMS's Reasons for the Merger; Recommendation of
   CMS Board of Directors........................          35
  Opinions of Financial Advisors.................          37
    Horizon......................................          37
    CMS..........................................          40

                                                      PAGE
                                                      -----
  Interests of Certain Persons in the
   Merger........................................          46
  Employment Arrangements........................          47
  Board Arrangements.............................          48
  Certain Federal Income Tax
   Consequences..................................          49
  Accounting Treatment...........................          50
  Governmental and Regulatory Approvals and
   Matters.......................................          50
  CMS Debt.......................................          52
  Restrictions on Resales by Affiliates..........          52
  Rights of Dissenting Stockholders..............          53
CERTAIN TERMS OF THE MERGER AGREEMENT............          54
  Effective Time of the Merger...................          54
  Manner and Basis of Converting Shares..........          54
  Assumption of Obligations to Issue CMS Common
   Stock.........................................          55
  Conditions to the Merger.......................          55
  Representations and Warranties.................          56
  Certain Covenants; Conduct of Business Prior to
   the Merger....................................          56
  No Solicitation................................          57
  Certain Post-Merger Matters....................          58
  Termination or Amendment of the Merger
   Agreement.....................................          58
  Expenses and Termination Fees..................          59
  Indemnification................................          60
STOCK OPTION AGREEMENT...........................          60
VOTING AGREEMENT.................................          62
INTRODUCTION TO UNAUDITED PRO FORMA CONDENSED
 FINANCIAL STATEMENTS............................          63
PRINCIPAL STOCKHOLDERS OF HORIZON AND CMS........          77
DESCRIPTION OF HORIZON CAPITAL STOCK.............          78
COMPARATIVE RIGHTS OF HORIZON AND CMS
 STOCKHOLDERS....................................          83
  Number, Classification and Removal of
   Directors.....................................          83
  Voting Rights..................................          83
  Power to Call Special Meetings.................          83
  Stockholder Vote Required for Certain
   Transactions..................................          83
  Action by Written Consent......................          83
  Amendments of Bylaws...........................          84
INDEPENDENT PUBLIC
 ACCOUNTANTS.....................................          84
LEGAL MATTERS....................................          84
EXPERTS..........................................          84
STOCKHOLDER PROPOSALS............................          84

APPENDICES:
  A -- Merger Agreement
  B -- Fairness Opinion of Salomon Brothers Inc
  C -- Fairness Opinion of Merrill Lynch, Pierce, Fenner &
       Smith Incorporated

                                    SUMMARY

    THE FOLLOWING IS A SUMMARY OF CERTAIN INFORMATION CONTAINED ELSEWHERE IN THIS JOINT PROXY STATEMENT/PROSPECTUS. REFERENCE IS MADE TO, AND THIS SUMMARY IS QUALIFIED IN ITS ENTIRETY BY, THE MORE DETAILED INFORMATION CONTAINED IN OR
INCORPORATED BY REFERENCE IN THIS JOINT PROXY STATEMENT/PROSPECTUS AND THE APPENDICES HERETO. STOCKHOLDERS ARE URGED TO READ CAREFULLY THIS JOINT PROXY STATEMENT/ PROSPECTUS AND THE APPENDICES HERETO IN THEIR ENTIRETY. AS USED IN THIS JOINT PROXY STATEMENT/PROSPECTUS, UNLESS OTHERWISE REQUIRED BY THE CONTEXT, THE TERM "HORIZON" MEANS HORIZON HEALTHCARE CORPORATION AND ITS CONSOLIDATED SUBSIDIARIES, AND THE TERM "CMS" MEANS CONTINENTAL MEDICAL SYSTEMS, INC. AND ITS CONSOLIDATED SUBSIDIARIES. CAPITALIZED TERMS USED HEREIN WITHOUT DEFINITION ARE, UNLESS OTHERWISE INDICATED, DEFINED IN THE MERGER AGREEMENT AND USED HEREIN WITH SUCH MEANINGS. REFERENCES TO THE MERGER AGREEMENT IN CONNECTION WITH ACTIVITIES OCCURRING PRIOR TO ITS AMENDMENT AND RESTATEMENT RELATE TO THE AGREEMENT AND PLAN OF MERGER DATED AS OF MARCH 31, 1995.

                                 THE COMPANIES

    HORIZON AND MERGER SUB. Horizon is a leading provider of quality specialty health care services and long-term nursing care. Horizon's specialty health care services include subacute care, pharmacy services, rehabilitation therapies, laboratory services and Alzheimer's care. Horizon currently operates 16 specialty hospitals and specialty centers, 15 specialty subacute units and 133 long-term care centers totalling 17,760 beds in 18 states. In addition, Horizon provides institutional pharmacy services to more than 36,400 beds from 19 pharmacies in 16 states. Horizon also provides contract rehabilitation therapy services through 442 contracts in 21 states serving 40,300 beds. Merger Sub is a wholly owned subsidiary of Horizon incorporated on March 30, 1995. The principal executive offices of Horizon, a Delaware corporation, are located at 6001 Indian School Road, N.E., Suite 530, Albuquerque, New Mexico 87110, and its telephone number at such offices is (505) 881-4961.

    CMS. CMS is a diversified provider of medical rehabilitation and physician services. CMS operates 37 freestanding rehabilitation hospitals, provides outpatient rehabilitation services at more than 130 locations and manages 13 inpatient rehabilitation units for general acute care hospitals. These services are provided in 20 states. CMS provides contract therapy in more than 30 states with physical, occupational and speech therapy services. CMS also provides physician staffing services. The principal executive offices of CMS, a Delaware corporation, are located at 600 Wilson Lane, P.O. Box 715, Mechanicsburg, Pennsylvania 17055, and its telephone number at such offices is (717) 790-8300.

                              THE SPECIAL MEETINGS

DATE, TIME AND PLACE

    HORIZON. The Special Meeting of Stockholders of Horizon (the "Horizon Special Meeting") will be held on Thursday, July 6, 1995, at the Albuquerque Marriott Hotel, 2102 Louisiana Avenue, N.E., Albuquerque, New Mexico commencing at 10:00 a.m. local time.



    CMS. The Special Meeting of Stockholders of CMS (the "CMS Special Meeting") will be held on Thursday, July 6, 1995, at the executive offices of CMS at 600 Wilson Lane, Mechanicsburg, Pennsylvania commencing at 11:00 a.m. local time.


PURPOSES OF THE SPECIAL MEETINGS

    HORIZON. The purposes of the Horizon Special Meeting are to consider and vote upon (i) a proposal to approve and adopt, as required by the rules of the NYSE, the Merger Agreement, the terms of which require the issuance and reservation for issuance of up to 25,244,662 shares of Horizon Common Stock,
(ii) a proposal, subject to consummation of the Merger, to amend Horizon's Restated Certificate of Incorporation to change Horizon's name to Horizon/CMS Healthcare Corporation upon the effectiveness of the Merger (the "Horizon Charter Amendment") and (iii) such other matters as may properly be brought before the Horizon Special Meeting.

    CMS.   The purposes of the CMS Special Meeting are to consider and vote upon
(i) a proposal to approve and adopt the Merger Agreement and (ii) such other matters as may properly be brought before the CMS Special Meeting.

RECORD DATES; SHARES ENTITLED TO VOTE

    HORIZON. Only holders of record of shares of Horizon Common Stock at the close of business on May 19, 1995 (the "Horizon Record Date") are entitled to notice of and to vote at the Horizon Special Meeting. On such date, there were 29,469,296 shares of Horizon Common Stock outstanding, each of which will be entitled to one vote on each matter to be acted upon at the Horizon Special Meeting.

    CMS. Only holders of record of shares of CMS Common Stock at the close of business on May 12, 1995 (the "CMS Record Date") are entitled to notice of and to vote at the CMS Special Meeting. On such date, there were 38,632,286 shares of CMS Common Stock outstanding, each of which will be entitled to one vote on each matter to be acted upon at the CMS Special Meeting.

QUORUM; VOTE REQUIRED

    HORIZON. The presence, in person or by proxy, at the Horizon Special Meeting of the holders of a majority of the shares of Horizon Common Stock outstanding and entitled to vote at the Horizon Special Meeting is necessary to constitute a quorum at the meeting. The affirmative vote of the holders of a majority of the shares present in person or by proxy at the Horizon Special Meeting is required under the rules of the NYSE to approve and adopt the Merger Agreement, the terms of which requires the issuance and reservation for issuance of up to 25,244,662 shares of Horizon Common Stock, provided that the total of the votes cast with respect to such proposal constitute a majority of the shares of Horizon Common Stock issued and outstanding and entitled to vote with respect thereto. The affirmative vote of the holders of a majority of the outstanding shares of Horizon Common Stock entitled to vote thereon is required under the General Corporation Law of the State of Delaware (the "DGCL") to approve the Horizon Charter Amendment.

    CMS. The presence, in person or by proxy, at the CMS Special Meeting of the holders of a majority of the shares of CMS Common Stock outstanding and entitled to vote at the CMS Special Meeting is necessary to constitute a quorum at the meeting. The affirmative vote of the holders of a majority of the shares of CMS Common Stock outstanding and entitled to vote thereon at the CMS Special Meeting is required under the DGCL to approve and adopt the Merger Agreement.

SECURITY OWNERSHIP OF MANAGEMENT

    HORIZON.   As  of the  Horizon  Record  Date, the  directors  and  executive officers of Horizon owned approximately 7.6% of the outstanding shares of Horizon Common Stock entitled to vote at such meeting. Each of such directors and executive officers has advised Horizon that he plans to vote or direct the vote of all such shares of Horizon Common Stock entitled to vote in favor of the proposal to approve the issuance and reservation for issuance of Horizon Common Stock pursuant to the Merger Agreement.

    CMS. As of the CMS Record Date, the directors and executive officers of CMS owned approximately 9.9% of the outstanding shares of CMS Common Stock entitled to vote at such meeting. Rocco A. Ortenzio, Chairman and Chief Executive Officer of CMS, Robert A. Ortenzio, President and Chief Operating Officer of CMS, and certain corporations controlled by them have entered into a Voting Agreement with Horizon dated March 31, 1995 (the "Voting Agreement") whereby they have agreed, among other things, to vote all shares of CMS Common Stock owned by them in favor of the Merger Agreement. As of March 31, 1995, approximately 8.9% of the outstanding shares of CMS Common Stock were subject to the Voting Agreement. See "Voting Agreement." In addition, each of the other directors and executive officers of CMS has advised CMS that he or she plans to vote or to direct the vote of all shares of CMS Common Stock owned by him or her and entitled to vote thereon in favor of the Merger Agreement.

                      THE MERGER AND THE MERGER AGREEMENT

    TERMS OF THE MERGER. At the Effective Time (as hereinafter defined), Merger Sub will merge with and into CMS, with CMS being the surviving corporation and becoming a wholly owned subsidiary of Horizon (the "Surviving Corporation"). In the Merger, each share of CMS Common Stock outstanding at the Effective Time (other than shares held directly or indirectly by Horizon or CMS) will be converted into .5397 shares of Horizon Common Stock (the "Exchange Ratio").

    Based on the number of shares of Horizon Common Stock and CMS Common Stock outstanding as of the record dates for the Horizon Special Meeting and the CMS Special Meeting, 20,849,844 shares of Horizon Common Stock will be issuable pursuant to the Merger Agreement (assuming no issuance prior to the Effective Time of CMS Common Stock upon exercise of CMS Options or the CMS Warrants, upon conversion of the CMS Convertible Debenture or pursuant to the CMS Earnout Agreements), representing approximately 41% of the total Horizon Common Stock to be outstanding after such issuance.


    RECOMMENDATION OF THE HORIZON BOARD OF DIRECTORS. THE BOARD OF DIRECTORS OF HORIZON HAS DETERMINED THAT THE MERGER IS FAIR TO, AND IN THE BEST INTERESTS OF, THE STOCKHOLDERS OF HORIZON AND RECOMMENDS THAT THE STOCKHOLDERS OF HORIZON APPROVE THE ISSUANCE AND RESERVATION FOR ISSUANCE OF HORIZON COMMON STOCK PURSUANT TO THE TERMS OF THE MERGER AGREEMENT AND APPROVE THE HORIZON CHARTER AMENDMENT.



    Management of Horizon believes that the Merger would create one of the nation's major post-acute care companies and the largest specialty health care providers. In the course of its evaluation of the proposed Merger, the Horizon Board of Directors considered the numerous positive factors set forth under "Horizon's Reasons for the Merger; Recommendation of Board of Directors of
Horizon". In  addition,  it  considered  certain factors  that  it  regarded  as negative. Those negative factors, which are more fully described under "Horizon's Reasons for the Mergers; Recommendation of the Board of Directors of Horizon," were anticipated dilution of up to 10% in Horizon's projected net income per share for fiscal 1995, the financial performance of and special charges recorded by CMS for the fiscal years 1993 and 1994 and the six months ended December 31, 1994 and certain regulatory matters regarding CMS. Based on the total mix of information available to it, however, the Horizon Board of Directors unanimously approved the Merger Agreement and recommended its approval to the stockholders of Horizon.



    RECOMMENDATION OF CMS BOARD OF DIRECTORS. THE BOARD OF DIRECTORS OF CMS HAS DETERMINED THAT THE MERGER IS FAIR TO, AND IN THE BEST INTERESTS OF, THE STOCKHOLDERS OF CMS AND RECOMMENDS THAT THE STOCKHOLDERS OF CMS APPROVE AND ADOPT THE MERGER AGREEMENT. See "The Merger -- Background" and "CMS's Reasons for the Merger; Recommendation of the Board of Directors of CMS." In considering the recommendation of the CMS Board with respect to the Merger, CMS stockholders should be aware that certain officers and directors of CMS have certain interests respecting the Merger, apart from their interests as stockholders of CMS. See "The Merger -- Interests of Certain Persons in the Merger."


    OPINIONS OF FINANCIAL ADVISORS. Salomon Brothers Inc ("Salomon Brothers") has delivered its written opinion dated March 31, 1995 to the Board of Directors of Horizon that, as of such date, the consideration to be paid by Horizon in the Merger was fair to the holders of Horizon Common Stock from a financial point of view. Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") has delivered its written opinion dated March 31, 1995 to the Board of Directors of CMS that, as of such date, the exchange ratio contemplated by the Merger Agreement was fair to the stockholders of CMS from a financial point of view. Salomon Brothers subsequently delivered its written opinion dated the date of this Joint Proxy Statement/Prospectus (the "Salomon Brothers Opinion") that, as of such date, the consideration to be paid by Horizon in the Merger was fair to the holders of Horizon Common Stock from a financial point of view. Merrill Lynch subsequently delivered its written opinion dated the date of this Joint Proxy Statement/Prospectus (the "Merrill Lynch Opinion") that, as of such date, the Exchange Ratio was fair to the stockholders of CMS from a financial point of view.

    For information regarding the Salomon Brothers Opinion and the Merrill Lynch Opinion, including the assumptions made and matters considered in, and the limitations on, the review undertaken by Salomon Brothers and Merrill Lynch as set forth in their respective opinions, see "The Merger -- Opinions of Financial Advisors." Stockholders of Horizon and CMS are urged to read in their entirety the Salomon Brothers Opinion and the Merrill Lynch Opinion, attached as Appendices B and C, respectively, to this Joint Proxy Statement/Prospectus.

EFFECTIVE TIME OF THE MERGER

    The Merger will become effective upon the filing of a certificate of merger with the Secretary of State of the State of Delaware (the "Effective Time"), unless the certificate of merger specifies a later Effective Time. Assuming all conditions to the Merger contained in the Merger Agreement are satisfied or, to the extent susceptible to waiver, waived prior thereto, it is anticipated that the Effective Time of the Merger will occur as soon as practicable following the Horizon and CMS Special Meetings.

CERTAIN CONDITIONS TO THE CONSUMMATION OF THE MERGER

    The obligations of both Horizon and CMS to consummate the Merger are subject to the satisfaction of certain conditions, including the following: (i) approval by the stockholders of Horizon of the issuance of Horizon Common Stock pursuant to the Merger Agreement, and approval and adoption of the Merger Agreement by the stockholders of CMS; (ii) the absence of any order making the Merger illegal or otherwise prohibiting consummation of the Merger; (iii) Horizon having been advised in writing by Arthur Andersen LLP that the Merger should be treated for financial accounting purposes as a "pooling of interests;" and (iv) the absence of certain regulatory conditions. None of the foregoing conditions will be waived by either Horizon or CMS. In addition, the obligations of each of Horizon and CMS are subject to the accuracy of the representations and warranties of the other party and to compliance with all agreements and covenants on the part of the other party contained in the Merger Agreement. Either Horizon or CMS may extend the time for performance of any of the obligations of the other party or, except as aforesaid, waive compliance with those obligations at its discretion. See "Certain Terms of the Merger Agreement -- Conditions to the Merger".

    Horizon and CMS anticipate that all of the conditions to the consummation of the Merger (other than receipt of the required approvals of the stockholders of Horizon and CMS) will be satisfied prior to or at the time of the Horizon Special Meeting and the CMS Special Meeting.

GOVERNMENTAL APPROVALS

    On April 20, 1995, Horizon and CMS each filed a notification and report, together with requests for early termination of the waiting period, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), with the Federal Trade Commission and the Antitrust Division of the Department of Justice in respect of the Merger. Expiration or early termination of the applicable waiting period under the HSR Act is a condition to the obligations of Horizon and CMS to consummate the Merger. On May 20, 1995, the applicable waiting period expired with no request for additional information having been made.


    Horizon and CMS have provided the appropriate regulatory authorities in all of the states in which CMS operates rehabilitation hospitals with any required notices, disclosures and/or applications for determination of need consistent with applicable licensure and/or certificate of need statutory and regulatory provisions. Horizon and CMS are currently awaiting the issuance of a determination of need from the Commonwealth of Massachusetts. Virtually all of the remaining states in which CMS operates rehabilitation hospitals have concurred with Horizon's and CMS's view that the proposed Merger does not constitute a change of ownership for either licensure or certificate of need purposes. See "The Merger -- Governmental and Regulatory Approvals and Matters." Neither Horizon nor CMS is aware of any other governmental or regulatory approval required for consummation of the Merger, other than compliance with applicable securities laws.

NO SOLICITATION

    The Merger Agreement provides that CMS will not initiate, solicit or encourage (including by way of furnishing information or assistance) any inquiries or the making of any proposal relating to any Competing Transaction (as defined below), or enter into discussions or negotiations with any person in furtherance of a Competing Transaction, or agree to, or endorse, a Competing Transaction; PROVIDED, HOWEVER, that CMS may furnish information or enter into discussions or negotiations with respect to an unsolicited bona fide proposal in writing relating to a Competing Transaction for which financing, to the extent required, is then committed (except that a financing commitment is not required for purposes of furnishing information only), if, and only to the extent that, the Board of Directors of CMS, after consultation with and based upon the written advice of outside legal counsel, determines in good faith that such action is required for such Board to comply with its fiduciary duties to stockholders imposed by the DGCL. CMS is required to provide Horizon written notice prior to taking any such actions, to notify Horizon of any inquiries or proposals received by CMS and to provide copies of any written inquiry or proposal. Further, the Board of Directors of CMS may determine not to solicit proxies in favor of the approval and adoption of the Merger Agreement if such Board determines in good faith after consultation with legal counsel and its financial advisors that other action is necessary due to applicable fiduciary duties of the directors of CMS. A "Competing Transaction" means any merger, consolidation, share exchange, business combination or similar transaction involving CMS or any of its Significant Subsidiaries (as defined in the Merger Agreement) or the acquisition in any manner, directly or indirectly, of a material interest in any voting securities of, or a material equity interest in a substantial portion of the assets of, CMS or any of its Significant Subsidiaries, other than the transactions contemplated by the Merger Agreement. See "Certain Terms of the Merger Agreement -- No Solicitation."

TERMINATION OF THE MERGER AGREEMENT

    GENERAL. The Merger Agreement may be terminated at any time prior to the Effective Time (i) by mutual consent of Horizon and CMS or (ii) by either party if (a) the Merger has not been consummated on or before December 31, 1995 (or March 31, 1996, if the Merger shall not have been consummated as a result of either party having failed by December 31, 1995 to receive all required regulatory approvals or consents with respect to the Merger), (b) any final court or governmental order shall have prohibited consummation of the Merger or
(c) the required approvals of the stockholders of Horizon or CMS are not received at the applicable meeting of stockholders.

    BY HORIZON. Horizon may terminate the Merger Agreement (i) upon a breach of any material representation, warranty, covenant or agreement on the part of CMS set forth in the Merger Agreement or the Stock Option Agreement, or if any such representation or warranty shall have become untrue, in either case such that Horizon's conditions to closing of the Merger would be incapable of being satisfied, or (ii) if the Board of Directors of CMS withdraws, modifies or changes its recommendation of the Merger in a manner adverse to Horizon or recommends to the stockholders of CMS any Competing Transaction or resolves to do so, or (iii) if a tender or exchange offer for 20% or more of the outstanding CMS Common Stock is commenced, and the Board of Directors of CMS does not recommend that stockholders not tender their shares into such offer, or (iv) if any person (other than Horizon or its affiliates) acquires or has the right to acquire beneficial ownership of, or any group shall have been formed that beneficially owns, or has the right to acquire beneficial ownership of, 20% or more of the outstanding CMS Common Stock.

    BY CMS. CMS may terminate the Merger Agreement (i) upon a breach of any material representation, warranty, covenant or agreement on the part of Horizon set forth in the Merger Agreement, or if any such representation or warranty shall have become untrue, in either case such that CMS's conditions to closing of the Merger would be incapable of being satisfied, or (ii) if a tender or exchange offer for 20% or more of the outstanding Horizon Common Stock is commenced, and the Board of Directors of Horizon does not recommend that stockholders not tender their shares into such offer, or (iii) if any person acquires or has the right to acquire beneficial ownership of, or any group shall have been formed that beneficially owns, or has the right to acquire beneficial ownership of, 20% or more of the outstanding Horizon Common Stock, or (iv) if CMS accepts a bona fide written proposal relating to a Competing Transaction on terms that the Board of Directors of CMS determines that it cannot reject in favor of the Merger, based upon applicable fiduciary duties and the advice of counsel, and for which financing, to the extent required, is then committed (a "Superior Proposal").

    See "Certain Terms of the Merger Agreement -- Termination or Amendment of the Merger Agreement."

TERMINATION FEES

    If the Merger Agreement is terminated upon the occurrence of certain of the events described above, CMS will be required to pay to Horizon an amount, subject to certain limitations, equal to $20 million plus Horizon's expenses incurred in connection with the transactions contemplated by the Merger Agreement, not to exceed $5 million. In addition, under those circumstances, the Stock Option granted by CMS to Horizon to acquire up to 5,793,567 shares of CMS common stock would become exercisable. If the Merger Agreement is terminated upon the occurrence of certain other events described above, Horizon will be required to pay CMS a termination fee of $10 million. See "-- Stock Option;" "Stock Option Agreement;" "Certain Terms of the Merger Agreement -- Expenses and Termination Fees."

ASSUMPTION OF CMS OPTIONS AND OTHER OBLIGATIONS

    As of the Effective Time, Horizon will assume each CMS Option that remains unexercised in whole or in part. Accordingly, each CMS Option will be deemed to remain outstanding as an option to purchase, in lieu of the shares of CMS Common Stock previously subject thereto, that number of shares of Horizon Common Stock equal to the product of the number of shares of CMS Common Stock subject to the CMS Option multiplied by the Exchange Ratio. The exercise price per share of Horizon Common Stock will be equal to the previous exercise price per share under the CMS Option divided by the Exchange Ratio. See "Certain Terms of the Merger Agreement -- Assumption of Obligations to Issue CMS Common Stock."

    In addition, Horizon has agreed in the Merger Agreement to assume, at the Effective Time, the obligations of CMS with respect to the issuance of CMS Common Stock under the CMS Warrants, the CMS Debenture and the CMS Earnout Agreements by agreeing to issue in lieu thereof Horizon Common Stock on the basis described under "Certain Terms of the Merger Agreement -- Assumption of Obligations to Issue CMS Common Stock." Assuming that no shares of CMS Common Stock are issued prior to the Effective Time on exercise of any CMS Options or any of the CMS Warrants, on conversion of the CMS Debenture or pursuant to the CMS Earnout Agreements, Horizon will be required to reserve for issuance an aggregate of 4,394,818 shares of Horizon Common Stock for such purposes. Of such shares, 3,917,916 will be reserved in connection with CMS Options, 188,895 will be reserved in connection with the CMS Warrants, 126,097 will be reserved in connection with the CMS Debenture and 161,910 will be reserved in connection with the CMS Earnout Agreements.

HORIZON BOARD OF DIRECTORS

    Prior to the Merger, Horizon will expand its Board of Directors from eight to 13 positions, and will ensure that the five newly created directorships will be filled with individuals designated by CMS. At least one of such CMS designees will serve on each of the Horizon Audit Committee, the Horizon Compensation Committee and the Horizon Executive Committee (subject to their determination to not serve).

INDEMNIFICATION


    The Merger Agreement provides that, for a period of six years after the Effective Time, Horizon (i) will not amend certain indemnification and liability limitation provisions of CMS's charter or bylaws in a manner that would adversely affect the rights of individuals who were officers or directors of CMS and (ii) will cause to be maintained in effect CMS's current directors' and officers' liability insurance, subject to certain limitations. See "Certain Terms of the Merger Agreement -- Indemnification."

                                  STOCK OPTION


    Horizon and CMS have entered into a Stock Option Agreement in connection with, and as consideration for, Horizon's and Merger Sub's execution of the Merger Agreement. Under the Stock Option Agreement, CMS has granted to Horizon an irrevocable option to purchase up to 5,793,567 shares, subject to certain adjustments, of CMS Common Stock for an exercise price of $13.00 per share, subject to certain adjustments, which option is exercisable in whole or in part and from time to time after the Merger Agreement becomes terminable by Horizon under circumstances that would, if the Merger Agreement were terminated as a result thereof, entitle Horizon to payment of the termination fee described above. See "Certain Terms of the Merger Agreement -- Termination or Amendment of the Merger Agreement" and "Stock Option Agreement."


                                VOTING AGREEMENT

    Pursuant to the Voting Agreement, Rocco A. Ortenzio, Chairman and Chief Executive Officer of CMS, Robert A. Ortenzio, President and Chief Operating Officer of CMS, and certain corporations controlled by them have agreed, among other things, to vote all shares of CMS Common Stock owned by them in favor of the Merger Agreement. As of the CMS Record Date, approximately 8.9% of the outstanding shares of CMS Common Stock were subject to the Voting Agreement. See "Voting Agreement."

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

    The Merger is intended to qualify as a reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and should, therefore, constitute a non-taxable transaction for Horizon, CMS and the holders of CMS Common Stock, except to the extent of cash received, if any, in lieu of fractional shares of Horizon Common Stock. For a discussion of these and other federal income tax considerations in connection with the Merger, see "The Merger
- -- Certain Federal Income Tax Consequences."

                        ANTICIPATED ACCOUNTING TREATMENT

    The Merger is expected to be accounted for as a "pooling of interests" for financial accounting purposes. See "The Merger -- Accounting Treatment."

                              NO APPRAISAL RIGHTS

    Under Delaware law, neither Horizon's nor CMS's stockholders will be entitled to any appraisal or dissenter's rights in connection with the Merger. See "The Merger -- Rights of Dissenting Stockholders."

                   EXCHANGE OF CMS COMMON STOCK CERTIFICATES

    Promptly after consummation of the Merger, Horizon will mail a letter of transmittal with instructions to each holder of record of CMS Common Stock outstanding immediately before the Effective Time for use in exchanging certificates formerly representing shares of CMS Common Stock for certificates representing shares of Horizon Common Stock and cash in lieu of any fractional shares. Certificates should not be surrendered by the holders of CMS Common
Stock until they have received the letter of transmittal from Horizon. See "Certain Terms of the Merger Agreement -- Manner and Basis of Converting Shares."

                   INTERESTS OF CERTAIN PERSONS IN THE MERGER


    At the Effective Time, Rocco A. Ortenzio, Chairman and Chief Executive Officer of CMS, will become Vice Chairman of Horizon's Board of Directors. Immediately following that time, in satisfaction of his rights under his existing employment arrangements with CMS, he will receive certain payments aggregating $15.3 million and his employment with CMS will cease. Mr. Ortenzio has agreed, following the Merger, to provide consulting services to Horizon on an hourly basis at a rate of $300 per hour. Of the $15.3 million payment, $3.7 million represents a contractual payment due Mr. Ortenzio under the terms of his employment agreement with CMS upon termination without cause after a change in control of CMS, up to $0.6 million represents payment for a non-competition agreement, and the balance represents a payment to Mr. Ortenzio in satisfaction of his contractual right to receive an annual bonus payment equal to three percent of CMS's consolidated pre-tax profits

(as adjusted) in excess of $2.5 million per fiscal year until the expiration of the term of his employment agreement in 1998. The present value of Mr. Ortenzio's future bonus payments was determined by projecting the future operating results of CMS through the remaining term of his employment agreement and was confirmed by an independent benefits consultant. The payment for terminating the annual bonus is capped at $11.6 million less any amounts to be paid under a non-competition agreement. Robert A. Ortenzio, President and Chief Operating Officer of CMS, will at the same time become a director and enter into a new employment agreement with Horizon initially at his current salary level. See "The Merger -- Employment Arrangements."



    Following the Merger, the other senior executive officers of CMS will be entitled to certain payments if their employment is subsequently terminated under certain circumstances pursuant to their previously existing change in control agreements with CMS in the following approximate amounts: Frank Fritsch, $595,000; Dennis Lehman, $595,000; David Nation, $650,000; and Patricia Rice, $395,000. See "The Merger -- Employment Arrangements." Under the proposed Merger, Mr. Neal M. Elliott, Chairman of the Board, Chief Executive Officer and President of Horizon will receive approximately 5,397 shares of Horizon Stock on account of his ownership of 10,000 shares of CMS Common Stock. See "The Merger
- -- Interests of Certain Persons in the Merger."



    Certain members of the Boards of Directors and management of CMS and Horizon have certain additional interests respecting the Merger, including those referred to above in this Summary under "-- The Merger and the Merger Agreement
- -- Horizon Board of Directors" and "-- Indemnification." See "The Merger -- Board Arrangements" and "The Merger -- Employment Arrangement."

               COMPARATIVE RIGHTS OF CMS AND HORIZON STOCKHOLDERS

    Rights of stockholders of CMS are currently governed by the DGCL, the Restated Certificate of Incorporation, as amended, of CMS (the "CMS Charter") and CMS's By-Laws, as amended (the "CMS By-Laws"). Upon consummation of the Merger, CMS stockholders will become stockholders of Horizon and their rights as stockholders of Horizon will be governed by the DGCL, the Restated Certificate of Incorporation, as amended, of Horizon (the "Horizon Charter") and Horizon's Amended and Restated Bylaws, as amended (the "Horizon Bylaws"). There are certain differences between the rights of CMS stockholders and the rights of Horizon stockholders. See "Comparative Rights of Horizon and CMS Stockholders" and "Description of Horizon Capital Stock."


                             SPECIAL CONSIDERATIONS



    The stockholders of Horizon and CMS should consider the factors discussed under "Special Considerations" in evaluating the Merger. Those factors include
(i) the risks associated with Horizon's expansion and development program, including the risk that acquired operations could be subject to unanticipated business uncertainties or legal liabilities, the risk that currently unanticipated difficulties may arise in the integration of operations of combining business entities and the risk that anticipated synergies from business combinations may not be realized; (ii) the uncertainties created by the promulgation by the Health Care Financing Administration of a memorandum relating to nonbinding rates guidelines for speech and occupational therapy costs reimbursement of inpatient providers; (iii) the reliance of both Horizon and CMS on Medicaid and Medicare programs as payor sources; (iv) the extensive regulation of the businesses of Horizon and CMS by federal, state and local governments; (v) health care reform proposals intended to control health care costs, to improve access to medical services and to assist in balancing the federal budget; (vi) the risks imposed on the businesses of Horizon and CMS with respect to medical malpractice, personal injury and other liability claims and the insurance coverage with respect thereto; (vii) the dependency of both Horizon and CMS on the availability of competent, trained and experience personnel in marketing, nursing, therapy and certain other discplines; (viii) the dependency of Horizon on a limited number of key officers; and (ix) the antitakeover implications of Horizon's stockholders rights plan and certain provisions of its charter and bylaws. In addition, Horizon stockholders should consider certain negative factors evaluated by the Horizon Board of Directors in its consideration of the Merger, including anticipated dilution of up to 10% in Horizon's pro forma combined net income per share for fiscal

1995, the financial performance of and special charges recorded by CMS in the fiscal years 1993 and 1994 and the six months ended December 31, 1994 and certain regulatory matters involving CMS. CMS stockholders should consider the fact that the Exchange Ratio is fixed and the market price of the Horizon Common Stock is subject to fluctuation based on market influences, most of which are beyond the control of Horizon.

                               MARKET PRICE DATA

    Horizon Common Stock is traded on the NYSE under the symbol "HHC" and CMS Common Stock is traded on the NYSE under the symbol "CNM." The following table sets forth, for the periods indicated, the range of high and low per share sales prices for Horizon Common Stock and CMS Common Stock as reported on the NYSE Composite Tape. No cash dividends were paid on Horizon Common Stock or CMS Common Stock during the periods presented.


                                       HORIZON                   CMS
                                 --------------------    --------------------
                                   HIGH        LOW         HIGH        LOW
                                 --------    --------    --------    --------
1993*
  First Quarter...............   $ 14 7/8    $  9 3/8    $ 18 1/4    $ 10
  Second Quarter..............     14 1/8      11 1/8      13 7/8       7 1/8
  Third Quarter...............     16 5/8      12 1/8       8 3/4       7 1/8
  Fourth Quarter..............     20 7/8      14 1/2      10 3/8       7 1/2
1994*
  First Quarter...............   $ 26 1/2    $ 18 3/4    $ 12 3/8    $  7 7/8
  Second Quarter..............     25 3/4      20 3/4      11           8
  Third Quarter...............     28 1/4      21 1/2       9 7/8       7 1/2
  Fourth Quarter..............     30          24 1/2       9           5
1995*
  First Quarter...............   $ 28 1/4    $ 22 5/8    $  7 7/8    $  4 5/8
  Second Quarter (through June
   1).........................     25          16 5/8      12           8

- ------------------------
* Calendar years. Horizon's fiscal year ends on May 31, and CMS's fiscal year ends on June 30.


    On March 30, 1995, the last trading day prior to the date of the joint announcement by Horizon and CMS that they had executed the Merger Agreement, the closing per share sales prices of Horizon Common Stock and CMS Common Stock, as reported on the NYSE Composite Tape, were $27 1/4 and $7 1/8, respectively. See the cover page of this Joint Proxy Statement/Prospectus for a recent closing price of Horizon Common Stock and CMS Common Stock.

                            HORIZON DIVIDEND POLICY

    Horizon has not paid or declared any dividends on Horizon Common Stock since its inception and anticipates that future earnings will be retained to finance the continuing development of its business. The payment of any future dividends will be at the discretion of Horizon's Board of Directors and will depend upon, among other things, future earnings, the success of Horizon's business activities, regulatory and capital requirements, the general financial condition of Horizon and general business conditions. In addition, Horizon's credit facility restricts the payment of dividends.

                                    HORIZON

       SELECTED HISTORICAL AND UNAUDITED PRO FORMA FINANCIAL INFORMATION

    The following selected historical income statement and balance sheet data for the periods ended May 31, 1990 through May 31, 1994 have been derived from Horizon's Consolidated Financial Statements, which have been audited by Arthur Andersen LLP, independent public accountants, with respect to 1992, 1993 and 1994 and by other accountants with respect to 1990 and 1991. The selected consolidated financial data as of February 28, 1995 and for the nine months ended February 28, 1994 and 1995 have been derived from the unaudited consolidated financial statements of Horizon, have been prepared on the same basis of accounting as the other financial statements of Horizon and, in the opinion of Horizon, include all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the financial position and results of operations of Horizon for such periods. Results for the nine month period ended February 28, 1995 are not necessarily indicative of the results which may be expected for any other interim period or for the year as a whole. The information set forth below is qualified by reference to and should be read in conjunction with the consolidated financial statements and related notes included in the Horizon 1994 Form 10-K and Horizon's Quarterly Report on Form 10-Q for the quarter ended February 28, 1995, incorporated by reference in this Joint Proxy Statement/Prospectus.


                                                                         YEAR ENDED MAY 31,
                                                ---------------------------------------------------------------------
                                                                                                         PRO FORMA
                                                                                                           AFTER
                                                                     HISTORICAL                        ACQUISITIONS(1)
                                                -----------------------------------------------------  --------------
                                                  1990       1991       1992       1993       1994          1994
                                                ---------  ---------  ---------  ---------  ---------  --------------
                                                              (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
CONSOLIDATED STATEMENTS OF OPERATIONS DATA:
Total operating revenues......................  $ 105,706  $ 110,672  $ 158,979  $ 232,199  $ 375,095    $  611,087
                                                ---------  ---------  ---------  ---------  ---------  --------------
OPERATING EXPENSES:
  Cost of services............................     87,555     91,159    130,884    186,709    293,863       478,748
  Administrative and general..................     12,622     12,941     17,076     25,489     40,165        78,986
  Interest expense............................      2,851      2,569      2,207      4,252      6,240        23,945
  Depreciation and amortization...............      1,670      1,873      2,157      4,007      8,081        16,028
                                                ---------  ---------  ---------  ---------  ---------  --------------
    Total operating expenses..................    104,698    108,542    152,324    220,457    348,349       597,707
                                                ---------  ---------  ---------  ---------  ---------  --------------
Earnings before income taxes..................      1,008      2,130      6,655     11,742     26,746        13,380
Income taxes..................................        383        300      1,628      4,026     10,140         5,285
                                                ---------  ---------  ---------  ---------  ---------  --------------
Earnings before extraordinary item............        625      1,830      5,027      7,716     16,606         8,095
Extraordinary item(2).........................        383     --         --         --         --            --
                                                ---------  ---------  ---------  ---------  ---------  --------------
Net earnings..................................  $   1,008  $   1,830  $   5,027  $   7,716  $  16,606    $    8,095
                                                ---------  ---------  ---------  ---------  ---------  --------------
                                                ---------  ---------  ---------  ---------  ---------  --------------
EARNINGS PER COMMON AND COMMON EQUIVALENT
 SHARE:
  Earnings before extraordinary item..........  $    0.10  $    0.25  $    0.44  $    0.66  $    0.99    $     0.41
  Extraordinary item(2).......................       0.06     --         --         --         --            --
                                                ---------  ---------  ---------  ---------  ---------  --------------
    Net earnings per share....................  $    0.16  $    0.25  $    0.44  $    0.66  $    0.99    $     0.41
                                                ---------  ---------  ---------  ---------  ---------  --------------
                                                ---------  ---------  ---------  ---------  ---------  --------------
EARNINGS PER COMMON SHARE -- ASSUMING FULL
 DILUTION:
  Earnings before extraordinary item..........  $    0.10  $    0.25  $    0.44  $    0.62  $    0.91    $     0.41
  Extraordinary item(2).......................       0.06     --         --         --         --            --
                                                ---------  ---------  ---------  ---------  ---------  --------------
    Net earnings per share....................  $    0.16  $    0.25  $    0.44  $    0.62  $    0.91    $     0.41
                                                ---------  ---------  ---------  ---------  ---------  --------------
                                                ---------  ---------  ---------  ---------  ---------  --------------
Weighted average shares outstanding:
  Primary.....................................      6,287      7,280     11,402     11,712     16,751        19,771
                                                ---------  ---------  ---------  ---------  ---------  --------------
                                                ---------  ---------  ---------  ---------  ---------  --------------
  Fully diluted...............................      6,287      7,280     12,778     16,276     19,724        22,744
                                                ---------  ---------  ---------  ---------  ---------  --------------
                                                ---------  ---------  ---------  ---------  ---------  --------------

                                                                                   FOR THE NINE MONTHS ENDED
                                                                                          FEBRUARY 28,
                                                                              ------------------------------------
                                                                                                      PRO FORMA
                                                                                                        AFTER
                                                                                   HISTORICAL       ACQUISITIONS(3)
                                                                              --------------------  --------------
                                                                                1994       1995          1995
                                                                              ---------  ---------  --------------
CONSOLIDATED STATEMENTS OF OPERATIONS DATA:
Total operating revenues....................................................  $ 242,500  $ 459,457    $  510,524
                                                                              ---------  ---------  --------------
OPERATING EXPENSES:
  Cost of services..........................................................    190,792    348,507       387,915
  Administrative and general................................................     25,376     47,163        53,090
  Interest expense..........................................................      4,051     13,335        17,137
  Depreciation and amortization.............................................      4,681     13,063        14,683
                                                                              ---------  ---------  --------------
    Total operating expenses................................................    224,900    422,068       472,825
                                                                              ---------  ---------  --------------
Earnings before income taxes................................................     17,600     37,389        37,699
Income taxes................................................................      6,800     14,555        14,891
                                                                              ---------  ---------  --------------
Net earnings................................................................  $  10,800  $  22,834    $   22,808
                                                                              ---------  ---------  --------------
                                                                              ---------  ---------  --------------
Net earnings per common and common equivalent share.........................  $    0.74  $    0.88    $     0.85
                                                                              ---------  ---------  --------------
                                                                              ---------  ---------  --------------
Net earnings per common share -- assuming full dilution.....................  $    0.66  $    0.88    $     0.85
                                                                              ---------  ---------  --------------
                                                                              ---------  ---------  --------------
Weighted average shares outstanding:
  Primary...................................................................     14,651     25,932        26,979
                                                                              ---------  ---------  --------------
                                                                              ---------  ---------  --------------
  Fully diluted.............................................................     18,539     25,932        26,979
                                                                              ---------  ---------  --------------
                                                                              ---------  ---------  --------------

                                                                  AT MAY 31,
                                             -----------------------------------------------------       FEBRUARY 28, 1995
                                                                                                    ---------------------------
                                                                  HISTORICAL                                       PRO FORMA
                                             -----------------------------------------------------                   AFTER
                                               1990       1991       1992       1993       1994     HISTORICAL   ACQUISITIONS(4)
                                             ---------  ---------  ---------  ---------  ---------  -----------  --------------
CONSOLIDATED BALANCE SHEET DATA:
  Working capital..........................  $   1,819  $   4,479  $  31,658  $  18,898  $  58,639   $ 122,533     $  123,198
  Total assets.............................     52,942     55,740    103,619    153,170    406,451     683,701        700,256
  Long-term debt, excluding current
   portion.................................     20,796     23,790        502     22,876     76,673     188,543        188,543
  Convertible subordinated notes and
   debentures..............................     --         --         47,985     52,584     30,906      26,620         26,620
  Total stockholders' equity...............     17,171     19,999     39,780     48,196    229,326     398,069        412,054

- ------------------------------
(1) To give effect to (i) the merger with Greenery Rehabilitation Group, Inc. ("Greenery") and related transactions, (ii) the acquisition of peopleCARE Heritage Group ("peopleCARE"), and (iii) the consummation of individually insignificant acquisitions as though all such transactions occurred on June 1, 1993. See the unaudited pro forma condensed financial statements and the notes thereto included elsewhere in this Joint Proxy Statement/Prospectus.

(2) Extraordinary item consists of the utilization of net operating loss carryforwards.

(3) To give effect to (i) the peopleCARE acquisition and (ii) the consummation of individually insignificant acquisitions as though all such transactions occurred on June 1, 1994. See the unaudited pro forma condensed financial statements and the notes thereto included elsewhere in this Joint Proxy Statement/Prospectus.

(4) To give effect to consummation of certain individually insignificant acquisitions as though all such transactions occurred on February 28, 1995. See the unaudited pro forma condensed financial statements and the notes thereto included elsewhere in this Joint Proxy Statement/Prospectus.

                                      CMS

             SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION

    The selected historical consolidated financial information of CMS and subsidiaries shown below for the five fiscal periods ended June 30, 1994 has been derived from CMS's audited consolidated financial statements. The financial information for the nine-month periods ended March 31, 1994 and 1995 has been derived from CMS's unaudited consolidated financial statements and includes, in the opinion of CMS's management, all adjustments (consisting only of normal recurring adjustments) necessary to present fairly the information for such periods. The information set forth below is qualified by reference to and should be read in conjunction with CMS's consolidated financial statements and related notes included in the CMS 1994 Form 10-K and in CMS's Quarterly Report on Form 10-Q for the quarter ended March 31, 1995, incorporated by reference in this Joint Proxy Statement/Prospectus. Results for the nine-month period ended March 31, 1995, are not necessarily indicative of the results which may be expected for any other interim period or for the fiscal year as a whole.


                                                                               YEAR ENDED JUNE 30,
                                                         ----------------------------------------------------------------
                                                                                    HISTORICAL
                                                         ----------------------------------------------------------------
                                                           1990       1991         1992          1993           1994
                                                         ---------  ---------  ------------  ------------  --------------
                                                                     (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
CONSOLIDATED STATEMENTS OF OPERATIONS DATA:

NET OPERATING REVENUES.................................  $ 291,712  $ 429,921  $ 681,825     $ 901,397     $ 1,004,839
                                                         ---------  ---------  ------------  ------------  --------------
COSTS AND EXPENSES:
  Cost of services.....................................    254,614    380,443    607,737       787,574         894,488
  Interest expense.....................................     10,007     10,791      6,216        22,747          38,156
  Depreciation and amortization........................      8,040     11,045     17,766        29,735          38,266
  Merger expenses......................................     --         --          4,319(1)      2,598(2)        --
  Special charge.......................................     --         --           --          14,556(3)       74,834(4)
                                                         ---------  ---------  ------------  ------------  --------------
                                                           272,661    402,279    636,038       857,210       1,045,744
                                                         ---------  ---------  ------------  ------------  --------------
Income (loss) from operations..........................     19,051     27,642     45,787        44,187         (40,905)
Other income, principally interest.....................      1,615      3,104      2,936         2,762           3,442
                                                         ---------  ---------  ------------  ------------  --------------
Income (loss) before minority interests, income taxes
 and cumulative effect of accounting change............     20,666     30,746     48,723        46,949         (37,463)
Minority interests.....................................     (1,176)    (3,320)    (6,771)       (6,663)         (4,730)
                                                         ---------  ---------  ------------  ------------  --------------
Income (loss) before income taxes and cumulative effect
 of accounting change..................................     19,490     27,426     41,952        40,286         (42,193)
Income taxes...........................................      6,789      8,925     14,861        17,563          (7,648)
                                                         ---------  ---------  ------------  ------------  --------------
Income (loss) before cumulative effect of accounting
 change................................................     12,701     18,501     27,091        22,723         (34,545)
Cumulative effect of accounting change.................     --         --           --          (3,204)          --
                                                         ---------  ---------  ------------  ------------  --------------
Net income (loss)......................................  $  12,701  $  18,501  $  27,091     $  19,519     $   (34,545)
                                                         ---------  ---------  ------------  ------------  --------------
                                                         ---------  ---------  ------------  ------------  --------------
INCOME (LOSS) PER COMMON SHARE AND COMMON EQUIVALENT
 SHARE:
  Primary:
    Income (loss) before cumulative effect of
     accounting change.................................  $    0.48  $    0.63  $    0.73     $    0.59     $     (0.92)
    Cumulative effect of accounting change.............         --         --         --         (0.08)             --
                                                         ---------  ---------  ------------  ------------  --------------
    Net income (loss)..................................  $    0.48  $    0.63  $    0.73     $    0.51     $     (0.92)
                                                         ---------  ---------  ------------  ------------  --------------
                                                         ---------  ---------  ------------  ------------  --------------
  Fully diluted:
    Income (loss) before cumulative effect of
     accounting change.................................  $    0.46  $    0.60  $    0.72     $    0.59     $     (0.92)
    Cumulative effect of accounting change.............         --         --         --         (0.08)             --
                                                         ---------  ---------  ------------  ------------  --------------
    Net income (loss)..................................  $    0.46  $    0.60  $    0.72     $    0.51     $     (0.92)
                                                         ---------  ---------  ------------  ------------  --------------
                                                         ---------  ---------  ------------  ------------  --------------
WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING:
  Primary..............................................     26,254     29,356     37,169        38,051          37,663
                                                         ---------  ---------  ------------  ------------  --------------
                                                         ---------  ---------  ------------  ------------  --------------
  Fully diluted........................................     30,425     32,262     37,403        38,290          37,663
                                                         ---------  ---------  ------------  ------------  --------------
                                                         ---------  ---------  ------------  ------------  --------------

                                                                                           NINE MONTHS ENDED MARCH
                                                                                                     31,
                                                                                           -----------------------
                                                                                                 HISTORICAL
                                                                                           -----------------------
                                                                                             1994         1995
                                                                                           ---------  ------------
CONSOLIDATED STATEMENTS OF OPERATIONS DATA:
NET OPERATING REVENUES...................................................................  $ 751,789  $ 738,363
COSTS AND EXPENSES:
  Cost of services.......................................................................    667,634    655,918
  Interest expense.......................................................................     28,688     26,363
  Depreciation and amortization..........................................................     28,486     27,952
  Special charge.........................................................................     --         18,443(5)
                                                                                           ---------  ------------
                                                                                             724,808    728,676
                                                                                           ---------  ------------
Income from operations...................................................................     26,981      9,687
Other income, principally interest.......................................................      2,538      2,361
                                                                                           ---------  ------------
Income before minority interests, income taxes and extraordinary gain....................     29,519     12,048
Minority interests.......................................................................     (3,416)    (5,197)
                                                                                           ---------  ------------
Income before income taxes and extraordinary gain........................................     26,103      6,851
Income taxes.............................................................................     10,572      4,955
                                                                                           ---------  ------------
Net income before extraordinary gain.....................................................     15,531      1,896
                                                                                           ---------  ------------
Extraordinary gain, net of income taxes..................................................                 1,958(6)
Net income...............................................................................  $  15,531  $   3,854
                                                                                           ---------  ------------
                                                                                           ---------  ------------
INCOME PER COMMON SHARE AND COMMON EQUIVALENT SHARE:
  Net income before extraordinary item...................................................  $    0.40  $    0.05
                                                                                           ---------  ------------
  Extraordinary item.....................................................................     --           0.05
                                                                                           ---------  ------------
    Net income per share.................................................................  $    0.40  $    0.10
                                                                                           ---------  ------------
                                                                                           ---------  ------------
INCOME PER COMMON SHARE -- ASSUMING FULL DILUTION:
  Net income before extraordinary item...................................................  $    0.40  $    0.05
  Extraordinary item.....................................................................     --           0.05
                                                                                           ---------  ------------
    Net income per share.................................................................  $    0.40  $    0.10
                                                                                           ---------  ------------
                                                                                           ---------  ------------
WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING:
  Primary................................................................................     38,181     39,016
                                                                                           ---------  ------------
                                                                                           ---------  ------------
  Fully diluted..........................................................................     38,610     39,530
                                                                                           ---------  ------------
                                                                                           ---------  ------------



                                                                            AT JUNE 30,                        MARCH 31,
                                                       -----------------------------------------------------  ------------
                                                                            HISTORICAL                         HISTORICAL
                                                       -----------------------------------------------------  ------------
                                                         1990       1991       1992       1993       1994         1995
                                                       ---------  ---------  ---------  ---------  ---------  ------------
CONSOLIDATED BALANCE SHEET DATA:
Working capital......................................  $  32,383  $  92,166  $ 119,432  $ 208,301  $ 166,403   $  138,597
Total assets.........................................    219,676    327,796    475,230    772,228    766,742      722,168
Long-term debt, excluding current portion............     60,292     55,947    132,835    380,602    351,752      308,895
Convertible subordinated notes and debentures........     32,000      2,000      2,000      2,000      2,000        2,000
Total stockholders' equity...........................     65,398    187,691    223,987    257,696    235,552      241,320

- ------------------------------
(1) Reflects $1,000 of merger expenses in connection with the CompHealth acquisition and $3,319 relating to a terminated merger agreement.
(2) Reflects merger expenses in connection with the Kron Medical Corporation acquisition and Kron's subsequent consolidation with CompHealth.
(3) Related to the write-down of certain rehabilitation facility development costs.
(4) Related to the impairment of selected assets of CMS's hospital division of approximately $50,244, the costs associated with the consolidation of its contract therapy services companies and the losses related to the termination of certain relationships in the contract therapy services businesses of approximately $22,842 and costs related to the reduction of work force at CMS's corporate office and other restructuring costs of $1,748.
(5) Reflects the effect of a revision in the estimate of receivables from third party payors and the costs of certain organizational changes at CMS Therapies, Inc.
(6) Related to gain recognized on open market purchases of CMS's Subordinated Debt at a discount.

               SELECTED UNAUDITED PRO FORMA FINANCIAL INFORMATION


    The following selected unaudited pro forma financial information has been derived from and should be read in conjunction with the unaudited pro forma condensed financial information and notes thereto included elsewhere in this Joint Proxy Statement/Prospectus. The following unaudited selected pro forma combined financial information is based on adjustments to the historical consolidated balance sheets and related consolidated statements of earnings of Horizon and CMS to give effect to the Merger using the pooling of interests method of accounting for business combinations. The unaudited selected pro forma combined after acquisitions financial information for the most recent full year and interim period give effect to the Merger and other acquisitions completed by Horizon. The following selected unaudited pro forma financial information may not necessarily reflect the financial condition or results of operations of Horizon that would have actually resulted had the transactions referred to above occurred as of the date and for the periods indicated or reflect the future earnings of Horizon.



                                                                YEAR ENDED MAY 31,
                                                       -------------------------------------
                                                                                PRO FORMA     NINE MONTHS ENDED
                                                                              COMBINED AFTER  FEBRUARY 28, 1995
                                                             PRO FORMA         ACQUISITIONS   ------------------
                                                           COMBINED (1)            (2)        PRO FORMA COMBINED
                                                       ---------------------  --------------  AFTER ACQUISITIONS
                                                         1992        1993          1994              (3)
                                                       ---------  ----------  --------------  ------------------
                                                               (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
SELECTED INCOME STATEMENT DATA:
  Total operating revenues...........................  $ 843,740  $1,136,358    $1,619,368       $  1,251,248
                                                       ---------  ----------  --------------  ------------------
  Operating expenses:
    Cost of services.................................    727,546     960,086     1,353,293          1,028,644
    Administrative and general.......................     32,470      42,284        98,929             68,279
    Interest expense.................................      8,423      26,999        62,101             43,500
    Depreciation and amortization....................     19,923      33,742        54,294             42,635
    Special charge...................................     --          14,556        74,834             18,443
                                                       ---------  ----------  --------------  ------------------
      Total operating expenses.......................    788,362   1,077,667     1,643,451          1,201,501
                                                       ---------  ----------  --------------  ------------------
  Earnings (loss) before minority interests and
   income taxes......................................     55,378      58,691       (24,083)            49,747
  Minority interests.................................     (6,771)     (6,663)       (4,730)            (5,197)
                                                       ---------  ----------  --------------  ------------------
  Earnings (loss) before income taxes................     48,607      52,028       (28,813)            44,550
  Income taxes.......................................     16,489      21,589        (2,363)            19,846
                                                       ---------  ----------  --------------  ------------------
  Net earnings (loss) from continuing operations.....  $  32,118  $   30,439    $  (26,450)      $     24,704
                                                       ---------  ----------  --------------  ------------------
                                                       ---------  ----------  --------------  ------------------
  Earnings (loss) from continuing operations
    Per Common and Common Equivalent Share:..........  $    1.02  $     0.94    $    (0.66)      $       0.51
                                                       ---------  ----------  --------------  ------------------
                                                       ---------  ----------  --------------  ------------------
  Earnings (loss) from continuing operations
    Per Common Share -- Assuming Full Dilution:......  $    1.00  $     0.89    $    (0.66)      $       0.51
                                                       ---------  ----------  --------------  ------------------
                                                       ---------  ----------  --------------  ------------------
Weighted average shares outstanding:
  Primary............................................     31,462      32,248        40,097             48,036
                                                       ---------  ----------  --------------  ------------------
                                                       ---------  ----------  --------------  ------------------
  Fully diluted......................................     32,964      36,941        43,071             48,313
                                                       ---------  ----------  --------------  ------------------
                                                       ---------  ----------  --------------  ------------------

                                                                                                      PRO FORMA
                                                                                                    COMBINED AFTER
                                                                                                     ACQUISITIONS
                                                                                                     AT FEBRUARY
                                                                                                     28, 1995(4)
                                                                                                    --------------
SELECTED BALANCE SHEET DATA:
  Working capital.................................................................................    $  238,795
  Total assets....................................................................................     1,420,062
  Long-term debt, excluding current portion.......................................................       497,438
  Convertible subordinated notes and debentures...................................................        28,620
  Total stockholders' equity......................................................................       628,012

- ------------------------------
(1) To give effect to the Merger accounted for as a pooling of interests. See the unaudited pro forma condensed financial statements and the notes thereto included elsewhere in this Joint Proxy Statement/Prospectus.

(2) To give effect to (i) the Merger, (ii) the Greenery merger and related transactions, (iii) the peopleCARE acquisition and (iv) the consummation of individually insignificant acquisitions as though the Merger is accounted for as a pooling of interests and the acquisitions occurred on June 1, 1993. See the unaudited pro forma condensed financial statements and the notes thereto included elsewhere in this Joint Proxy Statement/Prospectus.

(3) To give effect to (i) the Merger, (ii) the peopleCare acquisition and (iii) the consummation of individually insignificant acquisitions as though the Merger is accounted for as a pooling of interests and the acquisitions occurred on June 1, 1994. See the unaudited pro forma condensed financial statements and the notes thereto included elsewhere in this Joint Proxy Statement/Prospectus.

(4) To give effect to consummation of certain individually insignificant acquisitions as though all such transactions occurred on February 28, 1995. See the unaudited pro forma condensed financial statements and the notes thereto included elsewhere in this Joint Proxy Statement/Prospectus.

              HISTORICAL AND PRO FORMA COMPARATIVE PER SHARE DATA


    Set forth below are the comparative net income and book value per common share data of (a) each of Horizon and CMS on an historical basis, (b) Horizon on a pro forma combined basis giving effect to the Merger and acquisitions and (c) CMS on an equivalent pro forma combined basis giving effect to the Merger and acquisitions, in each case giving effect to the Merger under the pooling of interests method of accounting for business combinations, all on the bases described in the unaudited pro forma condensed financial information and notes thereto included elsewhere in this Joint Proxy Statement/ Prospectus. The equivalent pro forma data for CMS was calculated by multiplying the Horizon pro forma per common share data by the Exchange Ratio of .5397. Neither Horizon nor CMS paid any dividends to their stockholders during the periods presented.


    The information set forth below should be read in conjunction with the respective audited and unaudited consolidated financial statements and related notes of Horizon and CMS incorporated by reference in this Joint Proxy Statement/Prospectus and the unaudited pro forma condensed financial information and notes thereto included elsewhere in this Joint Proxy Statement/Prospectus.


                                    HORIZON
                             PER COMMON SHARE DATA



                                                                                                             NINE MONTHS
                                                                                  YEAR ENDED MAY 31             ENDED
                                                                           -------------------------------  FEBRUARY 28,
                                                                             1992       1993       1994         1995
                                                                           ---------  ---------  ---------  -------------
HISTORICAL(1):
  Net income -- primary..................................................  $    0.44  $    0.66  $    0.99    $    0.88
  Net income -- fully diluted............................................       0.44       0.62       0.91         0.88
  Book value.............................................................                            10.23        13.96
PRO FORMA COMBINED AFTER ACQUISITIONS AND THE MERGER:(2)(4)
  Net income-primary.....................................................  $    1.02  $    0.94  $   (0.66)   $    0.51
  Net income-fully diluted...............................................       1.00       0.89      (0.66)        0.51
  Book value.............................................................                                         12.50



                                      CMS
                             PER COMMON SHARE DATA



                                                                                 YEAR ENDED JUNE 30          NINE MONTHS
                                                                           -------------------------------   ENDED MARCH
                                                                             1992       1993       1994       31, 1995
                                                                           ---------  ---------  ---------  -------------
HISTORICAL:
  Net income -- primary..................................................  $    0.73  $    0.51  $   (0.92)   $    0.05
  Net income -- fully diluted............................................       0.72       0.51      (0.92)        0.05
  Book value.............................................................                             6.14         6.25
EQUIVALENT PRO FORMA COMBINED AFTER ACQUISITIONS AND THE MERGER:(3)(4)
  Net income -- primary..................................................  $    0.55  $    0.51  $   (0.36)   $    0.28
  Net income -- fully diluted............................................       0.54       0.48      (0.36)        0.28
  Book value.............................................................                                          6.75

- --------------------------
(1) Horizon net income per share (primary and fully diluted) on a pro forma basis after acquisitions, excluding the Merger, was $0.41 and $0.85 for the year ended May 31, 1994 and the nine months ended February 28, 1995, respectively.
(2) Represents Horizon and CMS on a pro forma combined basis, including Horizon historical acquisitions.
(3) Represents Horizon and CMS on an equivalent pro forma combined basis, including Horizon historical acquisitions, calculated by multiplying pro forma combined after acquisitions amounts by the .5397 Exchange Ratio.
(4) Pro forma per share data is presented based upon earnings from continuing operations. See unaudited pro forma condensed financial statements.

                             SPECIAL CONSIDERATIONS



    The following are certain factors which should be considered by the stockholders of Horizon and CMS in evaluating the Merger.



    ACQUISITIONS AND EXPANSION. Since its inception in 1986, Horizon has rapidly expanded its operations through the acquisition of long-term care facilities as well as through the development of specialty hospitals and subacute care units. Growth through acquisition entails certain risks in that acquired operations could be subject to unanticipated business uncertainties or legal liabilities. Horizon seeks to minimize these risks through investigation and evaluation of the operations proposed to be acquired and through transaction structure and indemnification. The various risks associated with the operational integration of future acquisitions and the subsequent performance of such acquired operations may adversely affect Horizon's results of operations. In addition, the ability of Horizon to acquire additional operations depends upon its ability to obtain appropriate financing and personnel.



    In addition, each such business combination presents the risk that currently unanticipated difficulties may arise in integrating the operations of the combined entities. This is particularly true in the case of a business combination of two major corporations, such as Horizon and CMS. Moreover, such business combinations present the risk that the synergies expected from the combined operations may not be realized. For a description of the synergies which management of Horizon anticipates to be realized from the combination of Horizon and CMS, see "The Merger -- Horizon's Reasons for the Merger; Recommendation of Horizon Board of Directors."



    REIMBURSEMENT RATES FOR CONTRACT THERAPY SERVICES. In April 1995, the Health Care Financing Administration ("HCFA") issued a memorandum to its Medicare fiscal intermediaries as guidelines for assessing costs incurred by inpatient providers relating to payment of occupational and speech language pathology services furnished under arrangements that include contracts between therapy providers and inpatient providers. While not binding on the fiscal intermediaries, the memorandum suggested certain rates to assist the fiscal intermediaries in making annual "prudent buyer" assessments of speech and occupational therapy rates paid by inpatient providers. In light of the fluid nature of the circumstances surrounding the memorandum, neither Horizon nor CMS can now determine whether HCFA will continue to recommend the rates suggested in the memorandum or whether such rates will be used by HCFA as a basis for developing a salary equivalency based reimbursement system for speech and occupational therapy services. For more information with respect to this matter, see "The Merger -- Governmental and Regulatory Approvals and Matters -- Reimbursement Rates for Contract Therapy Services."



    REIMBURSEMENT BY THIRD PARTY PAYORS. For fiscal years 1992, 1993, and 1994, Horizon derived approximately 62%, 56% and 46%, respectively, of its revenues from Medicaid (excluding certain out-of-state Medicaid revenues), and 12%, 15% and 19%, respectively, from Medicare. During the comparable fiscal years, CMS derived approximately 3%, 3% and 2%, respectively, of its revenues from Medicaid and 39%, 38% and 40%, respectively, from Medicare. Changes in the mix of patients among Medicaid, private pay sources and Medicare and with respect to different types of private pay sources can significantly affect the revenues and profitability of both Horizon's and CMS's operations. Moreover, there are increasing pressures from many payor sources to control health care costs and to limit increases in reimbursement rates for medical services. There can be no assurance that payments under governmental and third party payor programs will remain at levels comparable to present levels or that Horizon and CMS will continue to attract and retain private pay patients or maintain their current payor or revenue mixes. In attempts to limit the federal budget deficit, there have been, and Horizon and CMS expect that there will continue to be, a number of proposals to limit Medicare and Medicaid reimbursement for certain services. Neither Horizon nor CMS can predict whether any of these pending proposals will be adopted or, if adopted and implemented, what effect such proposals would have on Horizon, CMS or the combined enterprise.


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

    REGULATION. The federal government and all states in which Horizon or CMS operates regulate various aspects of their respective businesses. There can be no assurance that federal or state governments will not impose additional restrictions on their activities that might adversely affect their businesses. The operation of Horizon's long-term care facilities and certain segments of its specialty health care services and the provision of these services, as well as certain aspects of the business of CMS, are subject to federal, state and local licensure and certification laws. Long-term care facilities and certain segments of Horizon's specialty health care services, as well as certain of the operations of CMS, are subject to periodic inspection by governmental and other authorities to assure compliance with the various standards established for continued licensure under state law, certification under the Medicare and Medicaid programs and participation in the Veteran's Administration program. The failure by either Horizon or CMS to obtain or retain such approvals, licenses and certifications could adversely affect its operations and financial performance. To the extent that Certificates of Need or other similar approvals are required for expansion of Horizon's or CMS's operations, Horizon or CMS could be adversely affected by the failure or inability to obtain such approvals, by changes in the standards applicable to approvals and by possible delays and expenses associated with obtaining approvals. The failure to obtain or renew any required regulatory approvals, licenses or certifications could prevent Horizon or CMS from being reimbursed for or offering its services or, in the case of Horizon, could adversely affect its ability to expand.



    HEALTH CARE REFORM. Various federal legislators have introduced health care reform proposals that are intended to control health care costs and to improve access to medical services for uninsured individuals and to balance the federal budget by the year 2002. Certain of these budgetary proposals have been passed by both Houses of Congress and are now in conference committee. These proposals include reduced rates of growth in the Medicare and Medicaid programs and proposals to block grant funds to the states to administer the Medicaid program. While these proposals do not, at this time, appear to affect adversely Horizon, CMS or the combined enterprise, significant changes in reimbursement levels under Medicare or Medicaid and changes in applicable governmental regulations could significantly affect the future results of operations of Horizon, CMS or the combined enterprise. There can be no assurance that future legislation, health care or budgetary, or other changes in the administration or interpretation of governmental health care programs will not have an adverse effect on the results of operations of Horizon, CMS or the combined enterprise.



    POTENTIAL LIABILITY; INSURANCE. Health care companies are subject to medical malpractice, personal injury and other liability claims that are customary risks in the operation of health care facilities and are generally covered by insurance. Both Horizon and CMS maintain property, liability and professional malpractice insurance in amounts and with such coverages and deductibles that are deemed appropriate by management, based on historical claims, industry standards and the nature of their respective businesses. There can be no assurance that a future claim will not exceed available insurance coverages or that such policies will continue to be available with the same scope of coverages at reasonable premiums. Any substantial increase in the cost of such insurance or the unavailability of any such coverages could have an adverse effect on business and results of operations of Horizon, CMS or the combined enterprise.



    DEMAND  FOR  PERSONNEL.   The  success and  growth  strategy of  Horizon are
dependent in part on its ability to attract and retain competent individuals with training and experience in marketing, nursing, therapy and other clinical or operating disciplines. The success of CMS is dependent in part on its ability to attract and retain competent individuals with training and experience in marketing, therapy and certain other disciplines. Such persons are in high demand and often are subject to competing offers. In past years, the health care industry has experienced nursing and therapy personnel shortages. There can be no assurance that Horizon, CMS or the combined enterprise will be able to attract and retain the qualified clinical or operating personnel necessary for its business and planned growth. A future lack of such personnel could adversely affect results of operations of Horzon, CMS or the combined enterprise.

    DEPENDENCY ON KEY PERSONNEL. Horizon is dependent on a limited number of key officers, the loss of services of any one of whom could have an adverse effect on it. Horizon maintains no key man life insurance policies. Horizon's future success will depend in part on its ability to attract and retain highly qualified individuals to fill key management positions. Horizon competes for such individuals with similar health care companies and there can be no assurance that it will be successful in hiring or retaining qualified personnel. The loss of key personnel or the inability to hire or retain qualified management personnel could adversely affect Horizon's results of operations.



    ANTI-TAKEOVER PROVISONS. Horizon's stockholder rights plan, together with certain provisions in its Certificate of Incorporation and Bylaws, may make it more difficult to effect a change in control of Horizon and to replace incumbent mangagement. Such provisions could potentially deprive stockholders of opportunities to sell shares at above market prices.



    FACTORS SPECIFICALLY AFFECTING HORIZON STOCKHOLDERS. Among the factors considered by the Board of Directors of Horizon in the evaluation of the proposed acquisition of CMS were certain negative factors. Those negative factors, which are more fully described under "The Merger -- Horizon's Reasons for the Merger; Recommendation of the Board of Directors of Horizon," were (i) anticipated dilution of up to 10% in Horizon's pro forma combined net income per share for fiscal 1995, (ii) the financial performance of and special charges recorded by CMS for the fiscal years 1993 and 1994 and the six months ended December 31, 1994 and (iii) certain regulatory matters regarding CMS.



    FACTORS SPECIFICALLY AFFECTING CMS STOCKHOLDERS. Because the Exchange Ratio is fixed and because the market price of Horizon Common Stock is subject to fluctuation, the market value of the shares of Horizon Common Stock that holders of CMS Common Stock will receive in the Merger may increase or decrease prior to and following the Merger. There can be no assurance that at or after the Effective Time of the Merger such shares of Horizon Common Stock will maintain or equal the prices at which such shares have traded in the past. The prices at which Horizon Common Stock trades after the Merger may be influenced by many factors, including, among others, the liquidity of the market for Horizon Common Stock, investor perceptions of Horizon and the industry in which it operates, the operating results of Horizon and its subsidiaries, Horizon's dividend policy and general economic and market conditions. Similar factors affect the prices at which CMS Common Stock currently trades. See "Summary -- Market Price Data."


                                 THE COMPANIES

HORIZON

    Horizon is a leading provider of long-term care and specialty health care services in selected geographic markets in the United States, principally in the Midwest, Southwest and Northeast. Horizon's long-term care facilities provide skilled nursing care and basic patient services with respect to daily living and general medical needs. Horizon's specialty hospitals and subacute facilities provide a range of high acuity, complex medical services. Horizon also provides specialty health care services to third parties and to its long-term care facilities. Of total operating revenues, long-term care services accounted for 71% and 60% and specialty health care services accounted for 27% and 38% for the years ended May 31, 1993 and May 31, 1994, respectively. At April 1, 1995, Horizon owned, leased or managed 133 long-term care facilities. At that date, Horizon operated 16 licensed specialty hospitals and centers and 15 subacute care units, all of which, except two stand-alone specialty hospitals, are located in discrete areas of the physical structures of certain of Horizon's long-term care facilities. These facilities contain an aggregate of 17,760 beds located in 18 states.

    Horizon's broad range of specialty health care services consists of (i) subacute care, which includes dedicated programs for ventilator care, wound management, general rehabilitation, head trauma/coma stimulation and infusion therapy, (ii) contract rehabilitation therapies, such as occupational, speech, physical and respiratory therapies, (iii) institutional pharmacy services designed to provide full pharmaceutical services and supplies to patients residing in institutional settings, (iv) Alzheimer's care, (v) non-invasive medical diagnostic testing services, such as echocardiography, peripheral venous and arterial imaging, holter monitoring, doppler scanning and sleep diagnostic services, (vi) home respiratory care services and supplies and home infusion and intravenous therapies and (vii) clinical laboratory services that provide body fluid testing to assist in detecting, diagnosing and monitoring diseases in the subacute and long-term care settings.

    LONG-TERM CARE. Horizon's long-term care facilities provide skilled nursing care and routine basic patient services with respect to daily living activities and general medical needs. Such basic patient services include daily dietary services, recreational activities, social services, housekeeping and laundry services, pharmaceutical and medical supplies and 24 hour-a-day access to registered nurses, licensed practical nurses and related services prescribed by the patient's physician. At April 1, 1995, the Company operated 133 long-term care facilities in 18 states.

    SUBACUTE CARE. Horizon provides subacute care to high acuity patients with medically complex conditions who require ongoing, multi-disciplinary nursing and medical supervision and access to specialized equipment and services, but do not require many of the other services provided by an acute care hospital. Subacute services are provided under both hospital licenses (specialty hospital) and skilled nursing facility licenses. Subacute care services are provided in a discrete area within the physical structure of a specialty hospital and are supervised by a separate medical staff employed by Horizon. Such units also provide ventilator care, intravenous therapy and various forms of coma, pain and wound management. Horizon believes that private insurance companies and other third party payors, including certain state Medicaid programs, recognize that treating patients requiring subacute care in subacute care units such as those operated by Horizon is a cost effective alternative to treatment in acute care hospitals. In addition, Horizon has 14 facilities which provide comprehensive in-patient rehabilitation and skilled and intermediate nursing services to patients who have sustained traumatic head injuries or other neurological impairments.

    CONTRACT REHABILITATION THERAPIES. Horizon provides a comprehensive range of rehabilitation therapies, including physical, occupational, respiratory and speech therapies through contracts with third parties and in most of its long-term care facilities. As of April 1, 1995, Horizon provided comprehensive physical, occupational and speech therapy services through 442 contracts in 21 states serving approximately 40,300 beds, of which approximately 14,200 beds are in Horizon-operated long-term care facilities and specialty hospitals and approximately 26,100 are in third party long-term care facilities, home health agencies, hospitals, outpatient clinics and school systems.

    INSTITUTIONAL PHARMACY SERVICES. Horizon has established a network of 19 regionally located pharmacies through which it provides a full range of prescription drugs and infusion therapy services, such as antibiotic therapy, pain management and chemotherapy, to facilities operated by Horizon and by third parties. These pharmacy operations (certain of which are managed by third parties) enable Horizon to generate revenues from services previously provided to Horizon by third-party pharmacy vendors.

    ALZHEIMER'S LIVING CENTERS. Horizon offers a specialized program for persons with Alzheimer's disease through its Alzheimer's Living Centers. At April 1, 1995, this program had been instituted at 28 of the Company's long-term care facilities with a total of 851 beds. Each Alzheimer's Living Center, which is located in a designated wing of a long-term care facility, is designed to address the problems of disorientation experienced by Alzheimer's patients and to help reduce stress and agitation resulting from a short attention span and hyperactivity. Each Alzheimer's Living Center employs a specially-trained nursing staff and an activities director and engages a medical director with expertise in the treatment of Alzheimer's disease. The program also provides education and support to the patient's family.

    NON-INVASIVE MEDICAL DIAGNOSTICS. During fiscal 1994, Horizon began providing non-invasive, portable and static diagnostic testing services for physicians and acute care hospitals. These services include cardiovascular (both cardiac imaging and vascular imaging), pelvic and abdominal testing services and sleep diagnostic services. Horizon has recently expanded its diagnostic expertise and its diagnostic market through acquisitions. As a consequence, it now provides these diagnostic services in 11 states.

    HOME RESPIRATORY CARE. Commencing in the first quarter of fiscal 1995, Horizon began providing home respiratory care services and supplies to home care patients in Texas, Oklahoma, Arkansas, Louisiana, Tennessee and Kentucky through a physician referral base. These supplies include gas and liquid oxygen cylinders, oxygen concentrators and aerosol nebulizers. These services include the provision of home respiratory supplies and home infusion and intravenous therapies.

    CLINICAL LABORATORY. Horizon owns and operates a comprehensive clinical laboratory to serve the long-term care industry. At April 1, 1995, the laboratory provided services to approximately 9,300 beds in 73 facilities and anticipates serving a total of approximately 12,000 beds by the end of the fourth quarter of fiscal 1995.

RECENT DEVELOPMENTS

    PEOPLECARE HERITAGE GROUP. On July 29, 1994, Horizon consummated its acquisition of 13 peopleCARE nursing centers in the greater Dallas and Houston, Texas areas. Pursuant to the related agreements, Horizon paid $56 million in cash and issued 449,438 shares of Horizon Common Stock (valued at closing at approximately $10 million) to acquire capital leases with purchase options on six facilities and ownership of seven facilities, aggregating 2,192 beds.

    TRI-STATE HOME RESPIRATORY CARE. On July 29, 1994, Horizon consummated its acquisition of the assets of Tri-State Home Respiratory Care ("Tri-State") in Texarkana, Texas, an entity that provides home respiratory care services in Texas, Arkansas, Louisiana and Oklahoma. Horizon paid $4.4 million in cash for these assets.

    PROFESSIONAL REHABILITATION CENTER, INC. On October 12, 1994, Horizon consummated the acquisition of Professional Rehabilitation Center, Inc. ("PRC") and its affiliates based in St. Louis, Missouri. PRC and its affiliates provide physical, occupational and speech therapy services in Missouri and Illinois. Under the terms of the stock exchange agreement, Horizon exchanged 221,606 shares of its Common Stock (valued at closing at approximately $6 million) for all the outstanding capital stock of PRC and its affiliates.

    MILESTONE HEALTH SERVICES, INC. On January 3, 1995, Horizon completed its acquisition of the assets of Milestone Health Services, Inc., of Nashville, Tennessee, an entity that provides home respiratory care services, home infusion and intravenous therapy services, and sleep diagnostic services in the Middle Tennessee and South Central Kentucky area. Under the terms of the stock exchange and asset purchase agreements, Horizon paid $2.2 million in cash and issued 78,888 shares of Horizon Common Stock (valued at closing at approximately $2.2 million) for these assets.

    TEXAS HEALTH ENTERPRISES, INC. On January 3, 1995, Horizon completed the last stage of its acquisition of the operations of seven long-term care facilities located throughout the State of Texas from Texas Health Enterprises, Inc., consisting of 1,081 beds. In addition, Horizon acquired Texas Health Enterprises' equity interest in its Texas pharmacy joint venture. Under the terms of the agreements between the parties, Horizon paid Texas Health Enterprises, Inc. the sum of approximately $24 million in cash for these operational and related assets.

    DOCTORS HEALTH CARE CENTER. On March 1, 1995, Horizon consummated the acquisition of the Doctors Health Care Center, a 325-bed long-term care facility located in Dallas, Texas. Under the terms of the transaction documents, the Company issued approximately 507,813 shares of Horizon Common Stock (valued at closing at approximately $13 million) for this facility.

    TOTAL REHABILITATION, INC. On March 20, 1995, Horizon consummated the acquisition of Total Rehabilitation, Inc. ("Total Rehab") and its affiliates based in the Detroit, Michigan area. Total Rehab and its affiliates provide physical, occupational and speech therapy services in Michigan. Under the terms of the merger agreements, Horizon issued approximately 253,906 shares of Horizon Common Stock (valued at closing at approximately $6.5 million) in the merger transaction involving one of Horizon's wholly owned subsidiaries.

    OTHER ACQUISITIONS.   In addition to  those referred to  above, Horizon  has
completed several other acquisitions since June 1, 1994, including the acquisitions of seven long-term care facilities (four in New Mexico and one in each in Texas, Colorado and Nevada) consisting of 881 beds, a medical diagnostic services company, a medical diagnostic laboratory and two sleep diagnostic companies. Horizon also undertook the management of 1,020 long-term care beds and entered into a joint venture with another health care provider to provide pharmaceutical services and supplies in three states in the Northeast. In connection with these acquisitions, Horizon paid $11.2 million in cash, issued 73,214 shares of Horizon Common Stock, guaranteed approximately $6.7 million of lease and note obligations and became obligated to provide approximately $2.8 million of working capital with respect to certain of the managed facilities.

MERGER SUB

    Merger Sub is a wholly owned subsidiary of Horizon incorporated on March 30, 1995 for the purpose of consummating the Merger.

CMS

    CMS is one of the largest providers of comprehensive inpatient and outpatient medical rehabilitation programs and services in the country. CMS has a significant presence in each of the rehabilitation industry's three principal sectors -- inpatient rehabilitation care, outpatient rehabilitation care and contract therapy. CMS has developed and provides inpatient and outpatient rehabilitation programs and services for patients suffering from stroke and other neurological and cardiac disorders, orthopedic problems, head injuries, spinal cord injuries, work-related disabilities and multiple trauma. CMS's inpatient and outpatient rehabilitation programs and services are delivered to patients through a plan of treatment developed by an interdisciplinary team that includes physician specialists, therapists and other medical personnel as determined by the individual patient's needs.

    CMS currently operates 37 freestanding comprehensive medical rehabilitation hospitals with a total, as of March 31, 1995, of 2,437 licensed beds located in 15 states. Many of CMS's rehabilitation hospitals are operated through joint ventures with local general acute care hospitals, physicians and other investors. CMS's rehabilitation unit management group operates inpatient and outpatient rehabilitation programs within acute care hospitals and currently manages 13 rehabilitation units with more than 250 beds.

    CMS's comprehensive freestanding medical rehabilitation hospitals typically provide on-site outpatient services. As of March 31, 1995, CMS also provided outpatient services through 136 outpatient rehabilitation clinics, 102 of which are operated as satellite facilities to CMS's inpatient rehabilitation hospitals. The remaining 34 outpatient clinics are operated through CMS's contract therapy subsidiaries.

    Through its contract therapy subsidiaries, CMS provides physical, occupational, speech and respiratory therapy services on a contract basis to over 2,300 skilled nursing facilities, general acute care hospitals, schools, home health agencies, inpatient rehabilitation hospitals and outpatient clinics in 32 states.

    CMS provides physician locum tenens services to institutional providers and physician practice groups throughout the United States. "Locum Tenens" is a term used in the health care field to describe one physician covering for another. CMS also offers management and managed care services to independent physician associations, physicians and outpatient rehabilitation providers under various contractual arrangements.

                              THE SPECIAL MEETINGS

DATE, TIME AND PLACE


    HORIZON.   The  Horizon Special  Meeting will be  held on  Thursday, July 6,
1995,  at  the  Albuquerque  Marriott   Hotel,  2102  Louisiana  Avenue,   N.E.,
Albuquerque, New Mexico commencing at 10:00 a.m. local time.



    CMS. The CMS Special Meeting will be held on Thursday, July 6, 1995, at the executive offices of CMS at 600 Wilson Lane, Mechanicsburg, Pennsylvania commencing at 11:00 a.m. local time.


PURPOSES OF THE SPECIAL MEETINGS


    HORIZON. The purposes of the Horizon Special Meeting are to consider and vote upon (i) a proposal to approve and adopt, as required by the rules of the NYSE, the Merger Agreement, the terms of which require the issuance and reservation for issuance of up to 25,244,662 shares of Horizon Common Stock,
(ii) a proposal, subject to consummation of the Merger, to approve and adopt the Horizon Charter Amendment and (iii) such other matters as may properly be brought before the Horizon Special Meeting.


    CMS.  The purposes of the CMS Special  Meeting are to consider and vote upon
(i) a proposal to approve and adopt the Merger Agreement and (ii) such other matters as may properly be brought before the CMS Special Meeting.

RECORD DATE AND OUTSTANDING SHARES

    Only holders of record of Horizon Common Stock at the close of business on the Horizon Record Date (May 19, 1995) are entitled to notice of, and to vote at, the Horizon Special Meeting. Only holders of record of CMS Common Stock at the close of business on the CMS Record Date (May 12, 1995) are entitled to notice of, and to vote at, the CMS Special Meeting.

    On the Horizon Record Date, there were approximately 1,450 holders of record of the 29,469,296 shares of Horizon Common Stock then issued and outstanding. Each share of Horizon Common Stock entitles the holder thereof to one vote on each matter submitted for stockholder approval. See "Principal Stockholders of Horizon and CMS -- Horizon" for information regarding persons known to the management of Horizon to be the beneficial owners of more than 5% of the outstanding Horizon Common Stock. A complete list of stockholders entitled to notice of, and to vote at, the Horizon Special Meeting will be available for examination at the offices of Horizon in Albuquerque, New Mexico, during normal business hours by any Horizon stockholder, for any purpose germane to the Horizon Special Meeting for a period of 10 days prior thereto.

    On the CMS Record Date, there were approximately 1,100 holders of record of the 38,632,286 shares of CMS Common Stock then issued and outstanding. Each share of CMS Common Stock entitles the holder thereof to one vote on each matter submitted for stockholder approval. See "Principal Stockholders of Horizon and CMS -- CMS" for information regarding persons known to the management of CMS to be the beneficial owners of more than 5% of the outstanding CMS Common Stock. A complete list of stockholders entitled to notice of, and to vote at, the CMS Special Meeting will be available for examination at the offices of CMS in Mechanicsburg, Pennsylvania during normal business hours by any CMS stockholder, for any purpose germane to the CMS Special Meeting, for a period of 10 days prior to the Special Meeting.

VOTING AND REVOCATION OF PROXIES

    All properly executed proxies that are not revoked will be voted at the Horizon Special Meeting and the CMS Special Meeting, as applicable, in accordance with the instructions contained therein. If a holder of Horizon Common Stock executes and returns a proxy and does not specify otherwise, the shares represented by such proxy will be voted "for" approval and adoption of the Merger Agreement and the Horizon Charter Amendment in accordance with the recommendation of the Board of Directors of Horizon. If a holder of CMS Common Stock executes and returns a proxy and does not specify otherwise, the shares represented by such proxy will be voted "for" approval and adoption of the Merger Agreement in accordance with the recommendation of the Board of Directors of CMS. A stockholder of Horizon or a stockholder of CMS who has executed and returned a proxy may revoke it at any time before it is voted at the appropriate Special Meeting by (i) executing and returning a proxy bearing a later date, (ii) filing written notice of such revocation with the Secretary of Horizon or CMS, as appropriate, stating that the proxy is revoked or (iii) attending the appropriate Special Meeting and voting in person.

VOTE REQUIRED

    HORIZON. Horizon's Bylaws provide that the presence at the Horizon Special Meeting, in person or by proxy, of the holders of a majority of the outstanding shares of Horizon Common Stock entitled to vote thereat will constitute a quorum for the transaction of business. On the Horizon Record Date, there were 29,469,296 shares of Horizon Common Stock outstanding and entitled to vote at the Horizon Special Meeting. The issuance of Horizon Common Stock by Horizon pursuant to the Merger Agreement, does not, under the DGCL, require stockholder approval. The rules of the NYSE require, however, that such issuance be submitted to the stockholders of Horizon and be approved by a majority of the votes cast on the proposal, provided that the total vote cast on the proposal represents over 50% of the shares of Horizon Common Stock outstanding and entitled to vote on the proposal. Abstentions, but not broker non-votes, will be included in the total vote and, assuming that holders of over 50% of the shares of Horizon Common Stock entitled to vote on the proposal cast votes in favor of or against the proposal or abstain, broker non-votes will have no effect upon the outcome of the vote. Abstentions will have the same effect as votes against the proposal.

    Under the applicable provisions of the DGCL, the Horizon Charter Amendment will require the affirmative vote of a majority of the issued and outstanding Horizon Common Stock entitled to vote thereon for approval. In determining whether the Horizon Charter Amendment has received the requisite number of affirmative votes, abstentions and broker non-votes will have the same effect as a vote against the Horizon Charter Amendment.

    CMS. The presence at the CMS Special Meeting, in person or by proxy, of the holders of a majority of the outstanding shares of CMS Common Stock entitled to vote thereat will constitute a quorum for the transaction of business, and approval and adoption of the Merger Agreement require the affirmative vote of a majority of the issued and outstanding CMS Common Stock entitled to vote thereon. On the CMS Record Date, there were 38,632,286 shares of CMS Common Stock outstanding and entitled to vote at the CMS Special Meeting. In determining whether the Merger Agreement has received the requisite number of affirmative votes, abstentions and broker non-votes will have the same effect as a vote against the Merger Agreement.

    Rocco A. Ortenzio, Chairman and Chief Executive Officer of CMS, Robert A. Ortenzio, President of CMS, and certain corporations controlled by them have agreed pursuant to the Voting Agreement to vote all shares of CMS Common Stock owned by them in favor of the Merger Agreement. As of the CMS Record Date, approximately 8.9% of the outstanding shares of CMS Common Stock were subject to the Voting Agreement. The signatories to the Voting Agreement have also agreed to vote such shares against any business combination proposal or other matter that may interfere or be inconsistent with the Merger or the Merger Agreement (including, without limitation, a Competing Transaction). The obligations of the signatories to the Voting Agreement are not subject to the continued support of the Board of Directors of CMS in recommending approval and adoption of the Merger Agreement (although the Voting Agreement would terminate upon a termination of the Merger Agreement). See "Voting Agreement."

SOLICITATION OF PROXIES

    In addition to solicitation by mail, the directors, officers, employees and agents of each of Horizon and CMS may solicit proxies from their respective stockholders by personal interview, telephone, telegram or otherwise. Horizon and CMS will each bear the costs of the solicitation of proxies from their respective stockholders, except that Horizon and CMS will each pay one-half of the cost of printing this Joint Proxy Statement/Prospectus. Arrangements will also be made with brokerage

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
firms and other custodians, nominees and fiduciaries who hold of record voting securities of Horizon or CMS for the forwarding of solicitation materials to the beneficial owners thereof. Horizon and CMS will reimburse such brokers, custodians, nominees and fiduciaries for the reasonable out-of-pocket expenses incurred by them in connection therewith. CMS has engaged the services of
Corporate Investor Communications, Inc. to distribute proxy solicitation materials to brokers, banks and other nominees and to assist in the solicitation of proxies from CMS stockholders for a fee of $5,000 plus reasonable out-of-pocket expenses. Horizon has engaged the services of Georgeson & Company Inc. to distribute proxy solicitation materials to brokers, banks and other nominees and to assist in the solicitation of proxies from Horizon stockholders for a fee of $12,000, plus reasonable out-of-pocket expenses.

OTHER MATTERS

    At the date of this Joint Proxy Statement/Prospectus, the Boards of Directors of Horizon and CMS do not know of any business to be presented at their respective Special Meetings other than as set forth in the notices accompanying this Joint Proxy Statement/Prospectus. If any other matters should properly come before the respective Special Meetings, it is intended that the shares represented by proxies will be voted with respect to such matters in accordance with the judgment of the persons voting such proxies.

                                   THE MERGER

GENERAL DESCRIPTION OF THE MERGER

    The Merger Agreement provides that, at the Effective Time, Merger Sub will merge with and into CMS with CMS becoming the Surviving Corporation, and each outstanding share of CMS Common Stock (other than shares of CMS Common Stock held in the treasury of CMS or owned by Horizon or by any direct or indirect wholly owned subsidiary of Horizon or of CMS, all of which will be canceled), will be converted into .5397 shares of Horizon Common Stock. Any resulting fractional shares will be settled in cash. As a consequence of the Merger, CMS will become a wholly owned subsidiary of Horizon.

    Based on the number of shares of CMS Common Stock outstanding as of the CMS Record Date, 20,849,844 shares of Horizon Common Stock will be issuable pursuant to the Merger Agreement (assuming no issuance prior to the Effective Date of shares of CMS Common Stock upon exercise of CMS Options or CMS Warrants, upon conversion of the CMS Debentures or pursuant to the CMS Earnout Agreements) representing approximately 41% of the total Horizon Common Stock to be outstanding after such issuance (based on the number of shares of Horizon Common Stock outstanding as of the Horizon Record Date).

BACKGROUND

    The terms of the Merger Agreement are the result of arm's-length negotiations between representatives of CMS and Horizon. The following is a brief discussion of the background of these negotiations and related transactions.

    During late 1994, in response to Horizon's increased equity base, representatives of a commercial bank and several investment banking firms met with the Chief Executive Officer, Neal M. Elliott, and other officers of Horizon, and identified certain companies that they considered might be interested in a sale of certain assets. The Hillhaven Corporation ("Hillhaven"), a company engaged in substantially the same business as Horizon, and CMS's contract therapy services operations were cited by these organizations. Horizon had previously been exploring the possibility of making a proposal for a combination with Hillhaven.

    Mr. Elliott, who had been acquainted with Rocco A. Ortenzio, the Chief Executive Officer of CMS, for a number of years, contacted Mr. Ortenzio in December 1994 by telephone to determine whether

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
Mr. Ortenzio would be interested in discussing the possibility of a joint venture with Horizon in the area of contract therapy services operations. Mr. Ortenzio expressed a willingness to listen to Mr. Elliott's views.

    On January 26, 1995, Horizon announced publicly that it had made a proposal to Hillhaven for a business combination involving the issuance of Horizon Common Stock to the stockholders of Hillhaven.

    On February 3, 1995, the two chief executive officers and certain other officers met at the offices of CMS to discuss the potential for a contract therapy services joint venture between the two companies. This meeting was introductory and exploratory in nature and did not deal with the details of any particular form or terms of a transaction.

    On February 6, 1995, Hillhaven publicly rejected Horizon's initial proposal for a business combination without entering into discussions or negotiations with Horizon.

    On February 9 and 10, the Chief Financial Officer of CMS and the Senior Vice President of Subsidiary Operations of Horizon met at Horizon's headquarters to continue the discussions related to the proposed joint venture. These discussions were preliminary and exploratory and were focused on each party acquiring an understanding of the contract therapy services business of the other, but not on the terms of any particular transaction. At that time, the parties executed a confidentiality agreement prior to exchanging confidential information with each other in connection with their investigations of each other's contract therapy services business. The parties also consulted technical advisors concerning tax, reimbursement, accounting and other structural issues relating to a possible joint venture.

    On February 20, 1995, a dinner meeting was held at a hotel in Boston, Massachusetts. In attendance at that meeting were the two chief executive officers, the Executive Vice President of Horizon, the Senior Vice President of Subsidiary Operations of Horizon, and the Chief Financial Officer of CMS. At this meeting, the parties worked on structuring the proposed contract therapy services joint venture and reviewed its economic potential. As a result of that meeting, Horizon's Senior Vice President of Subsidiary Operations went to Mechanicsburg on February 21, 1995, with CMS's Chief Financial Officer to gather more information regarding the contract therapy services operations of CMS. At that time, CMS's Chief Financial Officer and Horizon's Senior Vice President of Subsidiary Operations initialed an amendment to the February 9, 1995, confidentiality agreement to expand its coverage to potential transactions beyond the contract therapy services joint venture, and information regarding CMS's operations was provided.

    Preparatory to meetings during the following days, both chief executive officers and other officers of Horizon and CMS met for dinner at a hotel in Mechanicsburg on February 26, 1995. On February 27 and 28, 1995, the chief executive officers and other officers of both companies met in CMS's Mechanicsburg office to discuss further the feasibility of the contract therapy joint venture and to discuss a broader business combination. A variety of personnel were assigned responsibilities to review and visit operating facilities of the respective companies. These visits occurred during the period from February 28, 1995 through March 1, 1995.

    On March 6 and 7, 1995, there were meetings between officers of Horizon and CMS for the purpose of acquiring further information regarding the businesses of the two companies. All these discussions were exploratory regarding primarily the formation of a joint venture in the contract therapy services business or, secondarily, a possible business combination.

    On March 7, 1995, Horizon publicly announced an increase in the amount of Common Stock that it would be willing to issue in a business combination with Hillhaven and that the offer would expire on March 21, 1995. Specifically, total consideration was increased from approximately $1.3 billion to $1.7 billion.

    On March 8, 1995, at a regular meeting of the Board of Directors of CMS, the Board reviewed CMS's continuing discussions with Horizon with respect to the potential joint venture in the contract

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
therapy services business. At that time, management of CMS also reported to the Board that the analysis and due diligence discussions had been extended to include a possible merger of CMS and Horizon. The CMS Board discussed the potential strategic benefits to CMS of a combination with a company in the long-term health care field and of the specific advantages of a combination with Horizon.

    On March 13, 1995, the Board of Directors of Horizon, at its regularly scheduled meeting, discussed management's request for authority to enter into a contract therapy services joint venture with CMS. Included in that discussion was the possibility of some other form of business combination and the directors were furnished with detailed financial information with respect to both the proposed joint venture and a possible business combination. After exploring the subject in detail, the Board of Directors authorized management to negotiate a joint venture arrangement. Promptly thereafter, management of Horizon presented a draft letter of intent to CMS regarding the formation of a joint venture.

    The objective of management of Horizon in pursuing a joint venture with CMS in the contract therapy services business had been to enhance the potential synergies of a transaction with Hillhaven. As the negotiations progressed, the parties determined that the joint venture, in the form contemplated, could potentially prevent one or both parties from subsequently engaging in a transaction accounted for as a pooling of interests, a matter deemed to be of importance to both companies, especially to Horizon in light of its proposed transaction with Hillhaven.

    On March 21, 1995, Horizon's proposal to Hillhaven expired without having been accepted by Hillhaven and was not renewed.

    On March 22, 1995, Mr. Elliott contacted Mr. Ortenzio by telephone and suggested that, in lieu of a joint venture transaction, the parties begin serious negotiations concerning a merger of the two companies. Mr. Ortenzio was amenable to this proposal. At that time, Merrill Lynch, CMS's financial advisor, began to work on the preparation of its valuation analyses.

    On March 23, 1995, at a special meeting of the CMS Board of Directors, senior management of CMS explained in detail Horizon's proposal and discussed Horizon, its business and financial condition and operating results. The Board discussed the Horizon proposal and reviewed the significant strategic advantages and synergies identified in connection with the proposed joint venture of the two companies' contract therapy services business and considered the strategic benefits of also combining CMS's rehabilitation hospitals and out-patient services with Horizon's long-term and subacute care facilities. At the conclusion of this meeting, the CMS Board of Directors authorized senior management to continue with negotiating the merger transaction.

    On March 24, 1995, Horizon engaged Salomon Brothers to render an opinion to the Board of Directors of Horizon with respect to the fairness of such a business combination, from a financial point of view, to the stockholders of Horizon.

    On March 27, 1995, the chief executive officers, together with other senior officers of both companies and their outside advisors, met in Albuquerque and reached a mutual understanding with respect to the basic framework of the proposed transaction. From March 27, 1995, through March 31, 1995, representatives, including their financial advisors, of Horizon and CMS conducted further investigations of each other. Commencing on March 29, 1995, representatives of Horizon and CMS, including their financial advisors and legal counsel, met to discuss and resolve business and legal issues related to the proposed combination. During the course of these discussions, the representatives of the parties negotiated the terms and provisions of the Merger Agreement, the Voting Agreement and the Stock Option Agreement.

    On March 29, 1995, CMS's Board of Directors met and, together with its outside advisors, considered in detail the proposed business combination with Horizon. CMS's Board of Directors reviewed the material terms of the business combination that representatives of Horizon and CMS had discussed to that point, including the material terms of the draft Merger Agreement, Stock Option Agreement and Voting Agreement, and the Board requested CMS's management to negotiate further

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
certain of such terms with Horizon. Merrill Lynch made a presentation to the Board analyzing the proposed transaction, including a valuation of CMS using various methodologies. See " -- Opinions of Financial Advisors -- CMS." CMS's legal counsel made a presentation to the Board concerning the Board's fiduciary duties to CMS's stockholders in considering a business combination.

    On March 31, 1995, the CMS Board of Directors met again and resumed its discussion of the proposed merger. At this time, Merrill Lynch reviewed certain aspects of its valuation presentation with the Board of Directors of CMS and delivered its oral opinion, which was subsequently confirmed in writing, that as of such date and based on the assumptions made and matters considered in, and the limitations on, the review undertaken by Merrill Lynch as reviewed by Merrill Lynch with the Board of Directors of CMS, the Exchange Ratio was fair, from a financial point of view, to the CMS stockholders. See "-- Opinions of Financial Advisors -- CMS." After consideration of the opinion of Merrill Lynch and additional consideration of the topics presented at the March 29, 1995 meeting, the directors present at the meeting unanimously approved the Merger Agreement and the related transactions. The CMS Board also amended the CMS Rights Agreement, dated March 11, 1991, between CMS and Mellon Bank, N.A., as rights agent, as amended to date (the "CMS Rights Agreement"), to provide that neither the Merger nor any of the transactions contemplated by the Merger Agreement, the Voting Agreement or the Stock Option Agreement would be an event that triggers the distribution or exercisability of rights under the CMS Rights Agreement.

    On March 31, 1995, Horizon's Board of Directors met. After reviewing the results of Horizon's due diligence with respect to CMS, reviewing the material terms of the Merger Agreement, the Voting Agreement, the Stock Option Agreement and other transaction documents and receiving Salomon Brothers' oral opinion (which was later confirmed in writing) that, as of such date, the consideration to be paid by Horizon in the Merger was fair to Horizon's stockholders from a financial point of view, Horizon's Board authorized the execution and delivery of the Merger Agreement, the Voting Agreement, the Stock Option Agreement and other transaction documents. After the meeting, an officer of Horizon communicated the results of the meeting to an officer of CMS.

    On the afternoon of March 31, 1995, the Merger Agreement, the Voting Agreement, the Stock Option Agreement and other transaction documents were executed and delivered, and Horizon and CMS issued a joint press release announcing the execution of the definitive agreements.

CERTAIN INFORMATION PROVIDED


    In connection with the discussions between Horizon and CMS described above, Horizon provided to CMS certain preliminary financial projections with respect to Horizon's operating results, cash flows and financing activities, capitalization and capital expenditures for fiscal years 1995 and 1996, and the assumptions on which such financial forecasts were based. Such financial forecasts were developed for internal use only, were not prepared with the intent that they would be publicly distributed, were based on numerous assumptions (many of which are beyond the control of Horizon) and are not necessarily indicative of future results. Such preliminary financial projections assumed a consolidated compound average annual revenue growth of 19.5% and average EBITDAR (earnings before interest, taxes, depreciation, amortization and rent expenses for hospitals and similar facilities) margins of 20.7% (the "Horizon Base Case"). Such projections do not include any special charges that relate to the operations of any entity acquired by Horizon for any periods prior to acquisition.


    In connection with the discussions between Horizon and CMS described above, CMS provided to Horizon certain preliminary financial projections relating to CMS's fiscal years 1995 and 1996 and the assumptions on which such projections were based. Such preliminary financial projections were prepared by CMS for internal use only, were not prepared with the intent that they would be publicly distributed, were based on numerous assumptions (many of which are beyond the control of CMS) and are not necessarily indicative of future results. These financial projections were prepared by management of CMS based on the assumption of a consolidated compound average annual revenue growth of 7.3% and average EBITDA (earnings before interest, taxes, depreciation and amortization) margins of 12.5% (the "CMS Base Case"). The CMS projections were adjusted to eliminate any special charge reflected in the unaudited consolidated financial statements of CMS (which, for the nine months

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
ended March 31, 1995, reflected special charges of $18.4 million). (See "CMS Selected Historical Consolidated Financial Information.") The projections included the anticipated expense reductions resulting from the special charges reported by CMS during fiscal 1994 and fiscal 1995, including the special charge recorded for the third quarter ended March 31, 1995.


    Horizon provided EBITDAR information and CMS provided EBITDA information as additional financial data to measure their respective projected operating performance. Although such data is commonly used by the investment community, it may not be representative of, and is not a substitute for, operating results or net income for the periods presented under generally accepted accounting principles. For example, the companies do not consider EBITDAR or EBITDA data to be representative measures of their respective operating cash flows.


    Once each party had received each other's financial forecasts as indicated above, the parties, with the assistance of their financial advisors, extended such forecasts through the fiscal year 2000. The extended forecasts were, however, largely mathematical derivations from the initial forecasts.

HORIZON'S REASONS FOR THE MERGER; RECOMMENDATION OF HORIZON BOARD OF DIRECTORS


    CMS is engaged in the businesses of operating 37 rehabilitation hospitals in 15 states, providing outpatient rehabilitation services at more than 130 locations, managing 13 inpatient rehabilitation units and providing contract therapy services in more than 30 states to more than 2,300 facilities. Management of Horizon believes that the Merger of CMS with Horizon will create one of the nation's major post-acute care companies and will be the nation's largest specialty health care provider. The combined company will have a substantial capability in a large array of post-acute care services: acute medical rehabilitation; outpatient rehabilitation; subacute care; long-term care; contract therapy; institutional pharmacy services; clinical laboratory services; medical diagnostic services; and home care services. Moreover, management of Horizon believes that the combined company will have significant growth opportunities, particularly in acquisitions of additional long-term care, subacute care and outpatient facilities, internal development of specialty and rehabilitation hospitals, the expansion of contract therapy services and the addition of other specialty services.


    The analyses of the combined company performed by management of Horizon and Salomon Brothers indicate that there are significant synergies to be realized through the combination, particularly through (i) revenue enhancement and cost savings from consolidation of contract therapy operations; (ii) margin improvements from enhanced utilization of contract therapists; (iii) the expansion of Horizon's institutional pharmacy services into CMS facilities and new markets; (iv) the consolidation of corporate overhead; and (v) the introduction of other specialty services.

    Management of Horizon also believes that there are other synergies to be realized from a combination of the companies which are not susceptible of quantification. Among them are (i) the potential to increase business through the ability to provide a full range of care to managed care payors; (ii) the ability to increase capacity and margins in rehabilitation hospitals by transferring patients to Horizon subacute and long-term care facilities; (iii) the potential to increase patient volume by expanding the continuum of care of each company on a stand alone basis; (iv) the potential to retain therapist employees by providing an exceptional career path ranging from acute rehabilitation hospital positions to skilled nursing contracts; (v) the potential for improved buying power with respect to suppliers; and (vi) reduced capital costs through the refinancing of CMS indebtedness.

    These analyses also indicate that the valuation of CMS under the Merger Agreement falls within the range suggested by market measures of value. See "-- Opinions of Financial Advisors." They further suggest that, based on the preliminary financial projections adjusted as discussed under
"-- Certain Information Provided," (i) CMS should contribute over half the revenues and almost half the net income of the combined company for fiscal 1996 and (ii) while it would likely be dilutive to Horizon's net income per share in fiscal 1995, the proposed Merger should be neutral to somewhat

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
accretive to Horizon's net income per share in fiscal 1996 before giving effect to any expected synergies from the transaction. For more detailed information, see "-- Opinion of Financial Advisors -- Horizon -- Pro Forma Merger Consequences Analysis."


    Horizon's management believes investor apprehension over pending salary equivalency reimbursement limitations for occupational therapists and speech and language pathologists has created questions as to the value of contract therapy companies. See "Governmental and Regulatory Approvals and Matters." Horizon believes this is an overreaction to the ultimate effect of these potential reimbursement limitations on future revenues and margins. Horizon also believes that this reduced valuation of contract therapy companies creates unique acquisition opportunities. Horizon further believes that the proposed Merger would result in a combined enterprise which would be an industry leader in a managed health care environment. For these reasons, the management of Horizon deemed it appropriate to seek a business combination with CMS at this time.


    The Board of Directors of Horizon believes that the Exchange Ratio and the other terms of the Merger Agreement are fair to, and in the best interests of, Horizon and the stockholders of Horizon. In reaching its conclusion, Horizon's Board considered (i) the matters set forth above, (ii) the judgment and advice of Horizon's management, (iii) the prior financial performance and future operating prospects of CMS, (iv) the reasonableness of achieving prospective cost savings and future incremental revenues from the combined operation, (v) the financial flexibility offered by the combination, (vi) the historical prices and trading information for Horizon Common Stock and CMS Common Stock, (vii) the respective valuations of each company based on several different methods of valuation, (viii) detailed financial information, including historical financial information for each company and pro forma combined financial statements reflecting effectuation of the Merger, (ix) the results of the due diligence review of the business and operations of CMS, (x) the complementary nature of the expertise of employees and other resources of each company, (xi) the terms of the Merger Agreement, the Voting Agreement and the Stock Option Agreement (including the termination fee arrangements and the proposed employment arrangements (which were subsequently modified in certain respects) with respect to the Chairman and President of CMS), (xii) the opinion of Salomon Brothers described below and (xiii) the probability of achieving expected results.


    In analyzing the Merger Agreement, the Horizon Board of Directors received an oral opinion from Salomon Brothers at its March 31, 1995 meeting (which was subsequently confirmed in writing) that, as of such date, the consideration to be paid by Horizon in the Merger was fair to the holders of Horizon Common Stock from a financial point of view. At such meeting, the Board of Directors of Horizon entertained a detailed description of the procedures used by Salomon Brothers in arriving at, and the bases for, its conclusions and thereafter accepted the oral opinion. The Horizon Board of Directors did not adopt the opinion of Salomon Brothers as the exclusive basis for the Board's determination as to the fairness of the Exchange Ratio and the other terms of the Merger Agreement to Horizon and the stockholders of Horizon; rather, the Horizon Board of Directors, as indicated above, included the opinion in the total mix of information regarding the proposed Merger that was available to, and evaluated by, it. (Salomon Brothers subsequently delivered the Salomon Brothers Opinion dated the date of this Joint Proxy Statement/Prospectus that, as of such date, the consideration to be paid by Horizon in the Merger was fair to the holders of Horizon Common Stock from a financial point of view.) See "-- Opinions of Financial Advisors -- Horizon" for information regarding Horizon's agreement to compensate and indemnify Salomon Brothers.



    In evaluating the foregoing factors, the Board of Directors understood that the implications of some of the factors were negative rather than positive.


    1995 DILUTION. The analyses of the combined company performed by management of Horizon and Salomon Brothers indicated that, based on the preliminary financial projections adjusted as discussed under "-- Certain Information Provided," the proposed Merger would be likely to be dilutive to Horizon's net income per share in fiscal 1995. In fact, the Salomon Brothers Report, as discussed under "Opinions of Financial Advisors -- Horizon -- Pro Forma Merger Consequences Analysis,"

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
indicates that the analysis described therein showed pro forma dilution to the stockholders of Horizon in earnings per share (without giving effect to any projected synergies) for the projected period ending May 31, 1995 ranging (depending on the final exchange ratio) from 10% to 2.3%. Based on the final Exchange Ratio, the projected dilution would be 10%.

    PRIOR FINANCIAL PERFORMANCE. In its evaluation of CMS, the Horizon Board of Directors reviewed the historical financial information relating to CMS and its consolidated subsidiaries. The Horizon Board was apprised of, and took into account, the consolidated results of operations of CMS and its consolidated subsidiaries during the fiscal years 1993 and 1994, in which CMS recorded special charges of $14.5 million and $74.8 million, and for the six months ended December 31, 1994, in which CMS recorded special charges of $13.4 million.

    DUE DILIGENCE. As part of its review, the Board of Directors of Horizon also considered certain compliance and regulatory issues currently affecting CMS. During the course of Horizon's examination of CMS, Horizon's management reviewed information provided by CMS regarding an employment tax audit currently being conducted by the Internal Revenue Service (the "IRS Audit") and the pending inquiries of the U.S. Department of Justice with respect to certain CMS operations (the "DOJ Inquiry"). Horizon's management and legal counsel attended a presentation by CMS and its tax and regulatory counsel on March 30, 1995 regarding these matters. During the course of that presentation, the Horizon representatives were advised that (i) the IRS Audit was in its preliminary stages and that no assessment had been asserted, (ii) the DOJ Inquiry had been previously reported by CMS (in the Quarterly Report on Form 10-Q for the quarter ended December 31, 1994) and (iii) these matters were not expected to have any material adverse effect on the financial condition or results of operations of CMS. In reaching its determination with respect to the Merger, the Horizon Board of Directors assessed these matters on the basis of the information made available to Horizon's representatives and the evaluation by them of that information in the context of the proposed Merger and the Horizon Board of Directors recognized that, notwithstanding the expectations of CMS and its advisors, there was no assurance that these matters would not have a material adverse effect on the financial position or results of operations or business of CMS.


    These factors were regarded by the Board of Directors of Horizon as negative. All of the other factors to which reference is made above were regarded by the Board of Directors as positive. The Board of Directors did not assign relative weights to any of the factors considered by it; rather, the Board evaluated the proposed Merger based on the total mix of information available to it. Based on the totality of that information, all members of the Board of Directors of Horizon, at the special meeting held on March 31,1995, expressed support for the Merger and the Board of Directors unanimously approved the Merger Agreement and the Horizon Charter Amendment and recommended that the stockholders of Horizon vote "FOR" approval and adoption of the Merger Agreement and approval and adoption of the Horizon Charter Amendment.



CMS'S REASONS FOR THE MERGER; RECOMMENDATION OF CMS BOARD OF DIRECTORS


    At a meeting held on March 31, 1995 the Board of Directors of CMS concluded that the Merger was fair to and in the best interests of the stockholders of CMS, approved the Merger Agreement and recommended that the stockholders of CMS approve and adopt the Merger Agreement.

    As part of its review, the CMS Board of Directors considered, among other things, information presented by CMS management, Merrill Lynch and legal counsel, including information relating to the relative resources and strengths of each company, and their respective business lines, geographic dispersion and long-term strategic focus. See "-- Opinions of Financial Advisors." The CMS Board of Directors considered information concerning the current and prospective status of the rehabilitation and long-term care industries and the relative capabilities and strengths of the management of each company. The CMS Board of Directors also considered the unique strategic opportunities the Merger would provide for CMS to extend its clinical expertise and expand the continuum of health care services it can offer to include the complementary long-term care, contract services and other related businesses of Horizon. The CMS Board of Directors also considered certain other financial information, including (among other things) historical financial information for each of the companies and pro forma combined financial information reflecting the effects of the Merger, the results of the due diligence review of the business and operations of Horizon conducted by CMS's management and advisors, the ability of the combined entity to raise additional debt and equity capital on a favorable basis, the complementary nature of the employee expertise and other resources of CMS and Horizon and the possibility of achieving specific savings by reducing duplicative administrative costs. In addition, the Board considered the prospects of CMS on both a stand-alone and combined basis, and the likelihood of obtaining by other means the strategic advantages offered by the Merger. The Board also reviewed in detail the terms of the Merger Agreement, the related transactions, including the terms of the Stock Option Agreement, the Voting Agreement and the proposed employment arrangements with the Chief Executive Officer and the President of CMS (which were subsequently modified in certain respects), and the termination fee payable to Horizon in certain circumstances if the transaction is not consummated.


    In reaching its determination, the CMS Board of Directors considered a number of factors, including, without limitation, the matters discussed above and the following:


        (i) the immediate and potential long-term benefits to CMS's stockholders inherent in the terms of the Merger and the long-term prospects for the combined entities;


        (ii) the oral opinion of Merrill Lynch (which was accepted by the CMS Board of Directors and was subsequently confirmed in writing) that, as of March 31, 1995 and based on the assumptions made and matters considered in, and the limitations on, the review undertaken by Merrill Lynch as discussed by Merrill Lynch with the Board of Directors of CMS, the exchange ratio contemplated by the Merger Agreement was fair to the stockholders of CMS from a financial point of view;


       (iii) the strategic benefits of significantly expanding CMS's continuum of offered health care services and of taking advantage of CMS's existing expertise in clinical care, rehabilitation services and contract services to enhance CMS's competitive position in an increasingly managed care environment;


       (iv) a conclusion that further consolidations in the health care industry were inevitable, including in contract therapy services, that CMS could be at a competitive disadvantage as a stand-alone entity in such an environment, and that market conditions were favorable to a transaction in the current time frame;


        (v) the compatibility of the respective businesses and management philosophies of CMS and Horizon with a common emphasis on low-cost, efficient health care delivery systems;

       (vi)   the  potential  cost   savings  in  management   and  general  and
    administrative expenses;

       (vii) the opportunity to achieve significant synergies through exploiting economies of scale afforded by the transaction, including greater leverage as a purchaser;

      (viii) the diversification of market risks inherent in the combination of the two entities' businesses;

       (ix) the relative prospects for growth and growth in shareholder values, as a stand-alone entity and as a part of a substantially larger organization operating in economically diversified trading areas;

        (x) the relative prospects for raising capital in current industry conditions as a stand-alone entity and as part of a larger organization; and

       (xi) the tax-free nature of the transaction to CMS stockholders and the advantageous effects on the combined enterprise as treating the transaction as a pooling for accounting purposes.

    The CMS Board of Directors also took into consideration the fact that Horizon has grown rapidly through a number of relatively recent acquisitions and that these acquired businesses may not have been fully integrated into Horizon's existing management, operational and other systems. The Board also evaluated the risks, inherent in any transaction such as the Merger, that currently unanticipated difficulties  could arise  in integrating  the operations  of  two large corporations; and that the synergies expected from combining the operations of CMS and Horizon may not be realized. In addition, the CMS Board reviewed the relatively greater dependence of Horizon on Medicaid-based revenues and the possibility of significant changes in the Medicaid program as a consequence of deficit reduction and health care reform legislation being considered by the United States Congress. The CMS Board also considered that Horizon's Common Stock price was trading at a relatively high multiple to its earnings, raising the possibility of greater volatility in its stock price and the risk that the Horizon Common Stock to be received by CMS's stockholders would decline in value between the signing of the Merger Agreement and the closing of the Merger or thereafter. The CMS Board also reviewed the restructuring of its operations that had begun in fiscal 1994 and considered whether a more favorable transaction could be obtained by waiting for the benefits of the restructuring to be further realized, in light of the risks that these benefits could be delayed and that the significant strategic opportunities presented by the Merger would be lost if CMS did not pursue the Merger. The CMS Board of Directors viewed the factors described in this paragraph as perhaps militating against the Merger, but determined that they did not provide a basis for deferring or rejecting the Merger. The CMS Board also recognized that the possibility of a higher offer was not precluded by the Merger Agreement.



    In analyzing the proposed Merger, the CMS Board of Directors evaluated the factors and considerations described above and consulted with its financial and legal advisors and with CMS management. The CMS Board of Directors did not view any one factor as determinative and did not assign particular weight to any one factor. Based on the information presented to the directors, the members of the Board of CMS present at the special meeting held on March 31, 1995 unanimously approved the Merger Agreement and recommended that the stockholders of CMS vote FOR the adoption and approval of the Merger Agreement. Prior to reaching its conclusion as to the fairness of the Merger, the Board of Directors of CMS also considered the matters described in the first paragraph under

"-- Interests of Certain Persons in the Merger."

OPINIONS OF FINANCIAL ADVISORS

HORIZON

    Salomon Brothers delivered to the Horizon Board its written opinion that, as of March 31, 1995, the consideration to be paid by Horizon in connection with the Merger was fair to the holders of Horizon Common Stock from a financial point of view. No limitations were imposed by the Horizon Board upon Salomon Brothers with respect to the investigations made or the procedures followed by it in rendering its opinion.

    SALOMON BROTHERS SUBSEQUENTLY DELIVERED THE SALOMON BROTHERS OPINION DATED THE DATE OF THIS JOINT PROXY STATEMENT/PROSPECTUS THAT, AS OF SUCH DATE, THE CONSIDERATION TO BE PAID BY HORIZON IN CONNECTION WITH THE MERGER WAS FAIR TO THE HOLDERS OF HORIZON COMMON STOCK FROM A FINANCIAL POINT OF VIEW. THE SALOMON BROTHERS OPINION IS SUBSTANTIALLY SIMILAR TO THE OPINION OF SALOMON BROTHERS DATED MARCH 31, 1995. THE FULL TEXT OF THE SALOMON BROTHERS OPINION, WHICH SETS FORTH ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITS ON THE REVIEW UNDERTAKEN, IS ATTACHED AS APPENDIX B TO THIS JOINT PROXY STATEMENT/ PROSPECTUS. HORIZON STOCKHOLDERS ARE URGED TO READ THE OPINION IN ITS ENTIRETY. THE OPINIONS OF SALOMON BROTHERS ARE DIRECTED ONLY TO THE FAIRNESS OF THE CONSIDERATION TO BE PAID BY HORIZON AND DO NOT CONSTITUTE A RECOMMENDATION TO ANY HORIZON STOCKHOLDER AS TO HOW SUCH STOCKHOLDER SHOULD VOTE. THE SUMMARY OF THE OPINIONS OF SALOMON BROTHERS SET FORTH IN THIS JOINT PROXY STATEMENT/PROSPECTUS ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE SALOMON BROTHERS OPINION.

    In arriving at its opinions, Salomon Brothers (i) reviewed the Merger Agreement and its related schedules, (ii) reviewed certain publicly available business and financial information relating to Horizon and CMS, (iii) reviewed certain other information, including financial projections, provided to

Salomon Brothers by Horizon and CMS and (iv) met with members of senior management of both Horizon and CMS to discuss the past and current operations and financial condition and prospects of Horizon and CMS. Salomon Brothers also considered such other information, financial studies, analyses, investigations and financial, economic and market criteria as it deemed relevant.

    In connection with its review, Salomon Brothers did not assume any responsibility for independently verifying any of the foregoing information and relied on such information being complete and accurate in all material respects. With respect to the financial projections, Salomon Brothers assumed that they had been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of Horizon or CMS, as the case may be, as to the future financial performance of Horizon or CMS, as the case may be. Salomon Brothers did not express any opinion with respect to such projections or the assumptions on which they are based, including assumptions regarding the effects of any outstanding or potential litigation, investigations, inquiries or other actions. In addition, Salomon Brothers did not make an independent evaluation or appraisal of any of the assets of Horizon or of CMS, nor was it furnished with any such appraisals. Each of Salomon Brothers' opinions was necessarily based upon business, market, economic and other conditions as they existed on, and could be evaluated as of, the respective dates of such opinions, and does not address Horizon's underlying business decision to effect the Merger. Salomon Brothers' opinions do not imply any conclusion as to the likely trading range for the Horizon Common Stock following the consummation of the Merger, which may vary depending on, among other factors, changes in interest rates, dividend rates, market conditions, general economic conditions and other factors that generally influence the price of securities.

    The following is a summary of the report presented by Salomon Brothers to the Horizon Board of Directors on March 31, 1995 in connection with its March 31, 1995 fairness opinion (the "Salomon Brothers Report"):

    OVERVIEW OF CMS. Salomon Brothers reviewed the businesses of CMS (including its latest twelve months ("LTM") revenues by business segment for the year ended December 31, 1994). Salomon Brothers also reviewed CMS's historical financial performance for 1992, 1993, 1994 and the LTM, and its projected financial performance for the twelve month periods ending June 30, 1995-99 (including in each case revenues, earnings before depreciation, interest, amortization and taxes ("EBDIAT"), earnings before interest and taxes ("EBIT"), net income and capital expenditures). Salomon Brothers compared certain growth and operating ratios of CMS (including LTM EBDIAT/ Revenue, LTM EBIT/Revenue, LTM Net Income/Revenue, LTM Historical Revenue Growth, LTM Historical EBDIAT Growth and LTM Historical EBIT Growth) to those of a group of comparable companies including HEALTHSOUTH Corporation, NovaCare, Inc., Advantage Health Corporation, Rehabcare Corporation, TheraTx Incorporated and Rehability Corporation (the "Comparable Group").

    DISCOUNTED CASH FLOW ANALYSIS. Using a discounted cash flow analysis, Salomon Brothers estimated the present value of the future cash flows that CMS could produce over a five-year period from 1995 through 1999, under various assumptions, if CMS were to perform on a stand-alone basis (without giving effect to any operating or other efficiencies pursuant to the Merger) in accordance with management's forecasts. Salomon Brothers set forth certain equity market value reference ranges for CMS based upon the sum of (i) the aggregate discounted value (using various discount rates ranging from 10% to 14%) of the five-year unlevered free cash flows of CMS, plus (ii) the discounted value (using various discount rates ranging from 10% to 14%) of (a) the final year's projected EBDIAT multiplied by (b) numbers representing various terminal or exit multiples (ranging from 5.0x to 9.0x). From this analysis Salomon derived an equity value reference range per share of CMS Common Stock on a fully diluted basis from $15.00 to $18.00. Salomon Brothers also reviewed the pre-tax value of the synergies that management expects to achieve following the Merger and performed a second discounted cash flow analysis incorporating the expected synergies. From this analysis Salomon Brothers derived an equity value reference range per share of CMS Common Stock on a fully diluted basis from $17.00 to $21.00.

    COMPARABLE COMPANY ANALYSIS. Salomon Brothers reviewed and compared the financial and market performance of the Comparable Group with that of CMS. Salomon Brothers examined certain publicly available financial data of the Comparable Group, including multiples of total revenues, EBDIAT, EBIT and net income, for the latest available twelve month period (and in the case of net income, analysts' consensus estimates for the twelve months ending June 30,
1995). Salomon Brothers then derived from this data (based on the relative comparability of the financial performance of the comparable companies to that of CMS) the ranges of these multiples deemed most meaningful for its analysis, which were as follows: total revenues (from 82% to 94%), EBDIAT (from 7.5x to 9.8x), EBIT (from 9.5x to 12.7x) and net income (from 13.0x to 20.0x). Salomon Brothers then applied these multiples to CMS's reported revenues, EBDIAT, EBIT and net income for the twelve months ended December 31, 1994, and management's estimates for the twelve months ending June 30, 1995 and, in the case of net income, also the twelve months ending June 30, 1996. This analysis resulted in an equity value reference range per share of CMS Common Stock on a fully diluted basis from $11.50 to $15.60.

    COMPARABLE TRANSACTION ANALYSIS. Salomon Brothers also reviewed the consideration paid or proposed to be paid in other recent transactions involving long-term and rehabilitative health care companies and analyzed the multiples of revenues, EBDIAT, EBIT and net income (for the LTM preceding the date of announcement of the transaction and, in the case of net income, also the analysts' consensus estimates at the time of the announcement for the twelve months following the date of announcement of the transaction) represented by such consideration. Specifically, Salomon Brothers reviewed the following acquiror/target transactions: Sun Healthcare/CareerStaff Unlimited (announced March 30, 1995), HEALTHSOUTH/Relife (announced September 19, 1994), Multicare Companies/Providence Health Care (announced February 2, 1994), Sun Healthcare/Mediplex Group (announced January 4, 1994), Regency Health/Care Enterprises (announced December 22, 1993), HEALTHSOUTH/Rehabilitation Hospitals (announced December 6, 1993), Genesis Health Ventures/ Meridian Healthcare (announced September 21, 1993), Horizon/Greenery Rehabilitation (announced August 2, 1993), Mariner Health/Pinnacle Care (announced January 6, 1994) and NovaCare/Rehab Clinics (announced October 21, 1993). Salomon Brothers then derived from this data (based on the relative comparability of the transactions to the Merger) the ranges of the multiples deemed most meaningful for its analysis, which were as follows: total revenues (from 76% to 86%), EBDIAT (from 7.6x to 10.1x), EBIT (from 9.5x to 12.3x) and net income (from 15.6x to 20.0x). Salomon Brothers then applied the multiples derived from the comparable transactions to CMS's reported revenues, EBDIAT, EBIT and net income for the twelve months ended December 31, 1994, and management's estimates for the twelve months ending June 30, 1995 and, in the case of net income, also the twelve months ending June 30, 1996. This analysis resulted in an equity value reference range per share of CMS Common Stock on a fully diluted basis from $11.00 to $15.40.

    PRO FORMA MERGER CONSEQUENCES ANALYSIS. Salomon Brothers analyzed certain pro forma effects on Horizon resulting from the Merger for the projected twelve-month periods ending May 31, 1995 and 1996. This analysis, based upon the assumptions described above and management's estimates of Horizon's 1995 and 1996 stand-alone earnings per share, showed pro forma dilution to the stockholders of Horizon in earnings per share for the projected period ending May 31, 1995 ranging (depending on the final exchange ratio) from 10% to 2.3%. For the projected period ending May 31, 1996, the analysis showed the transaction to result in pro forma dilution or accretion to the stockholders of Horizon (depending on the final exchange ratio) ranging from dilution of 0.3% to accretion of 7.7%. No revenue or operating synergies were taken into account in this analysis. Salomon Brothers also performed a pro forma merger consequences analysis giving effect to the synergies that management expects to result from the Merger. This analysis showed pro forma accretion to the stockholders of Horizon in earnings per share for the projected period ending May 31, 1995 ranging (depending on the final exchange ratio) from 29.4% to 40.5%. For the projected period ending May 31, 1996, the analysis showed the transaction to result in pro forma accretion to the stockholders of Horizon (depending on the final exchange ratio) ranging from 30.9% to 41.4%.

    In arriving at its opinion dated March 31, 1995 and the Salomon Brothers Opinion, and in presenting the Salomon Brothers Report, Salomon Brothers performed certain financial analyses, the material portions of which are summarized above. The summary set forth above does not purport to be a complete description of Salomon Brothers' analyses. Salomon Brothers believes that its analyses and the summary set forth above must be considered as a whole and that selecting portions of its analyses could create an incomplete view of the process underlying the analyses set forth in the opinions and the Salomon
Brothers Report. In performing its analyses, Salomon Brothers made numerous assumptions with respect to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Horizon and CMS. The trading values specified in the Salomon Brothers Report do not purport to be indicative of actual trading values of CMS Common Stock, which may be significantly more or less than the amounts set forth in the Salomon Brothers Report. Actual values will depend upon several factors, including events affecting the rehabilitative health care industry, general economic, market and interest rate conditions and other factors which generally influence the price of securities.

    No company used in the comparable company analysis nor any transaction used in the comparable transaction analysis summarized above is identical to CMS or the Merger, respectively. Accordingly, any such analysis of the value of the proposed Merger involves complex considerations and judgments concerning differences in the potential financial and operating characteristics of the comparable companies and other factors in relation to the trading and acquisition values of the comparable companies and publicly announced transactions.

    Salomon Brothers is an internationally recognized investment banking firm and regularly engages in the valuation of businesses and their securities in connection with mergers and acquisitions and for other purposes. The Horizon Board of Directors selected Salomon Brothers to act as its financial advisor on the basis of Salomon Brothers' international reputation and its familiarity with Horizon and CMS and the health care industry in general. In the course of its business, Salomon Brothers actively trades the securities of Horizon and CMS for its own account and for the accounts of customers. Accordingly, Salomon Brothers may at any time hold a long or short position in such securities.

    FEES PAID TO SALOMON BROTHERS. Horizon has paid Salomon Brothers aggregate fees of $250,000 in consideration for Salomon Brothers' services. Such fees were payable regardless of the outcome of Salomon Brothers' opinions. Horizon has also agreed to reimburse Salomon Brothers for its out-of-pocket expenses, including reasonable fees and disbursements of counsel. Horizon has agreed to indemnify Salomon Brothers, and its affiliates, their respective directors, officers, partners, agents and employees and each person, if any, controlling Salomon Brothers or any of its affiliates against certain liabilities, including certain liabilities under the federal securities laws, relating to or arising out of its engagement.

CMS


    On March 31, 1995, Merrill Lynch delivered its oral opinion to the Board of Directors of CMS, which opinion was subsequently confirmed in writing, that, as of such date and based upon the assumptions made and matters considered in, and the limitations on, the review undertaken by Merrill Lynch as reviewed by Merrill Lynch with the Board of Directors of CMS, the exchange ratio contemplated by the Merger Agreement was fair to the stockholders of CMS from a financial point of view. Merrill Lynch subsequently delivered the Merrill Lynch Opinion dated as of the date of this Joint Proxy Statement/Prospectus that, as of such date and based on the assumptions made and matters considered in, and the limitations on, the review undertaken by Merrill Lynch as set forth in the Merrill Lynch Opinion, the Exchange Ratio was fair to the stockholders of CMS from a financial point of view. A copy of the Merrill Lynch Opinion, which sets forth the assumptions made and matters considered in, and the limitations on, the review undertaken by Merrill Lynch, is attached as Appendix C to this Joint Proxy Statement/Prospectus. The summary of the Merrill Lynch Opinion set forth in this Joint Proxy Statement/Prospectus is qualified in its entirety by reference to the full text of such opinion. The March 31, 1995 opinion is substantially similar to the Merrill Lynch Opinion. STOCKHOLDERS OF CMS ARE URGED TO READ THE MERRILL LYNCH OPINION IN ITS ENTIRETY.

    The Merrill Lynch Opinion is directed only to the fairness of the Exchange Ratio to the stockholders of CMS from a financial point of view and does not constitute a recommendation to any CMS stockholder as to how such stockholder should vote at the CMS Special Meeting. The exchange ratio contemplated by the Merger Agreement was determined through negotiations between Horizon and CMS and was approved by the Board of Directors of CMS. Merrill Lynch provided advice to CMS during the course of such negotiations, but did not make a recommendation with respect to the exchange ratio contemplated by the Merger Agreement.


    In arriving at the Merrill Lynch Opinion, Merrill Lynch, among other things:
(i) reviewed CMS's Annual Reports, Forms 10-K and related financial information for the five fiscal years ended June 30, 1994 provided by CMS and CMS's Forms 10-Q and the related unaudited financial information for the quarterly periods ended September 30, 1994, December 31, 1994 and March 31, 1995, (ii) reviewed Horizon's Annual Reports, Forms 10-K and related financial information for the fiscal year ended May 31, 1994 and Horizon's Forms 10-Q and the related unaudited financial information for the quarterly periods ended August 31, 1994, November 30, 1994 and February 28, 1995 (as amended by Amendment No. 1 on Form 10-Q/A dated May 18, 1995 and Amendment No. 2 on Form 10-Q/A dated May 19,
1995); (iii) reviewed certain information, including financial forecasts, relating to the business, earnings, cash flow, assets and prospects of CMS and Horizon, furnished to Merrill Lynch by CMS and Horizon; (iv) conducted discussions with members of senior management of CMS and Horizon concerning their respective businesses and prospects; (v) reviewed certain information furnished to Merrill Lynch by CMS and conducted discussions with members of senior management of CMS and Horizon concerning potential synergies to be realized as a result of the Merger; (vi) reviewed the historical market prices and trading activity for outstanding shares of CMS Common Stock and outstanding shares of Horizon Common Stock and compared them with that of certain publicly traded companies which Merrill Lynch deemed to be reasonably similar to CMS and Horizon, respectively; (vii) compared the results of operations of CMS and Horizon with that of certain companies which Merrill Lynch deemed to be reasonably similar to CMS and Horizon, respectively; (viii) compared the proposed financial terms of the transactions contemplated by the Agreement with the financial terms of certain other mergers and acquisitions which Merrill Lynch deemed to be relevant; (ix) reviewed the Merger Agreement; (x) reviewed the Stock Option Agreement; (xi) reveiwed the Voting Agreement; and (xii) reviewed such other financial studies and analyses and performed such other investigations and took into account such other matters as Merrill Lynch deemed necessary, including its assessment of general economic, market and monetary conditions.



    In preparing the Merrill Lynch Opinion, Merrill Lynch relied upon the accuracy and completeness of all information supplied or otherwise made available to it by CMS and Horizon, and Merrill Lynch did not independently undertake an independent appraisal or evaluation of the assets or liabilities of CMS or Horizon. With respect to financial forecasts furnished by CMS and Horizon, Merrill Lynch assumed that they were reasonably prepared and reflected the best currently available estimates and judgment of the management of CMS or Horizon as to the expected future financial performance of CMS or Horizon, as the case may be. Moreover, with respect to the estimates of potential synergies furnished by CMS, Merrill Lynch assumed that they were reasonably prepared and reflected the best currently available estimates and judgment of the management of CMS as to the potential synergies to be realized as a result of the Merger. Merrill Lynch also assumed that the Merger will qualify for pooling-of-interests accounting treatment and as a tax-free transaction for the stockholders of CMS.



    In connection with the preparation of the Merrill Lynch Opinion, Merrill Lynch was not authorized by CMS or its Board of Directors to solicit, nor did it solicit, third-party indications of interest for the acquisition of all or any part of CMS.

    The following is a summary of certain analyses performed by Merrill Lynch in connection with its opinion dated March 31, 1995. In connection with the Merrill Lynch Opinion, Merrill Lynch performed certain procedures, including each of the financial analyses described below, to update its analyses made in connection with the delivery of its opinion dated March 31, 1995 (utilizing, where applicable, an exchange ratio of 0.5397), and reviewed with the managements of Horizon and CMS the financial information on which such analyses were based and other factors, including the current financial results of such companies and the future prospects for such companies. These updated analyses performed by Merrill Lynch were not delivered to the Board of Directors of CMS. The Merrill Lynch Opinion confirmed Merrill Lynch's opinion dated March 31, 1995 and thus continued to provide support for the recommendation of the Board of Directors of CMS that the stockholders of CMS approve and adopt the Merger Agreement.


    DISCOUNTED CASH FLOW ANALYSIS -- CMS. Merrill Lynch calculated ranges of equity value for CMS based upon the value, discounted to the present, of its fiscal year end five-year stream of unlevered after-tax free cash flow and its projected fiscal year 2000 terminal value based upon a range of multiples of its projected fiscal year 2000 earnings before interest, taxes, depreciation and amortization ("EBITDA"). In conducting its analysis, Merrill Lynch utilized the CMS Base Case and also developed a sensitivity analysis based on the CMS Base Case (the "CMS Conservative Case"), which assumed a consolidated compound average annual revenue growth of 4.6% and average EBITDA margins of 11.6%. See "-- Certain Information Provided." In both cases, Merrill Lynch utilized discount rates reflecting a weighted average cost of capital ranging from 11.5% to 15.5% and terminal value multiples of fiscal year 2000 EBITDA ranging from 5.0x to 8.0x. Based on this analysis, Merrill Lynch calculated a range of value of between $10.00 and $16.00 per share of CMS Common Stock based on the CMS Base Case, and of between $6.75 and $11.50 per share of CMS Common Stock based on the CMS Conservative Case.

    DISCOUNTED CASH FLOW ANALYSIS -- HORIZON. Merrill Lynch calculated ranges of equity value for Horizon based upon the value, discounted to the present, of its five-year stream of unlevered after-tax free cash flow and its fiscal year 2000 terminal value based upon a range of multiples of its projected fiscal year 2000 earnings before interest, taxes, depreciation, amortization and rent expenses for hospitals and similar facilities ("EBITDAR"). In conducting its analysis, Merrill Lynch utilized the Horizon Base Case, which assumed a consolidated compound average annual revenue growth of 19.5% and average EBITDAR margins of 20.7%. See "-- Certain Information Provided." In addition, Merrill Lynch developed a sensitivity analysis based on the Horizon Base Case (the "Horizon Conservative Case"), which assumed a consolidated compound average annual revenue growth of 16.5% and average EBITDAR margins of 20.7%. In both cases, Merrill Lynch utilized discount rates reflecting a weighted average cost of capital ranging from 14.0% to 18.0% and terminal value multiples of fiscal year 2000 EBITDAR ranging from 8.0x to 11.0x. Based on this analysis, Merrill Lynch calculated a range of value of between $25.75 and $40.00 per share of Horizon Common Stock based on the Horizon Base Case, and of between $19.50 and $31.75 per share of Horizon Common Stock based on the Horizon Conservative Case.

    Merrill Lynch also calculated ranges of equity value for Horizon based upon a discounted cash flow analysis for each of the Horizon Base Case and the Horizon Conservative Case assuming that annual savings from synergies projected by the managements of CMS and Horizon as a result of the Merger (the "Synergies") would be achieved. Based on this analysis, Merrill Lynch calculated that the Horizon Base Case indicated a range of value of between $31.00 and $46.50 per share of Horizon Common Stock, and the Horizon Conservative Case indicated a range of value of between $24.75 and $38.50 per share of Horizon Common Stock.

    SEGMENT DISCOUNTED CASH FLOW ANALYSIS -- CMS. Merrill Lynch calculated ranges of equity value for CMS based upon the value, discounted to the present, of its five-year stream of unlevered after-tax free cash flow and a fiscal year 2000 terminal value based upon a range of multiples of projected fiscal year
2000 EBITDA for CMS's medical rehabilitation hospital business (the "Rehabilitation Hospital Group") and contract therapy and physician services business (the "Contract Therapy and Physician

Services Group"). Merrill Lynch analyzed each segment based on both the CMS Base Case and the CMS Conservative Case. In both cases, for the Rehabilitation Hospital Group, Merrill Lynch utilized discount rates ranging from 12.0% to 14.0% and terminal value multiples of fiscal year 2000 EBITDA ranging from 5.0x to 8.0x. In both cases, for the Contract Therapy and Physician Services Group, taken as a whole, Merrill Lynch utilized discount rates ranging from 10.0% to 14.0% and terminal value multiples of fiscal year 2000 EBITDA ranging from 6.5x to 9.5x. Based on this analysis, Merrill Lynch calculated a range of value of between $11.50 and $16.50 per share of CMS Common Stock based on the CMS Base Case and a range of value of between $7.50 and $11.75 per share of CMS Common Stock based on the CMS Conservative Case.

    ANALYSIS OF SELECTED COMPARABLE PUBLICLY TRADED COMPANIES -- CMS. Merrill Lynch compared certain publicly available historical financial and operating data and projections of future financial performance (reflecting a composite of research analysts' estimates) of Advantage Health Corporation, HEALTHSOUTH Corporation, NovaCare, Inc., RehabCare Corporation and Rehability Corporation (collectively, the "Rehabilitation and Contract Services Comparables") with similar historical financial and operating data and projected financial performance of CMS which was provided to Merrill Lynch by the management of CMS. Merrill Lynch compared the market value as multiples of fiscal 1995 and 1996 estimated earnings per share ("EPS") (which were obtained from First Call and were arithmetically adjusted by Merrill Lynch to reflect a December 31 year end) and compared market capitalization as a multiple of publicly reported last twelve months ("LTM") EBITDA and publicly reported LTM revenues. For purposes of this analysis, Merrill Lynch defined market value as the closing price per share on March 24, 1995 multiplied by the number of shares outstanding and market capitalization as the market value plus liquidation value of preferred stock plus total debt and minority interests less cash, cash equivalents and marketable securities. Merrill Lynch determined that these multiples were as follows: (i) market value to estimated fiscal year 1995 estimated EPS was 14.4x for CMS compared to those of the Rehabilitation and Contract Services Comparables, which ranged from 11.2x to 18.8x; (ii) market value to estimated fiscal year 1996 estimated EPS was 10.4x for CMS compared to those of the Rehabilitation and Contract Services Comparables, which ranged from 8.4x to 15.0x; (iii) market capitalization to LTM EBITDA was 8.7x for CMS compared to those of the Rehabilitation and Contract Services Comparables, which ranged from 6.1x to 11.1x; and (iv) market capitalization to LTM revenues was 0.59x for CMS compared to those of the Rehabilitation and Contract Services Comparables, which ranged from 0.62x to 2.29x. Based on the foregoing ranges for the Rehabilitation and Contract Services Comparables, as well as Merrill Lynch's experience in evaluating publicly traded companies, Merrill Lynch calculated that the Rehabilitation and Contract Services Comparables indicated a range of value of CMS ranging between $6.00 and $13.00 per share of CMS Common Stock.

    ANALYSIS OF SELECTED COMPARABLE PUBLICLY TRADED COMPANIES -- HORIZON. Merrill Lynch compared certain publicly available financial and operating data and projections of future financial performance (reflecting a composite of research analysts' estimates) of Beverly Enterprises, Inc., Genesis Health Ventures, Inc., Health Care and Retirement Corporation, The Hillhaven Corporation, Integrated Health Services, Inc., Living Centers of America, Inc., Manor Care, Inc., The Multicare Companies, and Sun Healthcare Group Inc. (the "Long-Term Care Comparables -- Group A"), as well as Arbor Health Care Company, GranCare, Inc., Mariner Health Group, Inc. and Regency Health Services, Inc. (the "Long-Term Care Comparables -- Group B" and, together with the Long-Term Care Comparables -- Group A, the "Long-Term Care Comparables") with similar historical financial and operating data and projections of future financial performance of Horizon. Merrill Lynch compared the market value as multiples of fiscal 1995 and 1996 estimated EPS (which were obtained from First Call and were arithmetically adjusted by Merrill Lynch to reflect a December 31 year end), and compared market capitalization plus eight times the LTM rent expense as a multiple of publicly reported LTM EBITDAR as well as market capitalization as a multiple of publicly reported LTM revenues. Merrill Lynch also analyzed the estimated five year EPS growth rates (which were obtained from Institutional Brokerage Estimate Service) for Horizon and each of the Long-Term Care Comparables. Merrill Lynch determined that these multiples were as follows: (i) market value to estimated fiscal year 1995 estimated EPS was 19.1x for Horizon compared to those of the Long-Term Care Comparables, which ranged from 10.7x to 20.6x; (ii) market value to estimated fiscal year 1996 estimated EPS was 15.3x for Horizon compared to those of the Long-Term Care Comparables, which ranged from 9.3x to 17.5x; (iii) market capitalization plus eight times LTM rents to LTM EBITDAR was 11.8x for Horizon compared to those of the Long-Term Care Comparables, which ranged from 7.8x to 12.8x; (iv) market capitalization to LTM revenues was 1.65x for Horizon compared to those of the Long-Term Care Comparables, which ranged from 0.31x to 3.43x; and (v) estimated five year EPS growth rate was 24.9% for Horizon compared to those of the Long-Term Care Comparables, which ranged from 14.9% to 30.0%. Based on the foregoing ranges for the Long-Term Care Comparables, as well as Merrill Lynch's experience in evaluating publicly traded companies, Merrill Lynch calculated that the Long-Term Comparables indicated a range of value of between $25.00 and $30.00 per share of Horizon Common Stock.

    No company utilized in the comparable publicly traded companies analysis was identical to CMS or Horizon. Accordingly, an analysis of the results of such a comparison is not purely mathematical; rather, it involves complex considerations and judgments concerning differences in historical and projected financial and operating characteristics of the comparable companies and other factors that could affect the public trading value of the comparable companies or company to which they are being compared.

    ANALYSIS OF SELECTED COMPARABLE ACQUISITION TRANSACTIONS. Merrill Lynch reviewed certain publicly available information regarding ten selected business combinations involving companies involved in the medical rehabilitation and contract services business announced since October 25, 1991 (the "Acquisition Comparables"). The Acquisition Comparables included: HEALTHSOUTH Corporation's acquisition of the rehabilitation hospital division of NovaCare, Inc.; HEALTHSOUTH Corporation's acquisition of ReLife, Inc.; HEALTHSOUTH Rehabilitation Corporation's acquisition of selected rehabilitation hospitals of National Medical Enterprises, Inc.; NovaCare, Inc.'s acquisition of RehabClinics, Inc.; NovaCare, Inc.'s acquisition of Rehabilitation Hospital Corp.; RehabCare Corporation's acquisition of Advanced Rehabilitation Resources, Inc.; ReLife, Inc.'s acquisition of Rebound Inc.; National Rehabilitation Centers, Inc.'s acquisition of Healthfocus, Inc.; ReLife Acquisition Corp.'s acquisition of American Health Resources, Inc.; and ReLife, Inc.'s acquisition of Renaissance America, Inc.

    Merrill Lynch compared the transaction value (which it defined for this purpose as (i) the offer price per share multiplied by the sum of the number of shares outstanding and the number of exercisable options outstanding plus (ii) the liquidation value of preferred stock plus (iii) total debt and minority interests less (iv) cash, cash equivalents and proceeds received upon exercise of options) of each such transaction as a multiple of the publicly available LTM EBITDA. The range of multiples for the Acquisition Comparables, based on transaction value to LTM EBITDA, ranged from 2.4x to 9.9x.

    Merrill Lynch then calculated aggregate and per share imputed equity values of CMS Common Stock by applying CMS's actual and forecasted financial results to the multiples derived from its analysis of the Acquisition Comparables described above. Based on its analysis, Merrill Lynch concluded that the Acquisition Comparables indicated a range of values of between $9.00 and $17.00 per share of CMS Common Stock.

    No company utilized in the Selected Comparable Acquisition Analysis was identical to CMS. Accordingly, an analysis of the results of this comparison is not purely mathematical; rather, it involves complex considerations and judgments concerning differences in historical and projected financial and operating characteristics of the comparable acquired companies and other factors that could affect the acquisition value of such companies and CMS.

    RELATIVE EXCHANGE RATIO ANALYSIS. Merrill Lynch utilized a discounted cash flow methodology to compare implied exchange ratios based on relative ranges of value for CMS and Horizon. The comparison of the CMS Base Case to the Horizon Base Case (without Synergies) yielded an implied exchange ratio of between 0.2532 and 0.6188 shares of Horizon Common Stock for each share of CMS Common Stock. The comparison of the CMS Conservative Case to the Horizon Conservative Case (without Synergies) yielded an implied exchange ratio of between 0.2130 and 0.5934 shares of Horizon Common Stock for each share of CMS Common Stock. The comparison of the CMS Base Case to the Horizon Base Case (with Synergies) yielded an implied exchange ratio of between 0.2170 and 0.5132 shares of Horizon Common Stock for each share of CMS Common Stock. The comparison of the CMS Conservative Case to the Horizon Conservative Case (with Synergies) yielded an implied exhange ratio of between 0.1761 and 0.4665 shares of Horizon Common Stock for each share of CMS Common Stock.

    Merrill Lynch then utilized a comparable publicly traded company analysis to compare implied exchange ratios based on relative ranges of value for CMS and Horizon. The comparison of values imputed for CMS to the values imputed for Horizon yielded an implied exchange ratio of between 0.2000 and 0.5200 shares of Horizon Common Stock for each share of CMS Common Stock.

    CONTRIBUTION ANALYSIS. Merrill Lynch also compared the relative ownership of the stockholders of CMS and the stockholders of Horizon of the pro forma combined operations of 40.0% and 60.0% (based on an exchange ratio of 0.4906) to the relative contributions of CMS to the pro forma combined operations for the years ending May 1996, 1997 and 1998 to net sales, EBITDAR, EBIT and fully diluted net income. Based on the CMS Base Case and the Horizon Base Case (without Synergies), CMS would contribute to the combined operations, for the years ending May 1996, 1997 and 1998, respectively, (a) an estimated 56.3%, 53.6% and 51.1% of net sales; (b) an estimated 53.1%, 50.5% and 47.8% of EBITDAR; (c) an estimated 49.7%, 47.8% and 45.2% of EBIT; and (d) an estimated 43.0%, 43.8% and 43.0% of fully-diluted net income.

    PRO FORMA ANALYSIS. Merrill Lynch analyzed the potential impact of the Merger on the estimated EPS of CMS and Horizon, respectively, for the years 1996-1999, assuming that the Merger will qualify for pooling-of-interests accounting treatment in both the case where the Synergies would be achieved and the case where the Synergies would not be achieved (based on an exchange ratio of 0.4906). Merrill Lynch also analyzed certain pro forma effects on the estimated EPS of CMS and Horizon, respectively, that could occur if the Merger were not consummated. Based on the CMS Base Case and the Horizon Base Case, the analysis indicated that for a holder of shares of CMS Common Stock, the Merger would be accretive on an estimated EPS basis in the amount of 8.6% for the fiscal year 1996, in the amount of 5.9% for the fiscal year 1997, in the amount of 7.4% for the fiscal year 1998 and in the amount of 9.0% for the fiscal year 1999. Assuming the same cases as above, the analysis indicated that for a holder of shares of Horizon Common Stock, the Merger would be accretive in the amount of 23.8% in fiscal year 1996, in the amount of 23.7% in fiscal year 1997 and in the amount of 20.9% in fiscal year 1998. Assuming the same cases as above, but without Synergies, the analysis indicated that for a holder of Horizon Common Stock, the Merger would be accretive in the amount of 6.6% in fiscal year 1996, in the amount of 8.6% in fiscal year 1997 and in the amount of 7.8% in fiscal year 1998. Based on the CMS Conservative Case and the Horizon Base Case projections, the analysis indicated that for a holder of shares of Horizon Common Stock, the Merger, with Synergies, would be accretive in the amount of 14.4% in fiscal year 1996, in the amount of 12.7% in fiscal year 1997 and in the amount of 9.3% in fiscal year 1998. If no Synergies are assumed, the analysis assuming the same cases indicated that for a holder of shares of Horizon Common Stock, the Merger would be dilutive in the amounts of 2.8%, 2.4% and 3.9% in fiscal years 1996-1998, respectively.

    HISTORICAL STOCK PRICE ANALYSIS. Merrill Lynch reviewed the per share daily closing market price of CMS Common Stock over the period from March 24, 1994 to March 30, 1995 compared with the performance of the Standard & Poor's 500 Index and a composite index of the Rehabilitation and Contract Services Comparables. Merrill Lynch also reviewed the performance of the per share daily closing market price of Horizon Common Stock over the period from March 24, 1994 to March 30, 1995 compared with the movement of the Standard & Poor's 500 Index and a composite index of the Long-Term Care Comparables -- Group A.

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
    The summary set forth above does not purport to be a complete description of the analyses performed by Merrill Lynch. In arriving at its opinion dated March 31, 1995, Merrill Lynch performed a variety of financial analyses, the material portions of which are summarized above. In addition, Merrill Lynch believes that its analyses must be considered as a whole and that selecting portions of its analyses and of the factors considered by it, without considering all such factors and analyses, could create a misleading view of the process underlying its opinions. In performing its analyses, Merrill Lynch made numerous macroeconomic, operating and financial assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond CMS's or Horizon's control. Any estimates incorporated in the analyses performed by Merrill Lynch are not necessarily indicative of actual past or future results or values, which may be significantly more or less favorable than such estimates. Estimated values do not purport to be appraisals and do not necessarily reflect the prices at which businesses or companies may be sold in the future, and such estimates are inherently subject to uncertainty. The preparation of a fairness opinion is a complex process not necessarily susceptible to partial or summary description. Merrill Lynch did not assign any relative weights to any of its analyses in preparing its opinion.

    As part of its investment banking business, Merrill Lynch is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions. The Board of Directors of CMS selected Merrill Lynch to act as its financial advisor because Merrill Lynch is an internationally recognized investment banking firm with substantial experience in transactions similar to the Merger and because it is familiar with CMS and its business.

    Merrill Lynch has rendered from time to time various investment banking and financial advisory services to Horizon for which it has received customary compensation. In the ordinary course of business, Merrill Lynch may actively trade the securities of both CMS and Horizon for its own account and the account of its customers and, accordingly, may at any time hold a long or short position in such securities.


    For its financial advisory services in connection with the Merger, CMS has agreed to pay Merrill Lynch a fee of $500,000 upon the execution on March 31, 1995 of the Merger Agreement and has agreed to pay Merrill Lynch an additional fee of 0.5% of the aggregate purchase price paid in the Merger at the Effective Time (against which the $500,000 fee will credited). In addition, CMS has agreed to reimburse Merrill Lynch for its reasonable out-of- pocket expenses (including reasonable fees and expenses of its legal counsel) and to indemnify Merrill Lynch and certain related persons against certain liabilities, including liabilities under securities laws, arising out of its engagement.


INTERESTS OF CERTAIN PERSONS IN THE MERGER

    In considering the recommendation of CMS's Board of Directors with respect to the Merger, CMS's stockholders should be aware that certain members of CMS's Board and management have certain interests respecting the Merger separate from their interests as holders of CMS Common Stock, including those referred to in "-- Employment Arrangements;" "-- Board Arrangements;" and "Certain Terms of the Merger Agreement -- Indemnification."


    In addition, Mr. Neal M. Elliott, Horizon's Chairman and Chief Executive Officer, beneficially owned 15,000 shares of CMS Common Stock at March 31, 1995. Of these shares, 10,000 shares were acquired in the aggregate on January 25 through January 26, 1995, for an average purchase price of approximately $4.74 per share, and 5,000 shares were acquired on February 23, 1995 for $5.875 per share. Mr. Elliott acquired these shares in ordinary brokerage transactions. On April 12, 1995, Mr. Elliott sold to CMS 5,000 shares of CMS Common Stock at $5.875 per share (an aggregate of $29,375), representing the price paid by Mr. Elliott in his February purchase. The closing price of the CMS Common Stock on the NYSE Composite Tape on April 11, 1995 was $11.00 per share. Pursuant to these arrangements, no profit was realized with respect to such 5,000 shares by Mr. Elliott in order to eliminate any question concerning the propriety of the purchase of shares by him in February. To Horizon's knowledge, no other executive officer or director of Horizon owns any shares of CMS Common Stock.

EMPLOYMENT ARRANGEMENTS


    At the Effective Time, Mr. Rocco A. Ortenzio, Chairman and Chief Executive Officer of CMS, will become a director and Vice Chairman of Horizon's Board of Directors. At that time, he will cease to be an employee of CMS and will not become an employee of Horizon. Mr. Rocco Ortenzio has agreed to become a director and Vice Chairman of Horizon's Board of Directors following the Merger, and to provide consulting services to Horizon on an hourly basis at a rate of $300 per hour. Mr. Rocco Ortenzio's employment agreement with CMS, under which he agreed to serve as CMS's Chairman and Chief Executive Officer, provides for a base salary of $400,000 per year and also provides for additional bonus compensation of 3% of CMS's consolidated pre-tax income (excluding extraordinary gains, losses or charges) in excess of $2.5 million per fiscal year. If a "change in control" of CMS occurs and within one year thereafter Mr. Rocco Ortenzio's services are terminated for any reason other than for "cause" or if he terminates his employment for "good reason" (as these terms are defined in his employment agreement), his bonus payments would continue until December 31, 1998, the remainder of the contract term, and CMS would also be obligated to pay him an amount equal to his cash compensation for the preceding three years or, if less, three times his average annual cash compensation for the five fiscal years prior to the change in control. The Merger will constitute a change in control for purposes of this employment agreement.



    In evaluating the Merger, the Horizon Board of Directors and CMS Board of Directors recognized that Mr. Rocco Ortenzio's bonus arrangement would, following the Merger, require that CMS's current operations continue to be accounted for separately, which would be impractical in light of the companies' plans to realize many of the significant opportunities presented by the Merger by combining certain aspects of their respective businesses. Accordingly, in order to remove the impediment that these contractual obligations might otherwise have on future operations, Mr. Rocco Ortenzio agreed on the value to be ascribed to the provisions relating to the termination without cause of his employment arrangements with CMS, including the bonus, in connection with the Merger. The terms of the agreement, which were reviewed and approved by the CMS Board of Directors, provide that following the Merger Mr. Rocco Ortenzio would cease to be an employee of CMS and would receive $3.7 million in satisfaction of his rights under the change in control provisions described above and would also receive up to $11.6 million in lieu of a bonus for periods after the Merger and for his agreement to enter into a mutually acceptable non-compete agreement, provided that an independent third party agreed that the present value of the bonus equalled or exceeded such amount. The present value of Mr. Ortenzio's future bonus payments was determined by projecting the future operating results of CMS through the remaining term of his employment agreement. These projections included an average annual revenue growth of approximately 7% with an improvement in the operating margin over the term of the agreement of approximately 10%. The projections also took into account anticipated future benefit of CMS's recent restructuring measures as well as anticipated future benefit bo be derived by CMS because of the merger. The projections contemplate that CMS will minimize its interest expense by using substantially all excess cash it generates to repay indebtedness including continued open market repurchases of its Senior Subordinated Notes. Under these assumptions Mr.
Ortenzio's potential bonus is approximately $14.5 million. An independent benefits consultant actuarially valued and discounted (at 7.50%) this amount to a current value of approximately $12.2 million. The payment for terminating the annual bonus was capped at $11.6 million less any amounts to be paid under the non-competition agreement. In addition, pursuant to his existing employment arrangements with CMS, Rocco Ortenzio's outstanding unvested options to purchase 800,000 shares of CMS Common Stock (which by virtue of the Merger will have been converted into options to purchase shares of Horizon Common Stock based on the Exchange Ratio) will become fully vested. Horizon has agreed that Rocco Ortenzio's existing CMS term life insurance policy will be converted into a whole life policy pursuant to a split-dollar arrangement with CMS prior to the Effective Time.


    At the Effective Time, Robert A. Ortenzio, President and Chief Operating Officer of CMS will become Executive Vice President of Horizon and a member of its Board of Directors. At that time, he

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will  enter into  a new employment  agreement (the  "Employment Agreement") with
Horizon containing terms and conditions (including current salary) substantially similar to those in his existing employment agreement with CMS. This agreement will be in lieu of his existing arrangements and agreements with CMS. The Employment Agreement will also provide for a retirement benefit equal to 5% of Robert Ortenzio's highest annual base salary during his employment by Horizon multiplied by his number of years of service, determined as described below. This retirement benefit is subject to a maximum of 50% of Robert Ortenzio's highest annual base salary during his employment with Horizon, reduced by all amounts payable under federal social security or any Horizon retirement plan. For purposes of this calculation, Robert Ortenzio will be granted full credit for service retroactive to March 1986. The Employment Agreement will also provide for a death benefit to the surviving spouse or minor children in an amount equal to one-half of the retirement benefit payable at his death (whether before or after retirement). In addition, the Employment Agreement will provide for disability benefits in an amount equal to 50% of the annual base salary at the time of any disability, reduced by any disability insurance benefits paid. Under the Employment Agreement, disability payments will be payable until recovery from the disability or until he reaches age 65. The Employment Agreement will provide that, upon termination of the agreement (i) by Horizon without cause, (ii) by Robert Ortenzio after 18 months following the Effective Time or (iii) by Robert Ortenzio prior to such date but after a material diminution or limitation of his duties and powers or demotion or removal from the Board of Directors, or in certain other circumstances, Robert Ortenzio will receive severance pay generally equal to the aggregate of his cash compensation for the preceding three years. In addition to such severance compensation, all options, warrants, stock bonuses and similar awards held by Robert Ortenzio will immediately vest. Upon termination by Horizon for cause or termination by Robert Ortenzio under any other circumstances, Robert Ortenzio will receive no severance compensation.



    Each of CMS's other senior executive officers is a party to previously existing change in control agreement with CMS which, following a change of control of CMS (which as defined in these agreements will occur as a consequence of the Merger), provides for severance payments equal to approximately three times his or her average annual cash compensation from CMS during the five preceding taxable years (or, if such individual was not employed by CMS throughout such period, the period during which he or she was so employed) upon a termination of employment without cause or resignation following a material limitation of the individual's duties and power or in certain other circumstances. If such terminations of employment occur following the Merger with respect to any of these officers, such officer would be entitled to payments in the following approximate amounts: Frank Fritsch, $595,000; Dennis Lehman, $595,000; David Nation, $650,000; and Patricia Rice, $395,000. In addition to such severance compensation, pursuant to the change in control agreements, the unvested options held by such an individual to purchase CMS Common Stock (which by virtue of the Merger will be converted into options to purchase shares of Horizon Common Stock) will immediately vest upon a termination of such individual's employment under the circumstances described above. As of the Effective Time, the senior executive officers of CMS will have unvested options to purchase the following number of shares of Horizon Common
Stock: Frank Fritsch, 42,501 shares; Dennis Lehman, 57,438 shares; David Nation, 70,257 shares; and Patricia Rice, 28,586 shares. The vesting of options upon a termination of employment following a change in control will be pursuant to the change in control agreements; not the original terms of the stock options.


BOARD ARRANGEMENTS

    Pursuant to the Merger Agreement, Horizon will expand its Board of Directors prior to the Effective Time to thirteen and will ensure that five of such directorships will be filled with individuals designated by CMS prior to the Effective Time. CMS intends to designate five of its current directors, Russell
L. Carson, Brian C. Cressey, Rocco A. Ortenzio, Robert A. Ortenzio and LeRoy S. Zimmerman, to fill such positions. Pursuant to the Merger Agreement, immediately after being elected to the Horizon Board of Directors, one of such five nominees shall be elected (subject to such nominee's determination to not serve) to the Horizon Audit Committee, another shall be elected to the Horizon Compensation Committee (provided such designee shall not be an employee of Horizon or any

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
subsidiary following the Effective Time) and Rocco A. Ortenzio will be elected to the Horizon Executive Committee. The five directors appointed by CMS shall be nominated for election as directors of Horizon at the first annual meeting of stockholders of Horizon subsequent to the Effective Time and shall be nominated for election in the class of directors whose term expires at the 1996 annual meeting of stockholders of Horizon.

    The Merger Agreement provides that Horizon will maintain certain indemnification and limitation of liability provisions in CMS's Charter and By-Laws for a period of six years after the Effective Time and will continue for six years CMS's directors and officers liability insurance, subject to certain limitations. See "Certain Terms of the Merger Agreement -- Indemnification."

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

    The following is a general summary of the material federal income tax consequences of the Merger to the holders of CMS Common Stock and is based upon current provisions of the Code, existing regulations thereunder and current administrative rulings and court decisions, all of which are subject to change. No attempt has been made to comment on all federal income tax consequences of the Merger that may be relevant to particular holders, including holders that are subject to special tax rules such as dealers in securities, foreign persons, mutual funds, insurance companies, tax-exempt entities and holders who do not hold their shares as capital assets. Holders of CMS Common Stock are advised and expected to consult their own tax advisers regarding the federal income tax consequences of the Merger in light of their personal circumstances and the consequences under state, local and foreign tax laws.

    No ruling from the Internal Revenue Service ("IRS") has been or will be requested in connection with the Merger. Horizon has received from its counsel, Vinson & Elkins L.L.P., an opinion to the effect that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of
Section 368(a) of the Code, that Horizon, Merger Sub and CMS will each be a party to the reorganization within the meaning of Section 368(b) of the Code, and that Horizon, Merger Sub and CMS will not recognize any gain or loss as a result of the Merger. It is a condition to the obligation of Horizon to consummate the Merger that such opinion shall not have been withdrawn or modified in any material respect. CMS has received from its counsel, Drinker Biddle & Reath, an opinion to the effect that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, that Horizon, Merger Sub and CMS will each be a party to the reorganization within the meaning of Section 368(b) of the Code, and that stockholders of CMS will not recognize any gain or loss from the receipt of Horizon Common Stock for their CMS Common Stock, other than with respect to cash received in lieu of fractional shares of Horizon Common Stock. Such opinions are subject to certain assumptions and based on certain representations of Horizon, Merger Sub and CMS. Stockholders of CMS should be aware that such opinions are not binding on the IRS and no assurance can be given that the IRS will not adopt a contrary position or that a contrary IRS position would not be sustained by a court.

    Assuming the Merger qualifies as a reorganization under Section 368(a) of the Code, the following federal income tax consequences will occur:

        (a) no gain or loss will be recognized by Horizon, Merger Sub or CMS in connection with the Merger;

        (b) no gain or loss will be recognized by a holder of CMS Common Stock upon the exchange of all of such holder's shares of CMS Common Stock solely for shares of Horizon Common Stock in the Merger;

        (c) the aggregate basis of the shares of Horizon Common Stock received by a CMS stockholder in the Merger (including any fractional share deemed received) will be the same as the aggregate basis of the shares of CMS Common Stock surrendered in exchange therefor;

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
        (d) the holding period of the shares of Horizon Common Stock received by a CMS stockholder in the Merger will include the holding period of the shares of CMS Common Stock surrendered in exchange therefor, provided that such shares of CMS Common Stock are held as capital assets at the Effective Time; and

        (e) a stockholder of CMS who receives cash in lieu of a fractional share will recognize gain or loss equal to the difference, if any, between such stockholder's basis in the fractional share (as described in paragraph (c) above) and the amount of cash received. Such gain or loss will be a capital gain or loss if the CMS Common Stock is held by such stockholder as a capital asset at the Effective Time.

ACCOUNTING TREATMENT

    The Merger is expected to be accounted for using the "pooling of interests" method of accounting pursuant to Opinion No. 16 of the Accounting Principles Board. The pooling of interests method of accounting assumes that the combining companies have been merged from inception, and the historical consolidated financial statements for periods prior to consummation of the Merger are restated as though the companies had been combined from inception. See the Unaudited Pro Forma Condensed Financial Information and notes thereto included elsewhere in this Joint Proxy Statement/ Prospectus.

    Horizon has been preliminarily advised by its independent public accountants, Arthur Andersen LLP, that the Merger should be treated as a pooling of interests in accordance with generally accepted accounting principles. Consummation of the Merger is conditioned upon the written confirmation of such advice. Also, such advice contemplates that each person who may be deemed an affiliate of CMS or Horizon will enter into an agreement with Horizon not to sell or otherwise transfer any shares of CMS Common Stock or Horizon Common Stock, as the case may be, within 30 days prior to the Effective Time or any Horizon Common Stock thereafter prior to the publication of financial results that include at least 30 days of post-Merger combined operations of Horizon and CMS.

GOVERNMENTAL AND REGULATORY APPROVALS AND MATTERS

    ANTITRUST MATTERS. Transactions such as the Merger are reviewed by the Department of Justice and the FTC to determine whether they comply with applicable antitrust laws. Under the provisions of the HSR Act, the Merger may not be consummated until such time as the specified waiting period requirements of the HSR Act have been satisfied. Horizon and CMS filed notification reports, together with requests for early termination of the waiting period, with the Department of Justice and the FTC under the HSR Act on April 20, 1995. The applicable waiting period expired on Saturday, May 20, 1995 with no request for additional information having been made.

    At any time before or after the Effective Time, the Department of Justice, the FTC or a private person or entity could seek under the antitrust laws, among other things, to enjoin the Merger or to cause Horizon to divest itself, in whole or in part, of CMS or of other businesses conducted by Horizon. There can be no assurance that a challenge to the Merger will not be made or that, if such a challenge is made, Horizon and CMS will prevail.

    STATE LICENSURE AND CERTIFICATE OF NEED REQUIREMENTS. Horizon and CMS have provided the regulatory authorities in all of the states in which CMS operates rehabilitation hospitals with any required notices, disclosures and/or applications for determination of need consistent with applicable licensure and/or certificate of need statutory and regulatory provisions. In Massachusetts, CMS filed an application for determination of need on April 21, 1995. The application was accepted as of May 9, 1995. The public comment period on the application expired on May 11, 1995 with no comments having been filed. Horizon and CMS anticipate that the determination of need will be issued in due course. At this time, virtually all of the remaining states in which CMS operates rehabilitation hospitals have concurred with Horizon's and CMS's view that the proposed Merger does not constitute a change of

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
ownership for either licensure or certificate of need purposes. At this time, however, neither Horizon nor CMS anticipates that any such notification, disclosure or review will hinder or delay the transactions contemplated by the Merger Agreement.

    MASSACHUSETTS. In connection with Horizon's acquisition of Greenery in February 1994, the Massachusetts Department of Public Health (the "Department") deemed Horizon to be neither suitable nor responsible in connection with its initial application to the Department for a license to acquire and operate the Massachusetts facilities then operated by Greenery, due in part to certain of Horizon's historical certification and decertification experiences in other states. Horizon appealed that determination. In order to resolve the matter, Horizon entered into an agreement with the Department under which the Department agreed, subject to compliance by Horizon with the terms of the agreement, to issue three successive six-month probationary licenses to Horizon for the acquisition and operation of those facilities and, during the 18-month duration of the agreement, Horizon agreed to commit the management of the Massachusetts facilities and patient care oversight to a management company owned and operated by Horizon's regional vice president. (During the pendency of the agreement, Horizon derives substantially all of the financial benefits from the operation of these facilities.) In addition, Horizon agreed not to file any application seeking to acquire or manage any other long-term care or assisted living facility in Massachusetts for the duration of the agreement. Horizon has been advised by the Department that the agreement does not apply to the transactions contemplated by the Merger Agreement. Horizon does not believe that the agreement with the Department will hinder or delay the effectiveness of the Merger.

    The first of the probationary licenses contemplated under the agreement was issued on May 24, 1994 and the second was issued effective as of November 26, 1994. Horizon recently filed its application for renewal probationary licenses with the Department and anticipates that those probationary licenses should be issued in June 1995. Horizon believes that its relationship with the Department has improved since Horizon began operating in Massachusetts in February 1994. Thus, absent the occurrence of unanticipated adverse circumstances (which cannot now be anticipated), Horizon anticipates receiving full licensure at the expiration of the agreement. Assuming, however, that the Department denies Horizon full licensure and gives Horizon sufficient time to market and sell these facilities, the denial of such licensure should not have a material impact upon the financial results of Horizon or the Merger.

    MEDICARE. The parties to the Merger Agreement have been advised by their counsel that the transactions contemplated by the Merger Agreement will not constitute a "change of ownership" of the Horizon or the CMS "providers" for purposes of the Medicare program, because the actual "providers" for Medicare purposes are the CMS subsidiaries in the states in which CMS operates rehabilitation facilities.

    Except as described above, Horizon and CMS are not aware of any other governmental or regulatory approvals required for consummation of the Merger, other than compliance with applicable securities laws.

    REIMBURSEMENT  RATES  FOR CONTRACT  THERAPY SERVICES.    In April  1995, the
Health Care Financing Administration ("HCFA") issued a memorandum to its Medicare fiscal intermediaries (the "Fiscal Intermediaries") as guidelines for assessing costs incurred by inpatient providers ("Care Providers") relating to Payment of Occupational and Speech Language Pathology Services furnished under arrangements including contracts between therapy providers and Care Providers. While not binding on the Fiscal Intermediaries, the HCFA memorandum suggested certain rates to the Fiscal Intermediaries to assist them in making annual "prudent buyer" assessments of speech and occupational therapy rates paid by Care Providers during the Fiscal Intermediary's reviews of the Care Providers' cost reports. The HCFA memorandum acknowledges that the rates noted in the memorandum are  not  absolute limits  and  should only  be  used by  the  Fiscal
Intermediaries for comparative purposes. Following the issuance of the HCFA memorandum, meetings between industry representatives and HCFA have been held concerning the merits of the HCFA memorandum. HCFA has asked

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
industry associations and groups to provide recommendations for inclusion in clarifying instructions to the Fiscal Intermediaries. In light of the fluid nature of the HCFA memorandum, neither Horizon nor CMS can predict what effect, if any, the HCFA memorandum will have on Horizon, CMS or the combined enterprise or if the rates suggested in the HCFA memorandum will continue to be recommended by HCFA. Additionally, neither Horizon nor CMS can determine at this time whether the rates suggested in the HCFA memorandum would be used by HCFA as a basis for developing possible future regulations creating a salary equivalency based reimbursement system for speech and occupational therapy services. Although the managements of Horizon and CMS have developed strategies to deal with potential future changes, there can be no assurance that future changes in the administration or interpretation of governmental health care programs will not have an adverse effect on the results of operations of Horizon, CMS or the combined enterprise.

    HEALTH CARE REFORM AND BUDGETARY PROPOSALS. Various federal legislators have introduced health care reform and "balanced budget" proposals, which are intended to control health care costs, improve access to medical services for uninsured individuals and balance the federal budget by the year 2002. Certain of these budgetary proposals have been reported out of committee in both Houses of Congress. These proposals include reduced rates of growth in the Medicare and Medicaid programs and proposals to block grant funds to the states to administer the Medicaid program. While these proposals do not, at this time, appear to affect adversely Horizon, CMS or the combined enterprise, significant changes in reimbursement levels under Medicare or Medicaid and changes in applicable governmental regulations could affect the future results of operations of the combined enterprise whether positively or negatively. There can be no assurance that future legislation, health care or budgetary, will not have an adverse effect on the future results of operation of the combined enterprise.

CMS DEBT

    The indentures pursuant to which CMS has issued its 10 3/8% and 10 7/8% Senior Subordinated Notes contain provisions permitting each holder of such notes, upon a "change in control" of CMS, to require that CMS repurchase such holder's notes at a purchase price payable in cash in an amount equal to 100% of the principal amount thereof, together with accrued and unpaid interest. As of March 31, 1995, there was approximately $264.8 million of Senior Subordinated Notes outstanding pursuant to these indentures. In addition, CMS will be required to repay amounts outstanding under its existing revolving credit facility, aggregating approximately $72 million as of March 31, 1995, upon a "change in control." A "change in control" will not occur upon completion of the Merger for purposes of such indentures and credit facility because the holders of CMS Common Stock immediately prior to the Merger will own, directly or indirectly, at least 40% of the outstanding Horizon Common Stock upon the completion of the Merger. Horizon may from time to time make open market purchases of Senior Subordinated Notes subsequent to the Effective Time.

RESTRICTIONS ON RESALES BY AFFILIATES

    The shares of Horizon Common Stock to be received by CMS stockholders in connection with the Merger have been registered under the Securities Act and, except as set forth in this paragraph, may be traded without restriction. The shares of Horizon Common Stock to be issued in connection with the Merger and received by persons who are deemed to be "affiliates" (as that term is defined in Rule 144 under the Securities Act) of CMS prior to the Merger may be resold by them only in transactions permitted by the resale provisions of Rule 145 under the Securities Act (or, in the case of such persons who become affiliates of Horizon, Rule 144 under the Securities Act) or as otherwise permitted under the Securities Act. Under guidelines published by the Commission, the sale or other disposition of Horizon Common Stock or CMS Common Stock by an affiliate of either Horizon or CMS, as the case may be, within 30 days prior to the Effective Time or the sale or other disposition of Horizon Common Stock thereafter prior to the publication of financial results that include at least 30 days of post-Merger combined operations of Horizon and CMS (the "Pooling Period") could preclude pooling of interests accounting treatment of the Merger. Accordingly, the Merger Agreement provides that each of CMS and Horizon will use all reasonable efforts to cause its affiliates to execute a

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
written agreement to the effect that such persons will not sell, transfer or otherwise dispose of any shares of CMS Common Stock or Horizon Common Stock, as the case may be, during the Pooling Period and, with respect to affiliates of CMS, that such persons will not sell, transfer or otherwise dispose of Horizon Common Stock at any time in violation of the Securities Act or the rules and regulations promulgated thereunder, including Rule 145.

RIGHTS OF DISSENTING STOCKHOLDERS

    Under Delaware law, neither Horizon's nor CMS's stockholders will be entitled to any appraisal or dissenter's rights in connection with the Merger.

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
                     CERTAIN TERMS OF THE MERGER AGREEMENT

    The following description does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached as Appendix A to this Joint Proxy Statement/Prospectus and is incorporated herein by reference.

EFFECTIVE TIME OF THE MERGER

    The Merger Agreement provides that, as promptly as practicable after the satisfaction or waiver of the conditions to effecting the Merger, the parties shall cause the Merger to be consummated by filing a Certificate of Merger with the Secretary of State of the State of Delaware, in such form as required by, and executed in accordance with, the relevant provisions of the DGCL. It is anticipated that, if the Merger Agreement is approved and adopted at each of the Horizon Special Meeting and the CMS Special Meeting and all other conditions to the Merger have been satisfied or waived, the Effective Time will occur on the date of the Horizon and CMS Special Meetings or as soon thereafter as practicable.

MANNER AND BASIS OF CONVERTING SHARES

    At the Effective Time, each outstanding share of CMS Common Stock, other than shares of CMS Common Stock held in the treasury of CMS or owned by Horizon or any direct or indirect wholly-owned subsidiary of either Horizon or CMS (which shares will be canceled at the Effective Time) will be converted into
 .5397 shares of Horizon Common Stock. The Merger Agreement provides that the Exchange Ratio is to be calculated by dividing $13.00 by the Horizon Transaction Value (as defined below), rounded to four decimal places; PROVIDED, HOWEVER, that the Exchange Ratio shall not be less than .4415 nor more than .5397.
"Horizon Transaction Value" means the average closing price on the NYSE Composite Tape of Horizon Common Stock for the 20 NYSE trading days ending with the third NYSE trading day immediately preceding the mailing of this Joint Proxy Statement/Prospectus to the stockholders of CMS. Based on the foregoing, the
Horizon Transaction  Value was  equal to  $         , resulting  in the  maximum
Exchange Ratio of .5397 shares of Horizon Common Stock for each share of CMS Common Stock. Notwithstanding the foregoing, if between the date of the Merger Agreement and the Effective Time the outstanding shares of Horizon Common Stock or CMS Common Stock shall have been changed into a different number of shares or
a  different   class,   by   reason  of   any   stock   dividend,   subdivision,
reclassification, recapitalization, split, combination or exchange of shares, the Exchange Ratio will be correspondingly adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares.

    As soon as practicable following the Effective Time, Horizon will mail to each record holder of CMS Common Stock immediately prior to the Effective Time, a letter of transmittal and other information advising such holder of the consummation of the Merger and for use in exchanging CMS Common Stock certificates for Horizon Common Stock certificates and cash in lieu of fractional shares. Letters of transmittal will also be available following the Effective Time at the offices of Horizon in Albuquerque, New Mexico. After the Effective Time, there will be no further registration of transfers on the stock transfer books of CMS of shares of CMS Common Stock that were outstanding immediately prior to the Effective Time. Share certificates should not be surrendered for exchange by stockholders of CMS prior to the Effective Time and the receipt of a letter of transmittal.

    No fractional shares of Horizon Common Stock will be issued in the Merger. Each stockholder of CMS entitled to a fractional share will receive an amount in cash equal to the value of such fractional share based upon the closing price of Horizon Common Stock on the NYSE Composite Tape on the date of the Effective Time. No interest will be paid on such amount, and all shares of CMS Common Stock held by a record holder shall be aggregated for purposes of computing the amount of such payment.

    Until surrendered and exchanged, each certificate previously evidencing CMS Common Stock shall represent solely Horizon Common Stock and the right to
receive  cash  in  lieu  of  fractional  shares.  Unless  and  until  any   such
certificates  shall  be  so surrendered  and  exchanged, no  dividends  or other

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distributions payable to the holders of record of Horizon Common Stock as of any time after the Effective Time shall be paid to the holders of such certificates previously evidencing CMS Common Stock; PROVIDED, HOWEVER, that, upon any such surrender and exchange of such certificates, there shall be paid to the record holders of the certificates issued and exchanged therefor (i) the amount, without interest thereon, of dividends and other distributions, if any, with a record date after the Effective Time theretofore paid with respect to such whole shares of Horizon Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions, if any, with a record date after the Effective Time but prior to surrender and a payment date occurring after surrender, payable with respect to such whole shares of Horizon Common Stock.

ASSUMPTION OF OBLIGATIONS TO ISSUE CMS COMMON STOCK

    The Merger Agreement provides that Horizon and CMS will take such action as may be necessary to permit Horizon to assume, at the Effective Time, each CMS Option that remains unexercised in whole or in part and to substitute shares of Horizon Common Stock for shares of CMS Common Stock purchasable under such assumed CMS Option, subject to certain terms and conditions. The assumed CMS Option will not give the optionee additional benefits that such optionee did not have under the CMS Option, and shall be assumed on the same terms and conditions as the CMS Option being assumed, subject to the matters described in the following paragraph.

    The number of shares of Horizon Common Stock purchasable under any CMS Option assumed by Horizon will be equal to the number of shares of Horizon Common Stock that the holder of the CMS Option would have received (without regard to any vesting schedule) upon consummation of the Merger had such CMS Option been exercised in full immediately prior to the Effective Time, and the per share exercise price will be equal to the per share exercise price of the CMS Option divided by the Exchange Ratio.

    Horizon has agreed in the Merger Agreement to assume, at the Effective Time, the obligations of CMS with respect to the issuance of CMS Common Stock under the CMS Warrants, the CMS Debenture and the CMS Earnout Agreements by agreeing to issue in lieu thereof Horizon Common Stock. Assuming that no shares of CMS Common Stock are issued prior to the Effective Time on exercise of any CMS Options or the CMS Warrants, on conversion of the CMS Debenture or pursuant to the CMS Earnout Agreements, Horizon will be required to reserve for issuance an aggregate of 4,394,818 shares of Horizon Common Stock for such purposes.

CONDITIONS TO THE MERGER

    The respective obligations of Horizon and CMS to consummate the Merger are subject to the satisfaction of the following conditions, any or all of which may be waived in writing by CMS and Horizon, in whole or in part, to the extent permitted by applicable law: (a) the Registration Statement shall have been declared effective by the Commission under the Securities Act, no stop order suspending the effectiveness of the Registration Statement shall have been issued by the Commission and no proceedings for that purpose shall have been initiated by the Commission; (b) the Merger Agreement and the Merger shall have been approved and adopted by the requisite vote of the stockholders of CMS, and the issuance of the Horizon Common Stock in the Merger shall have been approved by the requisite vote of the stockholders of Horizon; (c) no Governmental Entity (as defined in the Merger Agreement) or federal or state court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger; (d) the applicable waiting period under the HSR Act with respect to the transactions contemplated by the Merger Agreement shall have expired or been terminated; (e) Horizon and CMS shall have been advised in writing by Arthur Andersen LLP on the date of the Effective Time that the Merger should be treated for financial accounting purposes as a pooling of interests in accordance with generally accepted accounting principles and the rules, regulations and interpretations of the Commission and (f) there shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger by any Governmental Entity in connection with the grant of a regulatory approval necessary to the continuing operation of the business or future prospects of CMS, that imposes any condition or restriction upon Horizon or the business or operations of CMS that, individually or when taken together with all such conditions or restrictions, would be materially adverse to the financial condition, results of operations, business or prospects of CMS or Horizon.

    The obligation of Horizon to effect the Merger is also subject to the satisfaction at or prior to the Effective Time of the following conditions, any or all of which may be waived in writing by Horizon, in whole or in part: (a) each of the representations and warranties of CMS contained in the Merger Agreement and the Stock Option Agreement shall be true and correct in all material respects as of the Effective Time as though made as of the Effective Time; (b) CMS shall have performed or complied in all material respects with all agreements and covenants required by the Merger Agreement to be performed or complied with by it on or prior to the Effective Time; (c) Horizon shall have received all "blue sky" permits and other authorizations necessary to consummate the transaction contemplated by the Merger Agreement and (d) none of the events described in Sections 11(a)(ii) or 13 of CMS's stockholder rights plan shall have occurred, and the rights thereunder shall not have become unredeemable and such rights shall not become exercisable for capital stock of Horizon upon consummation of the Merger. Horizon will not waive the condition described in clause (c) above.

    The obligation of CMS to effect the Merger is also subject to the satisfaction at or prior to the Effective Time of the following conditions, any or all of which may be waived in writing by CMS, in whole or in part: (a) each of the representations and warranties of Horizon and Merger Sub contained in the Merger Agreement shall be true and correct in all material respects as of the Effective Time as though made as of the Effective Time; and (b) Horizon and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by the Merger Agreement to be performed or complied with by them on or prior to the Effective Time.

    There can be no assurance that all of the conditions to the Merger will be satisfied.

REPRESENTATIONS AND WARRANTIES

    The Merger Agreement contains various representations and warranties of CMS, Merger Sub and Horizon relating to, among other things, (i) the organization and similar corporate matters of each, (ii) the capitalization of each, (iii) the authorization, execution, delivery, performance and enforceability of the Merger Agreement and the Stock Option Agreement and related matters, and the absence of conflicts, violations and defaults under their respective charters and bylaws and certain other agreements and documents, (iv) compliance with law, (v) the documents and reports filed by them with the Commission and the accuracy of the information contained therein, (vi) the absence of certain changes and events,
(vii) litigation, (viii) employee benefit and labor matters, (ix) taxes and matters relating to a tax-free reorganization, (x) certain matters relating to pooling of interests accounting, (xii) certain business practices, (xiii) the vote required to approve the Merger Agreement, (xiv) brokers, (xv) CMS's stockholder rights plan, (xvi) insurance, (xvii) properties and (xviii) the accuracy of certain information provided. The representations and warranties expire at the Effective Time.

CERTAIN COVENANTS; CONDUCT OF BUSINESS PRIOR TO THE MERGER

    Each of CMS and Horizon has agreed that, prior to the Effective Time, unless expressly contemplated by the Merger Agreement or otherwise consented to in writing by the other, it will and will cause its subsidiaries to (a) operate its business in the usual and ordinary course consistent with past practices; (b) use all reasonable efforts to preserve substantially intact its business organization, maintain its material rights and franchises, retain the services of its respective officers and key employees and maintain its relationships with its material customers and suppliers; (c) maintain and keep its properties and assets in as good repair and condition as at present, ordinary wear and tear excepted, and maintain supplies and inventories in quantities consistent with its customary business practice; and (d) use all reasonable efforts to keep in full force and effect insurance and bonds comparable in amount and scope of coverage to that currently maintained.

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
    Each of CMS and Horizon has agreed that, prior to the Effective Time, unless expressly contemplated by the Merger Agreement or otherwise consented to in writing by the other, it will not do, and will not permit any of its subsidiaries to do, any of the following: (a)(i) increase the compensation payable to or to become payable to any director or executive officer, subject to certain exceptions; (ii) grant any severance or termination pay to, or enter into or amend any employment or severance agreement with, any director, officer or employee, subject to certain exceptions; (iii) establish, adopt or enter into any employee benefit plan or arrangement; or (iv) amend, or take any other actions with respect to, any benefit plans, subject to certain exceptions; (b) declare or pay any dividend on, or make any other distribution in respect of, outstanding shares of capital stock, with certain exceptions; (c)(i) except for certain matters and subject to certain exceptions, redeem, purchase or otherwise acquire any shares of its or any of its subsidiaries' capital stock or any securities or obligations convertible into or exchangeable for any shares of its or its subsidiaries' capital stock, or any options, warrants or conversion or other rights to acquire any shares of its or its subsidiaries' capital stock or any such securities or obligations; (ii) effect any reorganization or recapitalization, subject to certain exceptions; or (iii) split, combine or reclassify any of its or its subsidiaries' capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its or its subsidiaries' capital stock, subject to certain exceptions; (d)(i) except for certain matters and except as contemplated by the Stock Option Agreement, issue, sell, grant, award, deliver or limit the voting rights of any class of its or its subsidiaries' capital stock, any securities convertible into or exercisable or exchangeable for any such shares, or any rights, warrants or options to acquire any such shares; (ii) amend or otherwise modify the terms of any such rights, warrants or options the effect of which shall be to make such terms more favorable to the holders thereof; (iii) take any action to accelerate the vesting of CMS Options; (e) acquire or agree to acquire any business or other entity, or otherwise acquire or agree to acquire any assets of any other person (with certain exceptions) with an aggregate purchase price in excess of $25 million; (f) sell or otherwise dispose of any of its material assets or any material assets of any of its subsidiaries, with certain exceptions; (g) release any third party from its obligations under any existing standstill provision relating to a Competing Transaction or otherwise under any confidentiality or other agreement relating to material information; (h) propose to adopt certain amendments to its charter or bylaws;
(i) change any of its significant accounting policies or take certain actions with respect to taxes; (j) incur any obligation for borrowed money or purchase money indebtedness, with certain exceptions; (k) enter into certain material contracts; or (l) agree in writing or otherwise to do any of the foregoing.

NO SOLICITATION

    Additionally, CMS has agreed not to initiate, solicit or encourage (including by way of furnishing information or assistance), or take any other action to facilitate, any inquiries or the making of any proposal relating to, or that may reasonably be expected to lead to, any Competing Transaction, or enter into discussions or negotiate with any person or entity in furtherance of such inquiries or to obtain a Competing Transaction, or agree to or endorse any Competing Transaction, or authorize or permit any of the officers, directors or employees of CMS or any of its subsidiaries or any investment banker, financial advisor, attorney, accountant or other representative retained by CMS or any of CMS's subsidiaries to take any such action, and CMS has agreed to promptly notify Horizon of all relevant terms of any such inquiries and proposals received by CMS or any of its subsidiaries or by any such officer, director, employee, investment banker, financial advisor, attorney, accountant or other representative relating to any of such matters and if such inquiry or proposal is in writing, CMS has agreed to promptly deliver or cause to be delivered to Horizon a copy of such inquiry or proposal; PROVIDED, HOWEVER, that the Board of Directors of CMS may (i) furnish information to, or enter into discussions or negotiations with, any person or entity in connection with an unsolicited bona fide proposal in writing by such person or entity relating to a Competing Transaction, for which financing, to the extent required, is then committed (except that a financing commitment is not required in order to furnish information only), if, and only to the extent that (A) the Board of Directors of CMS, after duly considering the written advice of outside legal counsel, determines in good faith that such action is required for such Board of Directors to comply with its fiduciary duties to stockholders imposed by

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
the DGCL and (B) prior to furnishing such information to, or entering into discussions or negotiations with, such person or entity, CMS provides written notice to Horizon to the effect that it is furnishing information to, or entering into discussions or negotiations with, such person or entity or (ii) comply with Rule 14e-2 promulgated under the Exchange Act with regard to a Competing Transaction.

CERTAIN POST-MERGER MATTERS

    Once the Merger is consummated, Merger Sub will cease to exist as a corporation, and CMS as the Surviving Corporation will succeed to all of the assets, rights and obligations of Merger Sub.

    Pursuant to the Merger Agreement, the CMS Charter and the CMS By-laws, as in effect immediately prior to the Effective Time, will be the certificate of incorporation and bylaws of the Surviving Corporation until amended as provided therein and pursuant to the DGCL.

TERMINATION OR AMENDMENT OF THE MERGER AGREEMENT

    The Merger Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the Merger Agreement and the Merger by the stockholders of CMS: (a) by mutual consent of Horizon and CMS; (b) by Horizon, upon a breach of any material representation, warranty, covenant or agreement on the part of CMS set forth in the Merger Agreement or the Stock Option Agreement, or if any representation or warranty of CMS shall have become untrue, in either case such that Horizon's conditions to effecting the Merger would not be satisfied, subject to a cure period under certain circumstances (a "Terminating CMS Breach"); (c) by CMS, upon a breach of any material representation, warranty, covenant or agreement on the part of Horizon or Merger Sub set forth in the Merger Agreement, or if any representation or warranty of Horizon or Merger Sub shall have become untrue, in either case such that CMS's conditions to effecting the Merger would not be satisfied, subject to a cure period under certain circumstances (a "Terminating Horizon Breach"); (d) by either Horizon or CMS, if there shall be any Order (as defined in the Merger Agreement) which is final and nonappealable preventing the consummation of the Merger, subject to a limited exception; (e) by either Horizon or CMS, if the Merger shall not have been consummated before December 31, 1995; PROVIDED, HOWEVER, that the Merger Agreement may be extended by written notice of either Horizon or CMS to a date not later than March 31, 1996 if the Merger shall not have been consummated as a direct result of CMS, Horizon or Merger Sub having failed by December 31, 1995 to receive all required regulatory approvals or consents with respect to the Merger or as the result of the entering of an Order; (f) by either Horizon or CMS, if the Merger Agreement and the Merger shall fail to receive the requisite vote for approval and adoption by the stockholders of CMS at the CMS Special Meeting and by the stockholders of Horizon at the Horizon Special Meeting; (g) by Horizon, if (1) the Board of Directors of CMS withdraws, modifies or changes its recommendation of the Merger Agreement or the Merger in a manner adverse to Horizon or shall have resolved to do any of the foregoing; (2) the Board of Directors of CMS shall have recommended to the stockholders of CMS any Competing Transaction or shall have resolved to do so; (3) a tender offer or exchange offer for 20% or more of the outstanding shares of capital stock of CMS is commenced, and the Board of Directors of CMS does not recommend that stockholders not tender their shares into such tender or exchange offer, or (4) any person (other than Horizon or an affiliate thereof) shall have acquired beneficial ownership or the right to acquire beneficial ownership of, or any "group" (as such term is defined under Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder) shall have been formed that beneficially owns, or has the right to acquire beneficial ownership of, 20% or more of the then outstanding shares of capital stock of CMS; (h) by CMS or Horizon, if CMS accepts a Superior Proposal; or (i) by CMS, if (1) a tender offer or exchange Offer for 20% or more of the outstanding shares of capital stock of Horizon is commenced, and the Board of Directors of Horizon does not recommend that stockholders not tender their shares into such tender or exchange offer or (2) any person shall have acquired beneficial ownership or the right to acquire beneficial ownership of, or any "group" shall have been formed that beneficially owns, or has the right to acquire to beneficial ownership of, 20% or more of the then outstanding shares of capital stock of Horizon.

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
    Subject to limited exceptions, including the survival of CMS's agreement to pay a termination fee to Horizon under certain circumstances and Horizon's agreement to pay a termination fee to CMS under certain circumstances, as discussed below, in the event of the termination of the Merger Agreement, the Merger Agreement shall become void, there shall be no liability on the part of Horizon, Merger Sub or CMS to any other party and all rights and obligations of the parties thereto shall cease, except that no party will be relieved from its obligations with respect to any breach of the Merger Agreement.

    The Merger Agreement may be amended by the parties thereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; PROVIDED, HOWEVER, that, after approval of the Merger by the stockholders of CMS, no amendment may be made that would reduce the amount or change the type of consideration into which each share of CMS Common Stock shall be converted pursuant to the Merger Agreement upon consummation of the Merger. At any time prior to the Effective Time, any party to the Merger Agreement may
(a) extend the time for the performance of any of the obligations or other acts of the other party thereto, (b) waive any inaccuracies in the representations and warranties of the other party contained therein or in any document delivered pursuant thereto and (c) waive compliance by the other party with any of the agreements or conditions contained therein.

EXPENSES AND TERMINATION FEES

    All expenses incurred by Horizon and CMS will be borne by the party incurring such expenses; PROVIDED, HOWEVER, that all expenses related to printing, filing and mailing this Joint Proxy Statement/ Prospectus and all Commission and other regulatory filing fees incurred in connection with the Registration Statement or this Joint Proxy Statement/Prospectus will be divided equally between CMS and Horizon.

    The Merger Agreement provides that CMS will pay to Horizon the Termination Fee (as defined below, plus Horizon's expenses in connection with the transaction contemplated by the Merger Agreement up to $5 million), if the Merger Agreement is terminated in accordance with its terms: (a) by either Horizon or CMS, if the Merger Agreement fails to receive the requisite vote for approval and adoption by the stockholders of CMS at the CMS Special Meeting, and, prior to the time of such meeting, CMS shall have furnished information to, or entered into discussions or negotiations with, any person or entity with respect to a Competing Transaction involving CMS or any of its subsidiaries and the Board of Directors of CMS shall not have reaffirmed its recommendation to the stockholders of CMS with respect to the transactions contemplated by the Merger Agreement by the time of the CMS Special Meeting; (b) by Horizon, if the Board of Directors of CMS withdraws, modifies or changes its recommendation of the Merger Agreement or the Merger in a manner adverse to Horizon (or resolves to do so); (c) by Horizon, if the Board of Directors of CMS shall recommend any Competing Transaction to CMS's stockholders (or resolves to do so); (d) by Horizon, if a tender or exchange offer for 20% or more of the capital stock of CMS is commenced, and CMS's Board of Directors does not recommend that stockholders not tender their shares into such tender offer or exchange offer;
(e) by Horizon, if any person acquires beneficial ownership or the right to acquire beneficial ownership of, or any "group" is formed that beneficially owns, or has the right to acquire beneficially ownership of, 20% or more of the then outstanding shares of capital stock of CMS; (f) by CMS or Horizon, if CMS accepts a Superior Proposal; or (g)(i) by Horizon, as a result of a Terminating CMS Breach or (ii) by Horizon or CMS, if the Merger shall not have been consummated before December 31, 1995 (or March 31, 1996 if extended) and at the time of termination a Terminating CMS Breach exists and, with respect to (i) and
(ii) above, within nine months after such termination a Competing Transaction is consummated or any person shall have acquired beneficial ownership or the right to acquire beneficial ownership of, or any "group" shall have been formed that beneficially owns, or has the right to acquire beneficial ownership of, 20% or more of the then outstanding capital stock of CMS; PROVIDED, HOWEVER, that, for such purpose only, a breach of a representation shall not be deemed to be a Terminating CMS Breach if the representation was true and correct as of the date of the Merger Agreement. The "Termination Fee" is equal to $20 million, less the aggregate amount of any cash

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
payments to Horizon in excess of $10 million pursuant to provisions of the Stock Option Agreement requiring CMS, under the circumstances described therein, to repurchase the Option or the Option Shares (each as defined below).

    The Merger Agreement also provides that Horizon will pay to CMS a termination fee of $10 million if the Merger Agreement is terminated in accordance with its terms: (a) by CMS, if a tender or exchange offer for 20% or more of the capital stock of Horizon is commenced, and Horizon's Board of Directors does not recommend that stockholders not tender their shares into such tender offer or exchange offer; (b) by CMS, if any person acquires beneficial ownership or the right to acquire beneficial ownership of, or any "group" is formed that beneficially owns, or has the right to acquire beneficially ownership of, 20% or more of the then outstanding shares of capital stock of Horizon; or (c)(i) by CMS, as a result of a Terminating Horizon Breach or (ii) by Horizon or CMS, if the Merger shall not have been consummated before December 31, 1995 (or March 31, 1996 if extended) and at the time of termination a Terminating Horizon Breach exists and, with respect to (i) and (ii) above, within nine months after such termination a Horizon Competing Transaction is consummated or any person shall have acquired beneficial ownership or the right to acquire beneficial ownership of, or any "group" shall have been formed that beneficially owns, or has the right to acquire beneficial ownership of, 20% or more of the then outstanding capital stock of Horizon; PROVIDED, HOWEVER, that, for such purpose only, a breach of a representation shall not be deemed to be a Terminating Horizon Breach if the representation was true and correct as of the date of the Merger Agreement. A "Horizon Competing Transaction" means any merger, consolidation, share exchange, business combination or similar transaction involving Horizon or any of its Significant Subsidiaries or the acquisition in any manner, directly or indirectly, of a material interest in any voting securities of, or a material equity interest in a substantial portion of the assets of, Horizon or any of its Significant Subsidiaries.

INDEMNIFICATION

    The Merger Agreement provides that, for a period of six years after the Effective Time, Horizon (i) shall not amend or otherwise modify certain limitation of liability and indemnification provisions of CMS's Charter and By-Laws in a manner that would adversely affect the rights thereunder of any individuals who at any time prior to the Effective Time were directors or officers of CMS in respect of acts or omissions occurring at or prior to the Effective Time (including, without limitation, the transactions contemplated by the Merger Agreement), unless such amendment or modification is required by law and (ii) shall cause to be maintained in effect the current policies of directors' and officers' liability insurance maintained by CMS (or substitute policies under certain circumstances) with respect to claims arising from facts or events which occurred before the Effective Time; PROVIDED, HOWEVER, that in no event shall Horizon be required to expend more than 200% of the current annual premiums paid by CMS for such insurance.

                             STOCK OPTION AGREEMENT

    Pursuant to the Stock Option Agreement, Horizon has an option ("the Option") to acquire from CMS up to 5,793,567 shares, subject to certain adjustments (the "Option Shares"), of CMS Common Stock for $13.00 per share in cash, subject to certain adjustments (the "Exercise Price"). The number of Option Shares represents 15% of the outstanding shares of CMS Common Stock on March 31, 1995, the date of the Stock Option Agreement. The Option was granted by CMS as a condition of and in consideration for Horizon's entering into the Merger Agreement.


    The Option may be exercised by Horizon, in whole or in part, at any time or from time to time after the Merger Agreement becomes terminable by Horizon under circumstances that would, if the Merger Agreement were terminated as a result thereof, entitle Horizon to the Termination Fee described under "Certain Terms of the Merger Agreement -- Expenses and Termination Fees." The circumstances giving rise to the exercisability of the Option are referred to in the Stock Option Agreement as "Trigger Events."

    At any  time  during  which  the  Option  is  exercisable  (the  "Repurchase
Period"), Horizon may require CMS to purchase the Option or Option Shares purchased by Horizon pursuant to the Option (the "Put Right") at the prices described below under "Option Repurchase Price" and "Option Share Repurchase Price," respectively.

    OPTION REPURCHASE PRICE. The repurchase price for the Option would be calculated by reference to the underlying Option Shares and would be equal to the excess, if any, of (i) the "Market/Offer Price" for shares of CMS Common Stock as of the date Horizon exercises the Put Right (the "Repurchase Exercise Date") over (ii) the Exercise Price. The "Market/Offer Price" is the higher of
(A) the highest price per share offered as of the Repurchase Exercise Date pursuant to any tender or exchange offer or other Competing Transaction that was made prior to such date and not terminated or withdrawn as of such date and (B) the Fair Market Value of CMS Stock as of such date. The "Fair Market Value" of any share shall be the average of the daily closing sales price for such share on the NYSE during the ten NYSE trading days prior to the fifth NYSE trading day preceding the date such is to be determined.

    OPTION SHARE REPURCHASE PRICE. Under the second alternative, the aggregate repurchase price per Option Share to be repurchased would be equal to the sum of
(i) the Exercise Price paid by Horizon for Option Shares acquired pursuant to the Option and (ii) the difference between the Market/Offer Price and the Exercise Price, but only if the Market/Offer Price is greater than the Exercise Price.

    Horizon may not exercise its Put Right in a manner that would result in the cash payment to Horizon of an aggregate amount pursuant to the Put Right of more than $30 million, less the amount, if any, of the Termination Fee paid to Horizon pursuant to the Merger Agreement. This limitation, however, relates only to the repurchase obligation, and does not limit Horizon's ability to exercise the Option in accordance with its terms.

    The Option will terminate upon the earlier of: (i) the Effective Time; (ii) the termination of the Merger Agreement in accordance with its terms (other than upon or during the continuance of a Trigger Event); or (iii) 180 days following any termination of the Merger Agreement upon or during the continuance of a Trigger Event (or if, at the expiration of such 180 day period the Option cannot be exercised by reason of any applicable judgment, decree, order, law or regulation, ten business days after such impediment to exercise shall have been removed or shall have become final and not subject to appeal, but in no event under this circumstance later than December 31, 1996). The Option may not, however, be exercised if Horizon is in material breach of any of its material representations or warranties, or in material breach of any of its covenants or agreements, contained in the Stock Option Agreement or in the Merger Agreement.

    The obligation of CMS to issue Option Shares to Horizon pursuant to the Stock Option Agreement is subject to certain conditions, including, among others, that (i) all waiting periods, if any, under the HSR Act, applicable to the issuance of Option Shares shall have expired or have been terminated; and
(ii) all consents, approvals, orders or authorizations of, or registrations, declarations or filings with, any Governmental Entity, if any, required in connection with the issuance of Option Shares shall have been obtained or made, as the case may be.

    Horizon has agreed that for the five year period ending March 31, 2000 (the "Expiration Date"), it will vote any shares of capital stock of CMS acquired by Horizon pursuant to the Option ("Restricted Shares) or otherwise beneficially owned by Horizon (within the meaning of Rule 13d-3 under the Exchange Act) on each matter submitted to a vote of stockholders of CMS for and against such matter in the same proportion as the vote of all other stockholders of CMS are voted (whether by proxy or otherwise) for and against such matter. Horizon has also agreed that prior to the Expiration Date, it will not, directly or indirectly, by operation of law or otherwise, sell, assign, pledge, or otherwise dispose of or transfer any Restricted Shares beneficially owned by Horizon, other than (i) pursuant to an exercise of the Put Right described above, (ii) in connection with a "Qualifying Offer" or (iii) in connection with the exercise of certain registration rights granted in the Stock Option Agreement. A

"Qualifying Offer" is a tender or exchange offer that has been approved or recommended, or otherwise determined to be fair to and in the best interests of the stockholders of the CMS, by a majority of the members of the Board of Directors of CMS, which majority shall include a majority of directors who were directors prior to the announcement of such tender or exchange offer.

    The Stock Option Agreement has been filed as an exhibit to the Registration Statement of which this Joint Proxy Statement/Prospectus is a part, and is incorporated herein by reference.

                                VOTING AGREEMENT

    In order to induce Horizon to enter into the Merger Agreement, Rocco A. Ortenzio, Chairman of the Board and Chief Executive Officer of CMS, Robert A. Ortenzio, President and Chief Operating Officer of CMS and two corporations controlled by them (collectively, the "Stockholders") entered into the Voting Agreement with Horizon. As of the CMS Record Date, the Stockholders held shares of CMS Common Stock representing in the aggregate approximately 8.9% of the voting power of CMS.

    Pursuant to the Voting Agreement, the Stockholders have, among other things, agreed to vote all shares of CMS Common Stock beneficially owned by them in favor of the Merger and (if requested by Horizon, not (i) to attend, or vote any CMS Common Stock beneficially owned by them at, any annual or special meeting of stockholders or (ii) to execute any written consent of stockholders) against any combination proposal or other matter that may interfere or be inconsistent with the Merger.

    The Stockholders have also agreed that no Stockholder or any corporation or other person controlled by any Stockholder or any affiliate or associate thereof, other than CMS and its subsidiaries (collectively, the "Stockholder
Group"), will, directly or indirectly, sell, transfer, pledge or otherwise dispose of, or grant a proxy with respect to, any shares of CMS Common Stock beneficially owned by any member of the Stockholder Group to any person other than Horizon or its designee, or grant an option with respect to any of the foregoing, or enter into any other agreement or arrangement with respect to any of the foregoing.

    The Voting Agreement also provides that no Stockholder or any other member of the Stockholder Group will initiate, solicit or encourage (including by way of furnishing information or assistance), or take any other action to facilitate, any inquiries or the making of any proposal relating to, or that may reasonably be expected to lead to, any Competing Transaction, or enter into discussions or negotiate with any person or entity in furtherance of such inquiries or to obtain a Competing Transaction, or agree to, or endorse, any Competing Transaction, or authorize or permit any of the officers, directors or employees of any Stockholder or any member of the Stockholder Group or any investment banker, financial advisor, attorney, accountant or other representative retained by any Stockholder or any other member of the Stockholder Group to take any such action.

    The parties to the Voting Agreement have agreed that nothing in the Voting Agreement will be deemed to prohibit any Stockholder from acting in accordance with such Stockholder's fiduciary duties solely to the extent that such Stockholder is acting in the capacity of officer or director of CMS. The Voting Agreement terminates upon the termination of the Merger Agreement.

    The Voting Agreement has been filed as an exhibit to the Registration Statement of which this Joint Proxy Statement/Prospectus is a part, and is incorporated herein by reference.

                      INTRODUCTION TO UNAUDITED PRO FORMA
                         CONDENSED FINANCIAL STATEMENTS

    The unaudited pro forma condensed balance sheet at February 28, 1995 gives effect to (i) the combination of Horizon's historical assets, liabilities and stockholders' equity at February 28, 1995 with the historical assets, liabilities and stockholders' equity of CMS as of March 31, 1995 accounted for as a pooling of interests as if the Merger had occurred on February 28, 1995, and (ii) as adjusted to give effect to the individually insignificant acquisitions effected subsequent to February 28, 1995 as if the transactions had occurred on February 28, 1995. Such adjustments are more fully described in the notes to the unaudited pro forma condensed balance sheet.

    The unaudited pro forma condensed statement of earnings for the year ended May 31, 1994 gives effect to (i) the Merger accounted for as a pooling of interests, (ii) the merger of Greenery into Horizon, (iii) the acquisition of peopleCARE and (iv) individually insignificant acquisitions effected subsequent to June 1, 1993 by Horizon, as if all such transactions had occurred on June 1, 1993. The unaudited pro forma condensed statement of earnings for the year ended May 31, 1994 includes historical results of operations as follows: (i) the results of operations of Horizon for its fiscal year ended May 31, 1994, (ii) the results of operations of CMS for its fiscal year ended June 30, 1994, (iii) the results of operations of Greenery for the eight and one-half months ended February 10, 1994, (iv) the results of operations of peopleCARE for the twelve months ended April 30, 1994 and (v) the results of operations of the individually insignificant acquisitions for varying fiscal periods to the extent not already included in the historical amounts of Horizon. The combined historical amounts have been adjusted by giving effect to the assumptions and adjustments included in the accompanying notes to the unaudited pro forma condensed financial statements.


    The unaudited pro forma condensed statement of earnings for the nine months ended February 28, 1995 gives effect to (i) the Merger accounted for as a pooling of interests, (ii) the acquisitions of peopleCARE and individually insignificant acquisitions by Horizon, as if all such transactions had occurred on June 1, 1994. The unaudited pro forma condensed statement of earnings for the nine months ended February 28, 1995 includes historical results of operations as follows: (i) the results of operations of Horizon for the nine months ended February 28, 1995, (ii) the results of operations of CMS for the nine months ended March 31, 1995, (iii) the results of peopleCARE for the two months ended July 31, 1994 and (iv) the results of operations of the individually insignificant acquisitions for varying interim periods to the extent not already included in the historical amounts of Horizon. The combined historical amounts have been adjusted by giving effect to the assumptions and adjustments included in the accompanying notes to the unaudited pro forma condensed financial statements.



    The unaudited pro forma condensed statements of earnings for the years ended May 31, 1993 and 1992 give effect to the Merger accounted for as a pooling of interests as if the transaction had occurred on June 1, 1992 and 1991, respectively. The unaudited pro forma condensed statements of earnings for the years ended May 31, 1993 and 1992 include the historical results of operations as follows: (i) the results of operations of Horizon for its fiscal years ended May 31, 1993 and 1992 and (ii) the results of operations of CMS for its fiscal years ended June 30, 1993 and 1992.


    The following pro forma financial information may not necessarily reflect the financial condition or results of operations of Horizon or Horizon and CMS combined, which would have actually resulted had the transactions referred to above occurred as of the date and for the periods indicated or reflect the future earnings of Horizon or Horizon and CMS combined. The pro forma financial information should be read in conjunction with the accompanying notes to the unaudited pro forma condensed financial statements and the financial statements of Horizon, CMS, Greenery and peopleCARE incorporated by reference herein.

              HORIZON HEALTHCARE CORPORATION AND SUBSIDIARIES AND
               CONTINENTAL MEDICAL SYSTEMS, INC. AND SUBSIDIARIES

                  UNAUDITED PRO FORMA CONDENSED BALANCE SHEET


                              AT FEBRUARY 28, 1995


                                     ASSETS

                                          HISTORICAL          POOLING OF
                                    ----------------------     INTERESTS      PRO FORMA      HISTORICAL       ACQUISITION
                                     HORIZON     CMS (3)    ADJUSTMENTS (1)    COMBINED    ACQUISITIONS (2) ADJUSTMENTS (3)
                                    ----------  ----------  ---------------  ------------  ---------------  ---------------
                                                             (IN THOUSANDS, EXCEPT SHARE AMOUNTS)
 Cash and cash equivalents........  $   14,135  $   23,142    $   --         $     37,277     $       3       $   --
  Accounts receivable.............     133,659     216,025        --              349,684         3,151           --
  Other current assets............      26,038      44,844        --               70,882            59           --
                                    ----------  ----------  ---------------  ------------       -------     ---------------
  Total current assets............     173,832     284,011        --              457,843         3,213           --
  Land, buildings and equipment,
   net............................     360,496     240,464        --              600,960           494            10,056(a)
  Notes receivable................      19,690      27,028        --               46,718             8           --
  Goodwill........................      75,182      89,871        --              165,053        --                 2,716(a)
  Other long-term assets..........      54,501      78,432        --              132,933            68           --
                                    ----------  ----------  ---------------  ------------       -------     ---------------
    Total assets..................  $  683,701  $  719,806    $   --         $  1,403,507     $   3,783       $    12,772
                                    ----------  ----------  ---------------  ------------       -------     ---------------
                                    ----------  ----------  ---------------  ------------       -------     ---------------

                                           LIABILITIES AND STOCKHOLDERS' EQUITY

  Current liabilities.............  $   51,299  $  145,414    $    23,000(b) $    219,713     $   2,548       $   --
  Long-term debt and capital lease
   obligations....................     215,163     310,895        --              526,058        --               --
  Other long-term liabilities and
   minority interest..............      19,170      24,539        --               43,709            22           --
  Stockholders' equity:
    Preferred stock ($.001 par
     value, 500,000 shares
     authorized, none issued            --          --            --              --             --               --
    Common stock ($.001 par value,
     150,000,000 shares
     authorized, 29,027,527 shares
     issued with 28,523,752 shares
     outstanding, 49,369,009
     shares pro forma combined
     issued.......................          29         386           (366)(a)           49           10                (9)(a)
    Additional paid-in
     capital......................     351,073     194,485            366(a)      545,924        --                13,984(a)
    Retained earnings.............      52,554      46,449        (23,000)(b)       76,003        1,203            (1,203)(a)
    Treasury stock................      (5,587)     --            --               (5,587)       --               --
    Receivables from the sale of
     common stock.................      --          (2,362)       --               (2,362)       --               --
                                    ----------  ----------  ---------------  ------------       -------     ---------------
    Total stockholders' equity....     398,069     238,958        (23,000)        614,027         1,213            12,772
                                    ----------  ----------  ---------------  ------------       -------     ---------------
    Total liabilities and
     stockholders' equity.........  $  683,701  $  719,806    $   --         $  1,403,507     $   3,783       $    12,772
                                    ----------  ----------  ---------------  ------------       -------     ---------------
                                    ----------  ----------  ---------------  ------------       -------     ---------------

                                     PRO FORMA
                                      COMBINED
                                       AFTER
                                    ACQUISITIONS
                                    ------------

 Cash and cash equivalents........  $     37,280
  Accounts receivable.............       352,835
  Other current assets............        70,941
                                    ------------
  Total current assets............       461,056
  Land, buildings and equipment,
   net............................       611,510
  Notes receivable................        46,726
  Goodwill........................       167,769
  Other long-term assets..........       133,001
                                    ------------
    Total assets..................  $  1,420,062
                                    ------------
                                    ------------

  Current liabilities.............  $    222,261
  Long-term debt and capital lease
   obligations....................       526,058
  Other long-term liabilities and
   minority interest..............        43,731
  Stockholders' equity:
    Preferred stock ($.001 par
     value, 500,000 shares
     authorized, none issued             --
    Common stock ($.001 par value,
     150,000,000 shares
     authorized, 29,027,527 shares
     issued with 28,523,752 shares
     outstanding, 49,369,009
     shares pro forma combined
     issued.......................            50
    Additional paid-in
     capital......................       559,908
    Retained earnings.............        76,003
    Treasury stock................        (5,587)
    Receivables from the sale of
     common stock.................        (2,362)
                                    ------------
    Total stockholders' equity....       628,012
                                    ------------
    Total liabilities and
     stockholders' equity.........  $  1,420,062
                                    ------------
                                    ------------


             (See Notes to Unaudited Pro Forma Condensed Financial
                  Statements for explanations of adjustments.)

              HORIZON HEALTHCARE CORPORATION AND SUBSIDIARIES AND
               CONTINENTAL MEDICAL SYSTEMS, INC. AND SUBSIDIARIES

                         UNAUDITED PRO FORMA CONDENSED
                             STATEMENT OF EARNINGS

                  FOR THE NINE MONTHS ENDED FEBRUARY 28, 1995


                                                                                                                        PRO FORMA
                                    HISTORICAL        POOLING OF                                                         COMBINED
                                ------------------     INTERESTS      PRO FORMA      HISTORICAL        ACQUISITION        AFTER
                                HORIZON     CMS     ADJUSTMENTS (4)    COMBINED   ACQUISITIONS (5)   ADJUSTMENTS (6)   ACQUISITIONS
                                --------  --------  ---------------   ----------  ----------------   ---------------   ------------
                                                             (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Operating revenues............  $459,457  $740,724   $  --            $1,200,181      $51,100         $    (33)(g)      $1,251,248
                                --------  --------  ---------------   ----------     --------        ---------------   ------------
Cost of services..............   348,507   655,918     (15,189)(a)       989,236       40,364              (35)(g)       1,028,644
                                                                                                          (921)(k)
Administrative and general....    47,163     --         15,189(a)         62,352        5,977              (50)(h)          68,279
Interest expense..............    13,335    26,363      --                39,698        1,737              641(i)           43,500
                                                                                                         1,424(l)
Depreciation and
 amortization.................    13,063    27,952      --                41,015          783              682(m)           42,635
                                                                                                           155(j)
Special charge................     --       18,443      --                18,443      --                --                  18,443
                                --------  --------  ---------------   ----------     --------        ---------------   ------------
  Total operating expenses....   422,068   728,676      --             1,150,744       48,861            1,896           1,201,501
                                --------  --------  ---------------   ----------     --------        ---------------   ------------
  Earnings (loss) before
   minority interests and
   income taxes...............    37,389    12,048      --                49,437        2,239           (1,929)             49,747
Minority interests............     --       (5,197)     --                (5,197)     --                --                  (5,197)
                                --------  --------  ---------------   ----------     --------        ---------------   ------------
  Earnings (loss) before
   income taxes...............    37,389     6,851      --                44,240        2,239           (1,929)             44,550
Income taxes..................    14,555     4,955      --                19,510      --                   336(7)           19,846
                                --------  --------  ---------------   ----------     --------        ---------------   ------------
  Earnings (loss) from
   continuing operations......  $ 22,834  $  1,896   $  --            $   24,730      $ 2,239         $ (2,265)         $   24,704
                                --------  --------  ---------------   ----------     --------        ---------------   ------------
                                --------  --------  ---------------   ----------     --------        ---------------   ------------
Earnings (loss) from
 continuing operations per
 common and common equivalent
 share........................  $   0.88  $   0.05                    $     0.53                                        $     0.51
                                --------  --------                    ----------                                       ------------
                                --------  --------                    ----------                                       ------------
Earnings (loss) from
 continuing operations per
 common share -- Assuming full
 dilution.....................  $   0.88  $   0.05                    $     0.52                                        $     0.51
                                --------  --------                    ----------                                       ------------
                                --------  --------                    ----------                                       ------------
Weighted average shares
 outstanding:
  Primary.....................    25,932    39,016                        46,989                                            48,036
                                --------  --------                    ----------                                       ------------
                                --------  --------                    ----------                                       ------------
  Fully diluted...............    25,932    39,530                        47,266                                            48,313
                                --------  --------                    ----------                                       ------------
                                --------  --------                    ----------                                       ------------


             (See Notes to Unaudited Pro Forma Condensed Financial
                  Statements for explanations of adjustments.)

              HORIZON HEALTHCARE CORPORATION AND SUBSIDIARIES AND
               CONTINENTAL MEDICAL SYSTEMS, INC. AND SUBSIDIARIES

                         UNAUDITED PRO FORMA CONDENSED
                             STATEMENT OF EARNINGS

                        FOR THE YEAR ENDED MAY 31, 1994


                                                                                                                        PRO FORMA
                                   HISTORICAL       POOLING OF IN-                                                       COMBINED
                              --------------------  TERESTS ADJUST-   PRO FORMA      HISTORICAL        ACQUISITION     AFTER ACQUI-
                              HORIZON      CMS         MENTS (4)       COMBINED   ACQUISITIONS (5)(8) ADJUSTMENTS (6)    SITIONS
                              --------  ----------  ---------------   ----------  ----------------   ---------------   ------------
                                                            (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Operating revenues..........  $375,095  $1,008,281   $  --            $1,383,376      $257,514         $ (3,695)(a)     $1,619,368
                              --------  ----------  ---------------   ----------  ----------------                     ------------
                                                                                                        (17,429)(b)
                                                                                                          1,220(b)
                                                                                                             46(c)
                                                                                                         (1,464)(d)
                                                                                                           (200)(g)
                                                                                                     ---------------
                                                                                                        (21,522)
                                                                                                     ---------------
Cost of services............   293,863     894,488     (19,943)(a)     1,168,408       204,921           (2,144)(a)      1,353,293
                                                                                                        (16,860)(b)
                                                                                                           (211)(g)
                                                                                                           (821)(k)
Administrative and
 general....................    40,165      --          19,943(a)         60,108        45,698             (552)(a)         98,929
                                                                                                         (1,402)(b)
                                                                                                         (4,747)(e)
                                                                                                            124(f)
                                                                                                           (300)(h)
Interest expense............     6,240      38,156      --                44,396         9,970            1,599(a)          62,101
                                                                                                          2,483(l)
                                                                                                          3,653(i)
Depreciation and
 amortization...............     8,081      38,266      --                46,347         5,139            1,045(a)          54,294
                                                                                                           (163)(b)
                                                                                                          1,105(m)
                                                                                                            821(j)
Special charge..............     --         74,834      --                74,834         5,881           (5,881)(a)         74,834
                              --------  ----------  ---------------   ----------  ----------------   ---------------   ------------
  Total operating
   expenses.................   348,349   1,045,744      --             1,394,093       271,609          (22,251)         1,643,451
                              --------  ----------  ---------------   ----------  ----------------   ---------------   ------------
  Earnings (loss) before
   minority interests and
   income taxes.............    26,746     (37,463)     --               (10,717)      (14,095)             729            (24,083)
Minority interests..........     --         (4,730)                       (4,730)      --                --                 (4,730)
                              --------  ----------  ---------------   ----------  ----------------   ---------------   ------------
  Earnings (loss) before
   income taxes.............    26,746     (42,193)     --               (15,447)      (14,095)             729            (28,813)
Income taxes................    10,140      (7,648)     --                 2,492        (9,202)           4,347(7)          (2,363)
                              --------  ----------  ---------------   ----------  ----------------   ---------------   ------------
  Earnings (loss) from
   continuing operations....  $ 16,606  $  (34,545)  $  --            $  (17,939)     $ (4,893)        $ (3,618)        $  (26,450)
                              --------  ----------  ---------------   ----------  ----------------   ---------------   ------------
                              --------  ----------  ---------------   ----------  ----------------   ---------------   ------------
Earnings (loss) from
 continuing operations per
 common and common equiva-
 lent share.................  $   0.99  $    (0.92)                   $    (0.48)                                       $    (0.66)
                              --------  ----------                    ----------                                       ------------
                              --------  ----------                    ----------                                       ------------
Earnings (loss) from
 continuing operations per
 common share -- Assuming
 full dilution..............  $   0.91  $    (0.92)                   $    (0.48)                                       $    (0.66)
                              --------  ----------                    ----------                                       ------------
                              --------  ----------                    ----------                                       ------------
Weighted average shares
 outstanding:
  Primary...................    16,751      37,663                        37,078                                            40,098
                              --------  ----------                    ----------                                       ------------
                              --------  ----------                    ----------                                       ------------
  Fully diluted.............    19,724      37,663                        40,051                                            43,071
                              --------  ----------                    ----------                                       ------------
                              --------  ----------                    ----------                                       ------------


             (See Notes to Unaudited Pro Forma Condensed Financial
                  Statements for explanations of adjustments.)

              HORIZON HEALTHCARE CORPORATION AND SUBSIDIARIES AND
               CONTINENTAL MEDICAL SYSTEMS, INC. AND SUBSIDIARIES
                         UNAUDITED PRO FORMA CONDENSED
                             STATEMENT OF EARNINGS

                        FOR THE YEAR ENDED MAY 31, 1993


                                                                            HISTORICAL           POOLING OF
                                                                     ------------------------     INTERESTS       PRO FORMA
                                                                       HORIZON        CMS      ADJUSTMENTS (4)    COMBINED
                                                                     -----------  -----------  ---------------  -------------
                                                                             (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Operating revenues.................................................  $   232,199  $   904,159  $     --         $   1,136,358
                                                                     -----------  -----------  ---------------  -------------
Cost of services...................................................      186,709      790,172      (16,795)(a)        960,086
Administrative and general.........................................       25,489      --            16,795(a)          42,284
Interest expense...................................................        4,252       22,747        --                26,999
Depreciation and amortization......................................        4,007       29,735        --                33,742
Special charge.....................................................      --            14,556        --                14,556
                                                                     -----------  -----------  ---------------  -------------
Total operating expenses...........................................      220,457      857,210        --             1,077,667
                                                                     -----------  -----------  ---------------  -------------
Earnings before minority interests and income taxes................       11,742       46,949        --                58,691
Minority interests.................................................      --            (6,663)       --                (6,663)
                                                                     -----------  -----------  ---------------  -------------
    Earnings before income taxes...................................       11,742       40,286        --                52,028
Income taxes.......................................................        4,026       17,563        --                21,589
                                                                     -----------  -----------  ---------------  -------------
Earnings from continuing operations................................  $     7,716  $    22,723  $     --         $      30,439
                                                                     -----------  -----------  ---------------  -------------
                                                                     -----------  -----------  ---------------  -------------
Earnings from continuing operations per common and common
 equivalent share..................................................  $      0.66  $      0.59                   $        0.94
                                                                     -----------  -----------                   -------------
                                                                     -----------  -----------                   -------------
Earnings from continuing operations per common share -- Assuming
 full dilution.....................................................  $      0.62  $      0.59                   $        0.89
                                                                     -----------  -----------                   -------------
                                                                     -----------  -----------                   -------------
Weighted average shares outstanding:
  Primary..........................................................       11,712       38,051                          32,248
                                                                     -----------  -----------                   -------------
                                                                     -----------  -----------                   -------------
  Fully diluted....................................................       16,276       38,290                          36,941
                                                                     -----------  -----------                   -------------
                                                                     -----------  -----------                   -------------


             (See Notes to Unaudited Pro Forma Condensed Financial
                  Statements for explanations of adjustments)

              HORIZON HEALTHCARE CORPORATION AND SUBSIDIARIES AND
               CONTINENTAL MEDICAL SYSTEMS, INC. AND SUBSIDIARIES
                         UNAUDITED PRO FORMA CONDENSED
                             STATEMENT OF EARNINGS

                        FOR THE YEAR ENDED MAY 31, 1992


                                                                              HISTORICAL           POOLING OF
                                                                       ------------------------     INTERESTS      PRO FORMA
                                                                         HORIZON        CMS      ADJUSTMENTS (4)   COMBINED
                                                                       -----------  -----------  ---------------  -----------
                                                                              (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Operating revenues...................................................  $   158,979  $   684,761  $     --         $   843,740
                                                                       -----------  -----------  ---------------  -----------
Cost of services.....................................................      130,884      612,056      (15,394)(a)      727,546
Administrative and general...........................................       17,076      --            15,394(a)        32,470
Interest expense.....................................................        2,207        6,216                         8,423
Depreciation and amortization........................................        2,157       17,766        --              19,923
                                                                       -----------  -----------  ---------------  -----------
    Total operating expenses.........................................      152,324      636,038        --             788,362
                                                                       -----------  -----------  ---------------  -----------
    Earnings before minority interests and income taxes..............        6,655       48,723        --              55,378
Minority interests...................................................      --            (6,771)       --              (6,771)
                                                                       -----------  -----------  ---------------  -----------
    Earnings before income taxes.....................................        6,655       41,952                        48,607
Income taxes.........................................................        1,628       14,861        --              16,489
                                                                       -----------  -----------  ---------------  -----------
    Earnings from continuing operations..............................  $     5,027  $    27,091  $     --         $    32,118
                                                                       -----------  -----------  ---------------  -----------
                                                                       -----------  -----------  ---------------  -----------
Earnings from continuing operations per common and common equivalent
 share...............................................................  $      0.44  $      0.73                   $      1.02
                                                                       -----------  -----------                   -----------
                                                                       -----------  -----------                   -----------
Earnings from continuing operations per common share -- Assuming full
 dilution............................................................  $      0.44  $      0.72                   $      1.00
                                                                       -----------  -----------                   -----------
                                                                       -----------  -----------                   -----------
Weighted average shares outstanding:
  Primary............................................................       11,402       37,169                        31,462
                                                                       -----------  -----------                   -----------
                                                                       -----------  -----------                   -----------
  Fully diluted......................................................       12,778       37,403                        32,964
                                                                       -----------  -----------                   -----------
                                                                       -----------  -----------                   -----------


             (See Notes to Unaudited Pro Forma Condensed Financial
                  Statements for explanations of adjustments)

                HORIZON HEALTHCARE CORPORATION AND SUBSIDIARIES

                  UNAUDITED PRO FORMA CONDENSED BALANCE SHEET

                              AT FEBRUARY 28, 1995

                                     ASSETS


                                                                             HISTORICAL                             PRO FORMA
                                                                    ----------------------------    ACQUISITION       AFTER
                                                                      HORIZON    ACQUISITIONS (2) ADJUSTMENTS (3)  ACQUISITIONS
                                                                    -----------  ---------------  ---------------  -----------
                                                                                          (IN THOUSANDS)
 Cash and cash equivalents........................................  $    14,135     $       3      $    --          $  14,138
  Accounts receivable.............................................      133,659         3,151           --            136,810
  Other current assets............................................       26,038            59           --             26,097
                                                                    -----------       -------     ---------------  -----------
  Total current assets............................................      173,832         3,213           --            177,045
  Land, buildings and equipment...................................      360,496           494         10,056(a)       371,046
  Notes receivable................................................       19,690             8           --             19,698
  Goodwill........................................................       75,182        --              2,716(a)        77,898
  Other long-term assets..........................................       54,501            68           --             54,569
                                                                    -----------       -------     ---------------  -----------
    Total assets..................................................  $   683,701     $   3,783      $  12,772        $ 700,256
                                                                    -----------       -------     ---------------  -----------
                                                                    -----------       -------     ---------------  -----------

                                             LIABILITIES AND STOCKHOLDERS' EQUITY

  Current liabilities.............................................  $    51,299     $   2,548      $    --          $  53,847
  Long-term debt and capital lease obligations....................      215,163        --               --            215,163
  Other long-term liabilities.....................................       19,170            22           --             19,192
  Stockholders' equity............................................      398,069         1,213         (1,212)(a)      412,054
                                                                                                      13,984(a)
                                                                    -----------       -------     ---------------  -----------
    Total liabilities and stockholders' equity....................  $   683,701     $   3,783      $  12,772        $ 700,256
                                                                    -----------       -------     ---------------  -----------
                                                                    -----------       -------     ---------------  -----------


             (See Notes to Unaudited Pro Forma Condensed Financial
                  Statements for explanations of adjustments)

                HORIZON HEALTHCARE CORPORATION AND SUBSIDIARIES

              UNAUDITED PRO FORMA CONDENSED STATEMENT OF EARNINGS

                  FOR THE NINE MONTHS ENDED FEBRUARY 28, 1995


                                                       HISTORICAL
                                          ------------------------------------                     INDIVIDUALLY
                                                                 INDIVIDUALLY      PEOPLECARE     INSIGNIFICANT     PRO FORMA
                                                                 INSIGNIFICANT    ACQUISITION      ACQUISITION        AFTER
                                          HORIZON   PEOPLECARE   ACQUISITIONS    ADJUSTMENTS (6)  ADJUSTMENTS (6)  ACQUISITIONS
                                          --------  ----------   -------------   --------------   --------------   ------------
                                                                (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Operating revenues......................  $459,457    $9,021        $42,079         $   (33)(g)      $--             $510,524
                                          --------  ----------   -------------      -------          -------       ------------
Cost of services........................   348,507     6,882         33,482             (35)(g)         (921)(k)      387,915
Administrative and general..............    47,163       301          5,676             (50)(h)       --               53,090
Interest expense........................    13,335       765            972             641(i)         1,424(l)        17,137
Depreciation and amortization...........    13,063       320            463             155(j)           682(m)        14,683
                                          --------  ----------   -------------      -------          -------       ------------
    Total operating expenses............   422,068     8,268         40,593             711            1,185          472,825
                                          --------  ----------   -------------      -------          -------       ------------
    Earnings before income taxes........    37,389       753          1,486            (744)          (1,185)          37,699
Income taxes............................    14,555     --            --                 336(7)        --               14,891
                                          --------  ----------   -------------      -------          -------       ------------
  Earnings from continuing operations...  $ 22,834    $  753        $ 1,486         $(1,080)         $(1,185)        $ 22,808
                                          --------  ----------   -------------      -------          -------       ------------
                                          --------  ----------   -------------      -------          -------       ------------
Earnings from continuing operations per
 common and common equivalent share.....  $   0.88                                                                   $   0.85
                                          --------                                                                 ------------
                                          --------                                                                 ------------
Earnings from continuing operations per
 common share -- Assuming full
 dilution...............................  $   0.88                                                                   $   0.85
                                          --------                                                                 ------------
                                          --------                                                                 ------------
Weighted average shares outstanding:
  Primary...............................    25,932                                                                     26,979
                                          --------                                                                 ------------
                                          --------                                                                 ------------
  Fully diluted.........................    25,932                                                                     26,979
                                          --------                                                                 ------------
                                          --------                                                                 ------------


             (See Notes to Unaudited Pro Forma Condensed Financial
                  Statements for explanations of adjustments)

                HORIZON HEALTHCARE CORPORATION AND SUBSIDIARIES

              UNAUDITED PRO FORMA CONDENSED STATEMENT OF EARNINGS

                        FOR THE YEAR ENDED MAY 31, 1994


                                                  HISTORICAL
                                ----------------------------------------------    GREENERY AND      INDIVIDUALLY
                                                                 INDIVIDUALLY      PEOPLECARE       INSIGNIFICANT     PRO FORMA
                                          GREENERY               INSIGNIFICANT     ACQUISITION       ACQUISITION        AFTER
                                HORIZON     (8)     PEOPLECARE   ACQUISITIONS    ADJUSTMENTS (6)   ADJUSTMENTS (6)   ACQUISITIONS
                                --------  --------  ----------   -------------   ---------------   ---------------   ------------
                                                            (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Operating revenues............  $375,095  $129,358   $50,427        $77,729       $ (3,695)(a)         $--             $611,087
                                --------  --------  ----------   -------------   ---------------
                                                                                   (17,429)(b)
                                                                                     1,220(b)
                                                                                        46(c)
                                                                                    (1,464)(d)
                                                                                      (200)(g)
                                                                                 ---------------
                                                                                   (21,522)
                                                                                 ---------------
Cost of services..............   293,863  109,157     35,780         59,984         (2,144)(a)            (821)(k)      478,748
                                                                                   (16,860)(b)
                                                                                      (211)(g)
Administrative and general....    40,165   32,228      1,806         11,664           (552)(a)         --                78,986
                                                                                    (1,402)(b)
                                                                                    (4,747)(e)
                                                                                       124(f)
                                                                                      (300)(h)
Interest expense..............     6,240    3,473      4,590          1,907          1,599(a)            2,483(l)        23,945
                                                                                     3,653(i)
Depreciation and
 amortization.................     8,081    2,156      1,968          1,015          1,045(a)            1,105(m)        16,028
                                                                                      (163)(b)
                                                                                       821(j)
Non-recurring items...........     --       5,881      --            --             (5,881)(a)         --                --
                                --------  --------  ----------   -------------   ---------------       -------       ------------
    Total operating
     expenses.................   348,349  152,895     44,144         74,570        (25,018)              2,767          597,707
                                --------  --------  ----------   -------------   ---------------       -------       ------------
    Earnings (loss) before
     income taxes.............    26,746  (23,537 )    6,283          3,159          3,496              (2,767)          13,380
Income taxes..................    10,140   (9,297 )       95         --              4,347(7)          --                 5,285
                                --------  --------  ----------   -------------   ---------------       -------       ------------
    Earnings (loss) from
     continuing operations....  $ 16,606  $(14,240)  $ 6,188        $ 3,159       $   (851)            $(2,767)        $  8,095
                                --------  --------  ----------   -------------   ---------------       -------       ------------
                                --------  --------  ----------   -------------   ---------------       -------       ------------
Earnings from continuing
 operations per common and
 common equivalent share......  $   0.99                                                                               $   0.41
                                --------                                                                             ------------
                                --------                                                                             ------------
Earnings from continuing
 operations per common share
 -- Assuming full dilution....  $   0.91                                                                               $   0.41
                                --------                                                                             ------------
                                --------                                                                             ------------
Weighted average shares
 outstanding:
  Primary.....................    16,751                                                                                 19,771
                                --------                                                                             ------------
                                --------                                                                             ------------
  Fully diluted...............    19,724                                                                                 22,744
                                --------                                                                             ------------
                                --------                                                                             ------------


             (See Notes to Unaudited Pro Forma Condensed Financial
                  Statements for explanations of adjustments)

                          NOTES TO UNAUDITED PRO FORMA
                         CONDENSED FINANCIAL STATEMENTS
                                 (IN THOUSANDS)

I. (1) The Merger Agreement provides that each share of CMS Common Stock will be converted into .5397 shares of Horizon Common Stock.

    (2) Other income, principally interest and merger expenses of CMS which have been reported separately on CMS' historical statements of operations, have been reclassified to operating revenues and cost of services, respectively for purposes of presentation in the unaudited pro forma statements of earnings.


    (3) Notes receivable from officers at February 28, 1995 relating to the sale of 2,362 shares of CMS Common Stock has been separately stated as a component of stockholders' equity in CMS's historical amounts.



    (4) The pro forma combined earnings per share amounts for all periods presented are based on the weighted average shares outstanding for Horizon plus CMS weighted average shares outstanding multiplied by the Exchange Ratio.



    (5) The pro forma after acquisitions earnings per share amounts for the nine months ended February 28, 1995 and the year ended May 31, 1994 reflect additional weighted average shares of 1,047 and 3,020, respectively, relating to the issuance of Horizon Common Stock in connection with individually insignificant acquisitions.


II. EXPLANATION OF PRO FORMA ADJUSTMENTS:

                            PRO FORMA BALANCE SHEETS


(1)  ISSUANCE OF SHARES AND MERGER COSTS


    (a) To record the issuance of 20,845 shares of Horizon Common Stock, par value $.001 per share, upon conversion of the 38,624 shares of CMS Common Stock, par value $.01 per share, outstanding at March 31, 1995.


    (b) Certain non-recurring adjustments estimated to approximate $23,000 will be recorded in connection with the Merger. These adjustments include approximately $14,900 for the settlement of obligations under existing employment  agreements  with  the chief  executive  officer of  CMS  as follows:
$11,000 related to the settlement of existing future bonus rights; $3,700 related to termination payments payable following a change in control of CMS; and $200 related to the amortization of a non-compete agreement. The remaining approximate $8,100 represents expenses related to effecting the Merger. These costs have been accrued in the unaudited pro forma combined balance sheet as of February 28, 1995. All of these costs are expected to be charged against income of the combined company immediately upon closing of the Merger, which is currently expected to be in Horizon's first quarter of fiscal year 1996. Accordingly, the effects of these costs have not been reflected in the unaudited pro forma condensed statements of earnings. The impact of these adjustments on earnings from continuing operations for the nine months ended February 28, 1995 is expected to be $13,915, net of income taxes. Including these adjustments, earnings from continuing operations per share-primary and fully diluted for the nine months ended February 28, 1995 would have been $0.22 on a pro forma combined after acquisitions basis.

(2)  HISTORICAL ACQUISITIONS

    The unaudited pro forma condensed balance sheet at February 28, 1995 includes the historical aggregated balance sheets of insignificant acquisitions by Horizon subsequent to February 28, 1995.

(3)  HISTORICAL INSIGNIFICANT ACQUISITIONS ADJUSTMENTS


    (a) Adjustments for $10,056 and $2,716 have been recorded to land, buildings and equipment and goodwill, respectively, in the Horizon and combined balance sheets as of February 28, 1995 to record the value of assets purchased and the excess purchase price related to the insignificant acquisitions by Horizon completed after February 28, 1995. In addition, adjustments of $(9), $13,984 and $(1,203) have been recorded to common stock, additional paid-in capital and retained earnings, respectively, to eliminate the acquired entities' equity and record the issuance of 761,719 shares of Horizon Common Stock, respectively.


                        PRO FORMA STATEMENTS OF EARNINGS

(4)  POOLING OF INTERESTS ADJUSTMENTS

    (a) Adjustments have been recorded to conform CMS's financial statement presentation to that of Horizon. Amounts reclassified represent historical administrative and general expense which has been classified by CMS as cost of services expense.

(5) The unaudited pro forma condensed statement of earnings for the nine months ended February 28, 1995 includes the historical results of operations of peopleCARE prior to its acquisition on July 29, 1994 and the results of operations of individually insignificant acquisitions by Horizon for the appropriate periods prior to each individual acquisition.

    The unaudited pro forma condensed statement of earnings for the year ended May 31, 1994 includes the historical results of operations of Greenery prior to its acquisition on February 10, 1994, the historical results of operations of peopleCARE for the twelve months ended April 30, 1994 and the results of operations of individually insignificant acquisitions by Horizon for appropriate twelve month periods.

(6)  ACQUISITION ADJUSTMENTS:

GREENERY ACQUISITION ADJUSTMENTS

    Horizon completed the Greenery merger and related transactions on February 10, 1994. As a result, the historical financial statements of Horizon for the year ended May 31, 1994 include approximately three and one-half months of Greenery operations. Following are adjustments recorded to reflect the effects of the Greenery merger and related transactions for the approximate eight and one-half month period ended February 10, 1994 as if the Greenery merger had occurred on June 1, 1993:

    (a) In connection with the Greenery merger, Horizon purchased three facilities previously leased by Health and Rehabilitation Properties Trust ("HRP") to Greenery and incurred additional debt related to a Greenery-owned facility to raise additional cash. In addition, certain assets for which a write down of approximately $3,100 was recorded by Greenery during the eight and one-half months ended February 10, 1994 were sold, along with two office buildings owned and operated by Greenery. Greenery also recorded a $775 loss on the sale of one facility to HRP and expenses of $2,006 related to severance pay and other Greenery merger costs in preparation for the Greenery merger during the eight and one-half months ended February 10, 1994. The impact of the above, as well as the additional depreciation and amortization expense for the allocation of excess purchase price to buildings and equipment and goodwill (assuming a 40-year amortization period for goodwill), on earnings before income taxes is as follows:

                                                                            EIGHT AND ONE-HALF
                                                                               MONTHS ENDED
                                                                            FEBRUARY 10, 1994
                                                                            ------------------
Operating revenues........................................................      $   (3,695)
                                                                                   -------
Cost of services, net of facility leases..................................          (2,144)
Administrative and general................................................            (552)
Interest..................................................................           1,599
Depreciation and amortization.............................................           1,045
Non-recurring write down to net realizable value of assets sold to M&P and
 HRP and other Greenery merger related costs and losses...................          (5,881)
                                                                                   -------
  Total operating expenses................................................          (5,933)
                                                                                   -------
  Increase in earnings before income taxes................................      $    2,238
                                                                                   -------
                                                                                   -------

    (b) Pursuant to the Greenery merger, Greenery's obligations under three facility leases with HRP were assumed by the former majority owners of Greenery, and Horizon entered into a management agreement with such former majority owners for such facilities. The impact on earnings before income taxes was as follows:

                                                                            EIGHT AND ONE-HALF
                                                                               MONTHS ENDED
                                                                            FEBRUARY 10, 1994
                                                                            ------------------
Operating revenues........................................................     $    (17,429)
                                                                                   --------
Costs of services.........................................................          (16,860)
Administrative and general................................................           (1,402)
Depreciation and amortization.............................................             (163)
                                                                                   --------
  Total operating expenses................................................          (18,425)
                                                                                   --------
  Net increase in earnings before income taxes............................              996
Pro forma management revenues.............................................            1,220
                                                                                   --------
  Increase in earnings before income taxes................................     $      2,216
                                                                                   --------
                                                                                   --------

    (c) Interest income has been increased to reflect the impact of Horizon financing the $20,000 sale to M&P of certain Greenery assets, including among other assets, the office buildings discussed in (a) above and interest bearing notes receivable, as follows:

                                                                            EIGHT AND ONE-HALF
                                                                               MONTHS ENDED
                                                                             FEBRUARY 10, 1994
                                                                            -------------------
Interest on Horizon's $20,000 note receivable.............................       $     851
Less interest on notes receivable sold....................................            (805)
                                                                                    ------
                                                                                 $      46
                                                                                    ------
                                                                                    ------

    (d) Operating revenues have been reduced by $1,464 to eliminate consulting fee revenues between Horizon and Greenery.

    (e) As a result of the Greenery merger, the corporate offices of Greenery were closed and specifically identified duplicate corporate administrative and general expenses at Greenery totaling $4,747 for the eight and one-half months ended February 10, 1994 have been eliminated.

    (f) Horizon has entered into a management agreement with a director of Greenery for a term of seven years at an annual rate of $175 ($124 for eight and one-half months).

    PEOPLECARE ACQUISITION ADJUSTMENT

    Horizon completed the peopleCARE acquisition on July 29, 1994. As a result, the historical financial statements of Horizon for the nine months ended February 28, 1995 include approximately seven months of peopleCARE operations. Following are adjustments recorded to reflect the effects of the peopleCARE acquisition and related transactions for the twelve month period ended May 31, 1994 and two month period ended July 29, 1994 as if the peopleCARE acquisition had occurred on June 1, 1993 and June 1, 1994, respectively. The adjustments for the peopleCARE acquisition consist of the following:

    (g) The historical financial information reported for peopleCARE includes certain de minimis amounts which were not acquired or assumed by Horizon in connection with this acquisition. Therefore, adjustments have been recorded to eliminate interest and other operating revenues of $200 and $33 for the year ended May 31, 1994 and the nine months ended February 28, 1995, respectively, and cost of services expense of $211 and $35 for the year ended May 31, 1994 and the nine months ended February 28, 1995, respectively, associated with the predecessor entity operations which were not acquired by Horizon.

    (h)    Adjustments  of  $300  and  $50  have  been  recorded  to   eliminate
distributions to peopleCARE's prior owners for the year ended May 31, 1994 and the nine months ended February 28, 1995, respectively.

    (i) The peopleCARE acquisition purchase price included the payment of $55,616 in cash, which was funded from Horizon's line of credit, for title to seven facilities. This acquisition also called for Horizon to enter into a capital lease for six facilities formerly owned by peopleCARE. As a result, interest expense has been adjusted as follows for the year ended May 31, 1994 and the nine months ended February 28, 1995, respectively:

                                                                                                    NINE MONTHS
                                                                                    YEAR ENDED         ENDED
                                                                                   MAY 31, 1994  FEBRUARY 28, 1995
                                                                                   ------------  -----------------
Increase in line of credit sufficient to retire outstanding peopleCARE debt during the period ($49,716 for the period June 1, 1993 through September 30,
 1993 and $55,716 for the period October 1, 1993 through May 31, 1994)
  Interest at 7.25%..............................................................   $    3,840       $     672
Increase in capital lease obligations of $48,700.
  Interest expense amortized based on an interest rate of 9.09%..................        4,403             734
Less historical peopleCARE interest expense......................................       (4,590)           (765)
                                                                                   ------------         ------
    Increase in interest expense.................................................   $    3,653       $     641
                                                                                   ------------         ------
                                                                                   ------------         ------

    (j) Adjustments have been recorded to depreciation and amortization expense to reflect the purchase of seven facilities and capital lease of six facilities in connection with the peopleCARE acquisition for the year ended May 31, 1994 and the nine months ended February 28, 1995, respectively, as follows:

                                                                                                   NINE MONTHS
                                                                                   YEAR ENDED         ENDED
                                                                                  MAY 31, 1994  FEBRUARY 28, 1995
                                                                                  ------------  -----------------
Purchase price allocated to equipment................................  $   5,500
Depreciable life in years............................................         10
                                                                       ---------
                                                                                   $      550       $      91
Purchase price allocated to buildings................................  $  86,240
Depreciable life in years............................................         40
                                                                       ---------
                                                                                        2,156             370
Purchase price allocated to noncompete agreements....................  $     250
Amortizable life in years............................................          3
                                                                       ---------
                                                                                           83              14
Less historical peopleCARE depreciation expense......................                  (1,968)           (320)
                                                                                  ------------         ------
    Increase in depreciation and amortization expense................              $      821       $     155
                                                                                  ------------         ------
                                                                                  ------------         ------

    INDIVIDUALLY INSIGNIFICANT ACQUISITIONS AND ACQUISITIONS ADJUSTMENTS

    Horizon has completed various individually insignificant transactions in the period from June 1, 1994 to March 1, 1995. As a result, the historical financial statements of Horizon for the nine months ended February 28, 1995 include varying periods of operations related to these acquisitions. The following are adjustments recorded to reflect the results of operations of these acquisitions to the extent not included in Horizon's historical results of operations for the periods ended February 28, 1995 and May 31, 1994 as if such acquisitions had occurred on June 1, 1994 and June 1, 1993, respectively. The adjustments for the insignificant acquisitions consist of the following:

    (k) Adjustments for ($821) and ($921) have been recorded to eliminate historical lease expense for the purchase of leases for the year ended May 31, 1994 and the nine months ended February 28, 1995, respectively.

    (l) Adjustments for $2,483 and $1,424 have been recorded to reflect interest expense on long-term debt incurred to fund acquisitions for the year ended May 31, 1994 and the nine months ended February 28, 1995, respectively.

    (m) Adjustments for $1,105 and $682 have been recorded to depreciation and amortization to reflect the additional costs associated with the purchased entities for the year ended May 31, 1994 and the nine months ended February 28, 1995, respectively.

(7)  INCOME TAXES:

    An effective tax rate of 39.5% has been applied to all entities and to all periods except with respect to historical CMS for which the actual historical effective tax rate has been maintained.


(8)__GREENERY:


    Administrative and general expenses included in the original pro forma condensed consolidated financial statements prepared to reflect Horizon's acquisition of Greenery have been amended to reflect certain adjustments to the Greenery historical period from October 1, 1993 through the acquisition date, February 11, 1994. The pro forma financial statements were first amended eight months following the acquisition to properly reflect as a reduction to net income in the unaudited pre-acquisition period adjustments that Horizon made to predecessor company reserves that had not previously been reflected in income. The reduction to income associated with these adjustments totaled $7,777, pre-tax, and $4,705 net of tax. Further adjustments were recorded related to errors discovered in the original Greenery purchase accounting and the resolution of a pre-acquisition contingency totaling $7,710 and $471, respectively, pre-tax, and $4,665 and $285, respectively, net of taxes. All such adjustments have been properly reflected in each of the accompanying pro forma condensed statements of earnings for the year ended May 31, 1994.

                   PRINCIPAL STOCKHOLDERS OF HORIZON AND CMS

HORIZON
    The following table sets forth information with respect to the only stockholder of Horizon who was known to Horizon to own more than 5% of the Horizon Common Stock outstanding as of the Horizon Record Date. The information set forth below is based solely upon information contained in filings made by such person with the Commission, and is as of the dates specified in the footnote below.

                                                                         AMOUNT AND          PERCENT OF
                                                                          NATURE OF            HORIZON
                              NAME OF                                    BENEFICIAL         COMMON STOCK
                         BENEFICIAL OWNER                                 OWNERSHIP          OUTSTANDING
- -------------------------------------------------------------------  -------------------  -----------------
Putnam Investments, Inc. ..........................................       1,828,638(1)            6.21%
  One Post Office Square
  Boston, MA 02109

- ------------------------
(1) Information is included in reliance upon the contents of Amendment No. 4 dated January 23, 1995, to Schedule 13G dated January 15, 1993, such Amendment No. 4 being filed by Putnam Investments, Inc. ("PI") on behalf of itself and Marsh & McLennan Companies, Inc. ("MMC"), Putnam Investment Management, Inc. ("PIM") and The Putnam Advisory Company, Inc. ("PAC") (such Amendment No. 4 to such Schedule 13G being referred to herein as the "Putnam 13G"). According to the Putnam 13G, of the 1,828,638 shares beneficially owned, (i) PI shares voting power with respect to 386,900 shares and shares dispositive power with respect to 1,828,638 shares, (ii) MMC has no voting or dispositive power, (iii) PIM shares dispositive power with respect to 1,380,195 shares and (iv) PAC shares voting power with respect to 386,900 shares and shares dispositive power with respect to 448,443 shares. PI and MMC declare in the Putnam 13G that the filing of the Putnam 13G shall not be deemed an admission by either of them or both of them that they are the beneficial owners of the 1,828,638 shares and state that neither of them has any power to vote or dispose of, or direct the voting or disposition of, any such shares.

CMS
    The following table sets forth information with respect to stockholders of CMS who were known to CMS to own more than 5% of the CMS Common Stock outstanding as of the CMS Record Date. The information set forth below is based solely upon information furnished by such stockholders or contained in filings made by such persons with the Commission, and is as of the dates specified in the footnotes below.


                             NAME OF                                   NUMBER OF     PERCENT OF CMS COMMON
                         BENEFICIAL OWNER                               SHARES         STOCK OUTSTANDING
- ------------------------------------------------------------------  ---------------  ---------------------
Rocco A. Ortenzio ................................................     4,646,576(1)            11.6%
  c/o Continental Medical Systems, Inc.
  P.O. Box 715, 600 Wilson Lane
  Mechanicsburg, PA 17055
Robert A. Ortenzio ...............................................     2,864,107(2)             7.3
  c/o Continental Medical Systems, Inc.
  P.O. Box 715, 600 Wilson Lane
  Mechanicsburg, PA 17055
State of Wisconsin Investment Board ..............................     3,793,000(3)             9.8
  121 E. Wilson Street
  Madison, Wisconsin 53707
Tweedy, Browne Company, L.P. .....................................     2,080,422(4)             5.4
  52 Vanderbilt Avenue
  New York, NY 10017
Clover Capital Management, Inc. ..................................     2,349,125(5)             6.1
  11 Tobey Village Office Park
  Pittsford, NY 14634
Franklin Resources, Inc. .........................................     2,336,500(6)             6.0
  777 Mariners Island Blvd.
  San Mateo, CA 94404

- ------------------------
(1) Of the shares of CMS Common Stock beneficially owned by Mr. Ortenzio, 2,174,261 (or 5.6% of the total outstanding shares) are owned of record by two corporations controlled by Mr. Ortenzio.

     One  of the corporations is Liberty Investors, Inc. ("Liberty"), which owns of record 1,847,500 shares. The  shares beneficially owned by Mr.  Ortenzio include  1,205,000  shares  issuable under  currently  exercisable options,
     100,000 shares issuable  under options which  become exercisable within  60 days  and 233,644 shares issuable upon the exercise of Mr. Ortenzio's right to convert the CMS Convertible Debenture into Common Stock.
(2)  Robert A. Ortenzio is a director of Liberty and, as such, has shared  power to  vote the 1,847,500 shares  of CMS Common Stock  owned by Liberty, which shares are also included among the shares reported as beneficially owned by
     Rocco A. Ortenzio in this table. The shares beneficially owned by Robert A.
     Ortenzio  include  684,300  shares  issuable  under  currently  exercisable options.
(3)  Based on a Schedule 13G dated February 13, 1995.
(4)  Based  on Amendment  No. 3  to Schedule  13D dated  April 12,  1995, of the shares of stock beneficially owned by Tweedy, Browne Company, L.P. ("TBC"),
     99,577 shares are owned by TBK Partners, L.P. ("TBK") and 43,000 shares are owned by Vanderbilt Partners, L.P.  ("Vanderbilt"). Certain of the  general partners  of TBC and Vanderbilt have shared  power to vote the shares owned by TBK and Vanderbilt.
(5)  Based on a Schedule 13G dated February 13, 1995.
(6)  Based on a Schedule 13G dated February 6, 1995.


                      DESCRIPTION OF HORIZON CAPITAL STOCK

GENERAL

    The following descriptions of certain of the provisions of the Horizon Charter and the Horizon Bylaws are necessarily general and do not purport to be complete and are qualified in their entirety by reference to the Horizon Charter and the Horizon Bylaws, which are included as exhibits to the Registration Statement of which this Joint Proxy Statement/Prospectus is a part.

HORIZON COMMON STOCK


    Horizon is authorized to issue 150,000,000 shares of Horizon Common Stock, par value $.001. As of the Horizon Record Date, there were 29,469,296 shares of Horizon Common Stock issued and outstanding and approximately 1,450 holders of record of Horizon Common Stock. The holders of Horizon Common Stock are entitled to one vote for each share on all matters submitted to a vote of stockholders. The holders of Horizon Common Stock do not have cumulative voting rights in the election of directors of Horizon unless and until a person or group of affiliated or associated persons has acquired beneficial ownership in one transaction or a series of related transactions of 40% or more of the stock of any class or series thereof entitled to vote in the election of directors, in which case cumulative voting will be in effect commencing with the first annual election of directors subsequent to such acquisition. The holders of Horizon Common Stock are entitled to receive ratably such dividends, if any, as may be declared by the Horizon Board of Directors out of legally available funds. In the event of liquidation, dissolution or winding up of Horizon, the holders of Horizon Common Stock are entitled to share ratably in all assets of Horizon remaining after provision for payment of liabilities and satisfaction of the liquidation preference of any shares of Horizon Preferred Stock (as defined below) that may be outstanding. The holders of Horizon Common Stock have no preemptive, subscription, redemptive or conversion rights. The outstanding shares are fully paid and nonassessable. The rights, preferences and privileges of holders of Horizon Common Stock may become subject to those of holders of Horizon Preferred Stock, if Horizon should issue Horizon Preferred Stock in the future. See "Horizon Preferred Stock."


RIGHTS TO PURCHASE PREFERRED STOCK

    On September 12, 1994, the Board of Directors of Horizon declared a dividend of one preferred share purchase right (a "Right") for each outstanding share of Horizon Common Stock held of record on September 22, 1994 and approved the further issuance of Rights with respect to all shares of Horizon Common Stock that are subsequently issued. Each Right entitles the registered holder to purchase from Horizon one-thousandth of a share of Series A Junior Participating Preferred Stock, par value $.001 per share ("Series A Preferred"), of Horizon, at a price of $110 per one-thousandth of a share (the "Purchase Price"), subject to adjustment. See "Horizon Preferred Stock -- Series A

Preferred." Until the occurrence of certain events described below, the Rights are not exercisable, will be evidenced by the certificates for Horizon Common Stock and will not be transferable apart from the Horizon Common Stock.

    DETACHMENT OF RIGHTS; EXERCISE. Initially, the Rights will attach to all certificates representing outstanding shares of Horizon Common Stock and no separate Right Certificates will be distributed. The Rights will separate from the Horizon Common Stock and a Distribution Date will occur upon the earlier of
(i) 10 business days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired beneficial ownership of 20% or more of the outstanding Voting Shares (as defined in the Rights Agreement) of Horizon, or (ii) 10 business days following the commencement or announcement of an intention to commence a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 20% or more of such outstanding Voting Shares.

    The Rights are not exercisable until the Distribution Date. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights (the "Right Certificates") will be mailed to holders of record of Horizon Common Stock as of the close of business on the Distribution Date and such separate Right Certificates alone will thereafter evidence the Rights.

    If a person or group were to acquire 20% or more of the Voting Shares of Horizon, each Right then outstanding (other than Rights beneficially owned by the Acquiring Person which would become null and void) would become a right to buy that number of shares of Horizon Common Stock (or under certain circumstances, the equivalent number of one-thousandths of a share of Series A Preferred) that at the time of such acquisition would have a market value of two times the Purchase Price of the Right.

    If Horizon were acquired in a merger or other business combination transaction or more than 50% of its consolidated assets or earning power were sold, proper provision will be made so that each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then current Purchase Price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction would have a market value of two times the Purchase Price of the Right.

    ANTIDILUTION AND OTHER ADJUSTMENTS. The number of shares (or fractions thereof) of Series A Preferred or other securities or property issuable upon exercise of the Rights, and the Purchase Price payable, are subject to customary adjustments from time to time to prevent dilution. The number of outstanding Rights and the number of shares (or fractions thereof) of Series A Preferred issuable upon exercise of each Right are also subject to adjustment in the event of a stock split of the Horizon Common Stock or a stock dividend on the Horizon Common Stock payable in Horizon Common Stock or subdivisions, consolidations or combinations of the Horizon Common Stock occurring, in any such case, prior to the Distribution Date.

    EXCHANGE OPTION. At any time after the acquisition by a person or group of affiliated or associated persons of beneficial ownership of 20% or more of the outstanding Voting Shares of Horizon and before the acquisition by a person or group of 50% or more of the outstanding Voting Shares of Horizon, the Horizon Board of Directors may, at its option, issue Horizon Common Stock in mandatory redemption of, and in exchange for, all or part of the then outstanding and exercisable Rights (other than Rights owned by such person or group which would become null and void) at an exchange ratio of one share of Horizon Common Stock (or one-thousandth of a share of Series A Preferred) for each two shares of Horizon Common Stock for which each Right is then exercisable, subject to adjustment.

    REDEMPTION OF RIGHTS. At any time prior to the first public announcement that a person or group has become the beneficial owner of 20% or more of the outstanding Voting Shares, the Horizon Board of Directors may redeem all but not less than all the then outstanding Rights at a price of $.01 per Right (the "Redemption Price"). The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Horizon Board of Directors in its sole discretion may establish. Immediately upon the action of the Horizon Board of Directors ordering redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

    EXPIRATION; AMENDMENT OF RIGHTS. The Rights will expire on September 22, 2004, unless earlier redeemed or exchanged. The terms of the Rights may be amended by the Horizon Board of Directors without the consent of the holders of the Rights, including an amendment to extend the expiration date of the Rights, and, provided a Distribution Date has not occurred, to extend the period during which the Rights may be redeemed, except that after the first public announcement that a person or group has become the beneficial owner of 20% or more of the outstanding Voting Shares, no such amendment may materially and adversely affect the interests of the holders of the Rights.

    The Rights have certain anti-takeover effects. The rights will cause substantial dilution to a person or group that attempts to acquire Horizon without the approval of the Horizon Board of Directors. The Rights should not, however, interfere with any merger or other business combination that is approved by the Horizon Board of Directors.

    The description and terms of the Rights are set forth in a Rights Agreement (the "Horizon Rights Agreement") dated as of September 15, 1994 between Horizon and Chemical Trust Company of California, as Rights Agent. The foregoing description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, a copy of which is available free of charge from Horizon.

HORIZON PREFERRED STOCK

    GENERAL. Horizon is authorized to issue 500,000 shares of Preferred Stock, par value $.001 per share ("Horizon Preferred Stock"), of which 150,000 shares had been designated as Series A Preferred as of September 12, 1994. No shares of Horizon Preferred Stock were outstanding at September 12, 1994. The Horizon Board of Directors has authority, without stockholder approval, to issue shares of Horizon Preferred Stock in one or more series and to determine the number of shares, designations, dividend rights, conversion rights, voting power, redemption rights, liquidation preferences and other terms of any such series. The issuance of Preferred Stock, while providing desired flexibility in connection with possible acquisitions and other corporate purposes, could adversely affect the voting power of holders of Horizon Common Stock and the likelihood that such holders will receive dividend payments and payments upon liquidation and could have the effect of delaying, deferring or preventing a change in control of Horizon. Horizon has no present plans for any issuance of Horizon Preferred Stock, other than the reserved shares of Series A Preferred Stock issuable pursuant to the Rights.

    SERIES A PREFERRED. The terms of the Series A Preferred are designed so that the value of each one-thousandth of a share purchasable upon exercise of a Right will approximate the value of one share of Horizon Common Stock. The Series A Preferred is non-redeemable and will rank junior to all other series of Horizon's Preferred Stock. Each whole share of Series A Preferred is entitled to receive a quarterly preferential dividend in an amount per share equal to the greater of (i) $1.00 in cash, or (ii) in the aggregate, 1,000 times the dividend declared on the Horizon Common Stock. In the event of liquidation, the holders of the Series A Preferred are entitled to receive a preferential liquidation payment equal to the greater of (i) $1,000 per share, or (ii) in the aggregate, 1,000 times the payment made on the Horizon Common Stock. In the event of any merger, consolidation or other transaction in which the Horizon Common Stock is exchanged for or changed into other stock or securities, cash or other property, each whole share of Series A Preferred is entitled to receive 1,000 times the amount received per share of Horizon Common Stock. Each whole share of Series A Preferred is entitled to 1,000 votes on all matters submitted to a vote of the stockholders of Horizon, and Series A Preferred will generally vote together as one class with the Horizon Common Stock and any other capital stock on all matters submitted to a vote of stockholders of Horizon.

CERTAIN PROVISIONS OF HORIZON CHARTER AND BYLAWS

    Horizon's Charter provides for a classified Board of Directors with three classes, each class to consist as nearly as possible of one-third of the directors. Currently, the authorized number of directors on the Horizon Board of Directors is eight. Each director serves for a term of three years and until his or her successor is elected and qualified. A classified Board of Directors could make it more difficult for stockholders, including those holding a majority of the outstanding shares, to force an immediate change in the composition of a majority of the Horizon Board of Directors. Staggered terms moderate the pace of changes in the Horizon Board of Directors by extending the minimum time required to elect a majority of directors from one to two years.

    Directors may be removed only for cause by the affirmative vote of the holders of two-thirds of outstanding shares entitled to vote, provided that any director elected by holders of any series of Horizon Preferred Stock, voting separately as a class, may be removed only for cause by the affirmative vote of the holders of two-thirds of the outstanding shares of such series. For this purpose "cause for removal" means an adjudication by a court of competent jurisdiction that the director to be removed (i) is liable for negligence or misconduct in the performance of his duty, (ii) has been convicted of a felony or (iii) has acted or failed to act in a manner which is in derogation of the director's duties.

    The Horizon Charter provides that, except in the case of nominations by the Horizon Board of Directors, written notice must be given of any nomination of a director, (i) with respect to an election to be held at an annual meeting of stockholders, not later than ten days prior to the date which is one year following the date of the notice of the prior year's annual meeting, and (ii) with respect to an election to be held at a special meeting of stockholders, not later than the close of business on the seventh day following the day of notice of such meeting.

    Certain actions taken by the Horizon Board of Directors, including the appointment and removal of officers of Horizon, designation of committees of the Horizon Board of Directors and appointment of members of any committee established by the Horizon Board of Directors, require the affirmative vote of 80% of the then authorized number of directors. The Horizon Charter also provides that the number of directors on the Horizon Board of Directors cannot be increased or decreased without the approval of 80% of the then authorized number of directors. Newly created directorships resulting from any increase in the authorized number of directors and any vacant directorships may be filled by the affirmative vote of at least 80% of the directors then in office.

    The Horizon Charter provides that special meetings of stockholders may be called by the Horizon Board of Directors or by the holders of not less than 25% of the outstanding shares of any class or any series thereof entitled to vote on the election of directors. Holders of any series of Horizon Preferred Stock entitled to elect or remove one or more directors separately as a class may do so at special meetings, which may be called only for such purposes by the holders of 25% of the outstanding shares of such series. The Horizon Bylaws provide that at special meetings of stockholders only such business may be conducted as is (i) specified in the written notice of meeting, (ii) brought before the meeting at the direction of the Horizon Board of Directors or (iii) specified in a written notice given by or on behalf of the stockholders not more than ten days after the date of the official notice of the meeting. The Horizon Charter also provides that all stockholder actions must be taken at stockholder meetings and not by written consent in lieu of a meeting.

    The provisions of the Horizon Charter described above may be amended or repealed only by the vote of holders of two-thirds of Horizon's outstanding shares of all classes or series thereof entitled to vote on the election of directors. The Horizon Bylaws may be adopted, amended or rescinded by the Horizon Board of Directors or by the vote of holders of two-thirds of the outstanding shares of all classes or series of capital stock entitled to vote on the election of directors.

STOCKHOLDER VOTE REQUIRED TO APPROVE CERTAIN BUSINESS COMBINATIONS

    The Horizon Charter requires the approval by holders of at least two-thirds of the outstanding shares of all classes or series of capital stock entitled to vote on the election of directors for (i)(a) any merger or consolidation of Horizon or any subsidiary of Horizon with or into, (b) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of any substantial part (defined generally as 30% or more of the total assets of the relevant entity or leasehold interests in more than ten facilities) of the assets of Horizon or any subsidiary of Horizon to or with, or (c) the issuance or transfer of securities of Horizon or any subsidiary in exchange for cash, securities (other than securities of Horizon which by their terms are convertible into other securities of Horizon) or other property to, a Related Person (as defined below), (ii) any reclassification of securities or recapitalization of Horizon, merger or consolidation of Horizon with any subsidiary or any similar transaction which has the effect of increasing the proportionate interest of a Related Person or any person associated or affiliated with a Related Person, or
(iii) the adoption of a plan of liquidation or dissolution of Horizon.

    "Related Person" is defined as any person (other than a subsidiary of Horizon, certain employee benefit plans and Continuing Directors (as defined below)) that, together with such person's affiliates and associates, (i) directly or indirectly, beneficially own or have the right to acquire or to vote more than 5% of the Voting Shares (as defined in the Horizon Charter); or (ii) within the preceding two years beneficially owned or had the right to acquire or to vote not less than 5% of the Voting Shares; or (iii) is an assignee of or has otherwise succeeded, within the preceding two years, to any shares of capital stock of Horizon beneficially owned by any Related Person, in a transaction other than a public offering within the meaning of the Securities Act.

    Notwithstanding the foregoing, such stockholder approval is not required if the transaction is approved by at least 80% of all Continuing Directors.
"Continuing Directors" are directors of Horizon who either (i) were first elected prior to the date as of which any Related Person that proposes to enter into or become a party to a business combination or other transaction described above became a beneficial owner of more than 5% of the Voting Shares or (ii) were designated as Continuing Directors (prior to being elected as a director) by a majority of the then Continuing Directors; provided that all members of the Horizon Board of Directors on July 27, 1994, and all persons nominated by the
Horizon  Board  of  Directors  as  directors  of  Horizon  and  elected  by  the
stockholders  at  the  1994  Annual  Meeting  of  Stockholders  are   Continuing
Directors.

    The Horizon Charter allows the Continuing Directors, in evaluating any business combination or other transaction listed above, to consider, in addition to the adequacy of the amount to be paid in connection with any such transaction, certain specified factors and any other factors the Continuing Directors deem relevant. Among the factors the Continuing Directors may consider are: (i) the social and economic effects of the transaction on Horizon, its employees, patients and other elements of the communities in which Horizon's facilities are located; (ii) the business and financial condition and earnings prospects of the other party or parties to such transaction; and (iii) the competence, experience and integrity of the other party or parties to such transaction and its or their management.

    The provisions described above may tend to deter any potential unfriendly offers or other efforts to obtain control of Horizon that are not approved by the Horizon Board of Directors and thereby deprive the stockholders of opportunities to sell shares at above-market prices. Such provisions may also have the effect of preventing changes in the management of Horizon. It is possible that such provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

    The foregoing provisions of the Horizon Charter regarding business combinations and other similar transactions may be amended or repealed only by the vote of holders of two-thirds of Horizon's outstanding shares of all classes or series of capital stock entitled to vote on the election of Directors.

TRANSFER AGENT AND REGISTRAR

    The transfer agent and registrar for the Horizon Common Stock is Chemical Mellon Shareholder Services.

               COMPARATIVE RIGHTS OF HORIZON AND CMS STOCKHOLDERS

    If the Merger is consummated, the stockholders of CMS will become stockholders of Horizon. The rights of the stockholders of both Horizon and CMS are governed by and subject to the provisions of the DGCL. The rights of current CMS stockholders following the Merger will be governed by the Horizon Charter and Horizon's Bylaws rather than the provisions of the CMS Charter and By-Laws. The following is a brief summary of certain differences between the rights of Horizon stockholders and the rights of CMS stockholders, and is qualified in its entirety by reference to the relevant provisions of the DGCL, the Horizon Charter and Bylaws and the CMS Charter and By-Laws.

NUMBER, CLASSIFICATION AND REMOVAL OF DIRECTORS

    The Horizon Charter and Bylaws provide for the classification of the Board of Directors of Horizon into three classes, with directors serving staggered three-year terms. The Horizon Charter also provides that the number of directors shall be five unless otherwise determined by 80% of the then authorized number of directors. The foregoing provisions cannot be altered, amended or repealed without the affirmative vote of the holders of not less than 66 2/3% of the Voting Shares (as defined in the Horizon Charter). Currently the number of Horizon directors is eight, but will be increased upon consummation of the Merger. See "The Merger -- Board Arrangements."

    The CMS Charter and By-Laws provide for the classification of the Board of Directors of CMS. CMS's By-Laws provide that the number of directors shall be fixed from time to time by the CMS Board, but may not consist of less than five nor more than 13 persons. Currently, the number of CMS directors is seven.

    The Horizon Charter allows directors to be removed only for cause and such removal must be approved by 66 2/3% of the outstanding shares of Horizon Common Stock entitled to vote for the election of directors. The CMS Charter allows directors to be removed only for cause and such removal must be approved by 75% of the outstanding shares of capital stock entitled to vote for the election of directors.

VOTING RIGHTS

    Neither Horizon's nor CMS's Charter provides for cumulative voting rights under current circumstances, although Horizon's Charter does provide for cumulative voting rights if any stockholder attains ownership of 40% or more of the shares of stock of any class or series entitled to vote for the election of directors.

POWER TO CALL SPECIAL MEETINGS

    Horizon's Charter provides that a special meeting of stockholders may be called by a majority of directors then in office or by the holders of not less than 25% of the issued and outstanding shares of stock of any class or series entitled to vote for the election of directors. In addition, if the holders of any preferred stock of Horizon are entitled to elect one or more directors separately as a class, the holders of 25% of such preferred stock then outstanding may call a special meeting for limited purposes. CMS's By-Laws provide that a special meeting of stockholders may be called by the President, by a majority of CMS's Directors or by the holders of a majority of the stock entitled to vote at the meeting.

STOCKHOLDER VOTE REQUIRED FOR CERTAIN TRANSACTIONS

    The Horizon Charter contains certain provisions that require that a higher percentage of stockholders approve mergers, consolidations, sales of a substantial amount of assets and other similar transactions involving a Related Person (or an Affiliate or Associate thereof) than would otherwise be required under the DGCL, subject to certain exceptions. See "Description of Horizon Capital Stock." The CMS Charter does not contain a similar provision.

ACTION BY WRITTEN CONSENT

    Horizon's Charter does not permit action to be taken by stockholders without a meeting. Because the CMS Charter does not contain a similar provision, the DGCL permits the taking of stockholder action by written consent.

AMENDMENTS OF BYLAWS

    Horizon's Bylaws may be amended by the Board of Directors of Horizon or by the holders of not less than 66 2/3% of the Voting Shares outstanding. CMS's By-Laws may be amended by the Board of Directors of CMS and by the holders of a majority of the outstanding shares of stock present and entitled to vote at a meeting.

    Also see "Description of Horizon Capital Stock."

                         INDEPENDENT PUBLIC ACCOUNTANTS

    It is expected that representatives of Arthur Andersen LLP will be present at the Horizon Special Meeting and that representatives of Ernst & Young LLP will be present at the CMS Special Meeting to respond to appropriate questions of stockholders and to make a statement if they so desire.

                                 LEGAL MATTERS

    The validity of the Horizon Common Stock to be issued in the Merger has been passed upon for Horizon by Vinson & Elkins L.L.P., Houston, Texas. Certain tax consequences of the Merger have been passed upon for Horizon by Vinson & Elkins L.L.P., Houston, Texas, and for CMS by Drinker Biddle & Reath, Philadelphia, Pennsylvania. William M. Goldstein, a director of CMS, is a partner in the law firm of Drinker Biddle & Reath.

                                    EXPERTS

    The consolidated financial statements and financial statement schedules, included in the Horizon 1994 Form 10-K, to the extent and for the periods indicated in their reports, have been audited by Arthur Andersen LLP, independent public accountants, and have been incorporated by reference herein and in the Registration Statement in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

    The consolidated financial statements and schedules of CMS at June 30, 1994, and for the year then ended, included in the CMS 1994 Form 10-K and incorporated by reference herein and in the Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon incorporated by reference herein, and are incorporated by reference herein in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

    The consolidated financial statements of Greenery Rehabilitation Group, Inc. at September 30, 1993 and 1992, and for each of the three years in the period ended September 30, 1993, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

    The combined financial statements of peopleCARE Heritage Group incorporated by reference in this Joint Proxy Statement/Prospectus have been audited by BDO Seidman, independent certified public accountants, to the extent and for the periods set forth in their report incorporated herein by reference, and are incorporated herein in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

    The consolidated financial statements of CMS as of June 30, 1993 and for the two years then ended incorporated in this Joint Proxy Statement/Prospectus and in the Registration Statement by reference to the CMS 1994 Form 10-K have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                             STOCKHOLDER PROPOSALS

    Any proposals of holders of Horizon Common Stock intended to be presented at the Annual Meeting of Stockholders of Horizon to be held in 1995 must be received by Horizon, addressed to the

Secretary of Horizon at 6001 Indian School Road, N.E., Suite 530, Albuquerque, New Mexico 87110, no later than June 13, 1995, to be considered for inclusion in the proxy statement and form of proxy relating to that meeting.

    If the Merger is not consummated, any proposals of stockholders of CMS intended to be presented at the Annual Meeting of Stockholders of CMS to be held in 1995 must be received by CMS, addressed to the Secretary of CMS at 600 Wilson Lane, P. O. Box 715, Mechanicsburg, Pennsylvania 17055, no later than June 6, 1995, to be considered for inclusion in the proxy statement and form of proxy relating to that meeting.

                                                                      APPENDIX A

                              AMENDED AND RESTATED
                          AGREEMENT AND PLAN OF MERGER
                                  BY AND AMONG
                        HORIZON HEALTHCARE CORPORATION,
                             CMS MERGER CORPORATION
                                      AND
                       CONTINENTAL MEDICAL SYSTEMS, INC.

                               TABLE OF CONTENTS

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                                                      ARTICLE I
                                                     THE MERGER

SECTION 1.01. THE MERGER..................................................................................        A-1
SECTION 1.02. EFFECTIVE TIME..............................................................................        A-1
SECTION 1.03. EFFECT OF THE MERGER........................................................................        A-1
SECTION 1.04. CERTIFICATE OF INCORPORATION; BYLAWS........................................................        A-2
SECTION 1.05. DIRECTORS AND OFFICERS......................................................................        A-2

                                                     ARTICLE II
                                 CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

SECTION 2.01. MERGER CONSIDERATION; CONVERSION AND CANCELLATION OF SECURITIES.............................        A-2
SECTION 2.02. PAYMENT FOR COMPANY COMMON STOCK; SURRENDER OF CERTIFICATES.................................        A-3
SECTION 2.03. STOCK TRANSFER BOOKS........................................................................        A-5

                                                     ARTICLE III
                                    REPRESENTATIONS AND WARRANTIES OF THE COMPANY

SECTION 3.01. ORGANIZATION AND QUALIFICATION; SUBSIDIARIES................................................        A-5
SECTION 3.02. CERTIFICATE OF INCORPORATION AND BYLAWS.....................................................        A-5
SECTION 3.03. CAPITALIZATION..............................................................................        A-5
SECTION 3.04. AUTHORITY...................................................................................        A-7
SECTION 3.05. NO CONFLICT; REQUIRED FILINGS AND CONSENTS..................................................        A-7
SECTION 3.06. PERMITS; COMPLIANCE.........................................................................        A-8
SECTION 3.07. REPORTS; FINANCIAL STATEMENTS...............................................................        A-9
SECTION 3.08. ABSENCE OF CERTAIN CHANGES OR EVENTS........................................................       A-10
SECTION 3.09. ABSENCE OF LITIGATION.......................................................................       A-10
SECTION 3.10. EMPLOYEE BENEFIT PLANS; LABOR MATTERS.......................................................       A-11
SECTION 3.11. TAXES.......................................................................................       A-12
SECTION 3.12. TAX MATTERS; POOLING........................................................................       A-12
SECTION 3.13. AFFILIATES..................................................................................       A-13
SECTION 3.14. CERTAIN BUSINESS PRACTICES..................................................................       A-13
SECTION 3.15. OPINION OF FINANCIAL ADVISOR................................................................       A-13
SECTION 3.16. VOTE REQUIRED...............................................................................       A-13
SECTION 3.17. BROKERS.....................................................................................       A-13
SECTION 3.18. ACQUIRING PERSON............................................................................       A-14
SECTION 3.19. INFORMATION SUPPLIED........................................................................       A-14
SECTION 3.20. INSURANCE...................................................................................       A-14
SECTION 3.21. PROPERTIES..................................................................................       A-14

                                                     ARTICLE IV
                                     REPRESENTATIONS AND WARRANTIES OF ACQUIROR

SECTION 4.01. ORGANIZATION AND QUALIFICATION; SUBSIDIARIES................................................       A-15
SECTION 4.02. CERTIFICATE OF INCORPORATION AND BYLAWS.....................................................       A-15
SECTION 4.03. CAPITALIZATION..............................................................................       A-15
SECTION 4.04. AUTHORITY...................................................................................       A-16
SECTION 4.05. NO CONFLICT; REQUIRED FILINGS AND CONSENTS..................................................       A-17
SECTION 4.06. PERMITS; COMPLIANCE.........................................................................       A-17
SECTION 4.07. REPORTS; FINANCIAL STATEMENTS...............................................................       A-18

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SECTION 4.08. ABSENCE OF CERTAIN CHANGES OR EVENTS........................................................       A-19
SECTION 4.09. ABSENCE OF LITIGATION.......................................................................       A-19
SECTION 4.10. EMPLOYEE BENEFIT PLANS; LABOR MATTERS.......................................................       A-20
SECTION 4.11. TAXES.......................................................................................       A-21
SECTION 4.12. TAX MATTERS; POOLING........................................................................       A-22
SECTION 4.13. AFFILIATES..................................................................................       A-22
SECTION 4.14. CERTAIN BUSINESS PRACTICES..................................................................       A-22
SECTION 4.15. OPINION OF FINANCIAL ADVISOR................................................................       A-22
SECTION 4.16. VOTE REQUIRED...............................................................................       A-22
SECTION 4.17. BROKERS.....................................................................................       A-22
SECTION 4.18. INFORMATION SUPPLIED........................................................................       A-22
SECTION 4.19. INSURANCE...................................................................................       A-23
SECTION 4.20. PROPERTIES..................................................................................       A-23

                                                      ARTICLE V
                                                      COVENANTS

SECTION 5.01. AFFIRMATIVE COVENANTS OF THE COMPANY........................................................       A-23
SECTION 5.02. NEGATIVE COVENANTS OF THE COMPANY...........................................................       A-23
SECTION 5.03. NEGATIVE COVENANTS OF ACQUIROR..............................................................       A-26
SECTION 5.04. ACCESS AND INFORMATION......................................................................       A-28
SECTION 5.05. AFFIRMATIVE COVENANTS OF ACQUIROR...........................................................       A-28

                                                     ARTICLE VI
                                                ADDITIONAL AGREEMENTS

SECTION 6.01. MEETINGS OF STOCKHOLDERS....................................................................       A-29
SECTION 6.02. REGISTRATION STATEMENT; PROXY STATEMENTS....................................................       A-29
SECTION 6.03. APPROPRIATE ACTION; CONSENTS; FILINGS.......................................................       A-31
SECTION 6.04. AFFILIATES; POOLING; TAX TREATMENT..........................................................       A-32
SECTION 6.05. PUBLIC ANNOUNCEMENTS........................................................................       A-32
SECTION 6.06. NYSE LISTING................................................................................       A-32
SECTION 6.07. RIGHTS AGREEMENT; STATE TAKEOVER STATUTES...................................................       A-32
SECTION 6.08. COMFORT LETTERS.............................................................................       A-32
SECTION 6.09. ASSUMPTION OF OBLIGATIONS TO ISSUE STOCK....................................................       A-33
SECTION 6.10. MERGER SUB..................................................................................       A-34
SECTION 6.11. BOARD OF DIRECTORS..........................................................................       A-34
SECTION 6.12. INDEMNIFICATION AND INSURANCE...............................................................       A-34

                                                     ARTICLE VII
                                                 CLOSING CONDITIONS

SECTION 7.01. CONDITIONS TO OBLIGATIONS OF EACH PARTY UNDER THIS AGREEMENT................................       A-35
SECTION 7.02. ADDITIONAL CONDITIONS TO OBLIGATIONS OF THE ACQUIROR COMPANIES..............................       A-36
SECTION 7.03. ADDITIONAL CONDITIONS TO OBLIGATIONS OF THE COMPANY.........................................       A-36

                                                    ARTICLE VIII
                                          TERMINATION, AMENDMENT AND WAIVER

SECTION 8.01. TERMINATION.................................................................................       A-37
SECTION 8.02. EFFECT OF TERMINATION.......................................................................       A-38
SECTION 8.03. AMENDMENT...................................................................................       A-38
SECTION 8.04. WAIVER......................................................................................       A-38
SECTION 8.05. FEES, EXPENSES AND OTHER PAYMENTS...........................................................       A-39

                                      A-ii
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                                                     ARTICLE IX
                                                 GENERAL PROVISIONS

SECTION 9.01. EFFECTIVENESS OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS.................................       A-40
SECTION 9.02. NOTICES.....................................................................................       A-40
SECTION 9.03. CERTAIN DEFINITIONS.........................................................................       A-41
SECTION 9.04. HEADINGS....................................................................................       A-42
SECTION 9.05. SEVERABILITY................................................................................       A-42
SECTION 9.06. ENTIRE AGREEMENT............................................................................       A-42
SECTION 9.07. ASSIGNMENT..................................................................................       A-42
SECTION 9.08. PARTIES IN INTEREST.........................................................................       A-42
SECTION 9.09. FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE.......................................       A-42
SECTION 9.10. GOVERNING LAW...............................................................................       A-42
SECTION 9.11. COUNTERPARTS................................................................................       A-43
SECTION 9.12. SPECIFIC PERFORMANCE........................................................................       A-43

                                                      EXHIBITS

Exhibit A Form of Company Affiliate Letter
Exhibit B Form of Acquiror Affiliate Letter

                          AGREEMENT AND PLAN OF MERGER

    THIS AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER, dated as of May 23, 1995 (this "Agreement"), is by and among HORIZON HEALTHCARE CORPORATION, a Delaware corporation ("Acquiror"), CMS MERGER CORPORATION, a Delaware corporation and wholly owned subsidiary of Acquiror ("Merger Sub"), and CONTINENTAL MEDICAL SYSTEMS, INC., a Delaware corporation (the "Company"). Acquiror and Merger Sub are sometimes collectively referred to herein as the "Acquiror Companies."

    WHEREAS, the parties hereto are parties to that certain Agreement and Plan of Merger dated as of March 31, 1995 (the "Merger Agreement");

    WHEREAS, the parties hereto have entered into that certain Amendment No. 1 to Agreement and Plan of Merger dated as of the date of this Agreement whereby the Merger Agreement was amended and restated as set forth herein;

    WHEREAS, Merger Sub, upon the terms and subject to the conditions of this Agreement and in accordance with the General Corporation Law of the State of Delaware ("Delaware Law"), will merge with and into the Company (the "Merger");

    WHEREAS, Acquiror and the Company, in connection with this Agreement and prior to or contemporaneous with the execution of this Agreement, have entered into a Stock Option Agreement (the "Stock Option Agreement");

    WHEREAS, the Board of Directors of the Company has determined that the Merger is consistent with and in furtherance of the long-term business strategy of the Company and is fair to, and in the best interests of, the Company and its stockholders and has approved and adopted this Agreement and the transactions contemplated hereby, and recommended approval and adoption of this Agreement by the stockholders of the Company;

    WHEREAS, the Board of Directors of Acquiror (the Acquiror Board ) has determined that the Merger is consistent with and in furtherance of the long-term business strategy of Acquiror and is fair to, and in the best interests of, Acquiror and its stockholders and has approved and adopted this Agreement and the transactions contemplated hereby, and recommended approval and adoption of this Agreement by the stockholders of Acquiror;

    WHEREAS, for federal income tax purposes, it is intended that the Merger will qualify as a reorganization under the provisions of Section 368(a) of the United States Internal Revenue Code of 1986, as amended (the "Code"); and

    WHEREAS, the Merger is intended to be treated as a "pooling of interests" for financial accounting purposes;

    NOW,  THEREFORE,  in  consideration  of  the  foregoing  and  the respective
representations,  warranties,  covenants  and  agreements  set  forth  in   this
Agreement, the parties hereto agree as follows:

                                   ARTICLE I
                                   THE MERGER

    SECTION 1.01. THE MERGER. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with Delaware Law, at the Effective Time (as defined in Section 1.02 of this Agreement), Merger Sub shall be merged with and into the Company. As a result of the Merger, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation of the Merger (the "Surviving Corporation"). The name of the Surviving Corporation shall be "Continental Medical Systems, Inc."

    SECTION 1.02. EFFECTIVE TIME. As promptly as practicable after the satisfaction or, if permissible, waiver of the conditions set forth in Article VII of this Agreement, the parties hereto shall cause the Merger to be consummated by filing a Certificate of Merger with the Secretary of State of the State of Delaware, in such form as required by, and executed in accordance with the relevant provisions of, Delaware Law (the date and time of the completion of such filing being the "Effective Time").

    SECTION 1.03. EFFECT OF THE MERGER. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, except as otherwise provided herein, all the property, rights, privileges, powers and franchises of Merger Sub and the Company shall vest in the Surviving Corporation, and all debts, liabilities and duties of Merger Sub and the Company shall become the debts, liabilities and duties of the Surviving Corporation.

    SECTION 1.04. CERTIFICATE OF INCORPORATION; BYLAWS. At the Effective Time, the Certificate of Incorporation and the Bylaws of the Company, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation and the Bylaws of the Surviving Corporation.

    SECTION 1.05. DIRECTORS AND OFFICERS. The directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation, and the officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

                                   ARTICLE II
               CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

    SECTION 2.01. MERGER CONSIDERATION; CONVERSION AND CANCELLATION OF SECURITIES. At the Effective Time, by virtue of the Merger and without any action on the part of the Acquiror Companies, the Company or the holders of any of the Company's securities:

        (a) Subject to the other provisions of this Article II, each share of common stock, par value $.01 per share, of the Company ("Company Common Stock") issued and outstanding immediately prior to the Effective Time (excluding any Company Common Stock described in Section 2.01(c) of this Agreement) shall be converted into a number of shares of common stock, par value $.001 per share ("Acquiror Common Stock") of Acquiror equal to $13.00 divided by the "Acquiror Transaction Value" as hereinafter defined, rounded to four decimal places (the "Common Stock Exchange Ratio"); provided, however, that notwithstanding the foregoing, the Common Stock Exchange Ratio shall not be less than .4415 nor more than .5397. The term "Acquiror Transaction Value" shall mean the average closing price on the New York Stock Exchange Composite Tape of Acquiror Common Stock for the 20 New York Stock Exchange trading days ending with the third New York Stock Exchange trading day immediately preceding the date of mailing of the Company Proxy Statement (as defined below). Notwithstanding the foregoing, if between the date of this Agreement and the Effective Time the outstanding shares of Acquiror Common Stock or Company Common Stock shall have been changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, the Common Stock Exchange Ratio shall be correspondingly adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares.

        (b) As a result of their conversion pursuant to subsection 2.01(a), all shares of Company Common Stock shall cease to be outstanding and shall automatically be canceled and retired, and each certificate ("Certificate") previously evidencing Company Common Stock outstanding immediately prior to the Effective Time (other than Company Common Stock described in Section 2.01(c) of this Agreement) ("Converted Shares") shall thereafter represent, subject to Section 2.02(e) of this Agreement, that number of shares of Acquiror Common Stock determined pursuant to the Common Stock Exchange Ratio and, if applicable, the right to receive cash pursuant to Section 2.02(e) of this Agreement (the "Merger Consideration"). The holders of Certificates previously evidencing Converted Shares shall cease to have any rights with respect to such Converted Shares except as otherwise provided herein or by law. Such Certificates previously evidencing Converted Shares shall be exchanged for certificates evidencing whole shares of Acquiror Common Stock upon the surrender of such Certificates in accordance with the provisions of
    Section 2.02 of this Agreement. No fractional shares of Acquiror Common Stock shall be issued and, in lieu thereof, a cash payment shall be made pursuant to Section 2.02(e) of this Agreement. From and after the Effective Time, former stockholders of record of the Company shall be entitled to vote at any meeting of holders of Acquiror Common Stock the number of whole shares of Acquiror Common Stock into which their Converted Shares are converted, regardless of whether such holders have exchanged their certificates representing the Converted Shares for certificates representing Acquiror Common Stock in accordance with the provisions of this Agreement. Until surrendered for exchange in accordance with the provisions of Section
    2.02 of this

    Agreement, each Certificate theretofore representing Converted Shares (other than shares of Company Common Stock to be canceled pursuant to Section 2.01(c) of this Agreement) shall from and after the Effective Time represent for all purposes only shares of Acquiror Common Stock and/or the right to receive cash, as set forth in this Agreement.

        (c) Notwithstanding any provision of this Agreement to the contrary, each share of Company Common Stock held in the treasury of the Company and each share of Company Common Stock owned by Acquiror or any direct or indirect wholly owned subsidiary of Acquiror or of the Company immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof and no payment shall be made with respect thereto.

        (d) Each share of common stock, par value $.001 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into 210,000 shares of common stock, par value $.01 per share, of the Surviving Corporation.

    SECTION  2.02.      PAYMENT  FOR   COMPANY   COMMON  STOCK;   SURRENDER   OF
CERTIFICATES.
        (a) EXCHANGE FUND. Promptly after the Effective Time, Acquiror shall deposit, or cause to be deposited, with a bank or trust company mutually agreeable to the parties to this Agreement (the "Exchange Agent"), for the benefit of the former holders of Converted Shares, for exchange in accordance with this Article II, through the Exchange Agent, (i) certificates evidencing a number of shares of Acquiror Common Stock equal to the product of the Common Stock Exchange Ratio multiplied by the number of Converted Shares and (ii) cash in an amount equal to the aggregate amount required to be paid in lieu of fractional interests of Acquiror Common Stock pursuant to Section 2.02(e). Subject to the provisions of subsection (f) of this Section 2.02, Acquiror shall, if and when a payment date has occurred with respect to a dividend or distribution that has been declared subsequent to the Effective Time, deposit with the Exchange Agent an amount in cash (or property of like kind to that which is the subject to such dividend or distribution) equal to the dividend or distribution per share of Acquiror Common Stock times the number of shares of Acquiror Common Stock evidenced by Certificates that have not theretofore been surrendered for exchange in accordance with this Section 2.02. The certificates and cash (and property, if any) deposited with the Exchange Agent in accordance with this subsection 2.02(a) are hereinafter referred to as the "Exchange Fund". The Exchange Agent shall, pursuant to irrevocable instructions, deliver Acquiror Common Stock (and any dividends or distribution related thereto) and/or cash, as described above, in exchange for surrendered Certificates pursuant to the terms of this Agreement out of the Exchange Fund. Except as contemplated by
    Section 2.02(e) of this Agreement, the Exchange Fund shall not be used for any other purpose.

        (b) LETTER OF TRANSMITTAL. As soon as practicable after the Effective Time, Acquiror will send to each record holder of Company Stock at the Effective Time a letter of transmittal and other appropriate materials for use in surrendering Certificates to the Exchange Agent.

        (c) PAYMENT PROCEDURES. Promptly after the Effective Time, the Exchange Agent shall distribute to each former holder of Converted Shares, upon surrender to the Exchange Agent of one or more Certificates for cancellation, together with a duly executed and properly completed letter of transmittal, the Merger Consideration for each Converted Share formerly represented thereby, in accordance with the provisions of Section 2.01 of this Agreement. If payment is to be made to a person other than the person in whose name the Certificate surrendered is registered, it shall be a condition of payment that the Certificate so surrendered shall be properly endorsed, with signatures guaranteed, or otherwise in proper form for transfer and that the person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of the Certificate surrendered, or such person shall establish to the satisfaction of Acquiror that such tax has been paid or is not applicable. Notwithstanding the foregoing, neither the Exchange Agent nor any party hereto shall be liable to any former holder of Converted Shares for any cash, Acquiror Common Stock or dividends thereon delivered to a public official pursuant to applicable escheat law. No interest shall be paid on any Merger Consideration payable to former holders of Converted Shares.

        (d) DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED SHARES OF ACQUIROR COMMON STOCK. No dividends or other distributions declared or made after the Effective Time with respect to Acquiror Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Acquiror Common Stock evidenced thereby and no Merger Consideration shall be paid to any such holder, until the holder of such Certificate shall surrender such Certificate. If any holder of Converted Shares shall be unable to surrender such holder's Certificates because such Certificates have been lost or destroyed, such holder may deliver in lieu thereof an affidavit and indemnity bond in form and substance and with surety reasonably satisfactory to Acquiror. Subject to applicable laws, following surrender of any such Certificate, there shall be paid to the holder of the certificates evidencing whole shares of Acquiror Common Stock issued in exchange therefor, without interest, (i) promptly, the amount of any cash payable with respect to a fractional share of Acquiror Common Stock to which such holder is entitled pursuant to
    Section 2.02(e) of this Agreement and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Acquiror Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions, with a record date after the Effective Time but prior to surrender and a payment date occurring after surrender, payable with respect to such whole shares of Acquiror Common Stock.

        (e) NO FRACTIONAL SHARES.
           (i) Notwithstanding anything herein to the contrary, no certificates or scrip evidencing fractional shares of Acquiror Common Stock shall be issued upon the surrender for exchange of Certificates, and such fractional share interests will not entitle the owner thereof to vote or to any rights as a stockholder of Acquiror. In lieu of any such fractional shares, each holder of Company Stock upon surrender of a Certificate for exchange pursuant to this Article II shall be paid an amount in cash (without interest), rounded to the nearest cent, determined by multiplying (a) the per share closing price on the New York Stock Exchange ("NYSE") of Acquiror Common Stock on the date of the Effective Time (or, if shares of Acquiror Common Stock do not trade on the NYSE on such date, the first date of trading of Acquiror Common Stock on the NYSE after the Effective Time) by (b) the fractional interest of Acquiror Common Stock to which such holder would otherwise be entitled (after taking into account all Converted Shares held of record by such holder at the Effective Time), subject to the provisions of Section 2.02(c) of this Agreement.

           (ii) As soon as practicable after the determination of the amount of cash, if any, to be paid to former holders of Converted Shares with respect to any fractional share interests of Acquiror Common Stock, the Exchange Agent shall promptly pay such amounts to such former holders of Converted Shares subject to and in accordance with the terms of this
       Section 2.02. Acquiror will make available to the Exchange Agent the cash necessary for this purpose.

        (f) TERMINATION OF EXCHANGE FUND. Any portion of the Exchange Fund that remains unclaimed by the former holders of Converted Shares for six months after the Effective Time shall be delivered to Acquiror, upon demand, and any former holders of Converted Shares who have not theretofore complied with this Article II shall thereafter look only to Acquiror for the Merger Consideration and dividends or distributions to which they are entitled, without any interest thereon.

        (g) WITHHOLDING. Acquiror (or any affiliate thereof) shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any former holder of Converted Shares such amounts as Acquiror (or any affiliate thereof) is required to deduct and withhold with respect to the making of such payment under the Code, or any other provision of federal, state, local or foreign tax law. To the extent that amounts are so withheld by Acquiror, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the former holder of the Converted Shares in respect of which such deduction and withholding was made by Acquiror.

        (h) EFFECT OF ESCHEAT LAWS. None Acquiror nor the Company shall be liable to any holder of shares of Company Stock for any Merger Consideration (or dividends or distributions with respect thereto) or cash delivered to a public official pursuant to any applicable abandoned property escheat or similar law.

    SECTION 2.03. STOCK TRANSFER BOOKS. At the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers of shares of Company Stock thereafter on the records of the Company.

                                  ARTICLE III
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

    The Company hereby represents and warrants to the Acquiror Companies that:

    SECTION 3.01. ORGANIZATION AND QUALIFICATION; SUBSIDIARIES. The Company is a corporation, and each of the Company's subsidiaries is a corporation or partnership, duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, has all requisite power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted and is duly qualified and in good standing to do business in each jurisdiction in which the nature of the business conducted by it or the ownership or leasing of its properties makes such qualification necessary, other than where the failure to be so duly qualified and in good standing could not reasonably be expected to have a Company Material Adverse Effect. The term "Company Material Adverse Effect" as used in this Agreement shall mean any change or effect that, individually or when taken together with all other such changes or effects, would be materially adverse to the financial condition, results of operations, business or prospects of the Company and its subsidiaries, taken as a whole, at the time of such change or effect. Section 3.01 of the Disclosure Schedule delivered by the Company to the Acquiror Companies concurrently with the execution of this Agreement (the "Company Disclosure Schedule") sets forth, as of the date of this Agreement, a true and complete list of all the Company's directly or indirectly owned subsidiaries, together with (A) the jurisdiction of incorporation or organization of each subsidiary and the percentage of each subsidiary's outstanding capital stock or other equity interests owned by the Company or another subsidiary of the Company and (B) an indication of whether each such subsidiary is a "Significant Subsidiary" as defined in Section 9.03(f) of this Agreement. Except as set forth in Section 3.01 of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries owns an equity interest in any partnership or joint venture arrangement or other business entity that is material to the financial condition, results of operations, business or prospects of the Company and its subsidiaries, taken as a whole.

    SECTION 3.02. CERTIFICATE OF INCORPORATION AND BYLAWS. The Company has heretofore furnished or made available to Acquiror complete and correct copies of the Certificate of Incorporation and the Bylaws or the equivalent organizational documents, in each case as amended or restated to the date hereof, of the Company and each of its subsidiaries. Neither the Company nor any of its corporate subsidiaries is in violation of any of the provisions of its Certificate of Incorporation or Bylaws (or equivalent organizational documents). Except as disclosed in the Company Disclosure Schedule, none of the Company s noncorporate subsidiaries is in violation of any provisions of its organizational documents (the "Constituent Documents") other than any such violations that could not reasonably be expected to have a Company Material Adverse Effect.

    SECTION 3.03.  CAPITALIZATION.

        (a) The authorized capital stock of the Company consists of 80,000,000 shares of Company Common Stock and 10,000,000 shares of preferred stock, par value $.01 per share ("Company Preferred Stock"), of which 50,000 shares have been designated as Series A Junior Participating Preferred Stock and the balance of which are undesignated. At the close of business on March 28, 1995, 38,623,786 shares of Company Common Stock were issued and outstanding, no shares of Company Common Stock were held by the Company in its treasury or by the Company's subsidiaries and 10,227,050 shares of Company Common Stock were reserved for issuance as follows: (i) 8,923,406 shares were reserved for future issuance pursuant to stock options granted or that may be granted pursuant to the 1986 Stock Option Plan, the 1992 CEO Stock Option Plan, the 1993 Non-Qualified Stock Option Plan, the 1994 Stock Option Plan and the 1989 Non-Employee

    Directors Stock Option Plan (collectively, the "Option Plans"), (ii) 300,000 shares were reserved for issuance upon the exercise of nonqualified stock options granted pursuant to the Chief Executive Officer of the Company in May 1989 (such stock option, together with outstanding stock options granted pursuant to the Option Plans, being referred to herein as the "Stock Options"), (iii) 233,644 shares were reserved for issuance upon conversion of the Company's $2,000,000 7 3/4% Subordinated Convertible Debenture due May 1, 2012 (the "Company Debenture"), (iv) 420,000 shares were reserved for issuance pursuant to the Company's Restricted Stock Plan, (v) an indeterminate number of shares (not reasonably expected to exceed 300,000 shares) were reserved for issuance, subject to the satisfaction of certain conditions, under the earnout agreements described in Section 3.03(a) of the Company Disclosure Schedule (the "Company Acquisition Agreements") and (vi) 350,000 shares were reserved for issuance upon the exercise of warrants expiring October 22, 1996 (the "Warrants"). No shares of the Company
    Preferred  Stock  are issued  or outstanding.  Except  as described  in this
    Section 3.03 or in Section 3.03(a) of the Company Disclosure Schedule, as of the date of this Agreement, no shares of capital stock of the Company are reserved for issuance for any other purpose. Since March 28,1995, no shares of capital stock have been issued by the Company except pursuant to agreements for which shares were adequately reserved at such date as described in this subsection (a). Since March 28, 1995, the Company has not granted any options for, or other rights to purchase, any shares of capital stock of the Company. Each of the issued shares of capital stock of, or other equity interests in, each of the Company and its subsidiaries is duly authorized, validly issued and, in the case of shares of capital stock, fully paid and nonassessable, and has not been issued in violation of (nor are any of the authorized shares of capital stock of, or other equity interests in, the Company or any of its wholly owned subsidiaries subject
    to) any preemptive or similar rights created by statute, the Certificate of Incorporation or Bylaws (or the equivalent organizational documents) of the Company or any of its subsidiaries, or any agreement to which the Company or any of its subsidiaries is a party or is bound, and, except as set forth in
    Section 3.21 of the Company Disclosure Schedule and in the Constituent Documents, all such issued shares or other equity interests owned by the Company or a subsidiary of the Company are owned free and clear of all security interests, liens, claims, pledges, agreements, limitations on the Company's or such subsidiaries' voting rights, charges or other encumbrances of any nature whatsoever.

        (b) Except as set forth in Section 3.03(a) above, no bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into or exercisable for securities having the right to vote) on any matters on which stockholders may vote ("Voting Debt") is issued or outstanding. All shares of Company Common Stock which may be issued pursuant to the Option Plans will, when issued in accordance with the terms of the related Option Plan and Stock Option, be validly issued, fully paid and nonassessable and not subject to preemptive rights.

        (c) Except (i) as set forth in Section 3.03(a) above, (ii) as set forth in Section 3.03(c) of the Company Disclosure Schedule, (iii) pursuant to the terms of that certain Rights Agreement dated as of March 11, 1991 by and between the Company and Mellon Bank, N.A.(as substitute Rights Agent) (as amended, the "Company Rights Agreement") and (iv) as set forth in the Constituent Documents, there are no options, warrants or other rights (including registration rights), agreements, arrangements or commitments of any character to which the Company or any of its subsidiaries is a party relating to the issued or unissued capital stock or other equity interests of the Company or any of its subsidiaries or obligating the Company or any of its subsidiaries to grant, issue or sell any shares of capital stock, Voting Debt or other equity interests of the Company or any of its subsidiaries. Except as set forth in Section 3.03(c) of the Company
    Disclosure Schedule or in the Constituent Documents, there are no obligations, contingent or otherwise, of the Company or any of its subsidiaries to (i) repurchase, redeem or otherwise acquire any shares of Company Common Stock or other capital stock of the Company or the capital stock or other equity interests of any subsidiary of the Company; or (ii) (other than advances to subsidiaries in the ordinary course of business) provide material funds to, or make any material investment in (in the form of a loan, capital contribution or otherwise), or provide any guarantee with respect to the material obligations of, any subsidiary of the Company or any other person. Except
    (i) as set forth in Section 3.03(c) of the Company Disclosure Schedule, (ii) for subsidiaries of the Company set forth in Section 3.01 of the Company Disclosure Schedule or (iii) as permitted pursuant to Section 5.02(e), neither the Company nor any of its subsidiaries (x) directly or indirectly owns, (y) has agreed to purchase or otherwise acquire for a purchase price in excess of $1 million or (z) holds any interest convertible into or exchangeable or exercisable for, 5% or more of the capital stock or other equity interest of any corporation, partnership, joint venture or other business association or entity with an aggregate fair market value of in excess of $20 million. Except (q) as set forth in Section 3.03(c) of the Company Disclosure Schedule, (r) for any agreements, arrangements or commitments between the Company and its subsidiaries or between such subsidiaries or (s) payments made pursuant to real property leases, there are no agreements, arrangements or commitments of any character (contingent or otherwise) pursuant to which any person is or may be entitled to receive any payment based on the revenues or earnings, or calculated in accordance therewith, of the Company or any of its subsidiaries. Except as set forth in the Constituent Documents, there are no voting trusts, proxies or other agreements or understandings to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound with respect to the voting of any shares of capital stock or other equity interests of the Company or any of its subsidiaries.

        (d) The Company has delivered to Acquiror complete and correct copies of the Option Plans and all forms of Stock Options issued pursuant to the Option Plans or otherwise, including all amendments thereto. The Company has previously delivered to Acquiror a complete and correct list setting forth as of March 28, 1995, (i) the number of Stock Options outstanding, (ii) the exercise price of each outstanding Stock Option and (iii) the number of Stock Options exercisable.

    SECTION 3.04. AUTHORITY. The Company has all requisite corporate power and authority to execute and deliver this Agreement and the Stock Option Agreement (the "Transaction Documents"), to perform its obligations under the Transaction Documents and to consummate the transactions contemplated by the Transaction Documents (subject to, with respect to the Merger, the approval and adoption of this Agreement by the stockholders of the Company as set forth in Section 3.16 of this Agreement). The execution and delivery of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated by the Transaction Documents have been duly authorized by all necessary corporate action and no other corporate proceedings on the part of the Company are necessary to authorize the Transaction Documents or to consummate the transactions contemplated by the Transaction Documents (subject to, with respect to the Merger, the approval and adoption of this Agreement by the stockholders of the Company as set forth in Section 3.16 of this Agreement). The Transaction Documents have been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery thereof by the Acquiror Companies (to the extent a party thereto), constitute the legal, valid and binding obligation of the Company.

    SECTION 3.05.  NO CONFLICT; REQUIRED FILINGS AND CONSENTS.

        (a) Assuming that all consents, licenses, permits, waivers, approvals, authorizations, orders, filings and notifications contemplated by the exceptions to Section 3.05(b) are obtained or made, and except as disclosed in Section 3.05(a) of the Company Disclosure Schedule, the execution and delivery of the Transaction Documents by the Company does not, and the consummation of the transactions contemplated by the Transaction Documents, will not (i) conflict with or violate the Certificate of Incorporation or Bylaws, or the equivalent organizational documents, in each case as amended or restated, of the Company or any of its subsidiaries, (ii) conflict with or violate any federal, state, foreign or local law, statute, ordinance, rule, regulation, order, judgment or decree (collectively, "Laws") applicable to the Company or any of its subsidiaries or by or to which any of their respective properties is bound or subject or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default)
    under, or give to others any rights of termination, amendment, acceleration or cancellation of, or require payment under, or result in the creation of a lien or encumbrance on any of the properties or assets of the Company or any of its subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its subsidiaries is a party or by or to which the Company or any of its subsidiaries or any of their respective properties is bound or subject, except for any such conflicts, violations, breaches, defaults, events, rights of termination, amendment, acceleration or cancellation, payment obligations or liens or encumbrances that could not reasonably be expected to have a Company Material Adverse Effect. The Board of Directors of the Company has taken all actions necessary under Delaware Law, including approving the transactions contemplated by the Transaction Documents, to ensure that the prohibitions on business combinations set forth in Section 203 of Delaware Law do not, and will not, apply to the transactions contemplated by the Transaction Documents or that certain Voting Agreement (the Voting Agreement ) dated as of March 31, 1995 by and between Acquiror and the stockholders of the Company named therein.

        (b) The execution and delivery of the Transaction Documents by the Company do not, and the performance of the Transaction Documents by the Company will not, require the Company to obtain any consent, license, permit, waiver, approval, authorization or order of, or to make any filing with or notification to, any governmental or regulatory authority, federal, state, local or foreign (collectively, "Governmental Entities"), except (i) for applicable requirements, if any, of the Securities Act of 1933, as amended (the "Securities Act"), and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), state securities or blue sky laws ("Blue Sky Laws"), the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and the filing and recordation of appropriate merger documents as required by Delaware Law, (ii) where the failure to obtain such consents, licenses, permits, waivers, approvals, authorizations or orders, or to make such filings or notifications could not reasonably be expected to prevent the Company from performing its obligations under the Transaction Documents and could not reasonably be expected to have a Company Material Adverse Effect and (iii) as disclosed in Section 3.05(b) of the Company Disclosure Schedule.

    SECTION 3.06.  PERMITS; COMPLIANCE.

        (a) Except as disclosed in Section 3.06(a) of the Company Disclosure Schedule, each of the Company and its subsidiaries is in possession of (i) all franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, identification and registration numbers, approvals and orders necessary to own, lease and operate its properties and to carry on its business as it is now being conducted and (ii) agreements from all federal, state and local governmental agencies and accrediting and certifying organizations having jurisdiction over such facility or facilities that are required to operate the facility or facilities in the manner in which it or they are currently operated and receive reimbursement for care provided to patients covered under the federal Medicare program or any applicable state Medicaid program (collectively, the "Company Permits"), except where the failure to possess such Company Permits could not reasonably be expected to have a Company Material Adverse Effect. Without limiting the generality of the foregoing, all of the Company's hospitals are certified for participation or enrollment in the Medicare program, have a current and valid provider contract with the Medicare program and are in substantial compliance with the conditions of participation of such programs. Neither the Company nor any of its subsidiaries has received notice from the regulatory authorities that enforce the statutory or regulatory provisions in respect of either the Medicare or the Medicaid program of any pending or threatened investigations or surveys, and no such investigations or surveys are pending or, to the knowledge of the Company, threatened or imminent that could reasonably be expected to have a Company Material Adverse Effect. Section 3.06(a) of the Company Disclosure Schedule sets forth, as of the date of this Agreement, all actions, proceedings, investigations or surveys pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries that could reasonably be expected to result in (i) the loss or revocation of a Company Permit necessary to operate one or more facilities or for a facility to receive reimbursement under the Medicare or Medicaid programs, (ii) the suspension or cancellation of any other Company Permit except any such Company Permit where such suspension or cancellation could not reasonably be expected to have a Company Material Adverse Effect. Except as set forth in Section 3.06(a) of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries is in conflict with, or in default or violation of (a) any Law applicable to the Company or any of its subsidiaries or by or to which any of their respective properties is bound or subject or (b) any of the Company Permits, except for any such conflicts, defaults or violations that could not reasonably be expected to have a Company Material Adverse Effect. Except as set forth in Section 3.06(a) of the Company Disclosure Schedule, since June 30, 1993, neither the Company nor any of its subsidiaries has received from any Governmental Entity any written notification with respect to possible conflicts, defaults or violations of Laws, except for written notices relating to possible conflicts, defaults or violations that could not reasonably be expected to have a Company Material Adverse Effect.

        (b) The Company and its subsidiaries, as appropriate, are approved participating providers in and under all third party payment programs from which they receive revenues. No action or investigation is pending, or to the best of its knowledge, threatened to suspend, limit, terminate, condition, or revoke the status of the Company or any of its subsidiaries as a provider in any such program, and neither the Company nor any of its subsidiaries has been provided notice by any third party payor of its intention to suspend, limit, terminate, revoke, condition or fail to renew in whole or in part or decrease the amounts payable under any arrangement with the Company or such subsidiary as a provider, which action, investigation or proceeding would have a Company Material Adverse Effect.

        (c) The Company and its subsidiaries have filed on a timely basis all claims, cost reports or annual filings required to be filed to secure payments for services rendered by them under any third-party payment program from which they receive or expect to receive revenues except where the failure to file such claim, report or other filing would not have a Company Material Adverse Effect. Except as indicated in its financial statements included in the Company SEC Reports (as hereinafter defined), the Company or its subsidiaries, as applicable, have paid, or caused to be paid, all refunds, discounts, adjustments, or amounts owing that have become due to such third party payors pursuant to such claims, reports or filings, and neither the Company nor any of its subsidiaries has any knowledge or notice of any material changes required to be made to any cost reports, claims or filings made by them for any period or of any deficiency in any such claim, report, or filing, except for changes and deficiencies that in the aggregate would not have a Company Material Adverse Effect.

    SECTION 3.07.  REPORTS; FINANCIAL STATEMENTS.

        (a) Since June 30, 1991, the Company and its subsidiaries have filed (i) all forms, reports, statements and other documents required to be filed with
    (A) the Securities and Exchange Commission (the "SEC"), including without limitation (1) all Annual Reports on Form 10-K, (2) all Quarterly Reports on Form 10-Q, (3) all proxy statements relating to meetings of stockholders (whether annual or special), (4) all Current Reports on Form 8-K and (5) all other reports, schedules, registration statements or other documents (collectively referred to as the "Company SEC Reports"), and (B) any other applicable state securities authorities and (ii) all forms, reports, statements and other documents required to be filed with any other Governmental Entities, including, without limitation, state insurance and health regulatory authorities, except where the failure to file any such forms, reports, statements or other documents could not reasonably be expected to have a Company Material Adverse Effect (all such forms, reports, statements and other documents in clauses (i) and (ii) of this Section 3.07(a) being referred to herein, collectively, as the "Company Reports"). The Company Reports were prepared in all material respects in accordance with the requirements of applicable Law (including, with respect to the Company SEC Reports, the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Company SEC Reports) and the Company SEC Reports did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

        (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Company SEC Reports (i) have been prepared in accordance with the published rules and regulations of the SEC and generally accepted accounting principles applied on a consistent basis throughout the periods involved (except (A) to the extent disclosed therein or required by changes in generally accepted accounting principles,
    (B), with respect to Company SEC Reports filed prior to the date of this Agreement, as may be indicated in the notes thereto and (c) in the case of the unaudited financial statements, as permitted by the rules and regulations of the SEC) and (ii) fairly present the consolidated financial position of the Company and its subsidiaries as of the respective dates thereof and the consolidated results of operations and cash flows for the periods indicated (subject, in the case of unaudited consolidated financial statements for interim periods, to adjustments, consisting only of normal, recurring accruals, necessary to present fairly such results of operations and cash flows), except that any pro forma financial statements contained in such consolidated financial statements are not necessarily indicative of the consolidated financial position of the Company and its subsidiaries as of the respective dates thereof and the consolidated results of operations and cash flows for the periods indicated.

    SECTION 3.08. ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in the Company SEC Reports filed prior to the date of this Agreement or as contemplated in this Agreement or as set forth in Section 3.08 of the Company Disclosure Schedule, since June 30, 1994 the Company and its subsidiaries have conducted their respective businesses only in the ordinary course and in a manner consistent with past practice and there has not been: (i) any damage, destruction or loss with respect to any assets of the Company or any of its subsidiaries that, if not covered by insurance, would constitute a Company Material Adverse Effect; (ii) any change by the Company or its subsidiaries in their significant accounting policies; (iii) except (x) for dividends by a subsidiary of the Company to the Company or another wholly-owned subsidiary of the Company, (y) as required by the Constituent Documents or (z) pursuant to the Constituent Documents in accordance with past practice, any declaration, setting aside or payment of any dividends or distributions in respect of shares of Company Common Stock or the shares of stock of, or other equity interests in, any subsidiary of the Company or any redemption, purchase or other acquisition of any of the Company's securities or any of the securities of any subsidiary of the Company; (iv) any material increase in the benefits under, or the establishment or amendment of, any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, performance awards (including, without limitation, the granting of stock appreciation rights or restricted stock awards), stock purchase or other employee benefit plan, or any increase in the compensation payable or to become payable to any of the directors or officers of the Company or the employees of the Company or its subsidiaries as a group, except for (A) increase in salaries or wages payable or to become payable in the ordinary course of business and consistent with past practice or (B) the granting of stock options in the ordinary course of business to employees of the Company or its subsidiaries who are not directors or executive officers of the Company; or (v) any other Company Material Adverse Effect.

    SECTION 3.09. ABSENCE OF LITIGATION. Except as disclosed in the Company SEC Reports filed prior to the date of this Agreement or as set forth in Section
3.09 of the Company Disclosure Schedule, there is no claim, action, suit, litigation, proceeding, arbitration or, to the knowledge of the Company, investigation of any kind, at law or in equity (including actions or proceedings seeking injunctive relief), pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries or any properties or rights of the Company or any of its subsidiaries (except for claims, actions, suits, litigation, proceedings, arbitrations, or investigations that could not reasonably be expected to have a Company Material Adverse Effect), and neither the Company nor any of its subsidiaries is subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with, or, to the knowledge of the Company, continuing investigation by, any Governmental Entity, or any judgment, order, writ, injunction, decree or award of any Government Entity or arbitrator, including, without limitation, cease-and-desist or other orders, except for matters that could not reasonably be expected to have a Company Material Adverse Effect.

    SECTION 3.10.  EMPLOYEE BENEFIT PLANS; LABOR MATTERS.

        (a) With respect to each employee benefit plan, program, arrangement and contract (including, without limitation, any "employee benefit plan", as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), maintained or contributed to by the Company or any of its subsidiaries, or with respect to which the Company or any of its subsidiaries could incur liability under Section 4069, 4212(c) or 4204 of ERISA (the "Benefit Plans"), the Company has delivered or made available to Acquiror a true and correct copy of (i) the most recent annual report (Form
    5500) filed with the Internal Revenue Service (the "IRS") for each Benefit Plan for which a Form 5500 is required to be filed, (ii) such Benefit Plan,
    (iii) each trust agreement, if any, relating to such Benefit Plan, (iv) the most recent summary plan description for each Benefit Plan for which a summary plan description is required, (v) the most recent actuarial report or valuation relating to a Benefit Plan subject to Title IV of ERISA and
    (vi) the most recent determination letter, if any, issued by the IRS with respect to any Benefit Plan qualified under Section 401 of the Code.

        (b) With respect to the Benefit Plans, no event has occurred and, to the knowledge of the Company, there exists no condition or set of circumstances, in connection with which the Company or any of its subsidiaries could be subject to any liability under the terms of such Benefit Plans, ERISA, the Code or any other applicable Law that could reasonably be expected to have a Company Material Adverse Effect.

        (c) The Company has delivered to Acquiror all collective bargaining or other labor union contracts to which the Company or its subsidiaries is a party applicable to persons employed by the Company or its subsidiaries and no collective bargaining agreement is being negotiated by the Company or any of its subsidiaries. There is no pending or, to the knowledge of the Company, threatened labor dispute, strike or work stoppage against the Company or any of its subsidiaries that may interfere with the respective business activities of the Company or any of its subsidiaries and could reasonably be expected to have a Company Material Adverse Effect. To the knowledge of the Company, none of the Company, any of its subsidiaries or any of their respective representatives or employees has committed any unfair labor practices in connection with the operation of the respective businesses of the Company or its subsidiaries that could reasonably be expected to have a Company Material Adverse Effect, and there is no pending or, to the knowledge of the Company, threatened charge or complaint against the Company or any of its subsidiaries by the National Labor Relations Board or any comparable state agency that, if not covered by insurance, would constitute a Company Material Adverse Effect.

        (d) The Company has delivered or made available to Acquiror (i) copies of all employment agreements with officers of the Company; (ii) a schedule listing all officers of the Company who have executed a non-competition agreement with the Company; (iii) copies of all severance agreements, programs and policies of the Company with or relating to its employees; and
    (iv) copies of all plans, programs, agreements and other arrangements of the Company with or relating to its employees. Except as set forth in Section 3.10(d) of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries will owe a severance payment or similar obligation to any of their respective employees, officers or directors as a result of the Merger or the transactions contemplated by this Agreement, and none of such persons will be entitled to an increase in severance payments or other benefits as a result of the Merger or the transactions contemplated by this Agreement in the event of the subsequent termination of their employment.

        (e) Except as provided in Section 3.10(e) of the Company Disclosure Schedule, no Benefit Plan provides retiree medical or retiree life insurance benefits that could reasonably be expected to have a Company Material Adverse Effect and (y) neither the Company nor any of its subsidiaries is contractually or otherwise obligated (whether or not in writing) to provide life insurance and medical benefits upon retirement or termination of employment of employees that could reasonably be expected to have a Company Material Adverse Effect.

        (f) Except as provided in Section 3.10(f) of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries contributes to or has an obligation to contribute to, and has not within six years prior to the date of this Agreement contributed to or had an obligation to contribute to, a multiemployer plan within the meaning of Section 3(37) of ERISA.

        (g) The Company has not taken any of the following or other similar actions since January 1, 1994: the acceleration of vesting, waiving of performance criteria or the adjustment of awards or any other actions permitted upon a change in control of the Company or a filing under Sections 13(d) or 14(d) of the Exchange Act with respect to the Company) with respect to any of the Benefit Plans or any of the plans, programs, agreements, policies or other arrangements described in Section 3.10(d) of this Agreement.

    SECTION  3.11.  TAXES.   Except as set forth in  Section 3.11 of the Company
Disclosure Statement,

        (a) And except for matters that could not be expected to have a Company Material Adverse Effect, (i) all returns and reports ("Tax Returns") of or with respect to any Tax which is required to be filed on or before the Closing Date by or with respect to Company or any its subsidiaries have been or will be duly and timely filed, (ii) all items of income, gain, loss, deduction and credit or other items required to be included in each such Tax Return have been or will be so included and all information provided in each such Tax Return is true, correct and complete, (iii) all Taxes which have become or will become due with respect to the period covered by each such Tax Return have been or will be timely paid in full, (iv) all withholding Tax requirements imposed on or with respect to Company or any of its subsidiaries have been or will be satisfied in full in all respects, and (v) no penalty, interest or other charge is or will become due with respect to the late filing of any such Tax Return or late payment of any such Tax.

        (b) There is no claim against Company or any of its subsidiaries for any material amount of Taxes, and no material assessment, deficiency or adjustment has been asserted or proposed with respect to any Tax Return of or with respect to Company or any of its subsidiaries other than those disclosed (and to which are attached true and complete copies of all audit or similar reports) in Section 3.11 of the Company Disclosure Schedule.

        (c) The total amounts set up as liabilities for current and deferred Taxes in the financial statements referred to in Section 3.07 of this Agreement are sufficient to cover the payment of all Taxes, whether or not assessed or disputed, which are, or are hereafter found to be, or to have been, due by or with respect to Company and any of its subsidiaries up to and through the periods covered thereby.

        (d) Except for statutory liens for current Taxes not yet due, no material liens for Taxes exist upon the assets of any of Company or its subsidiaries.

        (e) None of the transactions contemplated by this Agreement will result in any Tax liability or the recognition of any item of income or gain to Company or any of its subsidiaries.

        (f) Neither Company nor any of its subsidiaries has made an election under section 341(f) of the Code.

    SECTION 3.12.  TAX MATTERS; POOLING.

        (a) Neither Company nor, to the knowledge of Company, any of its affiliates has taken or agreed to take any action that would prevent the Merger from (a) constituting a reorganization qualifying under the provisions of Section 368(a) of the Code or (b) being treated for financial accounting purposes as a "pooling of interests" in accordance with generally accepted accounting principles and the rules, regulations and interpretations of the SEC (a "Pooling Transaction").

        (b) There is no plan or intention by any stockholder of the Company (other than institutional investors not affiliated with the Company) who owns five percent or more of Company Common Stock, and to the best knowledge of Company there is no plan or intention on the part of any of any other stockholder of Company Common Stock, to sell, exchange or otherwise dispose of a number of shares of Acquiror Common Stock to be received in the Merger that would reduce the Company stockholders' ownership of Acquiror Common Stock to a number of shares having a value, as of the Effective Time, of less than 50 percent of the value of all of the Company Common Stock (including shares of Company Common Stock exchanged for cash in lieu of fractional shares of Acquiror Common Stock) outstanding immediately prior to the Effective Time.

        (c) Following the Merger, Company will hold at least 90 percent of the fair market value of its net assets and at least 70 percent of the fair market value of its gross assets held immediately prior to the Merger. For purposes of this representation, amounts used by Company to pay Merger expenses and all redemptions and distributions (except for regular, normal dividends) made by Company will be included as assets of Company immediately prior to the Merger.

        (d) There is no intercorporate indebtedness existing between the Company and Acquiror or between the Company and Merger Sub that was issued, acquired or will be settled at a discount.

        (e) The Company is not an investment company as defined in Section 368(a)(2)(F)(iii) and (iv) of the Code.

        (f) The Company is not under the jurisdiction of a court in a title 11 or similar case within the meaning of section 368(a)(3)(A) of the Code.

        (g) The total amount of cash to be received by stockholders of Company Common Stock in lieu of fractional shares of Acquiror Common Stock will not exceed one percent of the total fair market value of the Acquiror Common Stock (as of the Effective Time) to be issued in the Merger.

    SECTION 3.13. AFFILIATES. Section 3.13 of the Company Disclosure Schedule identifies all persons who, to the knowledge of the Company, may be deemed to be affiliates of the Company under Rule 145 of the Securities Act, including, without limitation, all directors and executive officers of the Company.

    SECTION 3.14. CERTAIN BUSINESS PRACTICES. None of the Company, any of its subsidiaries or any directors, officers, agents or employees of the Company or any of its subsidiaries (in their capacities as such) has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, (iii) consummated any transaction, made any payment, entered into any agreement or arrangement or taken any other action in violation of
Section 1128B(b) of the Social Security Act, as amended, or (iv) made any other unlawful payment.

    SECTION 3.15. OPINION OF FINANCIAL ADVISOR. The Company has received the opinion of Merrill Lynch & Co. to the effect that, as of the date of this Agreement, the Common Stock Exchange Ratio is fair, from a financial point of view, to the holders of Company Common Stock.

    SECTION 3.16. VOTE REQUIRED. The only votes of the holders of any class or series of Company capital stock necessary to approve the Merger are the affirmative votes of the holders of a majority of the outstanding shares of the Company Common Stock.

    SECTION 3.17. BROKERS. Except as set forth in Section 3.17 of the Company Disclosure Schedule, no broker, finder or investment banker (other than Merrill Lynch & Co. is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. Prior to the date of this Agreement, the Company has made available to Acquiror a complete and correct copy of all agreements between the Company and Merrill Lynch & Co. pursuant to which such firm will be entitled to any payment relating to the transactions contemplated by this Agreement.

    SECTION 3.18. ACQUIRING PERSON. None of the Acquiror Companies is an "Acquiring Person" (as defined in the Company Rights Plan) or will become an "Acquiring Person" as a result of any of the transactions contemplated by this Agreement. The execution of the Transaction Documents does not, and the consummation of the Merger and the other transactions contemplated by the Transaction Documents will not, result in the grant of any rights to any person under the Company Rights Agreement or enable or require any outstanding rights to be exercised, distributed or triggered.

    SECTION 3.19. INFORMATION SUPPLIED. None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in (i) the registration statement on Form S-4 to be filed by Acquiror with the SEC in connection with the issuance of shares of Acquiror Common Stock in the Merger (the "S-4") will, at the time the S-4 is filed with the SEC and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) the Company Proxy Statement (as hereinafter defined) will, at the date of mailing to stockholders and at the time of the stockholders' meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein, in light of the circumstances in which they were made, not misleading. All documents that the Company is responsible for filing with any Governmental Entity in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable law, including applicable provisions of the Securities Act, the Exchange Act and the rules and regulations thereunder. Without limiting any of the representations and warranties contained herein, no representation or warranty to the Acquiror Companies by the Company and no information contained in the Company Disclosure Schedule or any document incorporated therein by reference contains any untrue statement of material fact or omits to state a material fact necessary in order to make the statements contained therein, in light of the circumstances in which such statements are or will be made, not misleading.

    SECTION 3.20. INSURANCE. Except as set forth in the Company Disclosure Schedule, the Company and each of its subsidiaries are presently insured, and during each of the past five calendar years have been insured against such risks as companies engaged in a similar business would, in accordance with good business practice, customarily be insured. Except as set forth in the Company Disclosure Schedule, the policies of fire, theft, liability and other insurance maintained with respect to the assets or businesses of the Company and its subsidiaries provide adequate coverage against loss.

    SECTION 3.21. PROPERTIES. Except as set forth in Section 3.21 of the Company Disclosure Schedule or specifically described in the Company SEC Reports, the Company and its subsidiaries have good and marketable title, free and clear of all liens, the existence of which could reasonably be expected to have a Company Material Adverse Effect, to all their material properties and assets whether tangible or intangible, real, personal or mixed, reflected in the Company's consolidated financial statements contained in the Company's most recent SEC Report on Form 10-K as being owned by the Company and its subsidiaries as of the date thereof, other than (i) any properties or assets that have been sold or otherwise disposed of in the ordinary course of business since the date of such financial statements, (ii) liens disclosed in the notes to such financial statements and (iii) liens arising in the ordinary course of business after the date of such financial statements. All buildings, and all fixtures, equipment and other property and assets that are material to its business on a consolidated basis, held under leases or sub-leases by the Company or any of its subsidiaries are held under valid instruments enforceable in accordance with their respective terms, subject to applicable laws of bankruptcy, insolvency or similar laws relating to creditors' rights generally and to general principles of equity (whether applied in a proceeding in law or equity). Substantially all of the Company's and its subsidiaries' equipment in regular use has been reasonably maintained and is in serviceable condition, reasonable wear and tear excepted.

                                   ARTICLE IV
                   REPRESENTATIONS AND WARRANTIES OF ACQUIROR

    The Acquiror Companies hereby, jointly and severally, represent and warrant to the Company that:

    SECTION 4.01. ORGANIZATION AND QUALIFICATION; SUBSIDIARIES. Each of the Acquiror Companies is a corporation, and each of Acquiror's other subsidiaries is a corporation or partnership, duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted and is duly qualified and in good standing to do business in each jurisdiction in which the nature of the business conducted by it or the ownership or leasing of its properties makes such qualification necessary, other than where the failure to be so duly qualified and in good standing could not reasonably be expected to have an Acquiror Material Adverse Effect. The term "Acquiror Material Adverse Effect" as used in this Agreement shall mean any change or effect that, individually or when taken together with all such other changes or effects, would be materially adverse to the financial condition, results of operations, business or prospects of Acquiror and its subsidiaries, taken as a whole, at the time of such change or effect. Section 4.01of the Disclosure Schedule delivered by the Acquiror Companies to the Company concurrently with the execution of this Agreement (the "Acquiror Disclosure Schedule") sets forth, as of the date of this Agreement, a true and complete list of all the Acquiror's directly or indirectly owned subsidiaries, together with (A) the jurisdiction of incorporation or organization of each subsidiary and the percentage of each subsidiary's outstanding capital stock or other equity interests owned by Acquiror or another subsidiary of Acquiror and (B) an indication of whether each such subsidiary is a "Significant Subsidiary" as defined in Section 9.03(f) of this Agreement. Except as set forth in Section 4.01 of the Acquiror Disclosure Schedule, neither Acquiror nor any of its subsidiaries owns an equity interest in any partnership or joint venture arrangement or other business entity that is material to the financial condition, results of operations, business or prospects of Acquiror and its subsidiaries, taken as a whole.

    SECTION 4.02. CERTIFICATE OF INCORPORATION AND BYLAWS. Acquiror has heretofore furnished or made available to the Company complete and correct copies of the Certificate of Incorporation and the Bylaws or the equivalent organizational documents, in each case as amended or restated to the date hereof, of Acquiror and each of its subsidiaries. Neither Acquiror nor any of its corporate subsidiaries is in violation of any of the provisions of its Certificate of Incorporation or Bylaws (or equivalent organizational Documents). None of Acquiror s noncorporate subsidiaries is in violation of any provisions of its organizational documents (the Acquiror Constituent Documents ) other than any such violations that could not reasonably be expected to have an Acquiror Material Adverse Effect.

    SECTION 4.03.  CAPITALIZATION.

        (a) The authorized capital stock of Acquiror consists of (i) 150,000,000 shares of Acquiror Common Stock, of which, as of March 28, 1995: (A) 29,455,220 were issued and outstanding, all of which are duly authorized, validly issued, fully paid and nonassessable and were not issued in violation of any preemptive or similar rights created by statute, Acquiror's Certificate of Incorporation or Bylaws or any agreement to which Acquiror is a party or is bound; (B) 504,976 were held in the treasury of Acquiror; and
    (C) 2,998,714 were reserved for future issuance and (ii) 500,000 shares of preferred stock, par value $.001 per share ("Acquiror Preferred Stock"), of which, as of March 28, 1995, 150,000 shares had been designated as Series A Junior Participating Preferred Stock. No shares of Acquiror Preferred Stock are issued and outstanding. Except (1) as disclosed in the Acquiror SEC Reports (as hereinafter defined) or otherwise as set forth in this Section 4.03 or in Section 4.03(a) of the Acquiror Disclosure Schedule and (2) pursuant to the terms of that certain Rights Agreement dated as of September 15, 1994 by and between Acquiror and Chemical Trust Company of California (the "Acquiror Rights Agreement"), there are no options, warrants or other rights (including registration rights), agreements, arrangements or commitments of any character to which Acquiror or any of its subsidiaries is a party relating to the issued or unissued capital stock of, or other equity interests in, Acquiror or any of its subsidiaries or obligating Acquiror or any of its subsidiaries to grant, issue or sell any shares of the capital stock of, or other equity interests in, Acquiror or any of its subsidiaries. Except pursuant to the terms of the Acquiror Rights Agreement or as set forth in Section 4.03(a) of the Acquiror Disclosure Schedule, there are no obligations, contingent or otherwise, of Acquiror or any of its subsidiaries to repurchase, redeem or otherwise acquire any shares of Acquiror Common Stock or the capital stock of, or other equity interests in, any subsidiary of Acquiror. Each of the issued shares of capital stock of, or other equity interests in, each of Acquiror s subsidiaries is duly authorized, validly issued and, in the case of shares of capital stock, fully paid and nonassessable, and has not been issued in violation of (nor are any of the authorized shares of capital stock of, or other equity interests in, such entities subject to) any preemptive or similar rights created by statute, the Certificate of Incorporation of Bylaws (or the equivalent organizational documents) of any of Acquiror s subsidiaries, or any agreement to which the Company or any of its subsidiaries is a party or is bound.

        (b) The authorized capital stock of Merger Sub consists of 1,000 shares of common stock, par value $.001 per share ("Merger Sub Common Stock"). An aggregate of 100 shares of Merger Sub Common Stock are issued and outstanding and held by Acquiror, all of which are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights created by statute, Merger Sub's Certificate of Incorporation or Bylaws or any agreement to which Merger Sub is a party or is bound.

        (c) The shares of Acquiror Common Stock to be issued pursuant to the Merger will be duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights created by statute, Acquiror s Certificate of Incorporation or Bylaws or any agreement to which Acquiror is a party or is bound. The offering, sale and delivery of such shares of Acquiror Common Stock will, prior to the date of the Company Stockholders' Meeting, have been registered under the Securities Act and will have been qualified or registered or exempt therefrom under applicable Blue Sky Laws. In addition, the Acquiror Common Stock will, prior to the Effective Time, have been registered under the Exchange Act and listed on the New York Stock Exchange, subject to official notice of issuance.

    SECTION 4.04. AUTHORITY. Each of the Acquiror Companies has all requisite corporate power and authority to execute and deliver the Transaction Documents (to the extent a party thereto), to perform its obligations under the Transaction Documents and to consummate the transactions contemplated by the Transaction Documents (subject to the approval and adoption of this Agreement by the holders of a majority of the outstanding shares of Acquiror Common Stock in accordance with Delaware Law and Acquiror's Certificate of Incorporation). The execution and delivery of the Transaction Documents by each of the Acquiror Companies and the consummation by each of the Acquiror Companies (to the extent a party thereto) of the transactions contemplated hereby have been duly authorized by all necessary corporate action and no other corporate proceedings on the part of any of the Acquiror Companies are necessary to authorize the Transaction Documents or to consummate the transactions contemplated by the Transaction Documents (subject to the approval and adoption of this Agreement by the holders of a majority of the outstanding shares of Acquiror Common Stock in accordance with Delaware Law and Acquiror's Certificate of Incorporation). The Transaction Documents have been duly executed and delivered by each of the Acquiror Companies (to the extent a party thereto) and, assuming the due authorization, execution and delivery thereof by the Company, constitute the legal, valid and binding obligation of each of the Acquiror Companies (to the extent a party thereto).

    SECTION 4.05.  NO CONFLICT; REQUIRED FILINGS AND CONSENTS.

        (a) Assuming that all consents, licenses, permits, waivers, approvals, authorizations, orders, filings and notifications contemplated by the exceptions to Section 4.05(b) are obtained or made and except as otherwise disclosed in Section 4.05(a) of the Acquiror Disclosure Schedule, the execution and delivery of the Transaction Documents by each of the Acquiror Companies does not, and the consummation of the transactions contemplated hereby will not (i) conflict with or violate the Certificate of Incorporation or Bylaws, or the equivalent organizational documents, in each case as amended or restated, of Acquiror or any of Acquiror's subsidiaries,
    (ii) conflict with or violate any Laws in effect as of the date of this Agreement applicable to Acquiror or any of Acquiror's subsidiaries or by or to which any of their properties is bound or subject or (iii) result in any breach of or constitute a default (or an event that with or without notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or require payment under, or result in the creation of a lien or encumbrance on any of the properties or assets of Acquiror or any of Acquiror's subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Acquiror or any of Acquiror's subsidiaries is a party or by or to which Acquiror or any of Acquiror's subsidiaries or any of their respective properties is bound or subject, except for any such conflicts, violations, breaches, defaults, events, rights of termination, amendment, acceleration or cancellation, payment obligations or liens or encumbrances that could not reasonably be expected to have an Acquiror Material Adverse Effect.

        (b) Except as disclosed in Section 4.05(b) of the Acquiror Disclosure Schedule, the execution and delivery of the Transaction Documents by each of the Acquiror Companies does not, and the performance of the Transaction Documents by each of the Acquiror Companies will not, require any of the Acquiror Companies to obtain any consent, license, permit, waiver approval, authorization or order of, or to make any filing with or notification to, any Governmental Entities, except (i) for applicable requirements, if any, of the Securities Act, the Exchange Act, Blue Sky Laws and the HSR Act and the filing and recordation of appropriate merger documents as required by Delaware Law and (ii) where the failure to obtain such consents, licenses, permits, waivers, approvals, authorizations or orders, or to make such filings or notifications could not reasonably be expected to prevent any of the Acquiror Companies from performing its obligations under the Transaction Documents and could not reasonably be expected to have an Acquiror Material Adverse Effect.

    SECTION 4.06.  PERMITS; COMPLIANCE.

        (a) Each of Acquiror and its subsidiaries is in possession of all (i) franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, identification and registration numbers, approvals and orders necessary to own, lease and operate its properties and to carry on its business as it is now being conducted and (ii) agreements from all federal, state and local governmental agencies and accrediting and certifying organizations having jurisdiction over such facility or facilities that are required to operate the facility or facilities in the manner in which it or they are currently operated and receive reimbursement for care provided to patients covered under the federal Medicare program or any applicable state Medicaid program (collectively, the "Acquiror Permits"), except where the failure to possess such Acquiror Permits could not reasonably be expected to have an Acquiror Material Adverse Effect. Without limiting the generality of the foregoing, all of Acquiror's hospitals are certified for participation or enrollment in the Medicare program, have a current and valid provider contract with the Medicare program and are in substantial compliance with the conditions of participation of such programs. Neither Acquiror nor any of its subsidiaries has received notice from the regulatory authorities that enforce the statutory or regulatory provisions in respect of either the Medicare or the Medicaid program of any pending or threatened investigations or surveys, and no such investigations or surveys are pending or, to the knowledge of Acquiror, threatened or imminent that could reasonably be expected to have an Acquiror Material Adverse Effect. Section 4.06 of Acquiror Disclosure Schedule sets forth, as of the date of this Agreement, all actions, proceedings, investigations or surveys pending or, to the knowledge of Acquiror, threatened against Acquiror or any of its subsidiaries that could reasonably be expected to result in (i) the loss or revocation of an Acquiror Permit necessary to operate one or more facilities or for a facility to receive reimbursement under the Medicare or Medicaid programs, (ii) the suspension or cancellation of any other Acquiror Permit except any such Acquiror Permit where such suspension or cancellation could not reasonably be expected to have an Acquiror Material Adverse Effect. Neither Acquiror nor any of its subsidiaries is in conflict with, or in default or violation of (1) any Law applicable to Acquiror or any of its subsidiaries or by or to which any of their respective properties is bound or subject or (2) any of Acquiror Permits, except for any such conflicts, defaults or violations that could not reasonably be expected to have an Acquiror Material Adverse Effect. Since June 30, 1993, neither Acquiror nor any of its subsidiaries has received from any Governmental Entity any written notification with respect to possible conflicts, defaults or violations of Laws, except for written notices relating to possible conflicts, defaults or violations that could not reasonably be expected to have an Acquiror Material Adverse Effect.

        (b) Acquiror and its subsidiaries, as appropriate, are approved participating providers in and under all third party payment programs from which they receive revenues. No action or investigation is pending, or to the best of its knowledge, threatened to suspend, limit, terminate, condition, or revoke the status of Acquiror or any of its subsidiaries as a provider in any such program, and neither Acquiror nor any of its subsidiaries has been provided notice by any third party payor of its intention to suspend, limit, terminate, revoke, condition or fail to renew in whole or in part or decrease the amounts payable under any arrangement with Acquiror or such subsidiary as a provider, which action, investigation or proceeding would have an Acquiror Material Adverse Effect.

        (c) Acquiror and its subsidiaries have filed on a timely basis all claims, cost reports or annual filings required to be filed to secure payments for services rendered by them under any third-party payment program from which they receive or expect to receive revenues except where the failure to file such claim, report or other filing would not have an Acquiror Material Adverse Effect. Except as indicated in its financial statements included in the Acquiror SEC Reports (as hereinafter defined), Acquiror or its subsidiaries, as applicable, have paid, or caused to be paid, all refunds, discounts, adjustments, or amounts owing that have become due to such third party payors pursuant to such claims, reports or filings, and neither Acquiror nor any of its subsidiaries has any knowledge or notice of any material changes required to be made to any cost reports, claims or filings made by them for any period or of any deficiency in any such claim, report, or filing, except for changes and deficiencies that in the aggregate would not have an Acquiror Material Adverse Effect.

    SECTION 4.07.  REPORTS; FINANCIAL STATEMENTS.

        (a) Since June 30, 1991, Acquiror and its subsidiaries have filed (i) all forms, reports, statements and other documents required to be filed with
    (A) the Securities and Exchange Commission (the "SEC"), including without limitation (1) all Annual Reports on Form 10-K, (2) all Quarterly Reports on Form 10-Q, (3) all proxy statements relating to meetings of stockholders (whether annual or special), (4) all Current Reports on Form 8-K and (5) all other reports, schedules, registration statements or other documents (collectively referred to as the "Acquiror SEC Reports"), and (B) any other applicable state securities authorities and (ii) all forms, reports, statements and other documents required to be filed with any other Governmental Entities, including, without limitation, state insurance and health regulatory authorities, except where the failure to file any such forms, reports, statements or other documents could not reasonably be expected to have an Acquiror Material Adverse Effect (all such forms, reports, statements and other documents in clauses (i) and (ii) of this
    Section 4.07(a) being referred to herein, collectively, as the "Acquiror Reports"). Acquiror Reports were prepared in all material respects in accordance with the requirements of applicable Law (including, with respect to Acquiror SEC Reports, the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Acquiror SEC Reports) and Acquiror SEC Reports did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

        (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Acquiror SEC Reports (i) have been prepared in accordance with the published rules and regulations of the SEC and generally accepted accounting principles applied on a consistent basis throughout the periods involved (except (A) to the extent disclosed therein or required by changes in generally accepted accounting principles,
    (B), with respect to Acquiror SEC Reports filed prior to the date of this Agreement, as may be indicated in the notes thereto and (C) in the case of the unaudited financial statements, as permitted by the rules and regulations of the SEC) and (ii) fairly present the consolidated financial position of Acquiror and its subsidiaries as of the respective dates thereof and the consolidated results of operations and cash flows for the periods indicated (subject, in the case of unaudited consolidated financial statements for interim periods, to adjustments, consisting only of normal, recurring accruals, necessary to present fairly such results of operations and cash flows), except that any pro forma financial statements contained in such consolidated financial statements are not necessarily indicative of the consolidated financial position of Acquiror and its subsidiaries as of the respective dates thereof and the consolidated results of operations and cash flows for the periods indicated.

    SECTION 4.08. ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in Acquiror SEC Reports filed prior to the date of this Agreement or as contemplated in this Agreement or as set forth in Section 4.08 of the Acquiror Disclosure Schedule, since May 31, 1994, Acquiror and its subsidiaries have conducted their respective businesses only in the ordinary course and in a manner consistent with past practice and there has not been: (i) any damage, destruction or loss with respect to any assets of Acquiror or any of its subsidiaries that, if not covered by insurance, would constitute an Acquiror Material Adverse Effect; (ii) any change by Acquiror or its subsidiaries in their significant accounting policies; (iii) except (x) for dividends by a subsidiary of Acquiror to Acquiror or another wholly-owned subsidiary of Acquiror, (y) as required by the Acquiror Constituent Documents, (z) pursuant to the Acquiror Constituent Documents in accordance with pasts practice, any declaration, setting aside or payment of any dividends or distributions in respect of shares of Acquiror Common Stock or the shares of stock of, or other equity interests in, any subsidiary of Acquiror or any redemption, purchase or other acquisition of any of Acquiror's securities or any of the securities of any subsidiary of Acquiror; (iv) any material increase in the benefits under, or the establishment or amendment of, any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards, or restricted stock awards), stock purchase or other employee benefit plan, or any increase in the compensation payable or to become payable to any of the directors or officers of Acquiror or its subsidiaries as a group, except for (A) increase in salaries or wages payable or to become payable in the ordinary course of business and consistent with past practice or (B) the granting of stock options in the ordinary course of business to employees of Acquiror or its subsidiaries who are not directors or executive officers of Acquiror; or (v) any other Acquiror Material Adverse Effect.

    SECTION 4.09. ABSENCE OF LITIGATION. Except as disclosed in Acquiror SEC Reports filed prior to the date of this Agreement or as set forth in Section
4.09 of the Acquiror Disclosure Schedule, there is no claim, action, suit, litigation, proceeding, arbitration or, to the knowledge of Acquiror, investigation of any kind, at law or in equity (including actions or proceedings seeking injunctive relief), pending or, to the knowledge of Acquiror, threatened against Acquiror or any of its subsidiaries or any properties or rights of Acquiror or any of its subsidiaries (except for claims, actions, suits, litigation, proceedings, arbitrations, or investigations that could not reasonably be expected to have an Acquiror Material Adverse Effect), and neither Acquiror nor any of its subsidiaries is subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with, or, to the knowledge of Acquiror, continuing investigation by, any Governmental Entity, or any judgment, order, writ, injunction, decree or award of any Governmental Entity or arbitrator, including, without limitation, cease-and-desist or other orders, except for matters that could not reasonably be expected to have an Acquiror Material Adverse Effect.

    SECTION 4.10.  EMPLOYEE BENEFIT PLANS; LABOR MATTERS.

        (a) With respect to each employee benefit plan, program, arrangement and contract (including, without limitation, any "employee benefit plan", as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), maintained or contributed to by Acquiror or any of its subsidiaries, or with respect to which Acquiror or any of its subsidiaries could incur liability under Section 4069, 4212(c) or 4204 of ERISA (the "Benefit Plans"), Acquiror has delivered or made available to the Company a true and correct copy of (i) the most recent annual report (Form
    5500) filed with the Internal Revenue Service (the "IRS") for each Benefit Plan for which a Form 5500 is required to be filed, (ii) such Benefit Plan,
    (iii) each trust agreement, if any, relating to such Benefit Plan, (iv) the most recent summary plan description for each Benefit Plan for which a summary plan description is required, (v) the most recent actuarial report or valuation relating to a Benefit Plan subject to Title IV of ERISA and
    (vi) the most recent determination letter, if any, issued by the IRS with respect to any Benefit Plan qualified under Section 401 of the Code.

        (b) With respect to the Benefit Plans, no event has occurred and, to the knowledge of Acquiror, there exists no condition or set of circumstances, in connection with which Acquiror or any of its subsidiaries could be subject to any liability under the terms of such Benefit Plans, ERISA, the Code or any other applicable Law that could reasonably be expected to have an Acquiror Material Adverse Effect.

        (c) Acquiror has delivered or made available to the Company all collective bargaining or other labor union contracts to which Acquiror or its subsidiaries is a party applicable to persons employed by Acquiror or its subsidiaries and, except as set forth in Section 4.10(c) of the Acquiror Disclosure Schedule, no collective bargaining agreement is being negotiated by Acquiror or any of its subsidiaries. There is no pending or, to the knowledge of Acquiror, threatened labor dispute, strike or work stoppage against Acquiror or any of its subsidiaries that may interfere with the respective business activities of Acquiror or any of its subsidiaries and could reasonably be expected to have an Acquiror Material Adverse Effect. To the knowledge of Acquiror, none of Acquiror, any of its subsidiaries or any of their respective representatives or employees has committed any unfair labor practices in connection with the operation of the respective businesses of Acquiror or its subsidiaries that could reasonably be expected to have an Acquiror Material Adverse Effect, and there is no pending or, to the knowledge of Acquiror, threatened charge or complaint against Acquiror or any of its subsidiaries by the National Labor Relations Board or any comparable state agency that, if not covered by insurance, would constitute an Acquiror Material Adverse Effect.

        (d) Acquiror has delivered or made available to the Company (i) copies of all employment agreements with officers of Acquiror; (ii) a schedule listing all officers of Acquiror who have executed a non-competition agreement with Acquiror; (iii) copies of all severance agreements, programs and policies of Acquiror with or relating to its employees; and (iv) copies of all plans, programs, agreements and other arrangements of Acquiror with or relating to its employees. Except as set forth in Section 4.10(d) of the Acquiror Disclosure Schedule, neither Acquiror nor any of its subsidiaries will owe a severance payment or similar obligation to any of their respective employees, officers or directors as a result of the Merger or the transactions contemplated by this

    Agreement, and none of such persons will be entitled to an increase in severance payments or other benefits as a result of the Merger or the transactions contemplated by this Agreement in the event of the subsequent termination of their employment.

        (e) Except as provided in Section 4.10(e) of the Acquiror Disclosure Schedule, no Benefit Plan provides retiree medical or retiree life insurance benefits that could reasonably be expected to have an Acquiror Material Adverse Effect and (y) neither Acquiror nor any of its subsidiaries is contractually or otherwise obligated (whether or not in writing) to provide life insurance and medical benefits upon retirement or termination of employment of employees that could reasonably be expected to have an Acquiror Material Adverse Effect.

        (f) Except as provided in Section 4.10(f) of the Acquiror Disclosure Schedule, neither Acquiror nor any of its subsidiaries contributes to or has an obligation to contribute to, and has not within six years prior to the date of this Agreement contributed to or had an obligation to contribute to, a multiemployer plan within the meaning of Section 3(37) of ERISA.

        (g) Acquiror has not taken any of the following or other similar actions since January 1, 1994: the acceleration of vesting, waiving of performance criteria or the adjustment of awards or any other actions permitted upon a change in control of Acquiror or a filing under Sections 13(d) or 14(d) of the Exchange Act with respect to Acquiror) with respect to any of the Benefit Plans or any of the plans, programs, agreements, policies or other arrangements described in Section 4.10(d) of this Agreement.

    SECTION 4.11.  TAXES.

        (a) Except for matters that could not be expected to have an Acquiror Material Adverse Effect and except as set forth in Section 4.11(a) to the Acquiror Disclosure Schedule, (i) all returns and reports ("Tax Returns") of or with respect to any Tax which is required to be filed on or before the Closing Date by or with respect to Acquiror or any its subsidiaries have been or will be duly and timely filed, (ii) all items of income, gain, loss, deduction and credit or other items required to be included in each such Tax Return have been or will be so included and all information provided in each such Tax Return is true, correct and complete, (iii) all Taxes which have become or will become due with respect to the period covered by each such Tax Return have been or will be timely paid in full, (iv) all withholding Tax requirements imposed on or with respect to Acquiror or any of its subsidiaries have been or will be satisfied in full in all respects, and (v) no penalty, interest or other charge is or will become due with respect to the late filing of any such Tax Return or late payment of any such Tax.

        (b) There is no claim against Acquiror or any of its subsidiaries for any material amount of Taxes, and no material assessment, deficiency or adjustment has been asserted or proposed with respect to any Tax Return of or with respect to Acquiror or any of its subsidiaries other than those disclosed (and to which are attached true and complete copies of all audit or similar reports) on Schedule 4.11(b) to the Acquiror Disclosure Schedule.

        (c) The total amounts set up as liabilities for current and deferred Taxes in the financial statements referred to in Section 4.07 of this Agreement are sufficient to cover the payment of all Taxes, whether or not assessed or disputed, which are, or are hereafter found to be, or to have been, due by or with respect to Acquiror and any of its subsidiaries up to and through the periods covered thereby.

        (d) Except for statutory liens for current Taxes not yet due, no material liens for Taxes exist upon the assets of any of Acquiror or its subsidiaries.

        (e) Except as set forth on Section 4.11(e) to the Acquiror Disclosure Schedule, none of the transactions contemplated by this Agreement will result in any Tax liability or the recognition of any item of income or gain to Acquiror or any of its subsidiaries.

        (f) Neither Acquiror nor any of its subsidiaries has made an election under section 341(f) of the Code.

    SECTION 4.12. TAX MATTERS; POOLING. Neither Acquiror nor, to the knowledge of Acquiror, any of its affiliates has taken or agreed to take any action that would prevent the Merger from (a) constituting a reorganization qualifying under the provisions of Section 368(a) of the Code or (b) being treated for financial accounting purposes as a Pooling Transaction. Acquiror does not own, nor has it owned during the past five years, any shares of Company Common Stock. There is no intercorporate indebtedness existing between the Company and Acquiror, or between the Company and Merger Sub, that was issued, acquired or will be settled at a discount.

    SECTION 4.13. AFFILIATES. Section 4.13 of the Acquiror Disclosure Schedule identifies all persons who, to the knowledge of Acquiror, may be deemed to be affiliates of Acquiror under Rule 145 of the Securities Act, including, without limitation, all directors and executive officers of Acquiror.

    SECTION 4.14. CERTAIN BUSINESS PRACTICES. None of Acquiror, any of its subsidiaries or any directors, officers, agents or employees of Acquiror or any of its subsidiaries (in their capacities as such) has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, (iii) consummated any transaction, made any payment, entered into any agreement or arrangement or taken any other action in violation of
Section 1128B(b) of the Social Security Act, as amended, or (iv) made any other unlawful payment.

    SECTION 4.15. OPINION OF FINANCIAL ADVISOR. Acquiror has received the opinion of Salomon Brothers Inc to the effect that, as of the date of this Agreement, the Merger Consideration to be paid by Acquiror in the Merger is fair, from a financial point of view, to the stockholders of Acquiror.

    SECTION 4.16. VOTE REQUIRED. The only votes of the holders of any class or series of Acquiror capital stock necessary to approve the Merger are the affirmative votes of the holders of a majority of the shares of Acquiror Common Stock present or represented by proxy at a meeting at which a quorum is present.

    SECTION 4.17. BROKERS. Except as set forth in Section 4.17 of the Acquiror Disclosure Schedule, no broker, finder or investment banker (other than Salomon Brothers Inc) is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Acquiror. Prior to the date of this Agreement, Acquiror has made available to the Company a complete and correct copy of all agreements between Acquiror and Salomon Brothers Inc pursuant to which such firm will be entitled to any payment relating to the transactions contemplated by this Agreement.

    SECTION 4.18. INFORMATION SUPPLIED. None of the information supplied or to be supplied by Acquiror for inclusion or incorporation by reference in (i) the registration statement on Form S-4 to be filed by the Company with the SEC in connection with the issuance of shares of the Company Common Stock in the Merger (the "S-4") will, at the time the S-4 is filed with the SEC and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) the Acquiror Proxy Statement (as hereinafter defined) will, at the date of mailing to stockholders and at the time of the stockholders' meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein, in light of the circumstances in which they were made, not misleading. All documents that Acquiror is responsible for filing with any Governmental Entity in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable law, including applicable provisions of the Securities Act, the Exchange Act and the rules and regulations thereunder. Without limiting any of the representations and warranties contained herein, no representation or warranty to the

Company by Acquiror and no information contained in the Acquiror Disclosure Schedule or any document incorporated therein by reference contains any untrue statement of material fact or omits to state a material fact necessary in order to make the statements contained therein, in light of the circumstances in which such statements are or will be made, not misleading.

    SECTION 4.19. INSURANCE. Except as set forth in the Acquiror Disclosure Schedule, Acquiror and each of its subsidiaries are presently insured, and during each of the past five calendar years have been insured against such risks as companies engaged in a similar business would, in accordance with good business practice, customarily be insured. Except as set forth in the Acquiror Disclosure Schedule, the policies of fire, theft, liability and other insurance maintained with respect to the assets or businesses of Acquiror and its subsidiaries provide adequate coverage against loss.

    SECTION 4.20. PROPERTIES. Except as set forth in Section 4.20 of the Acquiror Disclosure Schedule or specifically described in Acquiror SEC Reports, Acquiror and its subsidiaries have good and marketable title, free and clear of all liens, the existence of which could reasonably be expected to have an Acquiror Material Adverse Effect, to all their material properties and assets whether tangible or intangible, real, personal or mixed, reflected in Acquiror's consolidated financial statements contained in Acquiror's most recent SEC Report on Form 10-K as being owned by Acquiror and its subsidiaries as of the date thereof, other than (i) any properties or assets that have been sold or otherwise disposed of in the ordinary course of business since the date of such financial statements, (ii) liens disclosed in the notes to such financial statements and (iii) liens arising in the ordinary course of business after the date of such financial statements. All buildings, and all fixtures, equipment and other property and assets that are material to its business on a consolidated basis, held under leases or sub-leases by Acquiror or any of its subsidiaries are held under valid instruments enforceable in accordance with their respective terms, subject to applicable laws of bankruptcy, insolvency or similar laws relating to creditors' rights generally and to general principles of equity (whether applied in a proceeding in law or equity). Substantially all of Acquiror's and its subsidiaries' equipment in regular use has been reasonably maintained and is in serviceable condition, reasonable wear and tear excepted.

                                   ARTICLE V
                                   COVENANTS

    SECTION 5.01. AFFIRMATIVE COVENANTS OF THE COMPANY. The Company hereby covenants and agrees that, prior to the Effective Time, unless otherwise expressly contemplated by this Agreement or consented to in writing by Acquiror, the Company will and will cause its subsidiaries to:

        (a) operate its business in the usual and ordinary course consistent with past practices;

        (b) use all reasonable efforts to preserve substantially intact its business organization, maintain its rights and franchises, retain the services of its respective officers and key employees and maintain its relationships with its respective customers and suppliers;

        (c) maintain and keep its properties and assets in as good repair and condition as at present, ordinary wear and tear excepted, and maintain supplies and inventories in quantities consistent with its customary business practice; and

        (d) use all reasonable efforts to keep in full force and effect insurance and bonds comparable in amount and scope of coverage to that currently maintained.

    SECTION 5.02. NEGATIVE COVENANTS OF THE COMPANY. Except as expressly contemplated by this Agreement or otherwise consented to in writing by Acquiror, from the date of this Agreement until the Effective Time, the Company will not do, and will not permit any of its subsidiaries to do, any of the following:

        (a) (i) increase the compensation payable to or to become payable to any director or executive officer, other than in the ordinary course of business; (ii) pay bonuses to employees of the Company after the date of this Agreement in excess of $2.5 million in the aggregate (excluding payments made pursuant to agreements disclosed on the Company Disclosure Schedule), (iii) grant any severance or termination pay (other than pursuant to the normal severance practices of the Company or its subsidiaries as in effect on the date of this Agreement) to, or enter into any employment or severance agreement with, any director, officer or employee; (iv) establish, adopt or enter into any employee benefit plan or arrangement or (v) except as may be required by applicable law and actions that are not inconsistent with the provisions of Section 6.09 of this Agreement, amend, or take any other actions (including, without limitation, the acceleration of vesting, waiving of performance criteria or the adjustment of awards or any other actions permitted upon a "change in control" (as defined in the respective plans) of the Company or a filing under Section 13(d) or 14(d) of the Exchange Act with respect to the Company) with respect to any of the Benefit Plans or any of the plans, programs, agreements, policies or other arrangements described in Section 3.10(d) of this Agreement;

        (b) declare or pay any dividend on, or make any other distribution in respect of, outstanding shares of capital stock or other equity interests, except for (i) dividends by a wholly owned subsidiary of the Company to the Company or another wholly owned subsidiary of the Company, (ii) distributions by subsidiaries of the Company required by the terms of the Constituent Documents and (iii) distributions by subsidiaries of the Company pursuant to the terms of the Constituent Documents and in accordance with past practice;

        (c) (i) except as described in Section 3.03(c) of the Company Disclosure Schedule, redeem, purchase or otherwise acquire any shares of its or any of its subsidiaries' capital stock or any securities or obligations convertible into or exchangeable for any shares of its or its subsidiaries' capital stock (other than any such acquisition directly from any wholly owned subsidiary of the Company in exchange for capital contributions or loans to such subsidiary), or any options, warrants or conversion or other rights to acquire any shares of its or its subsidiaries' capital stock or any such securities or obligations (except as permitted pursuant to Section 6.09 of this Agreement, in connection with the exercise of outstanding Stock Options in accordance with their terms and redemptions or repurchases of capital stock or other equity interests of subsidiaries of the Company in an aggregate amount not to exceed $10 million); (ii) effect any reorganization or recapitalization of the Company or any of its Significant Subsidiaries,
    (iii) split, combine or reclassify any of its or its Significant Subsidiaries' capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its or its Significant Subsidiaries' capital stock or (iv) take any action described in clause (ii) or (iii) above with respect to any other subsidiary of the Company other than actions that, individually or in the aggregate, could not reasonable be expected to (x) have a material adverse effect on the financial condition, results of operations, business or prospects affected subsidiary or subsidiaries, (y) a Company Material Adverse Effect or (z) adversely affect in any material respect the Company s ability to control any of its subsidiaries;

        (d) (i) except as set forth in Section 3.03(a) herein or as described in
    Section 3.03(c) of the Company Disclosure Schedule, issue (whether upon original issue or out of treasury), sell, grant, award, deliver or limit the voting rights of any class of its or its subsidiaries' capital stock, any securities convertible into or exercisable or exchangeable for any such shares, or any rights, warrants or options to acquire, any such shares (except as permitted pursuant to Section 6.09 of this Agreement or for the issuance of shares upon the exercise of outstanding Stock Options in accordance with their terms); (ii) amend or otherwise modify the terms of any such rights, warrants or options the effect of which shall be to make such terms materially more favorable to the holders thereof; or (iii) take any action to accelerate the vesting of any of the Stock Options;

        (e) acquire or agree to acquire, by merging or consolidating with, by purchasing an equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets of any other person (other than the purchase of assets from suppliers or vendors in the ordinary course of business and consistent with past practice) with an aggregate purchase price in excess of $25,000,000;

        (f) sell, lease, exchange, mortgage, pledge, transfer or otherwise dispose of, or agree to sell, lease, exchange, mortgage, pledge, transfer or otherwise dispose of, any of its material assets or any material assets of any of its subsidiaries, except for (i) dispositions of inventories and of assets in the ordinary course of business and consistent with past practice and (ii) dispositions of assets having an aggregate fair market value of less than $10 million;

        (g) initiate, solicit or encourage (including by way of furnishing information or assistance), or take any other action to facilitate, any inquiries or the making of any proposal relating to, or that may reasonably be expected to lead to, any Competing Transaction, or enter into discussions or negotiate with any person or entity in furtherance of such inquiries or to obtain a Competing Transaction, or agree to, or endorse, any Competing Transaction, or authorize or permit any of the officers, directors, employees or agents of the Company or any of its subsidiaries or any investment banker, financial advisor, attorney, accountant or other representative retained by the Company or any of the Company's subsidiaries to take any such action and the Company shall promptly notify Acquiror of all relevant terms of any such inquiries or proposals received by the Company or any of its subsidiaries or by any such officer, director, employee, agent, investment banker, financial advisor, attorney, accountant or other representative relating to any of such matters and if such inquiry or proposal is in writing, the Company shall promptly deliver or cause to be delivered to Acquiror a copy of such inquiry or proposal; PROVIDED, HOWEVER, that nothing contained in this subsection (g) shall prohibit the Board of Directors of the Company from (i) furnishing information to, or entering into discussions or negotiations with, any persons or entity in connection with an unsolicited bona fide proposal in writing by such person or entity relating to a Competing Transaction if, and only to the extent that (A) such unsolicited bona fide proposal is a bona fide written proposal made by a third party relating to a Competing Transaction on terms that the Board of Directors of the Company determines it cannot then reject in favor of the Merger, based on applicable fiduciary duties and the advice of counsel and (except with respect to furnishing information) for which financing, to the extent required, is then committed, (B) the Board of Directors of the Company, after duly considering the written advice of outside legal counsel to the Company, determines in good faith that such action is required for the Board of Directors of the Company to comply with its fiduciary duties to stockholders imposed by Delaware Law and (C) prior to furnishing such information to, or entering into discussions or negotiations with, such person or entity the Company provides written notice to Acquiror to the effect that it is furnishing information to, or entering into discussions or negotiations with, such person or entity; or (ii) complying with Rule 14e-2 promulgated under the Exchange Act with regard to a Competing Transaction. For purposes of this Agreement, "Competing Transaction" shall mean any merger, consolidation, share exchange, business combination or similar transaction involving the Company or any of its Significant Subsidiaries or the acquisition in any manner, directly or indirectly, of a material interest in any voting securities of, or a material equity interest in a substantial portion of the assets of, the Company or any of its Significant Subsidiaries, other than the transactions contemplated by this Agreement;

        (h) release any third party from its obligations under any existing standstill agreement or arrangement relating to a Competing Transaction or otherwise under any confidentiality or other similar agreement relating to information material to the Company or any of its subsidiaries;

        (i) propose to adopt any amendments to its Certificate of Incorporation or its Bylaws that would have an adverse effect on the consummation of the transactions contemplated by this Agreement;

         (j) (A) change any of its significant accounting policies or (B) make or rescind any express or deemed election relating to taxes, settle or compromise any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes (except where the amount of such settlements or controversies, individually or in the aggregate, does not exceed $5 million), or change any of its methods of reporting income or deductions for federal income tax purposes from those employed in the preparation of the federal income tax returns for the taxable year ending June 30, 1994, except, in the case of clause (A) or clause (B), as may be required by Law or generally accepted accounting principles;

        (k) incur any obligation for borrowed money or purchase money indebtedness, whether or not evidenced by a note, bond, debenture or similar instrument or under any financing lease, whether pursuant to a sale-and-leaseback transaction or otherwise, except in the ordinary course of business consistent with past practice, purchase money indebtedness incurred in connection with acquisitions permitted pursuant to Section 5.02(e) or pursuant to the terms in effect on the date of this Agreement of any revolving credit agreements disclosed on the Company Disclosure Schedule;

        (l) enter into any material arrangement, agreement or contract with any third party (other than customers in the ordinary course of business) that provides for an exclusive arrangement with that third party or is substantially more restrictive on the Company or substantially less advantageous to the Company than arrangements, agreements or contracts existing on the date hereof; or

       (m) agree in writing or otherwise to do any of the foregoing.

    SECTION 5.03. NEGATIVE COVENANTS OF ACQUIROR. Except as expressly contemplated by this Agreement or otherwise consented to in writing by the Company, from the date of this Agreement until the Effective Time, Acquiror will not do, and will not permit any of its subsidiaries to do, any of the following:

        (a) amend any of the material terms or provisions of the Acquiror Common Stock;

        (b) knowingly take any action that would result in a failure to maintain the trading of the Acquiror Common Stock on the NYSE (other than as a result of consummation of the transactions contemplated hereby);

        (c) (i) increase the compensation payable to or to become payable to any director or executive officer, other than in the ordinary course of business; (ii) grant any severance or termination pay (other than pursuant to the normal severance policy of Acquiror or its subsidiaries as in effect on the date of this Agreement) to, or enter into any employment or severance agreement with, any director, officer or employee; (iii) establish, adopt or enter into any employee benefit plan or arrangement or (iv) except as may be required by applicable law, amend, or take any other actions (including, without limitation, the acceleration of vesting, waiving of performance criteria or the adjustment of awards or any other actions permitted upon a "change in control" (as defined in the respective plans) of Acquiror or a filing under Section 13(d) or 14(d) of the Exchange Act with respect to Acquiror) with respect to any of the Benefit Plans or any of the plans, programs, agreements, policies or other arrangements described in Section 4.10(d) of this Agreement;

        (d) except with respect to the 6.5% convertible subordinated notes due June 2011 and the 8.75% convertible senior subordinated notes due 2015 assumed by Acquiror in connection with the merger of Greenery Rehabilitation Group, Inc.into Acquiror (collectively, the "Greenery Notes"), declare or pay any dividend on, or make any other distribution in respect of, outstanding shares of capital stock or other equity interests, except for
    (i) dividends by a wholly owned subsidiary of Acquiror to Acquiror or another wholly owned subsidiary of Acquiror, (ii) distributions by subsidiaries of Acquiror required by the terms of the Acquiror Constituent Documents and (iii) distributions by subsidiaries of Acquiror pursuant to the terms of the Acquiror Constituent Documents and in accordance with past practice.;

        (e) (i) except as described in Section 4.03(c) of the Acquiror Disclosure Schedule and with respect to the Greenery Notes, redeem, purchase or otherwise acquire any shares of its or any of its subsidiaries' capital stock or any securities or obligations convertible into or exchangeable for any shares of its or its subsidiaries' capital stock (other than any such acquisition directly from any wholly owned subsidiary of the Acquiror in exchange for capital contributions or loans to such subsidiary), or any options, warrants or conversion or other rights to acquire any shares of its or its subsidiaries' capital stock or any such securities or obligations (except as permitted pursuant to Section 6.09 of this Agreement or in connection with the exercise of outstanding Stock Options in accordance with their terms); (ii) effect any reorganization or recapitalization of the Acquiror or any of its Significant Subsidiaries, (iii) split, combine or reclassify any of its or its Significant Subsidiaries' capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its or its Significant Subsidiaries' capital stock or (iv) take any action described in clause (ii) or (iii) above with respect to any other subsidiary of the Acquiror other than actions that, individually or in the aggregate, could not reasonable be expected to (x) have a material adverse effect on the financial condition, results of operations, business or prospects affected subsidiary or subsidiaries, (y) a Acquiror Material Adverse Effect or (z) adversely affect in any material respect the Acquiror s ability to control any of its subsidiaries;

        (f) (i) except as set forth in Section 4.03(a) herein or as described in
    Section 4.03(c) of the Acquiror Disclosure Schedule, issue (whether upon original issue or out of treasury), sell, grant, award, deliver or limit the voting rights of, or agree or propose to do any of the foregoing, of any class of its or its subsidiaries' capital stock, any securities convertible into or exercisable or exchangeable for any such shares, or any rights, warrants or options to acquire, any such shares (except or for the issuance of shares upon the exercise of outstanding stock options in accordance with their terms); (ii) amend or otherwise modify the terms of any such rights, warrants or options the effect of which shall be to make such terms more favorable to the holders thereof; or (iii) take any action to accelerate the vesting of any of the stock options;

        (g) acquire or agree to acquire, by merging or consolidating with, by purchasing an equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets of any other person (other than the purchase of assets from suppliers or vendors in the ordinary course of business and consistent with past practice) with an aggregate purchase price in excess of $25,000,000;

        (h) sell, lease, exchange, mortgage, pledge, transfer or otherwise dispose of, or agree to sell, lease, exchange, mortgage, pledge, transfer or otherwise dispose of, any of its material assets or any material assets of any of its subsidiaries, except for (i) dispositions of inventories and of assets in the ordinary course of business and consistent with past practice and (ii) dispositions of assets having an aggregate fair market value of less than $10 million;

        (i) propose to adopt any amendments to its Certificate of Incorporation or its Bylaws that would have an adverse effect on the consummation of the transactions contemplated by this Agreement;

         (j) (A) change any of its significant accounting policies or (B) make or rescind any express or deemed election relating to taxes, settle or compromise any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes (except where the amount of such settlements or controversies, individually or in the aggregate, does not exceed $5 million), or change any of its methods of reporting income or deductions for federal income tax purposes from those employed in the preparation of the federal income tax returns for the taxable year ending May 31, 1994, except, in the case of clause (A) or clause (B), as may be required by Law or generally accepted accounting principles;

        (k) incur any obligation for borrowed money or purchase money indebtedness, whether or not evidenced by a note, bond, debenture or similar instrument or under any financing lease, whether pursuant to a sale-and-leaseback transaction or otherwise, except in the ordinary course of business consistent with past practice, purchase money indebtedness incurred in connection with acquisitions permitted pursuant to Section 5.03(g) or pursuant to the terms in effect on the date of this Agreement of any revolving credit agreements.

        (l) enter into any material arrangement, agreement or contract with any third party (other than customers in the ordinary course of business) that provides for an exclusive arrangement with that third party or is substantially more restrictive on the Acquiror or substantially less advantageous to the Acquiror than arrangements, agreements or contracts existing on the date hereof; or

       (m) agree in writing or otherwise to do any of the foregoing.

    SECTION 5.04.  ACCESS AND INFORMATION.

        (a) The Company shall, and shall cause its subsidiaries to (i) afford to Acquiror and its officers, directors, employees, accountants, consultants, legal counsel, agents and other representatives (collectively, the "Acquiror Representatives") reasonable access at reasonable times, upon reasonable prior notice, to the officers, employees, accountants, agents, properties, offices and other facilities of the Company and its subsidiaries and to the books and records thereof and (ii) furnish promptly to Acquiror and the Acquiror Representatives such information concerning the business, properties, contracts, records and personnel of the Company and its subsidiaries (including, without limitation, financial, operating and other data and information) as may be reasonably requested, from time to time, by Acquiror.

        (b) Acquiror shall, and shall cause its subsidiaries to, (i) afford to the Company and its officers, directors, employees, accountants, consultants, legal counsel, agents and other representatives (collectively, the "Company Representatives") reasonable access at reasonable times, upon reasonable prior notice, to the officers, employees, accountants, agents, properties, offices and other facilities of Acquiror and its subsidiaries and to the books and records thereof and (ii) furnish promptly to the Company and the Company Representatives such information concerning the business, properties, contracts, records and personnel of Acquiror and its subsidiaries (including, without limitation, financial, operating and other data and information) as may be reasonably requested, from time to time, by the Company.

        (c) Notwithstanding the foregoing provisions of this Section 5.04, neither party shall be required to grant access or furnish information to the other party to the extent that such access or the furnishing of such information is prohibited by law. No investigation by the parties hereto made heretofore or hereafter shall affect the representations and warranties of the parties that are contained herein and each such representation and warranty shall survive such investigation.

    SECTION 5.05. AFFIRMATIVE COVENANTS OF ACQUIROR. Acquiror hereby covenants and agrees that, prior to the Effective Time, unless otherwise expressly contemplated by this Agreement or consented to in writing by the Company, Acquiror will and will cause its subsidiaries to:

        (a) operate its business in the usual and ordinary course consistent with past practices;

        (b) use all reasonable efforts to preserve substantially intact its business organization, maintain its rights and franchises, retain the services of its respective officers and key employees and maintain its relationships with its respective customers and suppliers;

        (c) maintain and keep its properties and assets in as good repair and condition as at present, ordinary wear and tear excepted, and maintain supplies and inventories in quantities consistent with its customary business practice; and

        (d) use all reasonable efforts to keep in full force and effect insurance and bonds comparable in amount and scope of coverage to that currently maintained.

                                   ARTICLE VI
                             ADDITIONAL AGREEMENTS

    SECTION 6.01.  MEETINGS OF STOCKHOLDERS.

        (a) The Company shall, promptly after the date of this Agreement, take all actions necessary in accordance with Delaware Law and its Certificate of Incorporation and Bylaws to convene a special meeting of the Company's stockholders to act on this Agreement (the "Company Stockholders Meeting"), and the Company shall consult with Acquiror in connection therewith. Unless its Board of Directors in the good faith exercise of its fiduciary duties, after consultation with legal counsel and its financial advisors, determines not to recommend, or to withdraw its recommendation, that such matters be approved by the Company's stockholders, the Company shall use all reasonable efforts to solicit from stockholders of the Company proxies in favor of the approval and adoption of this Agreement and to secure the vote or consent of stockholders required by Delaware Law and its Certificate of Incorporation and Bylaws to approve and adopt this Agreement.

        (b) Acquiror shall, promptly after the date of this Agreement, take all actions necessary in accordance with Delaware Law and its Certificate of Incorporation and Bylaws to convene a special meeting of Acquiror's stockholders to act on this Agreement (the "Acquiror Stockholders Meeting"), and Acquiror shall consult with the Company in connection therewith. Acquiror shall use all reasonable efforts to solicit from stockholders of Acquiror proxies in favor of the approval and adoption of this Agreement and to secure the vote or consent of stockholders required by Delaware Law and its Certificate of Incorporation and Bylaws to approve and adopt this Agreement.

    SECTION 6.02.  REGISTRATION STATEMENT; PROXY STATEMENTS.

        (a) As promptly as practicable after the execution of this Agreement, the Acquiror Companies shall prepare and file with the SEC a registration statement on Form S-4 (such registration statement, together with any amendments thereof or supplements thereto, being the "Registration Statement"), containing a proxy statement/prospectus for stockholders of the Company (the "Company Proxy Statement/Prospectus") and a proxy statement/prospectus for stockholders of Acquiror (the "Acquiror Proxy Statement/Prospectus"), in connection with the registration under the Securities Act of the offer, sale and delivery of Acquiror Common Stock to be issued in the Merger and the other transactions contemplated by this Agreement. As promptly as practicable after the execution of this Agreement, the Company shall prepare and file with the SEC a proxy statement that will be the same as the Company Proxy Statement/Prospectus, and a form of proxy, in connection with the vote of the Company's stockholders with respect to this Agreement (such Company Proxy Statement/Prospectus, together with any amendments thereof or supplements thereto, in each case in the form or forms mailed to the Company's stockholders, being the "Company Proxy Statement"). As promptly as practicable after the execution of this Agreement, the Acquiror shall prepare and file with the SEC a proxy statement that will be the same as the Acquiror Proxy Statement/Prospectus, and a form of proxy, in connection with the vote of the Acquiror's stockholders with respect to this Agreement (such Acquiror Proxy Statement/Prospectus, together with any amendments thereof or supplements thereto, in each case in the form or forms mailed to the Acquiror's stockholders, being the "Acquiror Proxy Statement"). Each of the Acquiror Companies and the Company will use all reasonable efforts to have or cause the Registration Statement to become effective as promptly as practicable, and shall take any action required to be taken under any applicable federal or state securities laws in connection with the issuance of shares of Acquiror Common Stock in the Merger. Each of the Acquiror Companies and the Company shall furnish all information concerning it and the holders of its capital stock as the other may reasonably request in connection with such actions. As promptly as practicable after the Registration Statement shall have become effective, the Company shall mail the Company Proxy Statement to its stockholders entitled to notice of and to vote at the Company Stockholder Meeting and Acquiror shall mail the Acquiror Proxy Statement to its stockholders entitled to notice of and to vote at the Acquiror Stockholder Meeting. The Company Proxy Statement shall, to the extent consistent with their fiduciary duties, include the recommendation of the Company's Board of Directors in favor of the Merger. The Acquiror Proxy Statement shall include the recommendation of the Acquiror's Board of Directors in favor of the Merger.

        (b) The information supplied by the Company for inclusion in the Registration Statement shall not, at the time the Registration Statement is declared effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The information supplied by the Company for inclusion in (i) the Company Proxy Statement to be sent to the stockholders of the Company in connection with the Company Stockholders Meeting shall not, at the date the Company Proxy Statement (or any supplement thereto) is first mailed to stockholders, at the time of the Company Stockholders Meeting or at the Effective Time and (ii) the Acquiror Proxy Statement to be sent to the stockholders of Acquiror in connection with the Acquiror Stockholders Meeting shall not, at the date the Acquiror Proxy Statement (or any supplement thereto) is first mailed to stockholders, at the time of the Acquiror Stockholders Meeting or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. If at any time prior to the Company Stockholders Meeting any event or circumstance relating to the Company or any of its affiliates, or its or their respective officers or directors, should be discovered by the Company that should be set forth in an amendment to the Registration Statement or a supplement to the Company Proxy Statement or Acquiror Proxy Statement, the Company shall promptly inform Acquiror. All documents that the Company is responsible for filing with the SEC in connection with the transactions contemplated herein shall comply as to form in all material respects with the applicable requirements of the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder.

        (c) The information supplied by the Acquiror Companies for inclusion in the Registration Statement shall not, at the time the Registration Statement is declared effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The information supplied by the Acquiror Companies for inclusion in (i) the Company Proxy Statement to be sent to the stockholders of the Company in connection with the Company Stockholders Meeting shall not, at the date the Company Proxy Statement (or any supplement thereto) is first mailed to stockholders, at the time of the Company Stockholders Meeting or at the Effective Time and
    (ii) the Acquiror Proxy Statement to be sent to the stockholders of Acquiror in connection with the Acquiror Stockholders Meeting shall not, at the date the Acquiror Proxy Statement (or any supplement thereto) is first mailed to stockholders, at the time of the Acquiror Stockholders Meeting or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. If at any time prior to the Acquiror Stockholders Meeting any event or circumstance relating to Acquiror or any of its respective affiliates, or to their respective officers or directors, should be discovered by Acquiror that should be set forth in an amendment to the Registration Statement or a supplement to the Company Proxy Statement or Acquiror Proxy Statement, Acquiror shall promptly inform the Company. All documents that the Acquiror Companies are responsible for filing with the SEC in connection with the transactions contemplated hereby shall comply as to form in all material respects with the applicable requirements of the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder.

    SECTION 6.03.  APPROPRIATE ACTION; CONSENTS; FILINGS.

        (a) The Company and Acquiror shall each use, and shall cause each of their respective subsidiaries to use, all reasonable efforts promptly to
    (i)take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable under applicable Law or otherwise to consummate and make effective the transactions contemplated by the Transaction Documents, (ii) obtain from any Governmental Entities any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained by Acquiror or the Company or any of their subsidiaries in connection with the authorization, execution and delivery of the Transaction Documents and the consummation of the transactions contemplated hereby, including, without limitation, the Merger, (iii) make all necessary filings, and thereafter make any other required submissions, with respect to the Transaction Documents and the Merger required under (A) the Securities Act (in the case of Acquiror) and the Exchange Act and the rules and regulations thereunder, and any other applicable federal or state securities laws, (B) the HSR Act and (C) any other applicable Law; provided that Acquiror and the Company shall cooperate with each other in connection with the making of all such filings, including providing copies of all such documents to the nonfiling party and its advisors prior to filing and, if requested, shall accept all reasonable additions, deletions or changes suggested in connection therewith. The Company and Acquiror shall furnish all information required for any application or other filing to be made pursuant to the rules and regulations of any applicable Law (including all information required to be included in the Company Proxy Statement, the Acquiror Proxy Statement or the Registration Statement) in connection with the transactions contemplated by the Transaction Documents.

        (b) The Acquiror Companies and the Company agree to, and shall cause each of their respective subsidiaries to, cooperate and use all reasonable efforts vigorously to contest and resist any action, including legislative, administrative or judicial action, and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order (whether temporary, preliminary or permanent) (an "Order") that is in effect and that restricts, prevents or prohibits the consummation of the Merger or any other transactions contemplated by the Transaction Documents, including, without limitation, by vigorously pursuing all available avenues of administrative and judicial appeal and all available legislative action. Each of the Acquiror Companies and the Company also agree to take any and all actions, including, without limitation, the disposition of assets or the withdrawal from doing business in particular jurisdictions, required by regulatory authorities as a condition to the granting of any approvals required in order to permit the consummation of the Merger or as may be required to avoid, lift, vacate or reverse any legislative or judicial action that would otherwise cause any condition to Closing not to be satisfied; PROVIDED, HOWEVER, that in no event shall either party take, or be required to take, any action that could reasonably be expected to have a Company Material Adverse Effect or an Acquiror Material Adverse Effect.

        (c) (i) Each of the Company and Acquiror shall promptly give (or shall cause their respective subsidiaries to give) any notices to third parties, and use, and cause their respective subsidiaries to use, all reasonable efforts to obtain any third party consents (A) necessary, proper or advisable to consummate the transactions contemplated by this Agreement, (B) otherwise required under any contracts, licenses, leases or other agreements in connection with the consummation of the transactions contemplated by the Transaction Documents or (C) required to prevent a Company Material Adverse Effect from occurring prior to or after the Effective Time or an Acquiror Material Adverse Effect from occurring after the Effective Time.

        (ii) If any party shall fail to obtain any third party consent described in subsection (c)(i) above, such party shall use all reasonable efforts, and shall take any such actions reasonably requested by the other parties, to limit the adverse effect upon the Company and Acquiror, their respective subsidiaries, and their respective businesses resulting, or which could reasonably be expected to result after the Effective Time, from the failure to obtain such consent.

    SECTION 6.04.  AFFILIATES; POOLING; TAX TREATMENT.

        (a) The Company shall use all reasonable efforts to obtain and deliver to Acquiror an executed letter agreement, substantially in the form of EXHIBIT A hereto, from (i) each person identified as an affiliate of the Company in Section 3.13 of the Company Disclosure Schedule by April 14, 1995, (ii) any person who may be deemed to have become an affiliate of the Company after the date of this Agreement and on or prior to the Effective Time as soon as practicable after such person attains such status and (iii) any person whose agreement thereto may be deemed reasonably necessary by Acquiror to sustain the Merger's status as a Pooling Transaction on or prior to the Effective Time.

        (b) Acquiror shall use all reasonable efforts to obtain an executed letter agreement, substantially in the form of EXHIBIT B hereto, from (i) each person identified as an affiliate of Acquiror in Section 4.13 of Acquiror Disclosure Schedule by April 14, 1995, (ii) any person who may be deemed to have become an affiliate of Acquiror after the date of this Agreement and on or prior to the Effective Time as soon as practicable after such person attains such status and (iii) any person whose agreement thereto may be deemed reasonably necessary by Acquiror to sustain the Merger's status as a Pooling Transaction on or prior to the Effective Time.

        (c) The Acquiror Companies shall not be required to maintain the effectiveness of the Registration Statement for the purpose of resale by stockholders of Acquiror who may be affiliates of the Company or Acquiror pursuant to Rule 145 under the Securities Act.

        (d) Each party hereto shall use all reasonable efforts to cause the Merger to qualify, and shall not take, and shall use all reasonable efforts to prevent any affiliate of such party from taking, any actions which could prevent the Merger from qualifying, as a reorganization under the provisions of Section 368(a) of the Code.

    SECTION 6.05. PUBLIC ANNOUNCEMENTS. The initial press release relating to this Agreement shall be a joint press release and thereafter, to the extent practicable, Acquiror and the Company shall consult with each other before issuing any press release or otherwise making any public statements with respect to the Transaction Documents or the Merger and shall not issue any such press release or make any such public statement prior to such consultation.

    SECTION 6.06. NYSE LISTING. Acquiror shall use all reasonable efforts to cause the shares of Acquiror Common Stock to be issued in the Merger to be approved for listing (subject to official notice of issuance) on the NYSE prior to the Effective Time.

    SECTION 6.07. RIGHTS AGREEMENT; STATE TAKEOVER STATUTES. The Company shall take all action (including, if necessary, redeeming all of the outstanding rights issued pursuant to the Company Rights Agreement or amending or terminating the Company Rights Agreement) so that the execution of the Transaction Documents and the consummation of the Merger and the other transactions contemplated by the Transaction Documents and do not and will not result in the grant of any rights to any person under the Company Rights
Agreement or enable or require any outstanding rights to be exercised, distributed or triggered. The Company will take all steps necessary to exempt the transactions contemplated by the Transaction Documents and the Voting Agreement from, and if necessary challenge the validity of, any applicable state takeover law, including, without limitation, Section 203 of Delaware Law. The Company shall take all actions necessary under Delaware Law, including approving the transactions contemplated by the Transaction Documents and the Voting Agreement, to ensure that the prohibitions on business combinations set forth in
Section 203 of Delaware Law do not, or will not, apply to the transactions contemplated by the Transaction Documents and the Voting Agreement.

    SECTION 6.08.  COMFORT LETTERS.

        (a) The Company shall use all reasonable efforts to cause Ernst & Young to deliver a letter dated as of the date of the Company Proxy Statement/Prospectus, and addressed to the Company and its Board of Directors and Acquiror and its Board of Directors, in form and substance reasonably satisfactory to Acquiror and customary in scope and substance for agreed upon procedures letters delivered by independent public accountants in connection with registration statements and proxy statements similar to the Registration Statement and the Company Proxy Statement.

        (b) Acquiror shall use all reasonable efforts to cause Arthur Andersen LLP to deliver a letter dated as of the date of the Acquiror Proxy Statement, and addressed to Acquiror and its Board of Directors and the Company and its Board of Directors, in form and substance reasonably satisfactory to the Company and customary in scope and substance for agreed upon procedures letters delivered by independent public accountants in connection with registration statements and proxy statements similar to the Registration Statement and the Acquiror Proxy Statement.

    SECTION 6.09.  ASSUMPTION OF OBLIGATIONS TO ISSUE STOCK.

        (a) At the Effective Time, automatically and without any action on the part of the holder thereof, each outstanding Company Stock Option shall be assumed by Acquiror and become an option to purchase that number of shares of Acquiror Common Stock obtained by multiplying the number of shares of Company Common Stock issuable upon the exercise of such option by the Common Stock Exchange Ratio at an exercise price per share equal to the per share exercise price of such option divided by the Common Stock Exchange Ratio and otherwise upon the same terms and conditions as such outstanding options to purchase Company Common Stock; provided, however, that in the case of any option to which Section 421of the Internal Revenue Code applies by reason of the qualifications under Section 422 or 423 of such Code, the exercise price, the number of shares purchasable pursuant to such option and the terms and conditions of exercise of such option shall be determined in order to comply with Section 424(a) of the Code.

        (b) At the Effective Time, subject to the any requirements or restrictions necessary in order for the Merger to constitute a Pooling Transaction, automatically and without any action by any person, each outstanding Company Stock Option then held by an employee of the Company or any of its subsidiaries and granted prior to January 1, 1995 shall become immediately exercisable.

        (c) The Acquiror shall take all corporate actions necessary to reserve for issuance a sufficient number of shares of Acquiror Common Stock for delivery upon exercise of the Company Stock Options assumed by Acquiror pursuant to Section 6.09(a) above.

        (d) As promptly as practicable after the Effective Time, Acquiror shall file a Registration Statement on Form S-8, as the case may be (or any successor or other appropriate forms) with respect to the shares of Acquiror Common Stock subject to the Company Stock Options and shall use its best efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such options remain outstanding.

        (e) Except as provided herein or as otherwise agreed to by the parties, each of the Company Stock Option Plans providing for the issuance or grant of options in respect to the stock of Company shall be assumed as of the Effective Time by the Acquiror with such amendments thereto as may be required to reflect the Merger.

        (f) In connection with the submission of the Acquiror Proxy Statement to its stockholders, the Acquiror shall seek such stockholder approval as may be necessary so that grants of options and issuances of securities pursuant to the exercise of such options under the Company Stock Option Plans assumed by it hereunder, as amended, and all other Company Stock Option Plans as in effect on the date hereof shall qualify for the exemption for such issuances provided by Rule 16b-3 under the Exchange Act.

        (g) At or prior the Effective Time the Acquiror shall (i) assume and agree to perform the Company s obligations under its existing change-in-control agreements identified on the Company Disclosure Schedule and (ii) shall agree the to issue shares of Acquiror Common Stock pursuant to the Company Acquisition Agreements described in Section 3.03(a) of the Company Disclosure Schedule, upon exercise of the Warrant and upon conversion of the Company Debenture, in each case in lieu of shares of Company Common Stock, the number of shares to be so issued to be obtained by multiplying the number of shares of Company Common Stock otherwise issuable thereunder by the Common Stock Exchange Ratio and the purchase of such shares of Acquiror Common Stock, if applicable, to be obtained by dividing the per share purchase price of a share of Acquiror Common Stock thereunder by the Common Stock Exchange Ratio.

    SECTION 6.10. MERGER SUB. Prior to the Effective Time, Merger Sub shall not conduct any business or make any investments other than as specifically contemplated by this Agreement and will not have any assets (other than a DE MINIMIS amount of cash paid to Merger Sub for the issuance of their stock to Acquiror) or liabilities.

    SECTION 6.11. BOARD OF DIRECTORS. Acquiror shall take action to cause the number of directors on the Acquiror Board at the Effective Time to be thirteen and to ensure that five of such directorships be filled with individuals designated by the Company prior to the Effective Time (the "Company Designees"). The Company shall designate (i) one Company Designee who, immediately after being elected to the Acquiror Board, shall be elected to the Audit Committee thereof, (ii) a second Company Designee who, immediately after being elected to the Acquiror Board, shall be elected to the Compensation Committee thereof (provided that such designee shall not be an employee of Acquiror or any subsidiary following the Effective Time), and (iii) a third Company Designee who, immediately after being elected to the Acquiror Board, shall be elected to the Executive Committee thereof. The Company Designees shall be nominated for election as directors of Acquiror at the first annual meeting of stockholders of the Acquiror subsequent to the Effective Time and shall be nominated for election in the class of directors whose term expires at the 1996 annual meeting of stockholders. Acquiror shall make any amendments to its Certificate of Incorporation or by-laws necessary to effect the foregoing.

    SECTION 6.12.  INDEMNIFICATION AND INSURANCE.

        (a) The Company hereby agrees to indemnify and hold harmless Acquiror and its directors and officers, and Acquiror hereby agrees to indemnify and hold harmless the Company and its directors and officers, from and against any loss, claim, damage, cost, liability, obligation or expense (including reasonable attorney's fees and costs of investigation) to which any indemnified party may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such loss, claim, damage, cost, liability, obligation or expense or actions in respect thereof arises out of or is based upon any untrue statement or alleged untrue statement of a material fact relating to such indemnifying party and contained in the Registration Statement or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein with respect to such indemnifying party not misleading.

           (b) (i) The Company and Acquiror agree that, until six years from the Effective Time, the Certificates of Incorporation and Bylaws of the Company and Acquiror as in effect immediately after the amendments to the Certificate of Incorporation of the Company contemplated by Section 1.04 have become effective shall not be amended to reduce or limit the rights of indemnity afforded to the present and former directors and officers of the Company and Acquiror thereunder or as to the ability of Acquiror and the Company to indemnify such persons, or to hinder, delay or make more difficult the exercise of such rights of indemnity or the ability to indemnify. The Company and Acquiror agree that the Company, as the surviving corporation of the Merger will at all times exercise the powers granted to it by its Certificate of Incorporation, its Bylaws and by applicable law to indemnify to the fullest extent possible present or former directors, officers, employees and agents of the Company against claims made against them arising from their service in such capacities.

           (ii) Should any claim or claims be made against any present or former director, officer, employee or agent of the Company or Acquiror, arising from his services as such, within six years of the Effective Time, the provisions of this Section 6.12(b) respecting the Certificates of Incorporation and Bylaws of Acquiror and the Company shall continue in effect until the final disposition of all such claims. Notwithstanding anything to the contrary in this Section 6.12, neither Acquiror nor the Company shall be liable for any settlement effected without its written consent, which shall not be unreasonably withheld.

          (iii) The provisions of this Section 6.12(b) are intended to be for the benefit of, and shall be enforceable by, each party entitled to indemnification hereunder, his heirs and his representatives.

        (c) Acquiror shall cause to be maintained in effect until six years from the Effective Time the current policies of directors' and officers' liability insurance maintained by the Company (or substitute policies providing at least the same coverage and limits and containing terms and conditions that are not materially less advantageous) with respect to claims arising from facts or events which occurred before the Effective Time; provided, however that in no event shall Acquiror or the Company be required to expend more than 200% of the current annual premiums paid by the Company for such insurance.

                                  ARTICLE VII
                               CLOSING CONDITIONS

    SECTION 7.01. CONDITIONS TO OBLIGATIONS OF EACH PARTY UNDER THIS AGREEMENT. The respective obligations of each party to effect the Merger and the other transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of the following conditions (any or all of which may be waived by the parties hereto in writing, in whole or in part, to the extent permitted by applicable Law):

        (a) EFFECTIVENESS OF THE REGISTRATION STATEMENT. The Registration Statement shall have been declared effective by the SEC under the Securities Act. No stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and no proceedings for that purpose shall have been initiated by the SEC.

        (b) STOCKHOLDER APPROVAL. This Agreement shall have been approved and adopted by the requisite vote of the stockholders of the Company. This Agreement shall have been approved and adopted by the requisite vote of the stockholders of Acquiror.

        (c) NO ORDER. No Governmental Entity or federal or state court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, judgment, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger.

        (d) HSR ACT. The applicable waiting period under the HSR Act with respect to the transactions contemplated by this Agreement shall have expired or been terminated.

        (e) ACQUIROR TAX OPINION. Acquiror shall have received from Vinson & Elkins L.L.P. a written opinion dated as of the date (the "Mailing Date") the Company Proxy Statement or the Acquiror Proxy Statement is mailed, whichever is first mailed, to the stockholders of the Company or Acquiror to the effect that the Merger, when effected in accordance with this Agreement, will qualify as a reorganization under Section 368(a) of the Code and Acquiror, Merger Sub and the Company will constitute parties to such reorganization, and a copy of such opinion shall have been delivered to the Company.

        (f) COMPANY TAX OPINION. The Company shall have received from Drinker Biddle & Reath a written opinion dated as of the Mailing Date to the effect that the receipt of the Merger Consideration by the stockholders of the Company will be nontaxable to such stockholders, and a copy of such opinion shall have been delivered to Acquiror.

        (g) POOLING OPINION. Acquiror shall have received from Arthur Andersen LLP a written opinion dated the Effective Date to the effect that the transactions contemplated by this Agreement, including the Merger, when effected in accordance with the terms thereof, shall be accounted for in the consolidated financial statements of Acquiror and its subsidiaries as a Pooling Transaction, and a copy of such opinion shall have been delivered to the Company.

        (h) ABSENCE OF REGULATORY CONDITIONS. There shall not be any action taken, or any Law enacted, entered, enforced or deemed applicable to the Merger by any Governmental Entity that, in connection with the grant of a regulatory approval necessary to the continuing operation of the business or future prospects of the Company, which action, statute, rule, regulation or order imposes any condition or restriction upon the Acquiror Companies or the business or operations of the Company that would constitute a Company Material Adverse Effect or an Acquiror Material Adverse Effect.

    SECTION  7.02.    ADDITIONAL  CONDITIONS  TO  OBLIGATIONS  OF  THE  ACQUIROR
COMPANIES. The obligations of the Acquiror Companies to effect the Merger and the other transactions contemplated by the Transaction Documents are also subject to the following conditions (any or all of which may be waived by Acquiror in writing, in whole or in part):

        (a) REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties of the Company contained in the Transaction Documents shall be true and correct in all material respects as of the Effective Time as though made on and as of the Effective Time. The Acquiror Companies shall have received a certificate of the President and the Chief Financial Officer of the Company, dated the date of the Effective Time, to such effect.

        (b) AGREEMENTS AND COVENANTS. The Company shall have performed or complied in all material respects with all agreements and covenants required by the Transaction Documents to be performed or complied with by it on or prior to the Effective Time. The Acquiror Companies shall have received a certificate of the President and the Chief Financial Officer of the Company, dated the date of the Effective Time, to that effect.

        (c) BLUE SKY. The Acquiror Companies shall have received all "blue sky" permits and other authorizations necessary to consummate the transactions contemplated by the Transaction Documents.

        (d) RIGHTS AGREEMENT. None of the events described in sections 11(a)(ii) or 13 of the Company Rights Agreement shall have occurred, and the rights thereunder shall not have become nonredeemable and such rights shall not become exercisable for capital stock of Acquiror upon consummation of the Merger.

        (e) FAIRNESS OPINION. Acquiror shall have received from Salomon Brothers Inc written confirmation dated the Mailing Date of its opinion rendered pursuant to Section 4.15 herein.

    SECTION 7.03. ADDITIONAL CONDITIONS TO OBLIGATIONS OF THE COMPANY. The obligations of the Company to effect the Merger and the other transactions contemplated hereby are also subject to the following conditions (any or all of which may be waived by the Company in writing, in whole or in part):

        (a) REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties of the Acquiror Companies contained in the Transaction Documents shall be true and correct in all material respects as of the Effective Time as though made on and as of the Effective Time. The Company shall have received a certificate of the President and the Chief Financial Officer of each of the Acquiror Companies, dated the date of the Effective Time, to such effect.

        (b) AGREEMENTS AND COVENANTS. The Acquiror Companies shall have performed or complied in all material respects with all agreements and covenants required by the Transaction Documents to be performed or complied with by them on or prior to the Effective Time. The Company shall have received a certificate of the President and the Chief Financial Officer of each of the Acquiror Companies, dated the date of the Effective Time, to that effect.

        (c) FAIRNESS OPINION. The Company shall have received from Merrill Lynch & Co. written confirmation dated the Mailing Date of its opinion rendered pursuant to Section 3.15 hereof.

                                  ARTICLE VIII
                       TERMINATION, AMENDMENT AND WAIVER

    SECTION  8.01.  TERMINATION.   This Agreement may be  terminated at any time
prior to the Effective Time, whether before or after approval of this Agreement and the Merger by the stockholders of the Company:

        (a) by mutual consent of Acquiror and the Company;

        (b) by Acquiror, upon a breach of any material representation, warranty, covenant or agreement on the part of the Company set forth in the Transaction Documents, or if any representation or warranty of the Company shall have become untrue, in either case such that the conditions set forth in Section 7.02(a) or Section 7.02(b) of this Agreement would not be satisfied (a "Terminating Company Breach"); PROVIDED THAT, if such Terminating Company Breach is curable by the Company through the exercise of reasonable efforts and for so long as the Company continues to exercise such reasonable efforts (or, if shorter, for 30 days), Acquiror may not terminate this Agreement under this Section 8.01(b);

        (c) by the Company, upon breach of any material representation, warranty, covenant or agreement on the part of the Acquiror Companies set forth in the Transaction Documents, or if any representation or warranty of the Acquiror Companies shall have become untrue, in either case such that the conditions set forth in Section 7.03(a) or Section 7.03(b) of this Agreement would not be satisfied (a "Terminating Acquiror Breach"); PROVIDED THAT, if such Terminating Acquiror Breach is curable by the Acquiror Companies through the exercise of their reasonable efforts and for so long as the Acquiror Companies continue to exercise such reasonable efforts (or, if shorter, for 30 days), the Company may not terminate this Agreement under this Section 8.01(c);

        (d) by either Acquiror or the Company, if there shall be any Order which is final and nonappealable preventing the consummation of the Merger, except if the party seeking to terminate this Agreement has not complied with its obligations under Section 6.03(b) of this Agreement;

        (e) by either Acquiror or the Company, if the Merger shall not have been consummated before December 31, 1995; PROVIDED, HOWEVER, that this Agreement may be extended by written notice of either Acquiror or the Company to a date not later than March 31, 1996, if the Merger shall not have been consummated as a result of the Company or the Acquiror Companies having failed by December 31, 1995 to receive all required regulatory approvals or consents with respect to the Merger or as a result of the entering of an Order;

        (f) by either Acquiror or the Company, if this Agreement shall fail to receive the requisite vote for approval and adoption by the stockholders of the Company at the Company Stockholders Meeting;

        (g) by either Acquiror or the Company, if this Agreement shall fail to receive the requisite vote for approval and adoption by the stockholders of Acquiror at the Acquiror Stockholders Meeting;

        (h) by Acquiror, if (i) the Board of Directors of the Company withdraws, modifies or changes its recommendation of this Agreement or the Merger in a manner adverse to the Acquiror Companies or shall have resolved to do any of the foregoing or the Board of Directors of the Company shall have recommended to the stockholders of the Company any Competing Transaction or resolved to do so; (ii) a tender offer or exchange offer for outstanding shares of capital stock of the Company then representing 20% or more of the combined power to vote generally for the election of directors is commenced, and the Board of Directors of the Company does not recommend that stockholders not tender their shares into such tender or exchange offer or;
    (iii) any person shall have acquired beneficial ownership or the right to acquire beneficial ownership of, or any "group" (as such term is defined under Section 13(d) of the Exchange Act and the rules and regulations promulgated hereunder), shall have been formed which beneficially owns, or has the right to acquire beneficial ownership of, outstanding shares of capital stock of the Company then representing 20% or more of the combined power to vote generally for the election of directors;

        (i) by the Company or the Acquiror, if the Company accepts a Superior Proposal and makes payment as required pursuant to Section 8.05(c)(i) of this Agreement and of the Expenses for which the Company is responsible under Section 8.05(a) of this Agreement. For purposes of this Agreement, "Superior Proposal" means a bona fide written proposal made by a third party relating to a Competing Transaction on terms that the Board of Directors of the Company determines it cannot reject in favor of the Merger, based on applicable fiduciary duties and the advice of counsel and for which financing, to the extent required, is then committed; or

         (j) by the Company, if (i) a tender offer or exchange offer for outstanding shares of capital stock of Acquiror then representing 20% or more of the combined power to vote generally for the election of directors is commenced, and the Board of Directors of Acquiror does not recommend that stockholders not tender their shares into such tender or exchange offer or
    (ii) any person shall have acquired beneficial ownership or the right to acquire beneficial ownership of, or any group (as such term is defined under Section 13(d) of the Exchange Act and the rules and regulations promulgated hereunder), shall have been formed which beneficially owns, or has the right to acquire beneficial ownership of, outstanding shares of capital stock of Acquiror then representing 20% or more of the combined power to vote generally for the election of directors.

    The right of any party hereto  to terminate this Agreement pursuant to  this
Section 8.01 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any party hereto, any person controlling any such party or any of their respective officers, directors, employees, accountants, consultants, legal counsel, agents or other representatives whether prior to or after the execution of this Agreement.

    SECTION 8.02.  EFFECT OF TERMINATION.  Except as provided in Section 8.05 or
Section 9.01 of this Agreement, in the event of the termination of this Agreement pursuant to Section 8.01, this Agreement shall forthwith become void, there shall be no liability on the part of the Acquiror Companies or the Company or any of their respective officers or directors to the other and all rights and obligations of any party hereto shall cease, except that nothing herein shall relieve any party from its obligations with respect to any breach of this Agreement.

    SECTION 8.03. AMENDMENT. This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; PROVIDED, HOWEVER, that, after approval of the Merger by the stockholders of the Company, no amendment may be made that would reduce the amount or change the type of consideration into which each share of Company Common Stock shall be converted pursuant to this Agreement upon consummation of the Merger. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

    SECTION 8.04. WAIVER. At any time prior to the Effective Time, any party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other party hereto, (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto and (c) waive compliance by the other party with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby. For purposes of this
Section 8.04, the Acquiror Companies as a group shall be deemed to be one party.

    SECTION 8.05.  FEES, EXPENSES AND OTHER PAYMENTS.

        (a) Except as provided in Sections 8.05(c) and 8.05(d) of this Agreement, all Expenses (as defined in paragraph (b) of this Section 8.05) incurred by the parties hereto shall be borne solely and entirely by the party which has incurred such Expenses; PROVIDED, HOWEVER, that the allocable share of the Acquiror Companies as a group and the Company for all Expenses related to printing, filing and mailing the Registration Statement, the Company Proxy Statement and the Acquiror Proxy Statement and all SEC and other regulatory filing fees incurred in connection with the Registration Statement, the Company Proxy Statement and the Acquiror Proxy Statement shall be one-half each; AND PROVIDED FURTHER that Acquiror may, at its option, pay any Expenses of the Company.

        (b) "Expenses" as used in this Agreement shall include all reasonable out-of-pocket expenses (including, without limitation, all reasonable fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement, the preparation, printing, filing and mailing of the Registration Statement, the Company Proxy Statement and the Acquiror Proxy Statement, the solicitation of stockholder approvals and all other matters related to the consummation of the transactions contemplated hereby.

        (c) The Company agrees that, if (i) this Agreement is terminated pursuant to Section 8.01(f) and, prior to the Company Stockholders Meeting, the Company shall have furnished information to, or entered into discussions or negotiations with, any person or entity with respect to a Competing Transaction involving the Company or any of its subsidiaries and the Board of Directors of the Company shall not have reaffirmed its recommendation to the stockholders of the Company with respect to the transactions contemplated by this Agreement by the time of the Company Stockholders Meeting; (ii) Acquiror terminates this Agreement pursuant to Section 8.01(h); (iii) (A) the Company or the Acquiror terminates this Agreement pursuant to Section 8.01(i) or (iv) the Company or Acquiror terminates this Agreement pursuant to Section 8.01(b) or 8.01(e) at a time that a Terminating Company Breach exists (except solely for purposes of this paragraph (c) a breach of a representation shall not be deemed to be a Terminating Company Breach if the representation was true and correct as of the date hereof), and (B) within nine months after such termination (1) a Competing Transaction is consummated or (2) any person shall have acquired beneficial ownership or the right to acquire beneficial ownership of, or any "group" (as such term is defined under Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder), shall have been formed which beneficially owns, or has the right to acquire beneficial ownership of, outstanding shares of capital stock of the Company then representing 20% or more of the combined power to vote generally for the election of directors, then in any such case the Company shall pay to Acquiror the Termination Fee (as defined below), plus the Expenses of the Acquiror Companies up to $5 million. The Termination Fee shall be equal to $20 million, less the aggregate amount of any cash payments to Acquiror in excess of $10 million pursuant to Section 7(a) of the Stock Option Agreement.

        (d) Acquiror agrees that, if (i) the Company terminates this Agreement pursuant to Section 8.01(j) or (ii)(A) the Company or Acquiror terminates this Agreement pursuant to Section 8.01(c) or 8.01(e) at a time that a Terminating Acquiror Breach exists (except solely for purposes of this paragraph (d) a breach of a representation shall not be deemed to be a Terminating Acquiror Breach if the representation was true and correct as of the date hereof), and (B) within nine months after such termination (1) an Acquiror Competing Transaction is consummated or

    (2) any person shall have acquired beneficial ownership or the right to acquire beneficial ownership of, or any "group" (as such term is defined under Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder), shall have been formed which beneficially owns, or has the right to acquire beneficial ownership of, outstanding shares of capital stock of Acquiror then representing 20% or more of the combined power to vote generally for the election of directors, then Acquiror shall pay to the Company $10 million. For purposes of this Agreement, "Acquiror Competing Transaction" shall mean any merger, consolidation, share exchange, business combination or similar transaction involving Acquiror or any of its Significant Subsidiaries or the acquisition in any manner, directly or indirectly, of a material interest in any voting securities of, or a material equity interest in a substantial portion of the assets of, Acquiror or any of its Significant Subsidiaries.

                                   ARTICLE IX
                               GENERAL PROVISIONS

    SECTION  9.01.      EFFECTIVENESS   OF   REPRESENTATIONS,   WARRANTIES   AND
AGREEMENTS.

        (a) Except as set forth in Section 9.01(b) of this Agreement, the representations, warranties, covenants and agreements of each party hereto shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any other party hereto, any person controlling any such party or any of their officers, directors, representatives or agents whether prior to or after the execution of this Agreement.

        (b) The representations, warranties, covenants and agreements in this Agreement shall terminate at the Effective Time or upon the termination of this Agreement pursuant to Article VIII, except that the agreements set forth in Articles I and II and Sections 6.07, 6.09, 6.11 and 6.12 shall survive the Effective Time and those set forth in Sections 5.04(c), 8.02,
    8.05 and Article IX hereof shall survive termination.

    SECTION 9.02. NOTICES. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given upon receipt, if delivered personally, mailed by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses ( or at such other address for a party as shall be specified by like changes of address) or sent by electronic transmission to the telecopier number specified below:

        (a)  If to any of the Acquiror Companies, to:
           Horizon Healthcare Corporation
           6001 Indian School Road, N.E., Suite 530
           Albuquerque, N.M. 87110
           Attention: Chairman of the Board
           Telecopier No.: (505) 881-5097
with a copy to:
    Vinson & Elkins L.L.P.
           2300 First City Tower
           1001 Fannin
           Houston, Texas 77002-6760
           Attention: William E. Joor III
           Telecopier No.: (713) 758-2346
           and
           Wachtell, Lipton, Rosen & Katz
           51 West 52nd Street
           New York, New York 10019-6150
           Attention: Barry A. Bryer
           Telecopier No: (212) 403-2000

        (b)  If to the Company, to:
           Continental Medical Systems, Inc.
           P. O. Box 715
           600 Wilson Lane
           Mechanicsburg, PA 17055
           Attention: General Counsel
           Telecopier No.: (717) 790-9974

with a copy to:
           Drinker Biddle & Reath
           Philadelphia National Bank Building
           1345 Chestnut Street
           Philadelphia, Pennsylvania 19107-3496
           Attention: F. Douglas Raymond III
           Telecopier No.: (215) 988-2757

    SECTION 9.03. CERTAIN DEFINITIONS. For the purposes of this Agreement, the term:

        (a) "affiliate" means a person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned person;

        (b) "business day" means any day other than a day on which banks in the State of New York are authorized or obligated to be closed;

        (c) "control" (including the terms "controlled," "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of stock or as trustee or executor, by contract or credit arrangement or otherwise;

        (d) "knowledge" or "known" shall mean, with respect to any matter in question, if an executive officer of the Company or Acquiror, as the case may be, has actual knowledge of such matter;

        (e) "person" means an individual, corporation, partnership, association, trust, unincorporated organization, other entity or group (as defined in Section 13(d) of the Exchange Act);

        (f) "Significant Subsidiary" means any subsidiary of the Company or Acquiror, as the case may be, that would constitute a Significant Subsidiary of such party within the meaning of Rule 1-02 of Regulation S-X of the SEC;

        (g) "subsidiary" or "subsidiaries" of the Company, Acquiror, the Surviving Corporation or any other person, means any corporation, partnership, joint venture or other legal entity of which the Company, Acquiror, the Surviving Corporation or an such other person, as the case may be (either alone or through or together with any other subsidiary), owns, directly or indirectly, 50% or more of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity; and

        (h) "Tax" or "Taxes" shall mean any and all taxes, charges, fees, levies, assessments, duties or other amounts payable to any federal, state, local or foreign taxing authority or agency, including, without limitation,
    (i) income, franchise, profits, gross receipts, minimum, alternative minimum, estimated, ad valorem, value added, sales, use, service, real or personal property, capital stock, license, payroll, withholding, disability, employment, social security, workers compensation, unemployment compensation, utility, severance, excise, stamp, windfall profits, transfer and gains taxes, (ii) customs, duties, imposts, charges, levies or other similar assessments of any kind, and (iii) interest, penalties and additions to tax imposed with respect thereto.

    SECTION 9.04. HEADINGS. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

    SECTION 9.05. SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

    SECTION 9.06. ENTIRE AGREEMENT. The Transaction Documents (together with the Exhibits, the Company Disclosure Schedule and the Acquiror Disclosure Schedule), constitute the entire agreement of the parties, and supersede all prior agreements and undertakings, both written and oral, among the parties, with respect to the subject matter of the Transaction Documents, other than that certain Confidentiality Agreement dated February 9, 1995 between Acquiror and the Company, as supplemented by letters dated March 4, 1995 and March 23, 1995, which agreement shall remain in full force and effect.

    SECTION 9.07.    ASSIGNMENT.    This Agreement  shall  not  be  assigned  by
operation of law or otherwise.

    SECTION 9.08. PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

    SECTION 9.09. FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive to, and not exclusive of, any rights or remedies otherwise available.

    SECTION 9.10. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law.

    SECTION 9.11. COUNTERPARTS. This Agreement may be executed in multiple counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

    SECTION 9.12. SPECIFIC PERFORMANCE. The parties hereby acknowledge and agree that the failure of any party to this Agreement to perform its agreement and covenants hereunder, including its failure to take all actions as are necessary on its part to the consummation of the Merger, will cause irreparable injury to the other parties to this Agreement for which damages, even if available, will not be an adequate remedy. Accordingly, each of the parties hereto hereby consents to the issuance of injunctive relief by any court of competent jurisdiction to compel performance of any party's obligations and to the granting by any such court of the remedy of specific performance of such party's obligations hereunder.

                                                                       EXHIBIT A

                       CONTINENTAL MEDICAL SYSTEMS, INC.
                             AFFILIATE'S AGREEMENT

Horizon Healthcare Corporation
6001 Indian School Road, N.E., Suite 530
Albuquerque, N.M. 87110
Gentlemen:

    I have been advised that as of the date hereof, I may be deemed to be an "affiliate" of Continental Medical Systems, Inc., a Delaware corporation (the "Company"), as that term is defined for purposes of paragraphs (c) and (d) of Rule 145 of the Rules and Regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act").

    I understand that pursuant to the terms and subject to the conditions of that certain Agreement and Plan of Merger by and among Horizon Healthcare Corporation, a Delaware corporation ("Acquiror"), CMS Merger Corporation, a Delaware corporation and wholly owned subsidiary of Acquiror ("Merger Sub"), and the Company dated as of March 31, 1995 (the "Merger Agreement"), providing for, among other things, the merger of Merger Sub with and into the Company (the "Merger"), I will be entitled to receive shares of common stock, par value $.001 per share ("Acquiror Common Stock"), of Acquiror in exchange for shares of common stock, par value $.01 per share ("Company Common Stock"), of the Company owned by me at the effective time of the Merger (the "Effective Time") as determined pursuant to the Merger Agreement.

    I further understand that the Merger will be treated for financial accounting purposes as a "pooling of interests" in accordance with generally accepted accounting principles and that the staff of the SEC has issued certain guidelines that should be followed to ensure the pooling of the entities.

    I hereby represent and warrant that, since 30 days before closing to and including the date hereof, I have not sold, transferred or otherwise disposed of any shares of Company Common Stock.

    In consideration of the agreements contained herein, Acquiror's reliance on this letter in connection with the consummation of the Merger and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, I hereby represent, warrant and agree that (i) I will not make any sale, transfer or other disposition of Company Common Stock prior to the earlier of the Effective Time and the termination of the Merger Agreement, (ii) I will not make any sale, transfer or other disposition of Acquiror Common Stock received by me pursuant to the Merger or otherwise owned by me until such time as financial results that include at least 30 days of combined operations of the Company and Acquiror after the Merger shall have been published, unless I shall have delivered to Acquiror prior to any such sale, transfer or other disposition, a written opinion from Arthur Andersen LLP, independent public accountants for Acquiror, or a written no-action letter from the accounting staff of the SEC, in either case in form and substance reasonably satisfactory to Acquiror, to the effect that such sale, transfer or other disposition will not cause the Merger not to be treated as a "pooling of interests" for financial accounting purposes in accordance with generally accepted accounting principles, the Rules and Regulations and interpretations of the SEC and (iii) I will not make any sale, transfer or other disposition of any shares of Acquiror Common Stock received by me pursuant to the Merger in violation of the Securities Act or the Rules and Regulations. I have been advised that the issuance of the shares of Acquiror Common Stock pursuant to the Merger will have been registered with the SEC under the Securities Act on a Registration Statement on Form S-4. I have also been advised, however, that since I may be deemed to be an affiliate of the Company at the time the Merger is submitted for a vote of the stockholders of the Company, the Acquiror Common Stock received by me pursuant to the Merger can be sold by me only (i) pursuant to an effective registration statement under the Securities Act, (ii) in conformity with the volume and other limitations of Rule 145 promulgated by the SEC under the Securities Act, or
(iii) in reliance upon an exemption from registration that is available under the Securities Act.

    I also understand that instructions will be given to Acquiror's transfer agent with respect to the Acquiror Common Stock to be received by me pursuant to the Merger and that there will be placed on the certificates representing such shares of Acquiror Common Stock, or any substitutions therefor, a legend stating in substance as follows:

    "These shares were issued in a transaction to which Rule 145 promulgated under the Securities Act of 1933 applies. These shares may only be transferred in accordance with the terms of such Rule and an Affiliate's Agreement between the original holder of such shares and Horizon Healthcare Corporation, a copy of which agreement is on file at the principal offices of Horizon Healthcare Corporation."

    It is understood and agreed that the legend set forth above shall be removed upon surrender of certificates bearing such legend by delivery of substitute certificates without such legend if I shall have delivered to Acquiror an opinion of counsel, in form and substance reasonably satisfactory to Acquiror, to the effect that (i) the sale or disposition of the shares represented by the surrendered certificates may be effected without registration of the offering, sale and delivery of such shares under the Securities Act, and (ii) the shares to be so transferred may be publicly offered, sold and delivered by the transferee thereof without compliance with the registration provisions of the Securities Act.

    By its execution hereof, Acquiror agrees that it will, as long as I own any Acquiror Common Stock to be received by me pursuant to the Merger, take all reasonable efforts to make timely filings with the SEC of all reports required to be filed by it pursuant to the Securities Exchange Act of 1934, as amended, and will promptly furnish upon written request of the undersigned a written statement confirming that such reports have been so timely filed.

    If you are in agreement with the foregoing, please so indicate by signing below and returning a copy of this letter to the undersigned, at which time this letter shall become a binding agreement between us.

                                         Very truly yours,

                                         By: ----------------------------------
                                             Name:
                                             Title:
                                             Date:
                                             Address:

ACCEPTED this ------- day
of ------------------- , 1995

HORIZON HEALTHCARE CORPORATION

By -------------------------------------
   Name:
   Title:

                                                                       EXHIBIT B
                         HORIZON HEALTHCARE CORPORATION
                             AFFILIATE'S AGREEMENT

Horizon Healthcare Corporation
6001 Indian School Road, N.E., Suite 530
Albuquerque, N.M. 87110
Gentlemen:

    I have been advised that as of the date hereof, I may be deemed to be an "affiliate" of Horizon Healthcare Corporation, a Delaware corporation ("Acquiror"), as that term is defined for purposes of paragraphs (c) and (d) of Rule 145 of the Rules and Regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act").

    I understand that pursuant to the terms and subject to the conditions of that certain Agreement and Plan of Merger by and among Horizon Healthcare Corporation, a Delaware corporation ("Acquiror"), CMS Merger Corporation, a Delaware corporation and wholly owned subsidiary of Acquiror ("Merger Sub"), and the Company dated as of March 31, 1995 (the "Merger Agreement"), providing for, among other things, the merger of Merger Sub with and into the Company (the
"Merger"), and the conversion of shares of common stock, par value $.01 per share ("Company Common Stock"), of the Company into shares of common stock, par value $.001 per share ("Acquiror Common Stock"), of Acquiror at the effective time of the Merger (the "Effective Time") as determined pursuant to the Merger Agreement.

    I further understand that the Merger will be treated for financial accounting purposes as a "pooling of interests" in accordance with generally accepted accounting principles and that the staff of the SEC has issued certain guidelines that should be followed to ensure the pooling of the entities.

    I hereby represent and warrant that, since 30 days before closing to and including the date hereof, I have not sold, transferred or otherwise disposed of any shares of Acquiror Common Stock.

    In consideration of the agreements contained herein, Acquiror's reliance on this letter in connection with the consummation of the Merger and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, I hereby represent, warrant and agree that (i) I will not make any sale, transfer or other disposition of Acquiror Common Stock prior to the earlier of the Effective Time and the termination of the Merger Agreement and
(ii) I will not make any sale, transfer or other disposition of Acquiror Common Stock owned by me until such time as financial results that include at least 30 days of combined operations of the Company and Acquiror after the Merger shall have been published, unless I shall have delivered to Acquiror prior to any such sale, transfer or other disposition, a written opinion from Arthur Andersen LLP, independent public accountants for Acquiror, or a written no-action letter from the accounting staff of the SEC, in either case in form and substance reasonably satisfactory to Acquiror, to the effect that such sale, transfer or other disposition will not cause the Merger not to be treated as a "pooling of interests" for financial accounting purposes in accordance with generally accepted accounting principles, the Rules and Regulations and interpretations of the SEC. I have been advised that since I may be deemed to be an affiliate of Acquiror at the time the Merger is submitted for a vote of the stockholders of the Company, the Acquiror Common Stock owned by me at the Effective Time can be sold by me only (i) pursuant to an effective registration statement under the Securities Act, (ii) in conformity with the volume and other limitations of Rule 145 promulgated by the SEC under the Securities Act, or (iii) in reliance upon an exemption from registration that is available under the Securities Act.

    By its execution hereof, Acquiror agrees that it will, as long as I own any Acquiror Common Stock owned by me at the Effective Time, take all reasonable efforts to make timely filings with the SEC of all reports required to be filed by it pursuant to the Securities Exchange Act of 1934, as amended, and will promptly furnish upon written request of the undersigned a written statement confirming that such reports have been so timely filed.

    If you are in agreement with the foregoing, please so indicate by signing below and returning a copy of this letter to the undersigned, at which time this letter shall become a binding agreement between us.

                                         Very truly yours,

                                         By: ----------------------------------
                                             Name:
                                             Title:
                                             Date:
                                             Address:

ACCEPTED this ------- day
of ------------------- , 1995

HORIZON HEALTHCARE CORPORATION

By -------------------------------------
   Name:
   Title:

                                                                      APPENDIX B

                       [SALOMON BROTHERS INC LETTERHEAD]

May   , 1995

Board of Directors
Horizon Healthcare Corporation
6001 Indian School Road, N.E., Suite 530
Albuquerque, New Mexico 87110

Dear Sirs:

    You have requested our opinion as to the fairness, from a financial point of view, to the holders of common stock, par value $.001 per share ("Horizon Common Stock"), of Horizon Healthcare Corporation ("Horizon"), of the consideration to be paid by Horizon in connection with the proposed merger (the "Merger") of CMS Merger Corporation, a wholly owned subsidiary of Horizon ("Merger Sub"), with and into Continental Medical Systems, Inc. (the "Company") pursuant to the Amended and Restated Agreement and Plan of Merger dated as of May 23, 1995 (the "Merger Agreement"), by and among Horizon, Merger Sub and the Company. In the Merger, each share of common stock, par value $.01 per share ("Company Common Stock"), of the Company issued and outstanding immediately prior to the effectiveness of the Merger (subject to certain exceptions) will be converted into of one share of Horizon Common Stock. We understand that the Merger is intended to be accounted for as a pooling of interests in accordance with generally accepted accounting principles as described in Accounting Principles Board Opinion Number 16.

    In arriving at our opinion, we have reviewed the Merger Agreement and its related exhibits and schedules. We also have reviewed certain publicly available business and financial information relating to Horizon and the Company, as well as certain other information, including financial projections, provided to us by Horizon and the Company. We have discussed the past and current operations and financial condition and prospects of Horizon and the Company with members of senior management of such companies. We have also considered such other information, financial studies, analyses, investigations and financial, economic, market and trading criteria which we deemed relevant.

    We have assumed and relied on the accuracy and completeness of the information reviewed by us for the purpose of this opinion and we have not assumed any responsibility for independent verification of such information or for any independent evaluation or appraisal of the assets of Horizon or the Company. With respect to Horizon's and the Company's financial projections, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of Horizon's and the Company's management and we express no opinion with respect to such forecasts or the assumptions on which they are based, including assumptions regarding the effects of any outstanding or potential litigation, investigations, inquiries or other actions. Our opinion is necessarily based upon business, market, economic and other conditions as they exist on, and can be evaluated as of, the date of this letter and does not address Horizon's underlying business decision to effect the Merger or constitute a recommendation to any holder of Horizon Common Stock as to how such holder should vote with respect to the Merger. Our opinion as expressed below does not imply any conclusion as to the likely trading range for the Horizon Common Stock following the consummation of the Merger, which may vary depending on, among other factors, changes in interest rates, dividend rates, market conditions, general economic conditions and other factors that generally influence the price of securities.

    We have acted as financial advisor to the Board of Directors of Horizon in connection with the Merger and received a fee for our services which was payable upon the earlier submission of an opinion substantially similar to this opinion. In the ordinary course of our business, we actively trade the debt and equity securities of Horizon and the Company, for our own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

    Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the consideration to be paid by Horizon in connection with the Merger is fair to the holders of Horizon Common Stock from a financial point of view.

                                          Very truly yours,

                                          ______________________________________
                                                   Salomon Brothers Inc

                                                                      APPENDIX C


                           [MERRILL LYNCH LETTERHEAD]

                                                                  , 1995

Board of Directors
Continental Medical Systems, Inc.
600 Wilson Lane
Mechanicsburg, Pennsylvania 17055

Gentlemen:

    Continental Medical Systems, Inc., a Delaware corporation (the "Company"), Horizon Healthcare Corporation, a Delaware corporation (the "Acquiror"), and CMS Merger Corporation, a Delaware corporation and a wholly owned subsidiary of the Acquiror (the "Merger Sub"), have entered into an agreement dated as of March 31, 1995, as amended and restated as of May 23, 1995 (the "Merger Agreement") pursuant to which the Company will be merged with the Merger Sub in a transaction (the "Merger") in which each share of the Company's common stock, par value $.01 per share (the "Shares"), will be converted into the right to receive .5397 shares (the "Exchange Ratio") of the common stock, par value $.001 per share, of the Acquiror (the "Acquiror Shares"). In connection with the Merger, the Company and the Acquiror also have entered into an agreement dated as of March 31, 1995 (the "Option Agreement") pursuant to which the Company granted the Acquiror an option to acquire 15% of the total Shares outstanding. Also in connection with the Merger, the Acquiror and certain stockholders of the Company have entered into an agreement dated as of March 31, 1995 (the "Voting Agreement") pursuant to which such stockholders agreed to vote their Shares in favor of the Merger.

    You have asked us whether, in our opinion, the proposed Exchange Ratio is fair to the Company's stockholders from a financial point of view.

    In arriving at the opinion set forth below, we have, among other things:

     (1) Reviewed the Company's Annual Reports, Forms 10-K and related financial information for the five fiscal years ended June 30, 1994 and the Company's Forms 10-Q and the related unaudited financial information for the quarterly periods ended September 30, 1994, December 31, 1994 and March 31, 1995;

     (2) Reviewed the Acquiror's Annual Reports, Forms 10-K and related financial information for the five fiscal years ended May 31, 1994 and the Acquiror's Forms 10-Q and the related unaudited financial information for the quarterly periods ended August 31, 1994, November 30, 1994 and February 28, 1995 (as amended by Amendment No. 1 on Form 10-Q/A dated May 18, 1995 and Amendment No. 2 on Form 10-Q/A dated May 19, 1995);

     (3) Reviewed certain information, including financial forecasts, relating to the business, earnings, cash flow, assets and prospects of the Company and the Acquiror, furnished to us by the Company and the Acquiror;

     (4) Conducted discussions with members of senior management of the Company and the Acquiror concerning their respective businesses and prospects;

     (5) Reviewed certain information furnished to us by the Company and conducted discussions with members of senior management of the Company and the Acquiror concerning potential synergies to be realized as a result of the Merger.

     (6) Reviewed the historical market prices and trading activity for the Shares and the Acquiror Shares and compared them with that of certain publicly traded companies which we deemed to be reasonably similar to the Company and the Acquiror, respectively;

     (7) Compared the results of operations of the Company and the Acquiror with that of certain companies which we deemed to be reasonably similar to the Company and the Acquiror, respectively;

     (8) Compared the proposed financial terms of the transactions contemplated by the Agreement with the financial terms of certain other mergers and acquisitions which we deemed to be relevant;

     (9)  Reviewed the Merger Agreement;

    (10)  Reviewed the Option Agreement;

    (11)  Reviewed the Voting Agreement; and

    (12) Reviewed such other financial studies and analyses and performed such other investigations and took into account such other matters as we deemed necessary, including our assessment of general economic, market and monetary conditions.

    In preparing our opinion, we have relied on the accuracy and completeness of all information supplied or otherwise made available to us by the Company and the Acquiror, and we have not independently verified such information or undertaken an independent appraisal of the assets or liabilities of the Company or the Acquiror. With respect to the financial forecasts furnished by the Company and the Acquiror, we have assumed that they have been reasonably prepared and reflect the best currently available estimates and judgment of the management of the Company or the Acquiror as to the expected future financial performance of the Company or the Acquiror, as the case may be. Moreover, with respect to the estimates of potential synergies furnished by the Company, we have assumed that they have been reasonably prepared and reflect the best currently available estimates and judgment of the management of the Company as to the potential synergies to be realized as a result of the Merger. We have also assumed that the Merger will qualify for pooling-of-interests accounting treatment and as a tax-free transaction for the stockholders of the Company.

    In connection with the preparation of this opinion, we have not been authorized by the Company or the Board of Directors to solicit, nor have we solicited, third-party indications of interest for the acquisition of all or any part of the Company.

    We have, in the past, provided financial advisory and investment banking services to the Company and investment banking services to the Acquiror and have received fees for the rendering of such services. In the ordinary course of business, we may actively trade the securities of both the Company and the Acquiror for our own account and the account of our customers and, accordingly, may at any time hold a long or short position in securities of the Company and the Acquiror.

    On the basis of, and subject to the foregoing, we are of the opinion that the proposed Exchange Ratio is fair to the Company's stockholders from a financial point of view.

                                          Very truly yours,
                                          MERRILL LYNCH, PIERCE, FENNER &
                                               SMITH INCORPORATED

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Under Section 145 of the DGCL, a Delaware corporation has the power, under specified circumstances, to indemnify its directors, officers, employees and agents in connection with threatened, pending or completed actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in right of the corporation), brought against them by reason of the fact that they were or are such directors, officers, employees or agents, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in any such action, suit or proceeding. Article XIV of the Restated Certificate of Incorporation of Horizon together with
Article IX of its Bylaws provide for indemnification of each person who is or was made a party to any actual or threatened civil, criminal, administrative or investigative action, suit or proceeding because such person is or was an officer or director of Horizon or is a person who is or was serving at the request of Horizon as a director, officer, employee or agent of another corporation or of a partnership, joint venture trust or other enterprise, including service relating to employee benefit plans, to the fullest extent permitted by the DGCL as it existed at the time the indemnification provisions of Horizon's Restated Certificate of Incorporation and the Bylaws were adopted or as may be thereafter amended. Article IX of Horizon's Bylaws and Article XIV of its Restated Certificate of Incorporation expressly provide that they are not the exclusive methods of indemnification.

    Article IX of the Bylaws and Article XIV of Horizon's Restated Certificate of Incorporation also provide that Horizon may maintain insurance, at its own expense, to protect itself and any director, officer, employee or agent of Horizon or of another entity against any expense, liability or loss, regardless of whether Horizon would have the power to indemnify such person against such expense, liability or loss under the DGCL.

    Section 102(b)(7) of the DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (relating to liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock) or (iv) for any transaction from which the director derived an improper personal benefit. Article XI of Horizon's Restated Certificate of Incorporation contains such a provision.

    The Merger Agreement provides that Horizon will maintain certain indemnification and limitation of liability provisions in CMS's Charter and By-laws for a period of six years after the Effective Time of the Merger (as such terms are defined in the Merger Agreement) and will continue for six years CMS's directors and officers liability insurance, subject to certain limitations.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

 EXHIBIT
  NUMBER                                          DESCRIPTION OF EXHIBITS
- ----------  ---------------------------------------------------------------------------------------------------
       2.1  Agreement  and Plan of Merger dated as of  March 31, 1995 among Horizon Healthcare Corporation, CMS
            Merger Corporation and Continental Medical Systems, Inc. (incorporated by reference to Exhibit  2.1 to Horizon's Current Report on Form 8-K dated March 31, 1995).
      +2.2  Amendment  No. 1 to Agreement and Plan of Merger  dated as of May 23, 1995 among Horizon Healthcare
            Corporation, CMS Merger Corporation and Continental Medical Systems, Inc.
       2.3  Amended and Restated Agreement and Plan of Merger dated as of May 23, 1995 among Horizon Healthcare
            Corporation, CMS Merger Corporation and Continental  Medical Systems, Inc. (included as Appendix  A to the Joint Proxy Statement/Prospectus).

 EXHIBIT
  NUMBER                                          DESCRIPTION OF EXHIBITS
- ----------  ---------------------------------------------------------------------------------------------------
       2.4  Stock  Option  Agreement dated  as of  March 31,  1995 between  Horizon Healthcare  Corporation and
            Continental Medical Systems, Inc.  (incorporated by reference to  Exhibit 2.2 to Horizon's  Current
            Report on Form 8-K dated March 31, 1995).
       2.5  Voting  Agreement  dated  as  of  March  31, 1995  among  Horizon  Healthcare  Corporation  and the stockholders of  Continental Medical  Systems, Inc.  named therein  (incorporated by  reference  to
            Exhibit 2.3 to Horizon's Current Report on Form 8-K dated March 31, 1995).
       3.1  Restated  Certificate  of Incorporation  of  Horizon Healthcare  Corporation  dated March  6, 1987, together with Certificate of  Amendment of Restated Certificate  of Incorporation dated January  6,
            1992 (incorporated by reference to Exhibit 3.1 to Horizon's Annual Report on Form 10-K for the year ended May 31, 1994).
       3.2  Certificate of Amendment of Restated Certificate of Incorporation of Horizon Healthcare Corporation
            dated  September  12, 1994  (incorporated by  reference  to Exhibit  4.2 to  Horizon's Registration
            Statement on Form S-8 filed with the Securities and Exchange Commission on September 29, 1994).
       3.3  Certificate of Designation of Series A  Junior Participating Preferred Stock of Horizon  Healthcare
            Corporation  dated  September 16,  1994  (incorporated by  reference  to Exhibit  4.3  to Horizon's
            Registration Statement on Form S-8 filed with  the Securities and Exchange Commission on  September
            29, 1994).
       3.4  Amended  and  Restated Bylaws  of Horizon  Healthcare Corporation  dated as  of February  28, 1987, together with Amendment to Bylaws Section 9.1.1 dated August 30, 1993 (incorporated by reference to
            Exhibit 3.2 to Horizon's Annual Report on Form 10-K for the year ended May 31, 1994).
       3.5  Rights Agreement,  dated as  of September  15,  1994, between  Horizon Healthcare  Corporation  and
            Chemical  Trust Company  of California,  as Rights  Agent, specifying  the terms  of the  rights to purchase Horizon's  Series  A  Junior  Participating Preferred  Stock,  and  the  exhibits  thereto
            (incorporated  by reference  to Exhibit  1 to  Horizon's Registration  Statement on  Form 8-A dated
            September 16, 1994).
      +5.1  Opinion of Vinson & Elkins L.L.P. regarding the legality of the securities.
      *8.1  Opinion of Drinker Biddle & Reath regarding tax matters.
      23.1  Consent of Vinson & Elkins L.L.P. (set forth in Exhibit 5.1).
      23.2  Consent of Drinker Biddle & Reath (set forth in Exhibit 8.1).
     *23.3  Consent of Arthur Andersen LLP (Horizon).
     *23.4  Consent of Ernst & Young LLP (CMS).
     *23.5  Consent of Ernst & Young LLP (Greenery).
     *23.6  Consent of BDO Seidman (peopleCARE).
     *23.7  Consent of Price Waterhouse LLP (prior CMS).
     *23.8  Consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated.
     *23.9  Consent of Salomon Brothers Inc.
     +24.1  Powers of Attorney.
     *99.1  Form of Horizon Proxy.
     *99.2  Form of CMS Proxy.
     +99.3  Consents of proposed new Horizon directors.

- ------------------------
+Previously filed.
*Filed herewith.


FINANCIAL STATEMENT SCHEDULES:

    The Financial Statement Schedules have previously been filed as part of the Company's Form 10-K for the fiscal year ended May 31, 1994.

ITEM 22.  UNDERTAKINGS

    The undersigned Registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

        (i) To include any prospectus required in Section 10(a)(3) of the Securities Act of 1933;

        (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

PROVIDED, HOWEVER, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement;

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

    (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona tide offering thereof;

    (5) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request;

    (6) That, prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form;

    (7) That every prospectus (i) that is filed pursuant to paragraph (6) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

    (8) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 20 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Albuquerque, State of New Mexico, on the second day of June, 1995.


                                          HORIZON HEALTHCARE CORPORATION


                                          By       /s/__ERNEST A. SCHOFIELD


                                             -----------------------------------

                                                     Ernest A. Schofield
                                                    SENIOR VICE PRESIDENT



    Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities indicated on the dates indicated.



                     SIGNATURE                                        TITLE                         DATE
- ---------------------------------------------------  ----------------------------------------  ---------------

                                                     President, Chief Executive
                   /s/  NEAL M. ELLIOTT*              Officer and Chairman of
     ----------------------------------------         the Board of Directors                    June 2, 1995
                  Neal M. Elliott                     (Principal Executive Officer)

                /s/  KLEMETT L. BELT, JR.*
     ----------------------------------------        Director                                   June 2, 1995
               Klemett L. Belt, Jr.

                   /s/  FRANK M. MCCORD*
     ----------------------------------------        Director                                   June 2, 1995
                  Frank M. McCord

                  /s/  RAYMOND N. NOVECK*
     ----------------------------------------        Director                                   June 2, 1995
                 Raymond N. Noveck

                 /s/  MICHAEL A. JEFFRIES*
     ----------------------------------------        Director                                   June 2, 1995
                Michael A. Jeffries

                /s/  CHARLES H. GONZALES*
     ----------------------------------------        Director                                   June 2, 1995
                Charles H. Gonzales

                  /s/  GERARD M. MARTIN*
     ----------------------------------------        Director                                   June 2, 1995
                 Gerard M. Martin

                  /s/  BARRY M. PORTNOY*
     ----------------------------------------        Director                                   June 2, 1995
                 Barry M. Portnoy

                                                     Senior Vice President, Chief
                  /s/ERNEST A. SCHOFIELD              Financial Officer and Chief
     ----------------------------------------         Accounting Officer                        June 2, 1995
                Ernest A. Schofield                   (Principal Financial and
                                                      Accounting Officer)

*By:      /s/ERNEST A. SCHOFIELD
                -----------------------------------
                Ernest A. Schofield
                 ATTORNEY-IN-FACT

                               INDEX TO EXHIBITS
                                 EXHIBIT INDEX


 EXHIBIT                                                                                             SEQUENTIALLY
  NUMBER                                   DESCRIPTION OF EXHIBITS                                   NUMBERED PAGE
- ----------  --------------------------------------------------------------------------------------  ---------------
       2.1  Agreement  and Plan  of Merger  dated as  of March  31, 1995  among Horizon Healthcare
            Corporation,  CMS   Merger  Corporation   and   Continental  Medical   Systems,   Inc.
            (incorporated  by reference  to Exhibit  2.1 to Horizon's  Current Report  on Form 8-K
            dated March 31, 1995).
      +2.2  Amendment No. 1 to Agreement and Plan of Merger dated as of May 23, 1995 among Horizon
            Healthcare Corporation, CMS Merger Corporation and Continental Medical Systems, Inc.
       2.3  Amended and Restated  Agreement and  Plan of  Merger dated as  of May  23, 1995  among
            Horizon  Healthcare  Corporation,  CMS  Merger  Corporation  and  Continental  Medical
            Systems, Inc. (included as Appendix A to the Joint Proxy Statement/Prospectus).
       2.4  Stock Option  Agreement  dated  as  of  March  31,  1995  between  Horizon  Healthcare
            Corporation  and  Continental  Medical  Systems, Inc.  (incorporated  by  reference to
            Exhibit 2.2 to Horizon's Current Report on Form 8-K dated March 31, 1995).
       2.5  Voting Agreement dated as of March  31, 1995 among Horizon Healthcare Corporation  and the  stockholders of Continental Medical Systems,  Inc. named therein (incorporated by reference to Exhibit  2.3 to  Horizon's Current  Report on  Form 8-K  dated March  31,
            1995).
       3.1  Restated Certificate of Incorporation of Horizon Healthcare Corporation dated March 6,
            1987,  together with Certificate of Amendment of Restated Certificate of Incorporation
            dated January 6, 1992  (incorporated by reference to  Exhibit 3.1 to Horizon's  Annual
            Report on Form 10-K for the year ended May 31, 1994).
       3.2  Certificate   of  Amendment  of  Restated  Certificate  of  Incorporation  of  Horizon
            Healthcare Corporation dated September 12, 1994 (incorporated by reference to  Exhibit
            4.2  to Horizon's  Registration Statement  on Form S-8  filed with  the Securities and
            Exchange Commission on September 29, 1994).
       3.3  Certificate of Designation of Series A Junior Participating Preferred Stock of Horizon
            Healthcare Corporation dated September 16, 1994 (incorporated by reference to  Exhibit
            4.3  to Horizon's  Registration Statement  on Form S-8  filed with  the Securities and
            Exchange Commission on September 29, 1994).
       3.4  Amended and Restated Bylaws of Horizon Healthcare Corporation dated as of February 28,
            1987,  together  with  Amendment  to  Bylaws  Section  9.1.1  dated  August  30,  1993
            (incorporated  by reference to Exhibit 3.2 to Horizon's Annual Report on Form 10-K for
            the year ended May 31, 1994).
       3.5  Rights  Agreement,  dated  as  of  September  15,  1994,  between  Horizon  Healthcare
            Corporation  and Chemical Trust Company of California, as Rights Agent, specifying the terms of the  rights to  purchase Horizon's  Series A  Junior Participating  Preferred
            Stock,  and the exhibits thereto (incorporated by  reference to Exhibit 1 to Horizon's
            Registration Statement on Form 8-A dated September 16, 1994).
      +5.1  Opinion of Vinson & Elkins L.L.P. regarding the legality of the securities.
      *8.1  Opinion of Drinker Biddle & Reath regarding tax matters.
      23.1  Consent of Vinson & Elkins L.L.P. (set forth in Exhibit 5.1).
      23.2  Consent of Drinker Biddle & Reath (set forth in Exhibit 8.1).

 EXHIBIT                                                                                             SEQUENTIALLY
  NUMBER                                   DESCRIPTION OF EXHIBITS                                   NUMBERED PAGE
- ----------  --------------------------------------------------------------------------------------  ---------------
     *23.3  Consent of Arthur Andersen LLP (Horizon).
     *23.4  Consent of Ernst & Young LLP (CMS).
     *23.5  Consent of Ernst & Young LLP (Greenery).
     *23.6  Consent of BDO Seidman (peopleCARE).
     *23.7  Consent of Price Waterhouse LLP (prior CMS).
     *23.8  Consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated.
     *23.9  Consent of Salomon Brothers Inc.
     +24.1  Powers of Attorney.
     *99.1  Form of Horizon Proxy.
     *99.2  Form of CMS Proxy.
     +99.3  Consents of proposed new Horizon directors.

- ------------------------
+Previously filed.
*Filed herewith.